                                  EXHIBIT 99.1
                                  ------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS,
                           NOTICE OF APPLICATION AND
                        MANAGEMENT INFORMATION CIRCULAR
                           CONCERNING AN ARRANGEMENT
                                   INVOLVING

                                      [LOGO]

                               MGI SOFTWARE CORP.

                                      AND

                                     [LOGO]
                              DISCREET LOGIC INC.

                                 APRIL 15, 1998

                               TABLE OF CONTENTS

                                                                                                                 PAGE NO.
                                                                                                                -----------
LETTER TO SHAREHOLDERS........................................................................................         iii
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS.....................................................................          iv
NOTICE OF APPLICATION.........................................................................................           v
GLOSSARY OF TERMS AND EXPRESSIONS.............................................................................           2
EXCHANGE RATES................................................................................................           4
SUMMARY.......................................................................................................           5
MANAGEMENT INFORMATION CIRCULAR...............................................................................          12
APPROVAL BY MGI SHAREHOLDERS..................................................................................          12
THE TRANSACTION...............................................................................................          12
  Background to the Transaction...............................................................................          12
  Purpose of the Transaction..................................................................................          15
  Recommendation of the Board of Directors....................................................................          16
  Opinion of Financial Advisor................................................................................          16
  Details of the Transaction..................................................................................          17
  Arrangement Agreement.......................................................................................          19
  Court Approval and Completion of the Arrangement............................................................          26
  Anticipated Accounting Treatment............................................................................          27
  Lock-Up Agreement...........................................................................................          28
  Regulatory Approvals and Filings............................................................................          28
MARKET FOR RESALE OF DISCREET COMMON SHARES...................................................................          29
RIGHTS OF DISSENT UNDER THE OBCA..............................................................................          30
CANADIAN FEDERAL INCOME TAX CONSIDERATIONS....................................................................          31
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS...............................................................          34
RISK FACTORS..................................................................................................          34
INFORMATION CONCERNING MGI....................................................................................          42
  Description of Business.....................................................................................          42
  Description of Software Products............................................................................          42
  Business and Marketing Strategy.............................................................................          45
  OEM and Distribution Arrangements...........................................................................          46
  Selected Financial Information for MGI......................................................................          47
  Management's Discussion and Analysis........................................................................          47
  Capitalization..............................................................................................          49
  Description of Share Capital................................................................................          49
  Principal Holders of MGI Common Shares......................................................................          49
  Dividend Record and Policy..................................................................................          49
  Trading History.............................................................................................          49
  Directors and Officers......................................................................................          50
  MGI Shares Held by Directors................................................................................          52
  Interest of Management and Others in Material Transactions..................................................          52
  Compensation of Directors and Executive Officers............................................................          53
  Summary Compensation Table..................................................................................          53
  Performance Graph...........................................................................................          56
  Indebtedness of Officers and Directors to MGI...............................................................          56
  Liability Insurance of Directors and Officers...............................................................          56
  Auditors, Transfer Agent and Registrar......................................................................          57
INFORMATION CONCERNING DISCREET...............................................................................          57
  Description of Business.....................................................................................          57
  Products....................................................................................................          58
  Advanced Systems............................................................................................          58

                                                                                                                 PAGE NO.
                                                                                                                -----------
  System Components...........................................................................................          59
  New Media Software..........................................................................................          60
  Customers...................................................................................................          61
  Marketing and Sales.........................................................................................          61
  Systems Integration, Service and Support....................................................................          62
  Research and Development....................................................................................          62
  Proprietary Rights..........................................................................................          63
  Manufacturing and Suppliers.................................................................................          64
  Competition.................................................................................................          65
  Employees...................................................................................................          65
  Properties..................................................................................................          65
  Legal Proceedings...........................................................................................          66
  Recent Acquisitions.........................................................................................          66
  Selected Pro Forma Information Relating to Discreet.........................................................          67
  Selected Consolidated Financial Information.................................................................          68
  Management's Discussion and Analysis........................................................................          69
  Share and Loan Capital Structure............................................................................          82
  Principal Holders of Discreet Common Shares.................................................................          82
  Directors and Officers......................................................................................          83
  Discreet Common Shares Held by Directors and Senior Officers................................................          85
  Dividend History............................................................................................          85
  Trading History.............................................................................................          85
  Prior Sales.................................................................................................          85
  Compensation of Directors and Executive Officers............................................................          86
  Summary Compensation Table..................................................................................          86
  Interest of Management and Others in Material Transactions..................................................          92
  Additional Information......................................................................................          92
  Auditors, Transfer Agent and Registrar......................................................................          92
GENERAL PROXY INFORMATION.....................................................................................          93
  Appointment of Proxyholders and Revocation of Proxies.......................................................          93
  Exercise of Discretion by Proxyholders......................................................................          93
PROCEDURES FOR THE SURRENDER OF SHARE CERTIFICATES............................................................          94
LEGAL MATTERS.................................................................................................          94
APPROVAL OF MGI...............................................................................................          94
INDEX TO SCHEDULES............................................................................................          95
SCHEDULE A -- SPECIAL RESOLUTION..............................................................................         A-1
SCHEDULE B -- PLAN OF ARRANGEMENT.............................................................................         B-1
SCHEDULE C -- FAIRNESS OPINION OF FIRST MARATHON SECURITIES LIMITED...........................................         C-1
SCHEDULE D -- MGI SOFTWARE CORP. -- FINANCIAL STATEMENTS......................................................         D-1
SCHEDULE E -- DISCREET LOGIC INC. -- CONSOLIDATED FINANCIAL STATEMENTS
                December 31, 1997 and 1996, June 30, 1997.....................................................         E-1
SCHEDULE F -- DISCREET LOGIC INC. -- CONSOLIDATED FINANCIAL STATEMENTS
                July 31, 1996, 1995 and 1994..................................................................         F-1
SCHEDULE G -- PRO FORMA FINANCIAL STATEMENTS..................................................................         G-1
SCHEDULE H -- DISCREET LOGIC INC.'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED DECEMBER 31,
              1997............................................................................................         H-1
SCHEDULE I -- DISCREET LOGIC INC.'S TRANSITION REPORT ON FORM 10-K FOR THE TRANSITION PERIOD FROM AUGUST 1,
              1996 TO JUNE 30, 1997...........................................................................         I-1
SCHEDULE J -- SECTION 185 OF THE BUSINESS CORPORATIONS ACT (ONTARIO)..........................................         J-1
SCHEDULE K -- INTERIM ORDER...................................................................................         K-1

                                                                          [LOGO]

April 15, 1998

Dear MGI Shareholder:

I am pleased to invite you to attend a special meeting (the "Special Meeting") of the shareholders of MGI Software Corp. ("MGI") to be held at the Aurora Room at the Sheraton Parkway Hotel, 600 Highway 7 East, Richmond Hill, Ontario at 10:00 a.m. (Toronto time) on May 22, 1998. Enclosed is a notice of the Special Meeting, a management information circular ("Circular"), a form of proxy and a letter of transmittal relating to the Special Meeting.

At the Special Meeting, shareholders of MGI will be asked to consider and vote upon a special resolution approving an arrangement (the "Arrangement") providing for the strategic combination of MGI and Discreet Logic Inc. ("Discreet") in which each MGI common share would be exchanged for 0.162 Discreet common shares and MGI would become a wholly-owned subsidiary of Discreet.

For the Arrangement to proceed, it must be approved by not less than two-thirds of the votes cast at the Special Meeting by MGI shareholders.

Your board of directors is of the view that the terms of the Arrangement are fair to, and in the best interests of, MGI and its shareholders. The board of directors has unanimously approved the Arrangement and recommends that MGI's shareholders vote FOR the resolution approving these matters.

The accompanying Circular provides a detailed description of the Arrangement, the businesses of MGI and Discreet, related historical and pro forma financial information, and information regarding a fairness opinion received by MGI from its financial advisor, First Marathon Securities Limited. Please review this information carefully so that you can reach an informed decision.

I hope that you will be able to attend the Special Meeting. EVEN IF YOU ARE UNABLE TO ATTEND, IT IS STILL IMPORTANT THAT YOU BE REPRESENTED AT THE SPECIAL MEETING AND I URGE YOU TO COMPLETE THE ENCLOSED GREEN FORM OF PROXY AND RETURN IT TO THE TRUST COMPANY OF BANK OF MONTREAL PRIOR TO 5:00 P.M. ON MAY 21, 1998 IN THE POSTAGE PAID ENVELOPE PROVIDED. REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT.

Please note that in order to receive Discreet common share certificates for your MGI common share certificates, you must also complete the enclosed blue letter of transmittal and return it, together with the certificates representing your MGI common shares to The Trust Company of Bank of Montreal, in accordance with the enclosed letter of transmittal.


Yours very truly,
                                                                                                                  [LOGO]
      [LOGO]
OREN ASHER
Chairman of the Board of Directors

                               MGI SOFTWARE CORP.
                             40 WEST WILMOT STREET
                         RICHMOND HILL, ONTARIO, CANADA
                                    L4B 1H8
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

    NOTICE IS HEREBY GIVEN that, pursuant to an order (the "Interim Order") of the Ontario Court of Justice (General Division) dated April 9, 1998, a special meeting (the "Special Meeting") of the shareholders of MGI Software Corp. ("MGI") will be held at the Aurora Room, Sheraton Parkway Hotel, 600 Highway 7 East, Richmond Hill, Ontario on May 22, 1998 at 10:00 a.m. (Toronto time) for the following purposes:

    (i) to consider and, if deemed advisable, to approve, with or without variation, a special resolution (the "Special Resolution") to authorize and approve an arrangement (the "Arrangement") under section 182 of the BUSINESS CORPORATIONS ACT (Ontario) (the "OBCA") involving and affecting MGI and its shareholders, Discreet Logic Inc. and 1284517 Ontario Inc. (a wholly-owned subsidiary of Discreet Logic Inc.); and

    (ii) to transact such further or other business, if any, as may properly come before the Special Meeting, or any adjournment(s) or postponement(s) thereof.

    The full text of the Special Resolution and the Plan of Arrangement are set out as Schedule A and Schedule B, respectively, to the accompanying Management Information Circular (the "Circular") to which this Notice is attached.

    Under the Interim Order, holders of common shares of MGI ("MGI Common Shares") have been granted the right to dissent and to be paid the fair value of their MGI Common Shares under section 185 of the OBCA in respect of the Special Resolution. The dissent right is described in the attached Circular and the text of section 185 is set out in Schedule J thereto.

    Only MGI shareholders of record at the close of business on April 15, 1998 are entitled to notice of and to vote at the Special Meeting and any adjournment(s) or postponement(s) thereof, except to the extent that a person has transferred any MGI Common Shares after that date and the new holder of such shares establishes proper ownership and demands not later than May 11, 1998 to be included in the list of shareholders eligible to vote at the Special Meeting by written notice to that effect to the Director of Corporate Communications of MGI at the office of MGI noted above.

    SHAREHOLDERS WHO ARE UNABLE TO BE PRESENT AT THE SPECIAL MEETING ARE REQUESTED TO COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. PROXIES MUST BE RECEIVED AT THE TORONTO OFFICE OF MGI'S REGISTRAR AND TRANSFER AGENT, THE TRUST COMPANY OF BANK OF MONTREAL, BEFORE 5:00 P.M. (TORONTO TIME) ON THE LAST BUSINESS DAY PRIOR TO THE DAY OF THE SPECIAL MEETING (OR OF ANY ADJOURNMENT OR POSTPONEMENT THEREOF), OR MAY BE DEPOSITED WITH THE CHAIRMAN OF THE SPECIAL MEETING PRIOR TO THE COMMENCEMENT OF THE SPECIAL MEETING ON THE DAY OF THE SPECIAL MEETING (OR ON THE DAY OF ANY ADJOURNMENT OR POSTPONEMENT THEREOF).

    DATED at Toronto, Ontario this 15th day of April, 1998.

                                          By Order of the Board of Directors,

                                                [LOGO]

                                          ANTHONY DECRISTOFARO
                                          President and
                                          Chief Executive Officer

                                                     Court File No. 98-CL-002503

                        ONTARIO COURT (GENERAL DIVISION)
                                COMMERCIAL LIST

    IN THE MATTER OF the BUSINESS CORPORATIONS ACT, (Ontario), R.S.O. 1990, c. B.16, s. 182, as amended

    AND IN THE MATTER OF a plan of arrangement of MGI SOFTWARE CORP.

                             NOTICE OF APPLICATION

TO: ALL HOLDERS OF COMMON SHARES OF MGI SOFTWARE CORP.

    A LEGAL PROCEEDING HAS BEEN COMMENCED by the applicant. The claim made by the applicant appears on the following page.

    THIS APPLICATION will come on for a hearing before a Judge presiding over the Commercial List on May 25, 1998, at 10:00 a.m., or as soon after that time as the Application may be heard, at 393 University Avenue, Toronto, Ontario.

    IF YOU WISH TO OPPOSE THIS APPLICATION, to receive notice of any step in the application or to be served with any documents in the application, you or an Ontario lawyer acting for you must forthwith prepare a notice of appearance in Form 38A prescribed by the rules of court, serve it on the applicant's lawyer or, where the applicant does not have a lawyer, serve it on the applicant, and file it, with proof of service, in this court office, and you or your lawyer must appear at the hearing.

    IF YOU WISH TO PRESENT AFFIDAVIT OR OTHER DOCUMENTARY EVIDENCE TO THE COURT OR TO EXAMINE OR CROSS-EXAMINE WITNESSES ON THE APPLICATION, you or your lawyer must, in addition to serving your notice of appearance, serve a copy of the evidence on the applicant's lawyer or, where the applicant does not have a lawyer, serve it on the applicant, and file it, with proof of service, in the court office where the application is to be heard as soon as possible, but not later than 2 p.m. on the day before the hearing.

    IF YOU FAIL TO APPEAR AT THE HEARING, JUDGMENT MAY BE GIVEN IN YOUR ABSENCE AND WITHOUT FURTHER NOTICE TO YOU.

    If you wish to defend this proceeding but are unable to pay legal fees, Legal Aid may be available to you by contacting a local Legal Aid office.

Date: April 8, 1998                                          Issued by: (signed)L.J. SMITH
                                                                              Local registrar

                                     Address of court office: 393 University
Avenue
                                                         Toronto, Ontario M5G
1E6

TO:       ALL HOLDERS OF COMMON SHARES
OF MGI SOFTWARE CORP.

AND TO:  STIKEMAN, ELLIOTT
          199 Bay Street
          Suite 5300
          Commerce Court West
          Toronto ON M5L 1P9
          Solicitors for Discreet Logic Inc.
          and 1284517 Ontario Inc.

                                  APPLICATION

1.  MGI Software Corp. ("MGI") seeks:

    (a) an interim order for advice and directions pursuant to section 182(5) of the BUSINESS CORPORATIONS ACT (Ontario); and

    (b) an order approving the Plan of Arrangement involving MGI and its shareholders proposed by MGI and described in the Management Information Circular to be dated on or about April 15, 1998 and mailed to holders of common shares of MGI.

2.  The grounds for the Application are:

    (a) section 182 of the BUSINESS CORPORATIONS ACT (Ontario);

    (b) all statutory requirements under the BUSINESS CORPORATIONS ACT (Ontario) have been fulfilled;

    (c) the Plan of Arrangement is fair and reasonable and put forward in good faith;

    (d) Rule 14.05(2) of the RULES OF CIVIL PROCEDURE (Ontario); and

    (e) such further and other grounds as counsel may advise and this Honourable Court may permit.

3. If made, the order approving the Plan of Arrangement will constitute the basis for an exemption from the registration requirements of the United States SECURITIES ACT OF 1933, as amended, with respect to the common shares of Discreet Logic Inc. to be issued to the MGI Software Corp. stockholders under the Arrangement.

4.  The following documentary evidence will be used at the hearing of the
    Application:

    (a) the Affidavit of Oren Asher to be sworn, and the exhibits thereto; and

    (b) such further and other material as counsel may advise and this Honourable Court may permit.

5. The Notice of Application will be sent to all holders of common shares of MGI at their addresses as they appear on the books of MGI at the close of business on the day the directors of MGI select as the record date, and pursuant to Rules 17.02(n) and 17.02(o), those shareholders whose addresses, as they appear on the books of MGI, are outside Ontario.

Date of Issue: April 8, 1998             OSLER, HOSKIN & HARCOURT
                                          P.O. Box 50
                                          1 First Canadian Place
                                          Toronto, Ontario
                                          M5X 1B8
                                          Larry P. Lowenstein
                                          (416) 862-6454
                                          Laura K. Fric
                                          (416) 862-5899
                                          (416) 862-6666 (fax)
                                          Solicitors for the Applicant

                                      [LOGO]

                               MGI SOFTWARE CORP.
                        MANAGEMENT INFORMATION CIRCULAR
                RELATING TO A SPECIAL MEETING OF SHAREHOLDERS OF
                               MGI SOFTWARE CORP.
                       TO CONSIDER A PROPOSED ARRANGEMENT
                                   INVOLVING
                               MGI SOFTWARE CORP.
                                      AND
                              DISCREET LOGIC INC.
                                      AND
                              1284517 ONTARIO INC.
               (A WHOLLY-OWNED SUBSIDIARY OF DISCREET LOGIC INC.)

                       NOTE TO UNITED STATES SHAREHOLDERS

NEITHER THE TRANSACTION NOR THE DISCREET COMMON SHARES TO BE ISSUED TO MGI SHAREHOLDERS PURSUANT THERETO HAVE BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MANAGEMENT INFORMATION CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 APRIL 15, 1998

                       GLOSSARY OF TERMS AND EXPRESSIONS

    Unless the context otherwise requires, the following terms shall have the following meanings when used in this Circular (including the Summary). These defined terms are not used in the financial statements attached hereto. The *(asterisk) appearing after the Discreet product names identifies the product as being from Discreet.

"ALTERNATIVE PROPOSAL" means any offer or proposal for, or any indication of interest in (i) an amalgamation, a consolidation, an arrangement or other business combination involving MGI or any of its subsidiaries, (ii) the acquisition of 20% or more of the outstanding shares in the share capital of MGI (including without limitation by way of a tender offer or an exchange offer),
(iii) the acquisition of beneficial ownership or a right to acquire beneficial ownership of, directly or indirectly, together with persons acting in concert, 20% or more of the then outstanding shares in the share capital of MGI, (iv) the acquisition of any material assets (excluding the sale or distribution of assets in the ordinary course of business) of MGI or any of its subsidiaries, or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing, in each case other than the transactions contemplated by the Arrangement Agreement.

"AMALCO" means the corporation resulting from the Amalgamation.

"AMALCO COMMON SHARES" means the common shares in the share capital of Amalco.

"AMALGAMATION" means the amalgamation of Subco and MGI to be carried out pursuant to the terms of the Plan of Arrangement.

"ARRANGEMENT" means the proposed arrangement to be carried out pursuant to the terms of the Plan of Arrangement.

"ARRANGEMENT AGREEMENT" means the arrangement agreement dated as of March 9, 1998 by and among Discreet, MGI and Subco.

"BUSINESS DAY" means a day which is not a Saturday, Sunday or a day when banks are not open for business in Montreal, Quebec and Toronto, Ontario.

"CANADIAN GAAP" means generally accepted accounting principles in effect in Canada as of the date of the subject financial statements.

"CIRCULAR" means this management information circular of MGI prepared and sent to the MGI Shareholders in connection with the Special Meeting.

"COMPETING TRANSACTION" means an offer made (i) to purchase or otherwise acquire all of the outstanding MGI Common Shares held by Canadian MGI Shareholders (other than an issuer bid), (ii) for a consideration per MGI Common Share having a combined cash and cash equivalent value greater than the cash equivalent value offered by Discreet for each MGI Common Share pursuant to the Arrangement, (iii) by means of an Alternative Proposal which is available to all Canadian MGI Shareholders, (iv) with conditions no more beneficial, taken as a whole, to the person making the offer than those contained in the Arrangement Agreement for the benefit of Discreet, and (v) in respect of which the Board of Directors of MGI does not make any recommendation or which the Board of Directors of MGI determines to be more favourable to the MGI Shareholders than the Arrangement.

"COURT" means the Ontario Court (General Division) Commercial List or, if the Commercial List is unavailable, the Ontario Court (General Division).

"DEPOSITARY" means The Trust Company of Bank of Montreal at its principal office in Toronto, Ontario, and includes any sub-depositary appointed thereby.

"DIRECTOR" means the Director appointed under section 278 of the OBCA.

"DISCREET" means Discreet Logic Inc., a company incorporated under Part IA of the COMPANIES ACT (Quebec).

"DISCREET COMMON SHARES" means the common shares in the share capital of Discreet.

"DISCREET SHAREHOLDERS" means the holders of Discreet Common Shares.

"DISCREET STOCK OPTION PLAN" means the Amended and Restated 1994 Restricted Share and Option Plan of Discreet.

"DISSENTING SHAREHOLDER" means a holder of MGI Common Shares who validly dissents in respect of the Special Resolution and thereby becomes entitled to receive fair value for their MGI Common Shares, in strict compliance with section 185 of the OBCA.

"EFFECTIVE DATE" means the date shown in the certificate of arrangement to be issued by the Director and giving effect to the Arrangement, which is expected to be on or about May 27, 1998.

"EFFECTIVE TIME" means 12:00 a.m. on the Effective Date.

"EXCHANGE ACT" means the United States SECURITIES EXCHANGE ACT OF 1934, as amended.

"FINAL ORDER" means the final order of the Court approving the Arrangement.

"FIRST MARATHON" means First Marathon Securities Limited.

"HSR ACT" means the United States HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976 (and the rules and regulations promulgated thereunder).

"IDA" means the Investment Dealers Association of Canada.

"INTEL" means Intel Corporation.

"INTERIM ORDER" means the interim order of the Court made in connection with the approval of the Arrangement, a copy of which is attached to this Circular as Schedule K.

"ITA" means the INCOME TAX ACT (Canada).

"LOCK-UP AGREEMENT" means the lock-up agreement dated as of March 9, 1998 by and among Discreet, MGI and Mr. Oren Asher.

"MATERIAL ADVERSE EFFECT" means, when used in connection with Discreet or MGI, any change, effect, event, occurrence or state of facts arising within or specifically affecting such party that is, or would reasonably be expected to be, material and adverse to the business, operations or condition, financial or otherwise, of such party and its subsidiaries taken as a whole and, for greater certainty, does not include any change, effect, event or occurrence (i) affecting the Canadian, United States or any other economy or securities markets in general (including any decline in the party's stock price), (ii) reasonably attributable to the announcement of the Arrangement Agreement and the transactions contemplated thereby, or (iii) relating to the computer software or technology industry in general.

"MGI" means MGI Software Corp., a corporation amalgamated under the OBCA.

"MGI COMMON SHARES" means the common shares in the share capital of MGI.

"MGI SHAREHOLDERS" means the holders of MGI Common Shares.

"MGI STOCK OPTION PLAN" means MGI's stock option plan for the benefit of its officers, directors and key employees.

"NASD" means the National Association of Securities Dealers, Inc. (United
States).

"NASDAQ" means the Nasdaq National Market System.

"NOTICE" means the Notice of Special Meeting of Shareholders attached to this Circular.

"OBCA" means the BUSINESS CORPORATIONS ACT (Ontario).

"PLAN OF ARRANGEMENT" means the plan of arrangement proposed under section 185 of the OBCA, substantially in the form set out as Schedule B to this Circular, as amended, modified or supplemented from time to time in accordance with its terms.

"SEC" means the United States Securities and Exchange Commission.

"SECURITIES ACT" means the United States SECURITIES ACT of 1933, as amended.

"SECURITIES LEGISLATION" means the OBCA, the SECURITIES ACT (Quebec), the SECURITIES ACT (Ontario) and the equivalent legislation in other provinces of Canada, the Securities Act, the Exchange Act and the securities laws of the states of the United States, all as now enacted or as the same may from time to time be amended, reenacted or replaced, and the applicable rules, regulations, rulings, orders and forms made or promulgated under such statutes and the published policies of the regulatory authorities administering such statutes, as well as the rules, regulations, by-laws and policies of the TSE, Nasdaq and the NASD.

"SGI" means Silicon Graphics, Inc.

"SPECIAL COMMITTEE" means the special committee of the MGI Board of Directors formed to consider the Transaction.

"SPECIAL MEETING" means the special meeting of MGI Shareholders to be held to consider and, if deemed advisable, to approve the Arrangement.

"SPECIAL RESOLUTION" means the resolution approving the Arrangement, the full text of which is reproduced in Schedule A to this Circular.

"SUBCO" means 1284517 Ontario Inc., a wholly-owned subsidiary of Discreet incorporated under the OBCA for the sole purpose of carrying out the Arrangement.

"SUBCO COMMON SHARES" means the common shares in the share capital of Subco.

"TERMINATION DATE" means August 31, 1998 or such later date as may be agreed upon in writing between the parties to the Arrangement Agreement.

"TRANSACTION" means the business combination of Discreet and MGI to be carried out in accordance with the Arrangement Agreement.

"TSE" means The Toronto Stock Exchange.

"U.S. GAAP" means generally accepted accounting principles in effect in the United States as of the date of the subject financial statements.

INTERPRETATION OF FINANCIAL INFORMATION

    Except as otherwise indicated, dollar amounts set forth in this Circular are expressed in Canadian dollars and "$" and "CDN$" shall mean Canadian dollars. Readers should note that the financial information regarding Discreet is generally indicated in United States dollars as indicated by "US$" or "U.S.$".

    Except as otherwise indicated, financial information relating to MGI and Discreet has been prepared in accordance with Canadian GAAP.

                                 EXCHANGE RATES

    On April 15, 1998, the noon rate in Toronto, payable in Canadian dollars, as reported by the Bank of Canada was $1.4393 for each U.S.$1.00. The closing, low, high and noon spot rates for the U.S. dollar in terms of Canadian dollars in each of the periods indicated below as reported by the Bank of Canada were as follows:

                                                                                       YEAR ENDED DECEMBER 31,
                                                   THREE MONTHS ENDED   -----------------------------------------------------
                                                     MARCH 31, 1998       1997       1996       1995       1994       1993
                                                   -------------------  ---------  ---------  ---------  ---------  ---------
Closing..........................................          1.4198          1.4305     1.3706     1.3640     1.4018     1.3217
Low..............................................          1.4040          1.3345     1.3287     1.3275     1.3085     1.2400
High.............................................          1.4685          1.4399     1.3865     1.4267     1.4090     1.3484
Average Noon.....................................          1.4304          1.3844     1.3636     1.3726     1.3559     1.2898

                                                                                                         FISCAL YEARS ENDED
                                                                                                              JULY 31,
                                         SIX MONTHS ENDED    FIVE MONTHS ENDED    ELEVEN MONTHS ENDED   --------------------
                                         DECEMBER 31, 1997   DECEMBER 31, 1996       JUNE 30, 1997        1996       1995
                                         -----------------  -------------------  ---------------------  ---------  ---------
Closing................................         1.4296              1.3705                1.3812           1.3751     1.3650
Low....................................         1.3663              1.3283                1.3283           1.3274     1.3395
High...................................         1.4418              1.3785                1.4030           1.3870     1.4272
Average Noon...........................         1.3960              1.3580                1.3666           1.3620     1.3780

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS CIRCULAR. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED IN THIS CIRCULAR AND THE SCHEDULES HERETO. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS CIRCULAR. MGI SHAREHOLDERS ARE URGED TO READ THIS CIRCULAR AND THE SCHEDULES HERETO IN THEIR ENTIRETY. THIS CIRCULAR CONTAINS A NUMBER OF FORWARD-LOOKING STATEMENTS WHICH REFLECT THE CURRENT VIEWS OF MGI AND/OR DISCREET WITH RESPECT TO FUTURE EVENTS THAT ARE EXPECTED TO HAVE AN EFFECT ON THEIR FUTURE INDIVIDUAL OR COMBINED FINANCIAL PERFORMANCE, INCLUDING BUT NOT LIMITED TO FORWARD-LOOKING STATEMENTS REGARDING THE EXPECTED BENEFITS AND SYNERGIES OF THE PROPOSED STRATEGIC BUSINESS COMBINATION, AND REGARDING THE REASONS FOR THE TRANSACTION. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE HEREIN, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS OR THOSE CURRENTLY ANTICIPATED. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS. THE * (ASTERISK) APPEARING AFTER THE DISCREET PRODUCT NAMES IDENTIFIES THE PRODUCT AS BEING FROM DISCREET.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

    The Special Meeting will be held on May 22, 1998 at 10:00 a.m. (Toronto time), at the Aurora Room, Sheraton Parkway Hotel, 600 Highway 7 East, Richmond Hill, Ontario, Canada.

SHAREHOLDERS ENTITLED TO RECEIVE NOTICE

    MGI fixed the close of business on April 15, 1998 as the Record Date for the purpose of determining MGI Shareholders entitled to receive notice of the Special Meeting. At that date, 24,012,462 Common Shares of MGI were outstanding, each of which will be entitled to one vote in respect of the Special Resolution.

    Any transferee after the Record Date who properly establishes ownership of MGI Common Shares and requests in writing, no later than ten days before the Special Meeting, that the transfer agent include the transferee's name in the list of holders entitled to vote at the Special Meeting will be entitled to vote thereat.

PURPOSE OF THE SPECIAL MEETING

    The purpose of the Special Meeting is to consider and, if deemed advisable, to approve, with or without variation, the Special Resolution approving the Arrangement providing for the combination of MGI and Discreet in accordance with the Plan of Arrangement consisting of (among other things) the amalgamation of Subco and MGI, the exchange of each MGI Common Share for 0.162 Discreet Common Shares, and all the outstanding Subco Common Shares becoming Amalco Common Shares, and to consider such other matters as may properly come before the Meeting. The full text of the Special Resolution is attached as Schedule A to this Circular.

VOTES REQUIRED

    Under the OBCA and subject to any further order of the Court, the Arrangement must be approved by a special resolution passed by not less than two-thirds of the votes cast at the Special Meeting by MGI Shareholders.

    Mr. Oren Asher, Chairman of MGI's Board of Directors, beneficially owns or has control over 2,817,423 MGI Common Shares (representing approximately 11.7% of all outstanding MGI Common Shares). Pursuant to the terms of the Lock-Up Agreement, Mr. Asher has agreed to vote all of his MGI Common Shares in favour of the Special Resolution to approve the Arrangement. See "The
Transaction -- Lock-Up Agreement".

THE TRANSACTION

    The Arrangement Agreement provides for the implementation, subject to the satisfaction of certain conditions, of the Arrangement pursuant to the Plan of Arrangement. Upon the Arrangement becoming effective, each MGI Common Share outstanding immediately prior to the Arrangement (other than the MGI Common Shares held by Dissenting Shareholders) shall be exchanged for 0.162 Discreet Common Shares and each Subco Common Share outstanding immediately prior to the Arrangement will become one Amalco Common Share. The MGI Stock Options, Compensation Options and Intel Warrants outstanding immediately prior to the Effective Time will each become options or warrants to acquire Discreet Common Shares. See "The Transaction -- Arrangement Agreement -- MGI Stock Options", "-- Compensation Options" and "-- Intel Warrants". Upon completion of the Arrangement, it is the present intention of Discreet to proceed with the liquidation of Amalco into Discreet. The combined business will continue to develop, market and support the existing Discreet and MGI product lines. See "The Transaction -- Details of the Transaction". MGI Shareholders (other than Dissenting Shareholders) generally will receive Discreet Common Shares without any immediate Canadian federal income tax liability. See "Canadian Federal Income Tax Considerations".

PURPOSE OF THE TRANSACTION

    MGI and Discreet each believe that the combination of their two companies will allow them to combine their individual resources to enhance their ability to compete in, and profit from, the rapidly growing markets for digital photo and video editing software. MGI and Discreet currently serve different segments of this market and the combination of their complementary products and distribution methodologies is expected to result in long-term benefits to the businesses of both companies. MGI and Discreet believe that the strategic combination of their businesses represented by the proposed Transaction represents an effective strategy for the long-term development of their businesses.

    The Board of Directors of MGI considered a number of factors in its review of the Transaction and the Arrangement Agreement. See "The
Transaction -- Purpose of the Transaction".

SPECIAL COMMITTEE REVIEW AND RECOMMENDATION OF THE BOARD OF DIRECTORS OF MGI

    The Special Committee reviewed the terms of the Transaction and a number of other factors and recommended that the MGI Board of Directors approve the Arrangement, subject to receipt of the necessary approvals of the MGI Shareholders and the Court. Based on the recommendation of the Special Committee and its own review of the terms of the Transaction and a number of other factors, the Board of Directors of MGI unanimously determined that the consideration to be exchanged by Discreet for the MGI Common Shares under the Arrangement is fair to MGI Shareholders and that the Arrangement is fair to the MGI Shareholders and is in the best interests of MGI and the MGI Shareholders. ACCORDINGLY, THE BOARD OF DIRECTORS HAS APPROVED THE TRANSACTION AND THE ARRANGEMENT AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE MGI SHAREHOLDERS VOTE IN FAVOUR OF THE SPECIAL RESOLUTION AT THE SPECIAL MEETING. See "The
Transaction -- Recommendation of the Board of Directors".

FAIRNESS OPINION

    First Marathon has delivered to the Board of Directors of MGI its written opinion dated April 15, 1998 to the effect that, as of such date, the exchange ratio of 0.162 Discreet Common Shares for each outstanding MGI Common Share is fair from a financial point of view to the MGI Shareholders. The First Marathon fairness opinion is reproduced as Schedule C to this Circular and should be read in its entirety for a description of the procedures followed, matters considered and assumptions made by First Marathon in arriving at its opinion. See "The Transaction -- Opinion of Financial Advisor".

RISK FACTORS

    MGI Shareholders should carefully consider the matters set forth under "Risk Factors" beginning on page 34.

BUSINESS OF MGI

    MGI designs, develops, markets and supports products in the digital photography ("PC Photography"), digital video ("Video Publishing") and three-dimensional graphics ("3D Graphics") markets in the multimedia segment of the computer software industry. MGI also markets a digital desktop publishing product in the desktop publishing ("DTP") segment of the computer software industry. MGI's products are suitable for home and business PC users.

    MGI currently distributes nine products: MGI PhotoSuite, MGI PC Photography Kit (also sold as PC Photo Starter Kit), MGI PC Wedding Kit, MGI Sport Cards, MGI PC Activity Kit, MGI PhotoGallery, MGI VideoWave, MGI 3DVision, and MGI Calamus Publisher. MGI also produces and licenses original equipment manufacturer versions of these products.

    MGI PhotoSuite is a 32-bit software program that allows users to edit and organize and be creative with their photographs on a personal computer and on the Internet. MGI PC Photography Kit (also sold as PC PhotoStarter Kit) makes it easy for regular film camera users to put photographs on a personal computer and the Internet without using a digital camera or scanner. It offers 35-mm film, a special version of MGI

PhotoSuite, free processing of film to disk and a photo fun idea guide in one package. MGI PC Wedding Kit allows users to put their wedding photos on a personal computer and the Internet. Users can create co-ordinated, professional-looking invitations, menu covers, place setting cards, wine bottle labels and more on their own computer. The package includes a special version of MGI PhotoSuite, free film processing to disk and an idea guide. MGI Sport Cards is a kit that allows users to make professional-looking sport cards on a personal computer using their sport or team photographs. The package includes 35-mm film, a special version of MGI PhotoSuite, an idea guide, sport card paper and a coupon for free digital film processing. MGI PC Activity Kit allows users to create crafts and jewellery with family photos on a personal computer. The package includes a special version of MGI PhotoSuite, craft and jewellery projects, free processing of film to disk and an idea guide. MGI PhotoGallery is a CD-ROM collection of more than 500 professional-quality photographs that can be used in presentations, reports and in creating Web pages on the Internet. MGI VideoWave is a software that lets users quickly and easily capture, edit and produce videos on a personal computer. MGI 3DVision is a 32-bit software program that allows users to create three-dimensional artwork and animation that can be used with other Windows software and the Internet. MGI Calamus Publisher is a comprehensive digital publishing solution that can be used to create printed and electronic materials such as newsletters, magazines, newspapers, advertisements, brochures and catalogues. See "Information Concerning MGI -- Description of Software Products".

BUSINESS OF DISCREET

    Discreet develops, assembles, markets and supports non-linear, on-line digital systems and software for creating, editing and compositing imagery and special effects for film, video, HDTV, broadcast and the Web. Discreet's systems and software are utilized by creative professionals for a variety of applications, including feature films, television programs, commercials, music and corporate videos, interactive game production, live broadcasting as well as Web design. Discreet's systems have played key roles in the creation of special visual effects for films such as TITANIC, FORREST GUMP, INDEPENDENCE DAY, THE FIFTH ELEMENT, BATMAN & ROBIN, CONTACT and AIR FORCE ONE; television programs and special events such as ABC's "WORLD NEWS TONIGHT WITH PETER JENNINGS" and the 1996 United States Presidential elections on ABC and CBS; music videos by artists including U2, REM, Rolling Stones and The Beatles; and commercials for clients such as Nike, Pepsi, AT&T and McDonald's.

    Discreet offers high-end turnkey systems and software focused towards three markets: special effects, editing and broadcast production. Discreet's systems include its inferno* and flame* systems (special effects), its fire* and smoke* systems (editing) and its frost* system (broadcast production). Discreet's flame* system is used to create, edit and composite special visual effects in an on-line, real-time environment, providing instant feedback to the creative professional. Discreet's inferno* system is an on-line, non-linear, resolution independent, uncompressed digital system providing all of the features of flame* with film tools and increased film resolution and colour control for digital film work. Discreet's fire* system is an uncompressed, on-line, non-linear digital video editing system with special effects capabilities. Discreet's smoke* system is an uncompressed, on-line, non-linear digital video editing system with limited special effects capabilities. In the broadcast production market, Discreet offers its frost* system, a computer-based set of modelling, animation and rendering tools for the creation and manipulation of 3D graphics, including virtual sets for broadcast companies. Discreet's new media software products include its recently acquired effect* and paint* products, and its edit* and light* products. Discreet sells its systems and software through a direct sales force as well as through distributors and resellers.

    Discreet's goal is to become a leading supplier of digital tools used to manipulate still and moving pictures to the high-end professional post-production and broadcast markets, the desktop or new media market, and the consumer markets. To achieve this goal, Discreet plans to further expand and leverage its technology base, customer relationships and existing reputation, extend its product line to include other aspects of the content creation process, and expand its worldwide sales and distribution organization. See "Information Concerning Discreet -- Description of Business".

COURT APPROVAL AND COMPLETION OF THE ARRANGEMENT

    In addition to the requirement for the approval of MGI Shareholders and that certain conditions be satisfied or waived, the implementation of the Arrangement is subject to approval of the Court. Prior to the mailing of this Circular, MGI obtained the Interim Order which is attached to this Circular as Schedule K.

    Following the Special Meeting and subject to the approval of the Special Resolution by MGI Shareholders, MGI will make an application to the Court for the Final Order. A copy of the Notice of Application for the Final Order is attached to the front of the package of which this Circular forms a part. The hearing in respect of the Final Order is scheduled to take place at 10:00 a.m. on May 25, 1998 at 393 University Avenue, Toronto, Ontario, Canada or as soon thereafter as counsel may be heard. At that hearing, any MGI Shareholder or other interested party who wishes to participate or to be represented or to present evidence or argument may do so, subject to filing with the Court and serving such notice of appearance upon MGI's solicitors, and upon all other parties who have filed a notice of appearance as provided in the Interim Order. At the hearing for the Final Order, the Court will consider, among other things, the fairness of the Arrangement.

    The Arrangement will become effective on the Effective Date. This will occur after the requisite shareholder and Court approvals have been obtained and all other conditions set out in the Arrangement Agreement have been satisfied or waived, which is expected to occur shortly after the Special Meeting. See "The Transaction -- Court Approval and Completion of the Arrangement".

RIGHTS OF DISSENT

    Under the Arrangement and the Interim Order, an MGI Shareholder is entitled to dissent in respect of the Special Resolution in accordance with section 185 of the OBCA if MGI has received from such MGI Shareholder a written objection to the Special Resolution at or prior to the Special Meeting. If the Arrangement becomes effective, a Dissenting Shareholder of MGI will be entitled to be paid the fair value of its shares in accordance with section 185 of the OBCA. Strict compliance with the provisions of section 185 of the OBCA will be required in order to validly exercise such rights of dissent. See Schedule J for the full text of section 185 of the OBCA. See "Rights of Dissent under the OBCA".

CONDITIONS TO THE ARRANGEMENT

    Completion of the Arrangement is subject to the satisfaction of a number of conditions, including approval by the MGI Shareholders and the approval of the Arrangement by the Court. See "The Transaction -- Arrangement
Agreement -- Conditions to Closing".

OPTION

    MGI has granted to Discreet, in the Arrangement Agreement, an option to purchase up to 4,795,442 MGI Common Shares at an exercise price of $5.32 per MGI Common Share exercisable in certain specified circumstances, including where a person other than Discreet has made an Alternative Proposal. See "The Transaction -- Arrangement Agreement -- Discreet's Option to Acquire MGI Common Shares".

TERMINATION

    The Arrangement Agreement may be terminated and the Transaction may be abandoned prior to the Effective Date notwithstanding approval by MGI Shareholders under the circumstances specified in the Arrangement Agreement, including, without limitation, by mutual consent of Discreet and MGI and by either party if the Arrangement is not consummated by August 31, 1998. See "The Transaction -- Arrangement Agreement -- Termination of Arrangement Agreement".

    Under certain circumstances either MGI or Discreet may be required to pay to the other termination fees and expenses if the Arrangement Agreement is terminated. See "The Transaction -- Arrangement Agreement -- Expenses and Termination Fees".

STOCK EXCHANGE LISTINGS

    It is a condition to the Arrangement that the Discreet Common Shares to be issued or reserved for issuance thereunder be listed for trading on Nasdaq. Discreet is in the process of preparing the required Nasdaq National Market Notification Form for the Listing of Additional Shares in respect of the listing of such Discreet Common Shares on Nasdaq. Discreet does not currently intend to list the Discreet Common Shares on the TSE or any other stock exchange in Canada.

REGULATORY MATTERS

    The proposed Transaction is subject to the receipt of certain regulatory approvals. See "The Transaction -- Regulatory Approvals and Filings".

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

    Under Canadian federal income tax laws, no gain or loss will be recognized upon the completion of the Arrangement by MGI Shareholders (other than Dissenting Shareholders) who hold MGI Common Shares as capital property. MGI Shareholders should consult their own tax advisors for advice with respect to the Canadian tax consequences to them of the Arrangement. See "Canadian Federal Income Tax Considerations".

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The transfer of the MGI Common Shares pursuant to the Arrangement is expected to be treated as a taxable transaction for United States federal income tax purposes. In general, gain or loss should be recognized by U.S. MGI Shareholders who receive Discreet Common Shares in exchange for MGI Common Shares. Gain or loss should also generally be recognized by U.S. MGI Shareholders who exercise statutory dissent rights. It is possible, however, that the exchange of MGI Common Shares for Discreet Common Shares as a result of the Arrangement could qualify as a non-taxable "reorganization" for United States federal income tax purposes. U.S. MGI Shareholders are urged to consult their own advisors. See "United States Federal Income Tax Considerations".

MARKET PRICES

    Closing market prices of the MGI Common Shares on the TSE on March 6, 1998, the last trading day before the proposed Arrangement was publicly announced, and on April 15, 1998 were $4.55 and $4.35, respectively.

    The last reported sale price of the Discreet Common Shares on Nasdaq on March 9, 1998, the last trading day before the Arrangement was publicly announced and on April 15, 1998, were U.S.$25 1/16 and U.S.$19 1/2, respectively.

ANTICIPATED ACCOUNTING TREATMENT

    The Transaction will be accounted for using the purchase method of accounting under Canadian GAAP. Price Waterhouse, MGI's independent auditors, have provided their opinion, based on circumstances existing as at April 15, 1998, that no conditions exist which relate to MGI that would preclude MGI from being a party to a business combination with Discreet for which the pooling of interests method of accounting under U.S. GAAP would apply. MGI has been advised by Discreet that Discreet currently expects, but is not bound, to account for the Transaction using the pooling of interests method of accounting under U.S. GAAP. See "The Transaction -- Anticipated Accounting Treatment".

SELECTED FINANCIAL INFORMATION FOR MGI

    The following table presents selected financial information for MGI for the periods indicated. This table should be read in conjunction with the financial statements of MGI set forth in Schedule D to this Circular.

    STATEMENTS OF OPERATIONS

                                                                                         YEAR ENDED JANUARY 31
                                                                                      ----------------------------
                                                                                          1998           1997
                                                                                      -------------  -------------
                                                                                           (thousands, except
                                                                                              share data)
Revenue.............................................................................  $      13,348  $       5,144
Gross profit........................................................................         10,688          3,815
Expenses............................................................................         17,848          8,979
Loss for the year...................................................................         (6,950)        (7,403)
Loss per share......................................................................          (0.35)         (0.48)
Weighted average number of common shares outstanding................................     19,958,968     15,355,052

    BALANCE SHEET DATA

                                                                                                 YEAR ENDED JANUARY
                                                                                                         31
                                                                                                --------------------
                                                                                                  1998       1997
                                                                                                ---------  ---------
                                                                                                    (thousands)
Current assets................................................................................  $  18,527  $   7,891
Capital assets................................................................................      1,487        952
Liabilities...................................................................................      3,344      2,385
Shareholders' equity..........................................................................     16,670      6,458

SELECTED CONSOLIDATED FINANCIAL INFORMATION FOR DISCREET

    The following table presents selected consolidated financial information for Discreet for the periods indicated. This table should be read in conjunction with the consolidated financial statements of Discreet set forth in Schedule E to this Circular.

    STATEMENT OF OPERATIONS DATA

                                                                       SIX-MONTH     FIVE-MONTH     ELEVEN-MONTH
                                                                     PERIOD ENDED   PERIOD ENDED    PERIOD ENDED
                                                                     DECEMBER 31,   DECEMBER 31,      JUNE 30,
                                                                        1997(1)        1996(1)         1997(2)
                                                                     -------------  -------------  ---------------
                                                                       (thousands of dollars, except share data)
Total revenues.....................................................  U.S.$  75,673  U.S.$  40,096  U.S.$   101,923
Total operating expenses(3)........................................         31,399         17,585           46,082
Net income.........................................................          8,238          1,153            2,772
Earnings per share.................................................           0.29           0.04             0.10
Weighted average number of common shares outstanding...............     28,745,695     27,852,370       27,947,807

    BALANCE SHEET DATA

                                                                                                         AS AT
                                                                                     AS AT             JUNE 30,
                                                                              DECEMBER 31, 1997(1)      1997(2)
                                                                              --------------------  ---------------
                                                                                     (thousands of dollars)
Current assets..............................................................     U.S.$   60,297      U.S.$  76,819
Property and equipment -- less accumulated depreciation and amortization....              9,583              7,728
Current liabilities.........................................................             48,698             58,283
Total shareholders' equity..................................................             64,744             46,476

---------------

(1) The financial information as at December 31, 1997 and for the six-month period ended December 31, 1997 and the five-month period ended December 31, 1996 has been derived from the unaudited interim consolidated financial statements of Discreet.

(2) The financial information as at June 30, 1997 and for the eleven-month period then ended has been derived from the audited consolidated financial statements of Discreet.

(3) Before interest income, interest expense, foreign currency exchange gain
    (loss) and provision for income taxes.

SELECTED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION FOR DISCREET

    The following table presents selected unaudited pro forma consolidated financial information for Discreet in respect of the eleven-month period ended June 30, 1997 after giving effect to the Arrangement and the accounting for the Arrangement as a purchase in accordance with Canadian GAAP. This table should be read in conjunction with the pro forma consolidated financial statements of Discreet, the notes thereto and the compilation report of Arthur Andersen & Cie with respect thereto set forth in Schedule G to this Circular.

    The pro forma consolidated statement of operations is not necessarily indicative of the results of operations that would have occurred in the eleven-month period ended June 30, 1997 or on that date had the Arrangement been effected at the beginning of the period nor is it necessarily indicative of future operating results of the combined entities. In preparing these pro forma consolidated financial statements, no adjustments have been made to reflect the additional costs or savings, if any, that could result from combining the operations of Discreet and MGI. In preparing the pro forma financial statements, management has made certain estimates and assumptions that affect the amounts reported in the pro forma financial statements. Actual amounts recorded upon consummation of the Transaction may differ from these estimates.

    PRO FORMA STATEMENT OF OPERATIONS DATA

                                                                                                ELEVEN-MONTH PERIOD
                                                                                                       ENDED
                                                                                                 JUNE 30, 1997(1)
                                                                                                -------------------
                                                                                                   (thousands of
                                                                                                     dollars,
                                                                                                except share data)
Total revenues................................................................................    U.S.$   111,093
Total operating expenses(2)...................................................................             88,012
Net loss......................................................................................            (31,671)
Loss per share................................................................................              (0.99)
Weighted average number of common shares outstanding..........................................         31,832,115

    PRO FORMA BALANCE SHEET DATA

                                                                                                         AS AT
                                                                                                       JUNE 30,
                                                                                                        1997(1)
                                                                                                    ---------------
                                                                                                      (thousands
                                                                                                      of dollars)
Current assets....................................................................................   U.S.$  89,546
Property and equipment -- less accumulated depreciation and amortization..........................           8,750
Current liabilities...............................................................................          63,580
Total shareholders' equity........................................................................         154,064

---------------

(1) The financial information as at June 30, 1997 and for the eleven-month period then ended has been derived from the unaudited pro forma consolidated financial statements of Discreet.

(2) Before interest income, interest expense, foreign currency exchange loss and provision for income taxes.

                        MANAGEMENT INFORMATION CIRCULAR

    THIS CIRCULAR IS FURNISHED BY MGI IN CONNECTION WITH THE SOLICITATION BY OR ON BEHALF OF THE MANAGEMENT OF MGI OF PROXIES TO BE USED AT THE SPECIAL MEETING TO BE HELD ON MAY 22, 1998 AT THE TIME AND PLACE AND FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE, OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

    It is anticipated that this Circular and the accompanying form of proxy will be first mailed to MGI Shareholders on or about April 17, 1998. Unless otherwise stated, information contained in this Circular is given as at April 15, 1998. The principal executive and registered office of MGI is located at 40 West Wilmot Street, Richmond Hill, Ontario L4B 1H8, and its telephone number is (905) 764-7000.

    Information contained in this Circular concerning Discreet and Subco has been obtained from information that is publicly available or has been furnished by such companies to MGI for the purposes of this document. Such companies have advised MGI that they have reviewed such information as included in this Circular. MGI has not made any independent investigation of such information.

    No persons have been authorized to give any information or to make any representations other than those contained in this Circular in connection with the solicitation of proxies or the offering of securities and, if given or made, such information or representation must not be relied upon as having been authorized by MGI or Discreet.

                          APPROVAL BY MGI SHAREHOLDERS

    Under the OBCA and subject to any further order of the Court, the Special Resolution must be passed by not less than two-thirds of the votes cast in respect of the Special Resolution by MGI Shareholders, present or voting by proxy, at the Special Meeting. As of April 15, 1998, MGI's issued and outstanding share capital consisted of 24,012,462 MGI Common Shares. Each MGI Shareholder is entitled to one vote for each MGI Common Share registered in the shareholder's name on the list of MGI Shareholders at the close of business on April 15, 1998.

    MGI has fixed the close of business on April 15, 1998 as the record date for the purpose of determining MGI Shareholders entitled to receive notice of the Special Meeting. Any transferee after that date who properly establishes ownership of the relevant shares and requests in writing, no later than ten days before the Special Meeting, that the transfer agent include the transferee's name in the list of holders entitled to vote at such Special Meeting, will be entitled to vote thereat.

    As at April 15, 1998, Mr. Oren Asher, Chairman of MGI's Board of Directors, beneficially owns 2,817,423 MGI Common Shares, representing approximately 11.7% of all outstanding MGI Common Shares. As at April 15, 1998, to the knowledge of the directors and officers of MGI, no other person beneficially owns, or exercises control or direction over, more than 10% of the outstanding MGI Common Shares. Mr. Asher has entered into the Lock-Up Agreement in which he has agreed, subject to the terms and conditions thereof, to vote all of his MGI Shares in favour of the Arrangement. See "The Transaction -- Lock-Up Agreement". All of the directors and officers of MGI have indicated their intention to vote all of their MGI Common Shares in favour of the Special Resolution to approve the Arrangement.

                                THE TRANSACTION

BACKGROUND TO THE TRANSACTION

    The terms of the Arrangement Agreement are the result of arm's length negotiations between representatives of MGI and Discreet. The following is a summary of the background of these negotiations and the review of the Transaction undertaken by the Special Committee and the Board of Directors of MGI.

    In late November, 1997, Mr. Anthony DeCristofaro, the President and Chief Executive Officer of MGI, was contacted by Mr. Richard Szalwinski, President, Chief Executive Officer and Chairman of the Board of Directors of Discreet. This was the first time that MGI was contacted by Discreet and led to an initial meeting on December 3, 1997, at MGI's offices in Toronto. At this initial meeting, Mr. DeCristofaro met with Mr. Szalwinski and Mr. Francois Plamondon, the Chief Financial Officer of Discreet and made a presentation of MGI's business and provided a product overview and market assessment.

    The next meetings between MGI and Discreet were held in Montreal on December 22 and 23, 1997. Mr. DeCristofaro and Mr. Oren Asher, the Chairman of MGI, met with Mr. Szalwinski, Mr. Plamondon and Mr. Timothy Getz, Discreet's Vice President, Corporate Development, on the evening of December 22 and shared their respective views on the current status and future direction and vision of the digital imaging software market. The following day, the same individuals met at Discreet's offices to familiarize each other with their respective companies' histories, organizations and product ranges. On December 23, 1997, MGI and Discreet entered into a Confidentiality Agreement relating to their discussions and the mutual exchange of information in connection with a possible business transaction or strategic relationship.

    On January 18, 1998, Mr. Joel Goldman, MGI's Chief Financial Officer, Mr. DeCristofaro and Mr. Asher met with Messrs. Szalwinski, Plamondon and Getz at MGI's offices to discuss issues regarding the direction of the market, the impact on (and implications for) the companies, and business issues that might be addressed in any business relationship or transaction.

    The next meeting between the parties was held on January 27, 1998, in Toronto among Messrs. DeCristofaro, Szalwinski and Plamondon where the parties continued their general business discussions from prior meetings. However, these meetings did not include any discussion of specific financial terms of a possible transaction. Shortly after that meeting, Mr. Plamondon requested certain documents relating to the history and current status of MGI, which were provided to him.

    The next meeting between the parties was held on February 5, 1998 in Montreal. At this meeting, Messrs. DeCristofaro and Asher met with Messrs. Szalwinski, Plamondon and Getz and the participants outlined their respective views on market trends, discussed the complementary nature of the two companies' product lines, the complementary nature of their respective corporate cultures, and had a general discussion of appropriate transaction structures for a possible business combination, general business integration issues in the event of a business combination and a wide range of valuation expectations. The parties agreed to contact each other during the following week, however, no further meetings were scheduled at that time.

    Throughout this period from December 23, 1997 through February 5, 1998 of preliminary discussions regarding a possible business relationship between MGI and Discreet, the management representatives on the MGI Board of Directors (Messrs. Asher, DeCristofaro and Goldman) had apprised the remaining MGI directors that these general business discussions were underway with Discreet and had generally kept all such directors informed of the status of these discussions on a continuing basis.

    A follow-up meeting was subsequently scheduled and held in Toronto on February 11, 1998 among Mr. Plamondon and Messrs. DeCristofaro, Asher and Goldman. At that meeting, more specific discussions were held regarding pricing and valuation models applicable to a share for share exchange transaction. Mr. Plamondon agreed to relate these discussions to Mr. Szalwinski. Mr. Szalwinski found the preliminary discussions of the potential structure, among other things, acceptable, and authorized Discreet's management to continue further discussions later that week.

    Over the next several weeks the senior management teams of each company, along with their professional advisors, explored the feasibility of a potential transaction and conducted technical, legal and business due diligence regarding the other company.

    On February 13, a conference call was held between Mr. Asher, Mr. Goldman, MGI's legal counsel, Mr. Plamondon and Ms Nancy Cleman, Discreet's General Counsel, during which pricing and other details of a possible transaction were discussed.

    On February 16, MGI and Discreet signed a letter agreement permitting Discreet to conduct extensive due diligence on MGI and providing certain restrictions on MGI's ability to solicit or negotiate other offers.

    On February 19, 1998, Mr. Terrence Higgins, Discreet's Vice President, Advanced Systems Products and Mr. Chafye Nemri, Discreet's Director of Labs, met with Mr. DeCristofaro in Toronto to review and assess the architecture of certain key MGI products.

    On February 20, 1998, Mr. Remi Makhoul, Director, Business Development of Discreet, met with Messrs. DeCristofaro and Goldman and certain other MGI personnel to conduct more extensive financial due diligence in respect of a possible merger transaction. On the same day Ms Cleman also met with Mr. Goldman to conduct more extensive legal due diligence in respect of a possible merger transaction. These due diligence discussions continued among these individuals and the companies' respective financial and legal advisors on February 21 and 22 with the review of various legal, financial and general business matters.

    On February 25 and 26, 1998, Messrs. Szalwinski and Plamondon met with Messrs. Asher, DeCristofaro and Goldman to discuss various aspects of a possible business combination, including how a combined entity might be structured following a merger transaction, significant issues arising in a possible merger transaction agreement and the potential future roles of certain key individuals.

    During the period of these more advanced discussions from February 11, 1998 through March 2, 1998, the management representatives on the MGI Board of Directors apprised the remaining MGI directors of the continuing progress of discussions with Discreet regarding a possible strategic merger and had generally continued to keep all such directors informed of the status of these discussions. In late February, a package of documents describing Discreet's history and current status, and including analysts' reports and press clippings, was distributed to all MGI directors. At that time, one of MGI's non-management directors, Mr. Dennis Bennie, was assigned the task of selecting and negotiating the engagement of a financial advisor to provide a fairness opinion and related financial services to the MGI Board of Directors, or any special committee of the MGI Board of Directors that might be formed to consider a possible strategic merger transaction.

    In late February, MGI organized its due diligence team consisting of MGI staff and external advisors, which began performing technical, legal, financial and general business due diligence on Discreet. Formal due diligence meetings were held in Montreal on February 27, 1998 among various representatives of MGI, its external advisors and Discreet.

    On February 27, 1998, Discreet's counsel provided MGI and its counsel with an initial draft of the Arrangement Agreement which led to intensive negotiations among the parties and their advisors over the next several days.

    On March 2, 1998, the MGI Board of Directors met to review and discuss various issues relating to the proposed transaction, including approving the selection of First Marathon as financial advisor and the status of negotiations with Discreet and due diligence of Discreet. At that meeting, the MGI Board authorized management to continue negotiations regarding a possible transaction. Also at that meeting, the MGI Board considered whether it would be appropriate to create a special committee of directors to review and consider the proposed transaction. The Board concluded that it was not necessary to do so at that time since none of the directors then had any interest in the proposed transaction other than as an MGI Shareholder. However, the MGI Board acknowledged that, in the course of further negotiations, certain of the directors might enter into agreements with Discreet which could make a special committee desirable.

    Over the next several days, intensive negotiations and due diligence continued and on March 5, 1998, the MGI Board of Directors held another meeting. At that meeting, Mr. Oren Asher advised the MGI Board that, at Discreet's request, he had agreed to enter into an agreement with Discreet whereby he would agree to vote all of his MGI Common Shares in favour of the proposed transaction. See "The Transaction -- Lock-Up Agreement". As a result of this proposed lock-up agreement, the MGI Board reviewed its analysis at the March 2, 1998 meeting and constituted a special committee of directors, consisting of all members of the MGI Board of Directors other than Mr. Asher, to review and consider the proposed transaction and make a recommendation to the entire MGI Board (the "Special Committee"). That discussion was followed by a presentation from First Marathon to the Special Committee regarding the fairness of the proposed terms of the Transaction, from a financial point of view, to the MGI Shareholders. In that presentation, First Marathon provided the Special Committee with its oral opinion that the proposed terms of the Transaction were fair to the MGI Shareholders from a financial point of view. That March 5 meeting also included a detailed review of the status of negotiations, the proposed structure of the Transaction, the form of the proposed Arrangement Agreement, and the effect of the Transaction on the MGI Shareholders. After extensive discussions, the Special Committee recommended and the MGI Board provided authority to management, within certain parameters, to enter into a definitive Arrangement Agreement, substantially in the form of the agreement tabled at the meeting, with Discreet regarding a Transaction.

    Intensive negotiations and due diligence continued over the next several days until March 9, 1998, when the definitive Arrangement Agreement was settled and signed and a press release was issued.

    On April 13, 1998, the MGI Board of Directors ratified the final Arrangement Agreement and the entering into of the Transaction, subject to receipt of written confirmation of First Marathon's opinion and receipt of all necessary approvals of the MGI Shareholders and the Court. At that meeting, the MGI Board also approved the contents of this Circular and the date of the Special Meeting. First Marathon provided its written fairness opinion to MGI on April 15, 1998, and a copy is attached as Schedule C to this Circular.

PURPOSE OF THE TRANSACTION

    MGI and Discreet each believe that the strategic combination of their two companies will allow them to combine their individual resources to enhance their ability to compete in, and profit from, the rapidly growing market for digital multimedia software. MGI and Discreet currently serve different segments of this market and the combination of their complementary products and distribution channels is expected to benefit the current business lines of both companies. MGI and Discreet believe that the strategic combination of their businesses represents an effective strategy for the long-term development of their businesses.

    The Board of Directors of MGI has reviewed the terms of the Transaction as set out in the Arrangement Agreement and has unanimously determined (Mr. Asher refraining from voting based on the potential conflict of interest arising from the Lock-Up Agreement) that the consideration to be exchanged by Discreet for the MGI Common Shares under the Arrangement is fair to MGI Shareholders and that the Arrangement is fair to MGI Shareholders and is in the best interests of MGI and the MGI Shareholders. ACCORDINGLY, THE MGI BOARD OF DIRECTORS HAS APPROVED THE TRANSACTION AND THE ARRANGEMENT AGREEMENT AND UNANIMOUSLY RECOMMENDS TO MGI SHAREHOLDERS THAT THEY VOTE IN FAVOUR OF THE SPECIAL RESOLUTION AT THE SPECIAL MEETING.

    The MGI Board of Directors based its approval of the Transaction on its determination that the financial terms of the Arrangement are fair to MGI and the MGI Shareholders and upon a number of other factors, including, the following:

    - the combined company is expected to provide a much broader scope of digital photo and video editing software products then are currently manufactured by either company as a result of the combination of MGI's and Discreet's technology and complementary product lines;

    - the combined company is expected to be in a position to benefit from the complementary distribution channels currently employed by each of MGI and Discreet in their own businesses including the ability to leverage Discreet's technology through MGI's current product installed base;

    - the combined company should be able to leverage the Discreet brand and combine marketing efforts to enhance the overall branding and marketing of MGI's current products in the retail segment;

    - the financial resources of the combined company are expected to provide additional capital to develop and expand MGI's business;

    - Discreet has an experienced management team which, when combined with MGI's management team, should add value to the continued growth and development of MGI's business;

    - the combination of MGI and Discreet is expected to result in a company with greater financial, technological and human resources to develop new generations of products; and

    - the financial terms of the Transaction represent a premium of approximately 26% over the closing market price of MGI Common Shares on March 6, 1998, the last trading day prior to the execution of the Arrangement Agreement.

    The MGI Board of Directors also considered the following information in concluding that the financial and other terms of the Arrangement are fair to MGI and the MGI Shareholders:

    - its knowledge of the respective businesses, operations, property, assets, financial condition, operating results and prospects of MGI and Discreet;

    - current industry, economic and market conditions and trends and its informed expectations of the future of the software industry in general and the digital imaging software market in particular;

    - the opinion of First Marathon that the exchange ratio in the Transaction of 0.162 Discreet Common Shares for each MGI Common Share is fair, from a financial point of view, to the MGI Shareholders;

    - the terms of the Arrangement Agreement;

    - the structure and accounting and tax treatment of the Transaction;

    - the respective corporate cultures and strategies of MGI and Discreet; and

    - the long-term strategic goals of MGI.

    The MGI Board of Directors also considered the fact that the Arrangement must be approved by a special resolution passed by not less than two-thirds of the votes cast at the Special Meeting by MGI Shareholders, and by the Court which, MGI is advised, will consider, among other things, the fairness of the Arrangement to the MGI Shareholders. The MGI Board also considered the fact that the Arrangement includes provisions which will permit MGI Shareholders who are opposed to the Arrangement to, upon compliance with certain conditions, dissent from the approval of the Special Resolution in accordance with the OBCA and be paid the fair value of their MGI Common Shares as provided therein. See "Rights of Dissent under the OBCA".

    In considering the proposed Transaction, the MGI Board of Directors recognized that there were certain risks associated with the Transaction, including the risk that the potential benefits described above may not be realized or that there may be higher than expected costs associated with the achievement of such benefits. The MGI Board of Directors also considered the factors described in this Circular under the heading "Risk Factors".

    In view of the variety of factors considered in connection with its evaluation of the Transaction, the MGI Board of Directors did not find it practicable to and did not quantify or otherwise assign relative strengths to the specific factors considered in reaching its determination.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE MGI BOARD OF DIRECTORS HAS CONCLUDED THAT THE TRANSACTION IS FAIR TO AND IN THE BEST INTERESTS OF MGI AND ITS SHAREHOLDERS AND THEREFORE UNANIMOUSLY RECOMMENDS THAT MGI SHAREHOLDERS VOTE IN FAVOUR OF THE SPECIAL RESOLUTION AND THEREBY APPROVE THE IMPLEMENTATION OF THE ARRANGEMENT.

OPINION OF FINANCIAL ADVISOR

    On February 27, 1998, First Marathon was retained as financial advisor to MGI. The services rendered by First Marathon consisted of advising and assisting the Special Committee of the Board of Directors of MGI in its evaluation of the Transaction including the preparation and delivery of the fairness opinion referred to below.

    MGI has agreed to pay a fee to First Marathon which is not conditional upon the successful completion of the proposed Transaction. First Marathon is considered to be independent of MGI within the meaning of Policy Statement 9.1 of the Ontario Securities Commission. First Marathon was subject to no limitations imposed by the Special Committee in connection with its advice or in the scope of its investigation.

    First Marathon made a presentation to the MGI Board of Directors on March 5, 1998 which included its verbal opinion that the terms of the Arrangement were fair, from a financial point of view, to the MGI Shareholders. This opinion was confirmed in the written fairness opinion provided by First Marathon on April 15, 1998 which is attached hereto as Schedule C. In arriving at its fairness opinion, First Marathon reviewed and relied upon the following: (i) audited financial statements for MGI from the time of incorporation to January 31, 1998;
(ii) revenue and operating projections for MGI prepared by the management of MGI for the three fiscal years ending January 31, 2001; (iii) documentation related to the October 1, 1997 private placement of MGI Common Shares and Intel Warrants; (iv) MGI prospectuses dated August 9, 1996, February 25, 1997 and December 8, 1997; (v) supplemental agreements dated April 11, 1996, March 13, 1996 and January 23, 1996 between MGI, Globex Biotechnologies Incorporated and Wayne Bradbury; (vi) agreement dated October 3, 1995 between Ditek Software Corporation and MGI; (vii) audited financial statements for

Discreet for the 11 months ended June 30, 1997 and for the four years ended July 31, 1996; (viii) unaudited interim financial statements for Discreet for the six months ended December 31, 1997; (ix) certain public information regarding the trading history of MGI Common Shares and Discreet Common Shares; (x) certain public information relating to the business, operations, financial performance and stock trading history of selected comparable public companies; (xi) public data with respect to selected transactions of a comparable nature; (xii) the Arrangement Agreement; (xiii) draft of the Circular to shareholders of MGI dated April 15, 1998; (xiv) discussions with representatives of senior management of MGI and Discreet; (xv) certain industry reports and statistics as First Marathon considered relevant; (xvi) the certificate dated April 15, 1998 from senior officers of MGI attesting to the accuracy and completeness of information provided to First Marathon; and (xvii) such other information, discussion and analysis as First Marathon considered necessary or appropriate in the circumstances.

    In assessing the fairness of the exchange ratio in the Transaction of 0.162 Discreet Common Shares for each MGI Common Share, from a financial point of view, to the MGI Shareholders, First Marathon: (i) compared the Transaction value to the historical market prices for the MGI Common Shares; (ii) compared the Transaction value to the value per MGI Common Share implied by First Marathon's analyses of comparable companies and comparable transactions; (iii) reviewed with MGI management any prior informal indications of interest for MGI and the likelihood of a party, other than Discreet, being interested in acquiring MGI on terms more favourable than those of the Transaction; (iv) reviewed the historic share exchange ratio between MGI and Discreet; (v) considered the outlook for Discreet, including the pro forma impact of the Transaction; (vi) considered any benefits accruing to Discreet as a result of the Transaction, including the use of tax loss carry-forwards; and (vii) considered any other factors or analyses which First Marathon judged, based on its experience in rendering such opinions, to be relevant.

    In connection with its review, First Marathon relied upon and assumed the completeness, accuracy and fair representation of all financial and other information, data, advice, opinions and representations obtained by First Marathon from public sources or information provided to First Marathon by MGI, Discreet and their respective advisers or otherwise pursuant to its engagement. First Marathon did not attempt to independently verify the accuracy or completeness of any such information, data, advice, opinions and representations.

    First Marathon's opinion was rendered on the basis of securities markets, economic and general business and financial conditions prevailing as of April 15, 1998 and the conditions and prospects, financial or otherwise, of MGI and Discreet as they are reflected in the information, data and other material reviewed by First Marathon and as they were represented to First Marathon in its discussions with management of MGI and Discreet.

    Assumptions were made in the First Marathon opinion with respect to, among other things, industry performance, and general business, market and economic conditions.

    Based upon and subject to the foregoing, First Marathon has delivered to the Board of Directors of MGI its written opinion dated April 15, 1998, to the effect that the exchange ratio of 0.162 Discreet Common Shares for each outstanding MGI Common Share was fair, as of such date, from a financial point of view, to the MGI Shareholders. A copy of the fairness opinion of First Marathon, which sets forth the scope of review and assumptions and limitations upon which the opinion is based, is attached to this Circular as Schedule C and should be read carefully by MGI Shareholders in its entirety.

DETAILS OF THE TRANSACTION

    On March 9, 1998 MGI, Discreet and Subco entered into the Arrangement Agreement providing for the Arrangement under section 182 of the OBCA whereby MGI will amalgamate with Subco to form Amalco, a wholly-owned subsidiary of Discreet, and the MGI Shareholders will become shareholders of Discreet.

    Upon the Arrangement becoming effective, each MGI Common Share outstanding immediately prior to the Effective Date (other than MGI Common Shares held by Dissenting Shareholders) shall be exchanged for 0.162 Discreet Common Shares. In addition, all outstanding options and warrants to acquire an MGI Common Share will become options and warrants to acquire 0.162 Discreet Common Shares. Upon the Arrangement becoming effective, each Subco Common Share outstanding immediately prior to the Arrangement will become one Amalco Common Share, resulting in Amalco becoming a wholly-owned subsidiary of Discreet. The Arrangement is subject to a number of conditions, including the approval of MGI Shareholders of the Special Resolution at the Special Meeting, the receipt of all requisite regulatory approvals and the receipt of the Final Order. See "The Transaction -- Arrangement Agreement -- Conditions to Closing".

    There are currently 24,012,462 MGI Common Shares issued and outstanding, which, assuming that there will be no Dissenting Shareholders, will be exchanged for approximately 3,890,019 Discreet Common Shares upon the completion of the Arrangement. In addition, 3,030,425 MGI Common Shares have been reserved for issuance under the MGI Stock Option Plan and MGI has issued Compensation Options (as defined under "The Transaction -- Arrangement Agreement -- Compensation Options") to acquire 175,000 MGI Common Shares and Intel Warrants (as defined under "The Transaction -- Arrangement Agreement -- Intel Warrants") to acquire 1,022,757 MGI Common Shares. Upon completion of the Arrangement, 490,928 Discreet Common Shares will be reserved for issuance under the MGI Stock Option Plan, 28,350 Discreet Common Shares will be reserved for issuance pursuant to the exercise of the Compensation Options and 165,686 Discreet Common Shares will be reserved for issuance under the Intel Warrants. Assuming the full exercise of all outstanding options under the MGI Stock Option Plan, of all Compensation Options and of all Intel Warrants and assuming that there would be no Dissenting Shareholders, on a PRO FORMA basis, 4,574,983 Discreet Common Shares would be issued upon completion of the Arrangement.

    As of March 31, 1998, there were 29,551,779 Discreet Common Shares issued and outstanding. In addition, 3,159,925 Discreet Common Shares have been reserved for issuance under the Discreet Stock Option Plan and a further 80,000 Discreet Common Shares have been reserved for issuance under Discreet's 1995 Non-Employee Director Stock Option Plan and 1997 Special Limited Non-Employee Director Stock Option Plan. Assuming a maximum number of 32,791,704 Discreet Common Shares outstanding immediately prior to the Arrangement on a PRO FORMA basis, including the exercise of all the outstanding options under the Discreet Stock Option Plan, Discreet's 1995 Non-Employee Director Stock Option Plan and the 1997 Special Limited Non-Employee Director Stock Option Plan, the maximum of 4,574,983 Discreet Common Shares that will be issued to the MGI Shareholders and the holders of all options under the MGI Stock Option Plan, all Compensation Options and all Intel Warrants pursuant to the Arrangement would represent approximately 12.2% of the outstanding Discreet Common Shares immediately following the completion of the Arrangement on a PRO FORMA basis.

    No certificates representing fractional Discreet Common Shares will be issued pursuant to the Arrangement. In lieu of such fractional shares, each fractional interest in a Discreet Common Share will entitle the holder thereof to receive from Discreet an amount of cash (rounded to the nearest whole cent) equal to the product obtained when such fraction is multiplied by the average of the closing sale price of the Discreet Common Shares on the Nasdaq (converted to Canadian dollars using the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for the days on which each such closing sale price occurred) for the 20 trading days ending with the trading day that is two trading days prior to the Effective Date.

    The foregoing description of the Transaction is qualified in its entirety by reference to the full text of the Plan of Arrangement, a copy of which is attached as Schedule B to this Circular.

    SUBCO

    Subco was incorporated on March 5, 1998 under the OBCA as a wholly-owned subsidiary of Discreet for the sole purpose of facilitating the Arrangement. Subco has not previously carried on business and has no material assets and no liabilities. The authorized share capital of Subco consists of an unlimited number of common shares, of which 100 common shares are issued and outstanding and are owned by Discreet. Upon the Amalgamation, each issued and outstanding Subco Common Share will become one Amalco Common Share resulting in Amalco becoming a wholly-owned subsidiary of Discreet.

    AMALCO

    As a result of the Amalgamation, Subco and MGI will continue as Amalco, which will be responsible for the obligations of each of Subco and MGI. Discreet will own all of the issued and outstanding Amalco Common

Shares. It is the current intention of Discreet to proceed with the liquidation of Amalco into Discreet after the Amalgamation.

ARRANGEMENT AGREEMENT

    The material terms of the Arrangement Agreement may be summarized as follows.

    SUPPORT OF TRANSACTION

    Each of the parties to the Arrangement Agreement has agreed to, and Discreet has agreed to cause its subsidiaries (including Subco) to, use all reasonable efforts to satisfy the conditions precedent to be satisfied by it and to do all other things necessary, including all such things as may be required to secure all necessary approvals, to permit the completion of the Arrangement in accordance with the provisions of the Arrangement Agreement. MGI has agreed that, subject to the fiduciary obligations of the Board of Directors of MGI to the MGI Shareholders, it shall convene the Special Meeting and use all reasonable efforts to secure the approval of the MGI Shareholders. In addition, Mr. Oren Asher has separately agreed to vote all his MGI Common Shares in favour of the Arrangement. See "The Transaction -- Lock-Up Agreement".

    CONDITIONS TO CLOSING

    The obligations of the parties to complete the Transaction upon the terms set out in the Arrangement Agreement are subject to a number of conditions, the material terms of which are summarized below. If each of the following conditions has not been satisfied or waived prior to August 31, 1998, any party may terminate the Arrangement Agreement.

    MUTUAL CONDITIONS

    The obligations of each of Discreet, Subco and MGI to complete the Arrangement are subject to the following conditions:

    (i) the Arrangement, as proposed or with any amendment acceptable to each of Discreet and MGI, acting reasonably, shall have been approved by the MGI Shareholders at the Special Meeting in compliance with applicable Securities Legislation;

    (ii) the Interim Order and the Final Order shall each have been obtained in form and substance satisfactory to each of Discreet and MGI, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to each of Discreet and MGI, acting reasonably, on appeal or otherwise;

   (iii) all material approvals, waivers or consents that are necessary in connection with the Arrangement shall have been obtained on terms that do not have a Material Adverse Effect on MGI or on Discreet and its subsidiaries taken as a whole;

    (iv) no judgement or order shall have been issued by any domestic or foreign court or tribunal or governmental agency or other regulatory authority or administrative agency or commission or any elected or appointed public official, no action, suit or proceeding shall have been taken by any person, and no law or policy shall have been proposed, enacted, promulgated or applied,

       (a) which makes it illegal or otherwise directly or indirectly restrains, cease trades, enjoins, prohibits or imposes limitations or conditions on the completion of the Arrangement, or which could reasonably be expected to have any such effects, or which has a Material Adverse Effect on either Discreet and its subsidiaries taken as a whole or on MGI; or

       (b) that, if the Arrangement were completed, could reasonably be expected to have a Material Adverse Effect on either Discreet and its subsidiaries taken as a whole or on MGI; and

    (v) any applicable waiting periods under the HSR Act shall have expired or been earlier terminated.

    CONDITIONS IN FAVOUR OF DISCREET AND SUBCO

    The obligations of Discreet and Subco to complete the Arrangement are subject to the following conditions:

    (i) all necessary corporate or similar action shall have been taken by MGI to authorise the execution and delivery of the Arrangement Agreement and the consummation of the Arrangement;

    (ii) MGI shall have performed each covenant or obligation to be performed by it under the Arrangement Agreement in favour of Discreet on or prior to the Effective Time, if the failure, in the reasonable judgement of Discreet, to comply with such covenant would individually or in the aggregate have a Material Adverse Effect on Discreet and its subsidiaries taken as a whole or on MGI or materially impede the completion of the Arrangement or the other transactions contemplated in the Arrangement Agreement;

   (iii) the representations and warranties of MGI set forth in the Arrangement Agreement shall be true and correct in all respects on and as of the Effective Time (as if made on and as of that date) except as affected by the transactions contemplated or permitted by the Arrangement Agreement, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date, and except where any failure to be true and correct would not have a Material Adverse Effect on MGI;

    (iv) Discreet shall have received a legal opinion from legal counsel to MGI, in form and substance acceptable to Discreet and its legal counsel, acting reasonably;

    (v) the number of MGI Common Shares held by persons entitled to exercise a right of dissent under Section 185 of the OBCA in respect of the Arrangement who have notified MGI of their intention to exercise their right of dissent at or before the Special Meeting, plus the aggregate number of all fractional shares in respect of which MGI Shareholders are to receive cash payments pursuant to the Arrangement shall not exceed 9.99% of the total number of MGI Common Shares on the Effective Date;

    (vi) from the date of the Arrangement Agreement up to and including the Effective Date there shall not have occurred or arisen one or more events or changes that has or would be reasonably likely to have a Material Adverse Effect on MGI;

   (vii) Discreet shall have received a letter of Price Waterhouse, MGI's independent auditors, dated the Effective Date, in connection with the financial disclosure of MGI in this Circular; and

  (viii) Discreet shall have received letters from Price Waterhouse dated the date of this Circular and confirmed in writing within two business days prior to the Effective Date addressed to MGI, regarding the appropriateness of pooling of interest accounting in relation to MGI for the Arrangement under U.S. GAAP in accordance with the Accounting Principal Board Opinion 16 if the Arrangement is closed and consummated in accordance with, or as contemplated by, the Arrangement Agreement.

    CONDITIONS IN FAVOUR OF MGI

    The obligation of MGI to complete the Arrangement is subject to the following conditions:

    (i) all necessary corporate action shall have been taken by Discreet to authorise the execution and delivery of the Arrangement Agreement and the consummation of the Arrangement;

    (ii) Discreet shall have performed each covenant or obligation to be performed by it under the Arrangement Agreement in favour of MGI on or prior to the Effective Time, if the failure, in the reasonable judgement of MGI, to comply with such covenants would, individually or in the aggregate, have a Material Adverse Effect on MGI or on Discreet and its subsidiaries taken as a whole or materially impede the completion of the Arrangement or the other transactions contemplated in the Arrangement Agreement;

    (iv) the representations and warranties made by Discreet in the Arrangement Agreement shall be true and correct in all respects on and as of the Effective Date (as if made on and as of that date) except as affected by the transactions contemplated or permitted by the Arrangement Agreement, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date and except for any failures or breaches of representations and warranties which would not have a Material Adverse Effect on Discreet and its subsidiaries taken as a whole or materially impede the completion of the Arrangement or the transactions contemplated in the Arrangement Agreement;

    (v) MGI shall have received a legal opinion from legal counsel to Discreet, in form and substance acceptable to MGI and its legal counsel, acting reasonably in the circumstances, including with respect to the issuance and resale of Discreet Common shares issued to the MGI Shareholders under the Arrangement being tradeable, registered or exempt from prospectus requirements in each of the provinces of Canada where MGI has shareholders and such other opinion which may reasonably be required from counsel in the United States;

    (vi) the issuance of Discreet Common Shares pursuant to the Arrangement will be, if required, registered under the Securities Act pursuant to a registration statement declared effective by the SEC or pursuant to a rule of the SEC and no stop order suspending such effectiveness shall have been issued or proceedings therefor initiated or threatened by the SEC, or shall be exempt from such registration and all such Discreet Common Shares shall be listed for trading on Nasdaq;

   (vii) MGI shall have received a letter from Price Waterhouse dated the date of this Circular and confirmed in writing within two Business Days prior to the Effective Date, addressed to MGI, regarding the appropriateness of pooling of interest accounting in relation to MGI for the Arrangement under U.S. GAAP in accordance with the Accounting Principal Board Opinion 16 if the Arrangement is closed and consummated in accordance with, or as contemplated by, the Arrangement Agreement; and

  (viii) MGI shall have received a letter of Arthur Andersen & Cie, Discreet's independent auditors, dated the Effective Date, in connection with the financial disclosure of Discreet in this Circular.

    REPRESENTATIONS AND WARRANTIES

    In the Arrangement Agreement each of MGI and Discreet made customary representations and warranties to the other regarding, among other things, (i) its due incorporation and qualification and the due incorporation and qualification of each of its subsidiaries; (ii) its capitalization; (iii) its corporate power and authority to enter into, and its due authorization, execution and delivery of, the Arrangement Agreement; (iv) required governmental approvals; (v) the absence of any material adverse changes in its business or condition; (vi) the absence of undisclosed liabilities; (vii) its securities laws filings; (viii) the performance of its obligations under the Arrangement Agreement and the consummation of the Arrangement not violating its articles and by-laws, applicable law and certain material agreements (and the current compliance therewith); and (ix) its financial statements. Additionally, MGI made representations and warranties to Discreet with respect to title to its properties and assets, litigation, labour and employment relations, employee benefit plans, the binding nature of its material contracts, the filing of its tax returns and the payment of certain taxes, certain environmental matters and the possession and compliance with certain governmental licenses. Each of the parties has also agreed to give the other parties prompt notice of any inaccuracies in its representations and warranties, as well as notice of any events that may result in the failure of any closing conditions to be satisfied and notice of any additional third party consents required in connection with the Arrangement.

    COVENANTS

    MGI and Discreet have agreed to cooperate with each other and, as described above, to generally take all such actions as may be necessary for the completion of the Transaction. See "The Transaction -- Arrangement Agreement -- Support of Transaction". The Arrangement Agreement also contains certain specific covenants of the parties as described below.

    BUSINESS IN THE ORDINARY COURSE

    MGI, Discreet and Subco have agreed that prior to the Effective Date, unless Discreet shall otherwise agree in writing or as otherwise expressly contemplated or permitted by the Arrangement Agreement, MGI shall conduct its businesses in the ordinary course of business consistent with past practice. The parties have agreed that prior to the Effective Date, unless MGI shall otherwise agree in writing or as otherwise expressly contemplated or permitted by the Arrangement Agreement, Discreet shall (and shall cause each of its subsidiaries to) conduct its and their respective businesses in the ordinary course of business consistent with past practice.

    NO SOLICITATION

    MGI has agreed that it will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Alternative Proposal, (ii) engage in any discussion or negotiations with, or disclose any non-public information relating to MGI to, or otherwise assist or facilitate, or enter into any agreement or understanding with, or afford access to the properties, books or records of MGI to anyone that has advised MGI that it may be considering making, or that has made, an Alternative Proposal, or (iii) agree to, approve or recommend any Alternative Proposal. Notwithstanding the foregoing commitment, if an unsolicited Alternative Proposal, or an unsolicited expression of interest to make an Alternative Proposal, shall be received by the Board of Directors of MGI prior to the approval of the Special Resolution by the MGI Shareholders at the Special Meeting, then, to the extent the Board of Directors of MGI believes in good faith (after consultation with its financial advisor) that such Alternative Proposal would constitute a Competing Transaction, then MGI and its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it may furnish information in connection therewith and the Board of Directors of MGI shall be entitled to consider, negotiate, approve, recommend to its shareholders and enter into an agreement in respect of such Competing Transaction and such actions shall not be considered a breach of the Arrangement Agreement; provided, that in each such event MGI notifies Discreet of such determination by the Board of Directors of MGI and provides Discreet with a true and complete copy of the Alternative Proposal document with such deletions as are necessary to protect confidential information relating to the business of the third party, provided that material terms or the identity of the person making the Alternative Proposal may not be deleted, if the Alternative Proposal is in writing, or a complete written summary on the same basis, if it is not in writing, and provide Discreet with all documents containing or referring to non-public information of MGI that are supplied to such third party; provided further, that (A) the Board of Directors of MGI has determined, with the advice of MGI's investment bankers, that such third party has demonstrated that there is reasonable assurance that any required financing will be obtained and there are no other apparent impediments to such third party commencing and completing such transaction, (B) MGI may not provide any non-public information to any such third party if it has not prior to the date of the Arrangement Agreement provided (or does not simultaneously with providing such information to such third party provide) such information to Discreet or Discreet's representatives, and (C) MGI provides such non-public information pursuant to a non-disclosure agreement substantially the same as or otherwise at least as restrictive on such third party as the confidentiality agreement between Discreet and MGI dated December 23, 1997 is on Discreet. MGI will notify Discreet immediately (and no later than 24 hours) after receipt of any Alternative Proposal or any notice that any person is considering making an Alternative Proposal or any request for non-public information relating to MGI or for access to the properties, books or records of MGI by any person that has advised MGI that it may be considering making, or that has made, an Alternative Proposal, and will keep Discreet fully informed of the status and non-confidential details of any such Alternative Proposal notice, request or any correspondence or communications related thereto and shall provide Discreet with a true and complete copy of such Alternative Proposal notice or request or correspondence or communications related thereto with such deletions as are necessary to protect confidential information relating to the business of the third party, if it is in writing, or a complete written summary, on the same basis, if it is not in writing.

    COMPETING TRANSACTION

    DISCREET'S RIGHT TO INCREASE CONSIDERATION. Discreet may, in its sole discretion, within five days after receiving notice of a Competing Transaction from MGI or otherwise becoming aware of a potential Competing Transaction and prior to the Special Meeting, agree to amend the Arrangement Agreement to increase the consideration payable to MGI Shareholders either through the issuance of additional Discreet Common Shares or through cash, or a combination thereof, pursuant to the Arrangement to a consideration at least equal in value to that offered under the Competing Transaction. MGI shall be deemed to have agreed to such increase.

    POSTPONEMENT OF SPECIAL MEETING AND TERMINATION. If a Competing Transaction is made or announced at any time within five calendar days prior to the scheduled date of the Special Meeting, either Discreet or MGI may, by notice in writing to the other parties to the Arrangement Agreement, require that the Special Meeting be postponed to a date up to 12 days after the date scheduled for the Special Meeting. If Discreet undertakes to MGI, within two days prior to the scheduled time of the Special Meeting, to amend the exchange ratio and/or payments provided for in the Arrangement to increase the consideration offered to MGI Shareholders, either Discreet or MGI may, by notice in writing to the other parties to the Arrangement Agreement, require that the Special Meeting be postponed to a date up to seven calendar days after the date scheduled for the Special Meeting.

    VALUE OF NON-CASH CONSIDERATION. The cash equivalent value of any non-cash consideration of a Competing Transaction or of the Arrangement shall be valued as of the close of business on the date that the Competing Transaction is received by MGI and shall be mutually agreed upon by a member of either the IDA or the NASD designated by MGI and by another member of the IDA or the NASD designated by Discreet, each acting reasonably. If the two members are unable to agree on the cash equivalent value of such non-cash consideration by 2:00 p.m. on the second day following the date on which the Competing Transaction is received by MGI, MGI and Discreet shall request a third member of the IDA or the NASD to determine the cash equivalent value of the non-cash consideration by 12:00 noon on the following day. If that member does not make such determination by such time, each of the initial members shall advise MGI and Discreet of their respective professional judgement of the cash equivalent value of such non-cash consideration and the cash equivalent value of such non-cash consideration shall be the average of the amounts reflected in such judgements. Any such determination made in accordance with the foregoing provisions shall be binding on the parties to the Arrangement Agreement.

    EXPENSES AND TERMINATION FEES

    Whether or not the Arrangement is consummated, all costs and expenses incurred in connection with the Arrangement Agreement and the transactions contemplated thereby (including, without limitation, the fees and expenses of advisers, accountants and legal counsel) will be paid by the party incurring such expense, except that expenses incurred in connection with printing the Circular, filing fees incurred in connection with the Circular and legal fees relating to the Circular will be shared equally by MGI and Discreet. The estimated costs and fees of MGI in connection with the Transaction including, without limitation, financial advisors' fees, bank fees, filing fees, legal and accounting fees and mailing fees are approximately $950,000.

    MGI has agreed to reimburse Discreet for all out-of-pocket costs and expenses incurred by Discreet in connection with the Arrangement Agreement and the transactions contemplated thereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel) up to the sum of U.S.$1,000,000, provided that Discreet is not in material breach of any representation, warranty, covenant or agreement contained in the Arrangement Agreement, in the event that: (i) Discreet or MGI terminates the Arrangement Agreement if any required approval of the MGI Shareholders or the Court shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at the Special Meeting or any adjournment thereof; or (ii) Discreet terminates the Arrangement Agreement if there has been a breach of any representation, warranty, covenant or agreement contained in the Arrangement Agreement on the part of MGI, if such breach has a Material Adverse Effect on MGI, on Discreet or on the Arrangement or such breach materially impedes the completion of the Arrangement, and best efforts are not being employed to cure such breach within ten days after notice thereof is given to the party committing such breach and, in any event such breach has not been cured within 15 days; or (iii) Discreet terminates this Agreement if the Board of Directors of MGI has withdrawn or modified in a manner adverse to Discreet its approval or recommendation of the Arrangement, the Arrangement Agreement or the transactions contemplated thereby or shall fail to reaffirm such approval or recommendation upon Discreet's request, or shall have resolved to do any of the foregoing, and the MGI Shareholders do not approve the Arrangement as required in the Interim Order or the Arrangement is not submitted for their approval, in all cases in circumstances where there is a Competing Transaction.

    MGI has also agreed to pay Discreet (in addition to any amounts otherwise payable as described above) the sum of U.S.$4,500,000 in the event that the Arrangement Agreement is terminated in accordance with (i) or (iii) above, in each case in circumstances where there is an Alternative Proposal, and prior to such termination or within twelve months after the date of such termination MGI enters into a definitive amalgamation agreement or other business combination agreement regarding a Competing Transaction or Alternative

Proposal or recommends that MGI Shareholders tender their MGI Common Shares in response to a tender or exchange related to a Competing Transaction or Alternative Proposal, or resolves to do any of the foregoing provided, however, that solely for these purposes, the term "Alternative Proposal" means any offer or proposal for, or any indication of interest in (i) an amalgamation, a consolidation, an arrangement or other business combination involving MGI or any of its subsidiaries, (ii) the acquisition of more than 50% of the outstanding shares in the share capital of MGI (including without limitation by way of a tender offer or an exchange offer), (iii) the acquisition of beneficial ownership or a right to acquire beneficial ownership of, directly or indirectly, together with persons acting in concert, or more than 50% of the then outstanding shares in the share capital of MGI, (iv) the acquisition of any material assets (excluding the sale or distribution of assets in the ordinary course of business) of MGI or any of its subsidiaries, or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing, in each case other than the transactions contemplated by the Arrangement Agreement.

    Discreet has agreed to reimburse MGI for all out-of-pocket costs and expenses incurred by MGI in connection with the Arrangement Agreement and the transactions contemplated thereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel) up to the sum of U.S.$1,000,000, provided that MGI is not in material breach of any representation, warranty, covenant or agreement contained in this Agreement, in the event that MGI terminates this Agreement in the event there has been a breach of any representation, warranty, covenant or agreement contained in the Arrangement Agreement on the part of Discreet, if such breach has a Material Adverse Effect on Discreet, on MGI or on the Arrangement or such breach materially impedes the completion of the Arrangement, and best efforts are not being employed to cure such breach within ten days after notice thereof is given to the party committing such breach and, in any event such breach has not been cured within 15 days.

    DISCREET'S OPTION TO ACQUIRE MGI COMMON SHARES

    MGI has granted to Discreet in the Arrangement Agreement the right to purchase up to 4,795,442 MGI Common Shares at a price of $5.32 per MGI Common Share (the "Option"). Provided that Discreet is not in material breach of the Arrangement Agreement, the Option may be exercised following the occurrence of any of the following events: (i) any person (other than Discreet or any affiliate of Discreet) shall have commenced a tender offer or exchange offer to purchase any MGI Common Shares such that, upon consummation of such offer, the offeror together with any person or persons acting jointly or in concert with the offeror, shall have acquired 20% or more of the outstanding MGI Common Shares; (ii) any person, together with any person (other than Discreet or any affiliate of Discreet) or persons acting jointly or in concert with such person, shall have acquired 9.9% or more of the then outstanding MGI Common Shares; or
(iii) the MGI Shareholders shall not have approved the Arrangement at the Special Meeting, such meeting shall not have been held or shall have been cancelled prior to termination of the Arrangement Agreement or the Board of Directors of MGI shall have withdrawn or modified in a manner adverse to Discreet its approval or recommendation of the Arrangement, the Arrangement Agreement or the transactions contemplated thereby, in each case where such action was not occasioned by the occurrence of one or more events or changes that has or would be reasonably likely to have a Material Adverse Effect on Discreet and its subsidiaries, taken as a whole, and in each case after any person (other than Discreet or any affiliate of Discreet) shall have made an Alternative Proposal. In the circumstances described above, the Option may be exercised in whole or in part at any time and from time to time until its expiry on the earlier of (iv) the Effective Date, (v) the date which is twelve months from the date of the Arrangement Agreement, and (vi) the termination of the Arrangement Agreement, prior to the occurrence of any event described in clauses
(i), (ii) or (iii) of this paragraph.

    Pursuant to the Arrangement Agreement, MGI has agreed that, if and whenever at any time from the date of the Arrangement Agreement and prior to the expiry of the Option, MGI shall reorganize its capital structure or enter into any transactions (other than the Transaction) which has the effect of changing the capital structure of MGI, the terms of the Option (including the number of MGI Common Shares or other securities to be acquired thereunder and the applicable exercise price) shall be adjusted to provide Discreet with the same economic result as it would have had if the Option had been exercised immediately prior to such event.

    TERMINATION OF ARRANGEMENT AGREEMENT

    The Arrangement Agreement may be terminated and the Transaction may be abandoned prior to the Effective Date notwithstanding approval by the MGI Shareholders under the circumstances specified in the Arrangement Agreement, including, without limitation, by mutual consent of Discreet and MGI and by either party if the Arrangement is not consummated by August 31, 1998. The Arrangement Agreement may be terminated at any time prior to the Effective Date:
(i) by either Discreet or MGI (provided that the terminating party is not then in material breach of any representation, warranty, covenant or agreement contained in the Arrangement Agreement) if there has been a breach of any representation, warranty, covenant or agreement contained in the Arrangement Agreement on the part of the other party, such breach has a Material Adverse Effect on the party in breach, on the other party or on the Arrangement or such breach materially impedes the completion of the Arrangement, and best efforts are not being employed to cure such breach within ten days after notice thereof is given to the party committing such breach and, in any event such breach has not been cured within 15 days; (ii) by either Discreet or MGI if the Arrangement shall not have been consummated before the Termination Date (provided that the terminating party is not then in material breach of any representation, warranty, covenant or agreement contained in the Arrangement Agreement); (iii) by either Discreet or MGI if any required approval of the MGI Shareholders or the Court shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at the Special Meeting or any adjournment thereof; (iv) by either Discreet or MGI if (A) the conditions to such party's obligation to close shall have become impossible to satisfy or (B) any permanent injunction or other order of a court or other competent authority preventing the Arrangement shall have become final and non-appealable; (v) by Discreet if the Board of Directors of MGI has withdrawn or modified in a manner adverse to Discreet its approval or recommendation of the Arrangement, the Arrangement Agreement or the transactions contemplated thereby or shall fail to reaffirm such approval or recommendation upon Discreet's request or shall have resolved to do any of the foregoing, provided that in such circumstances the Arrangement Agreement may not be terminated by Discreet unless MGI Shareholders do not approve the Arrangement as required in the Interim Order or the Arrangement is not submitted for their approval; (vi) by Discreet if the certificate of arrangement has not been issued by the Director giving effect to the Arrangement by 5:00 p.m. (Toronto time) on May 29, 1998 provided, however, that Discreet shall have given notice to MGI of the exercise of such right by 7:00 p.m. (Toronto time) on May 29, 1998.

    In the event of the termination of the Arrangement Agreement, it shall, except for the payment obligations of MGI and Discreet described under "The Transaction -- Details of the Transaction -- Expenses and Termination Fees", except for the Option described under "The Transaction -- Details of the Transaction -- Discreet's Option to Acquire MGI Common Shares", and except for certain confidentiality obligations of the parties, become void and of no force and effect and there shall be no liability or further obligation on the part of any party except for liability in respect of fraud or wilful misconduct.

    MGI STOCK OPTIONS

    MGI has in place the MGI Stock Option Plan pursuant to which options for the purchase of an aggregate of 3,030,425 MGI Common Shares were outstanding as at April 15, 1998 (the "MGI Stock Options") with option exercise prices ranging from $1.00 to $4.50 per MGI Common Share. Under the terms of the Arrangement Agreement, upon the Amalgamation of MGI and Subco becoming effective, MGI's obligations with respect to each outstanding MGI Stock Option, whether vested or not, will be assumed by Discreet and, on such assumption, the rights to acquire MGI Common Shares under the MGI Stock Option Plan shall become rights to acquire Discreet Common Shares. Each MGI Stock Option so assumed by Discreet under the Arrangement Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the MGI Stock Option Plan and agreement pursuant to which such MGI Stock Option was issued as in effect immediately prior to the Effective Date, except that (i) such MGI Stock Option will be deemed to constitute an option to purchase that number of Discreet Common Shares equal to the product of the number of MGI Common Shares that the holder of such option would have been entitled to receive had such holder exercised such options immediately prior to the Effective Date (not taking into account whether such option was in fact exercisable) multiplied by the exchange ratio of 0.162 Discreet Common Shares for each MGI Common Share, rounded down to the nearest whole number of Discreet Common Shares, and (ii) the per share exercise price for the Discreet Common Shares issuable upon exercise of such assumed MGI Stock Option will be equal to the quotient determined by dividing the exercise price per MGI Common Share at which such MGI Stock Option was exercisable immediately prior to the Effective Date by the exchange ratio, and rounding the resulting exercise price up to the nearest whole cent. There would have therefore been outstanding as at April 15, 1998 under the MGI Stock Option Plan, after giving effect to the Transaction, options to purchase 490,928 Discreet Common Shares at exercise prices ranging from $6.18 to $27.78 per Discreet Common Share.

    COMPENSATION OPTIONS

    Pursuant to an agency agreement dated January 16, 1997 by and among MGI and Gordon Capital Corporation, Cannacord Capital Corporation and Griffiths McBurney Inc., MGI issued to the aforementioned dealers 175,000 broker special warrants entitling the holders thereof, in the aggregate, to 175,000 compensation options (the "Compensation Options") without additional payment to MGI. Each Compensation Option entitles the holder thereof to purchase, on or before December 29, 1998, one MGI Common Share at a price of $5.25 per share, subject to adjustment. Pursuant to the terms and conditions of the Arrangement Agreement, on the Effective Date, MGI's obligations with respect to each outstanding Compensation Option will be assumed by Discreet and, on such assumption, the right to obtain MGI Common Shares under the Compensation Options shall become the right to obtain Discreet Common Shares. Each Compensation Option so assumed by Discreet under this Agreement shall continue to have, and be subject to, the same terms and conditions as in effect immediately prior to the Effective Date, except that (i) such Compensation Options will be deemed to constitute options to purchase that number of Discreet Common Shares equal to the product of the number of MGI Common Shares that the holders of such Compensation Options would have been entitled to receive had such holder exercised such Compensation Options immediately prior to the Effective Date multiplied by the exchange ratio of 0.162 Discreet Common Shares for each MGI Common Share, rounded down to the nearest whole number of Discreet Common Shares, and (ii) the per share exercise price for the Discreet Common Shares issuable upon exercise of such Compensation Options will be equal to the quotient determined by dividing the exercise price per MGI Common Share at which such Compensation Options were exercisable immediately prior to the Effective Date by the exchange ratio, and rounding the resulting exercise price up to the nearest whole cent.

    INTEL WARRANTS

    MGI entered into a warrant agreement (the "Intel Warrant Agreement") dated as of September 30, 1997 with Intel providing for the issuance to Intel of 1,022,757 common share purchase warrants (the "Intel Warrants") entitling the holder thereof to purchase, until September 30, 2000, 1,022,757 MGI Common Shares at an exercise price equal to the lower of (i) $3.95 per MGI Common Share and (ii) the higher of the then current market price of the MGI Common Shares and $3.20 per MGI Common Share. Pursuant to the terms and conditions of the Arrangement Agreement, on the Effective Date, MGI's obligations with respect to the outstanding Intel Warrants will be assumed by Discreet and, on such assumption, the rights to acquire MGI Common Shares under the Intel Warrants shall become rights to acquire Discreet Common Shares under the Intel Warrants. The Intel Warrants so assumed by Discreet under the Arrangement Agreement shall continue to have, and be subject to, the same terms and conditions as set forth in the Intel Warrant Agreement as in effect immediately prior to the Effective Date, except that (i) the Intel Warrants will be deemed to constitute warrants to purchase that number of Discreet Common Shares equal to the product of the number of MGI Common Shares that the holder of the Intel Warrants would have been entitled to receive had such holder exercised such warrant immediately prior to the Effective Date multiplied by the exchange ratio of 0.162 Discreet Common Shares for each MGI Common Share, rounded down to the nearest whole number of Discreet Common Shares, and (ii) the per share exercise price for the Discreet Common Shares issuable upon exercise of the Intel Warrants will be equal to the quotient determined by dividing the exercise price per MGI Common Share at which the Intel Warrants were exercisable immediately prior to the Effective Date by the exchange ratio, and rounding the resulting exercise price up to the nearest whole cent.

COURT APPROVAL AND COMPLETION OF THE ARRANGEMENT

    An arrangement under the OBCA requires Court approval after the approval thereof by the shareholders of the subject corporation. Prior to the mailing of this Circular, MGI obtained the Interim Order providing for the calling, holding and conduct of the Special Meeting and other procedural matters. A copy of the Interim

Order is attached as Schedule K to this Circular. The Notice of Application for the Final Order appears at the front of this package of which this Circular forms a part.

    Subject to the approval of the Special Resolution by the MGI Shareholders and the determination of the Court, the hearing in respect of the Final Order is scheduled to take place on May 25, 1998 at 10:00 a.m. (Toronto time) in the Court, at 393 University Avenue, Toronto, Ontario. At that hearing, any MGI Shareholder or other interested party who wishes to participate or to be represented or to present evidence or arguments may do so, subject to filing a notice of appearance with the Court and serving such notice of appearance upon MGI's solicitors, and upon all other parties who have filed a notice of appearance, and satisfying other requirements as provided in the Interim Order. The Court will consider, among other things, the fairness of the Arrangement to the MGI Shareholders. The Court may approve the Arrangement either as proposed or as amended in any manner that the Court may direct, subject to compliance with such terms and conditions, if any, as the Court shall order. However, it is a condition to the completion of the Arrangement that the Final Order be, in form and substance, reasonably satisfactory to MGI and Discreet.

    Assuming that the Final Order is granted and that the other conditions to the Arrangement Agreement are satisfied, or waived by the party or parties entitled, it is anticipated that the following will occur substantially simultaneously: the Articles of Arrangement will be filed with the Director to give effect to the Arrangement and the various other documents necessary to complete the Arrangement Agreement will be delivered.

    Subject to the foregoing, it is anticipated that the Arrangement will be completed not later than May 29, 1998.

ANTICIPATED ACCOUNTING TREATMENT

    The Transaction will be accounted for by Discreet using the purchase method of accounting under Canadian GAAP.

    MGI has been advised by Discreet that Discreet currently expects, but is not bound, to account for the Transaction using the pooling of interests method of accounting under U.S. GAAP. This accounting method permits the recorded assets, liabilities and shareholders' equity of both Discreet and MGI to be carried forward on a consolidated basis by Discreet, after giving effect to the Arrangement, at their recorded historical amounts. No recognition of goodwill will be required as result of the Arrangement and consequently, there will be no amortization of goodwill from the Arrangement reflected in Discreet's future financial periods.

    MGI has received an opinion from its independent auditors, Price Waterhouse, based on circumstances existing as at April 15, 1998, to the effect that no conditions exist which relate to MGI that would preclude MGI from being a party to a business combination with Discreet for which the pooling of interests method of accounting under U.S. GAAP would apply. However, in certain circumstances, including in the event that the number of MGI Common Shares held by persons entitled to exercise a right of dissent who have notified MGI of their intention to exercise their right of dissent plus the aggregate number of all fractional shares in respect of which MGI Shareholders are to receive cash payment pursuant to the Arrangement exceeds 9.99% of the number of outstanding MGI Common Shares on the Effective Date, the Arrangement may not qualify for treatment as a pooling of interests under applicable accounting rules and MGI's independent auditors may not be able to render an updated favourable opinion regarding such qualification as of the Effective Date. Under the Arrangement Agreement, Discreet's obligation to consummate the Arrangement is conditional upon the delivery of such updated favourable opinion. The inability of MGI's independent auditors to deliver such updated favourable opinion could entitle Discreet to abandon the Arrangement.

    To help ensure that the parties meet the pre-requisites for pooling of interests accounting treatment under U.S. GAAP, each director and executive officer of Discreet and of MGI has executed and delivered a written agreement to the effect that such person will not sell, transfer, or otherwise reduce his or her interest or risk in his or her MGI Common Shares or Discreet Common Shares prior to the day after Discreet publishes financial statements which reflect 30 days of combined operations post-Transaction, subject to certain DE MINIMIS exceptions.

LOCK-UP AGREEMENT

    Discreet, MGI and Mr. Oren Asher have entered into the Lock-Up Agreement, the material terms of which are summarized below.

    Mr. Asher represented and warranted to Discreet that he is the sole legal and beneficial owner of 2,817,423 MGI Common Shares. Subject to the terms of the Lock-Up Agreement, Mr. Asher has agreed to vote all of his MGI Common Shares in favour of the Arrangement and not to exercise rights of dissent, if any, under applicable legislation or otherwise and to exercise the voting rights attaching to his MGI Common Shares and otherwise, in his capacity as a shareholder, use his best efforts to oppose any proposed action by MGI, its shareholders or any other person: (i) in respect of any amalgamation, merger, sale of MGI's assets, take-over bid, plan of arrangement, reorganisation, recapitalisation, liquidation or winding-up of, reverse take-over or other business combination or similar transaction involving MGI, other than the Arrangement, (ii) which might be regarded as being directed towards or likely to prevent or delay the successful completion of the Arrangement, or (iii) to change the business or condition (financial or otherwise) of MGI which in the sole judgement of Discreet, acting reasonably could, individually or in the aggregate, have a Material Adverse Effect on MGI.

    Except for any action taken in accordance with the Arrangement Agreement or to otherwise fulfil his fiduciary duties as a director of MGI, from and after the date of the Lock-Up Agreement until the earlier of 12:00 a.m. on the Effective Date or the termination of the Lock-Up Agreement, Mr. Asher has agreed that he will not, in his capacity as a shareholder, directly or indirectly, (i) take any action to solicit, initiate or encourage any Alternative Proposal, (ii) engage in any discussion or negotiation with, or disclose any non-public information relating to MGI, or otherwise assist or facilitate, or enter into any agreement or understanding with, or afford access to the properties, books or records of MGI to, any person, entity or group (other than Discreet and its affiliates, agents, and representatives) that has advised MGI that it may be considering making, or that has made, an Alternative Proposal or (iii) agree to, approve or recommend any Alternative Proposal.

REGULATORY APPROVALS AND FILINGS

    Neither Discreet nor MGI is aware of any material licences or regulatory permits that it holds which might be adversely affected by the Transaction or of any approval or other action by any federal, provincial, state or foreign government or administrative or regulatory agency that would be required to be obtained prior to completion of the Transaction, except as described below.

    HSR ACT AND ANTITRUST LAWS (UNITED STATES)

    Under the HSR Act and the regulations promulgated thereunder by the United States Federal Trade Commission (the "Federal Trade Commission"), the Transaction may not be consummated as currently contemplated until notifications have been filed by both Discreet and Intel, a shareholder of both Discreet and MGI, and certain information about Discreet and Intel has been furnished to the Federal Trade Commission and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the applicable waiting period has expired or been terminated.

    Pursuant to the applicable regulations under the HSR Act, the waiting period is 30 days after filings by both Discreet and Intel are made. The waiting period may be reduced if early termination of the waiting period is requested and granted. The waiting period may be extended if a request for additional information ("second request") is made by the Federal Trade Commission or the Antitrust Division and would then expire 20 days after substantial compliance with the second request.

    Filings by Discreet and Intel are expected to be made during the week of April 20, 1998, and early termination of the waiting period will be requested.

    At any time before or after the consummation of the Transaction, and whether or not the waiting period under the HSR Act has expired or been terminated, the Federal Trade Commission, the Antitrust Division or other persons could take action under the U.S. antitrust laws to seek to enjoin, modify or dissolve the Transaction if it would be likely to substantially lessen competition in any line of commerce in any section of the United States or otherwise result in violation of its antitrust laws. It is not expected that such action will be taken. Nevertheless, there can be no assurance that a challenge of the Transaction will not be made or, if such a challenge is made, of the result thereof.

                  MARKET FOR RESALE OF DISCREET COMMON SHARES

STOCK EXCHANGE LISTINGS

    It is a condition to the Transaction that the Discreet Common Shares to be issued or reserved for issuance pursuant to the Arrangement be listed for trading on Nasdaq. Discreet is in the process of preparing the required Nasdaq National Market Notification Form for the Listing of Additional Shares in respect of the listing of such Discreet Common Shares on Nasdaq. Discreet does not currently intend to list the Discreet Common Shares on the TSE or any other stock exchange in Canada.

QUALIFICATION AND RESALE OF THE DISCREET COMMON SHARES

    CANADA

    The distribution of Discreet Common Shares to MGI Shareholders upon the Arrangement taking effect will be exempt from the prospectus and registration requirements of securities legislation in each of the Provinces of Canada. Subject to certain restrictions applicable to distributions of shares from "control blocks", the resale of Discreet Common Shares by MGI Shareholders who receive Discreet Common Shares upon the Arrangement taking effect will be freely transferable in Ontario. MGI Shareholders who are resident in provinces other than Ontario may be subject to restrictions on the resale of Discreet Common Shares in certain circumstances and, accordingly, any such MGI Shareholders desiring to resell any Discreet Common Shares should consult with their legal advisor before engaging in such trade. However, such Discreet Common Shares will be freely transferable on Nasdaq as set forth below.

    UNITED STATES

    The Discreet Common Shares to be issued to holders of MGI Common Shares will not be registered under the Securities Act. Such Shares will be issued in reliance upon the exemption from registration provided by Section 3(a)(10) of the Securities Act. Section 3(a)(10) of the Securities Act exempts from the registration requirements of the Securities Act securities that are issued in exchange for other outstanding securities, where the terms, conditions and fairness of the issuance of such securities have been approved by a court expressly authorized to grant approval to the proposed issuance, after a hearing upon the fairness of the terms and conditions of the issuance at which hearing all persons to whom such securities will be issued have the right to appear.

    Under Section 182 of the OBCA, the Court is authorized to conduct a hearing to determine the fairness of the terms and conditions of the Arrangement, including the proposed issuance of securities in exchange for other outstanding securities. The Court rendered the Interim Order on April 9, 1998, and subject to the approval of the Arrangement by the MGI Shareholders, a hearing on the fairness of the Arrangement will be held on May 25, 1998 by the Court.

    The Discreet Common Shares received by MGI Shareholders in the Transaction will be freely transferable, except for Discreet Common Shares received by persons who are deemed to be "affiliates" (as such term is defined for purposes of Rule 145 under the Securities Act) of MGI at the time the Transaction is submitted for a vote to MGI Shareholders. Persons who may be deemed to be affiliates of MGI generally include individuals or entities that control, are controlled by, or are under common control with, MGI and may include certain officers and directors as well as principal stockholders of MGI. Rule 145(d) under the Securities Act requires that, for specified periods, resales of Discreet Common Shares acquired pursuant to the Arrangement by affiliates of MGI be made in compliance with the volume limitations, manner of sale provisions and current information requirements of Rule 144 under the Securities Act. The volume limitations should not pose any material limitations on any MGI Shareholder who owns less than one percent of Discreet's outstanding Common Shares after the Arrangement unless, pursuant to Rule 144, such stockholder's shares are required to be aggregated with those of another shareholder. Pursuant to the Arrangement, each director, and executive officer, of MGI has executed and delivered to Discreet an agreement to the effect that such person will not offer to sell or otherwise dispose of any Discreet Common Shares issued to such person pursuant to the Arrangement unless such disposition is made in conformity with Rule 145 of the Securities Act, pursuant to an effective registration statement or upon the delivery to Discreet of a written opinion of counsel that such disposition is otherwise exempt from registration under the Securities Act.

                        RIGHTS OF DISSENT UNDER THE OBCA

DISSENT RIGHTS UNDER THE OBCA FOR ARRANGEMENT

    Under the OBCA, holders of MGI Common Shares have a right to dissent with respect to the Arrangement. As a result, any Dissenting Shareholder is entitled to be paid the fair value (determined as at the close of business on the day before the Special Resolution is adopted) of all, but not less than all, of the shares of the same class beneficially held by it in accordance with section 185 of the OBCA, if the shareholder dissents to the Arrangement and the Arrangement becomes effective.

    A holder of MGI Common Shares is not entitled to dissent with respect to the Arrangement, if such holder votes any of such shares beneficially held by it in favour of the Special Resolution authorising the Arrangement. THE EXECUTION OR EXERCISE OF A PROXY DOES NOT CONSTITUTE A WRITTEN OBJECTION FOR PURPOSES OF THE RIGHTS TO DISSENT UNDER THE OBCA.

PROCEDURE FOR DISSENT UNDER THE OBCA

    The following summary does not purport to provide a comprehensive statement of the procedures to be followed by an MGI Shareholder seeking to exercise its dissent rights under the OBCA and section 185 of the OBCA is set forth in its entirety in Schedule J. The OBCA requires adherence to the procedures established therein and failure to adhere to such procedures may result in the loss of all rights of dissent. ACCORDINGLY, EACH MGI SHAREHOLDER WHO MIGHT DESIRE TO EXERCISE RIGHTS OF DISSENT SHOULD CAREFULLY CONSIDER AND COMPLY WITH THE PROVISIONS OF SECTION 185 OF THE OBCA AND CONSULT ITS LEGAL ADVISOR.

    An MGI Shareholder wishing to exercise its dissent rights and receive payment of the fair value of its MGI Common Shares is required to send a written objection to the Special Resolution to MGI at or before the Special Meeting. MGI's address for such purpose is 40 West Wilmot Street, Richmond Hill, Ontario, Canada, L4B 1H8, Attention: Josef Zankowicz. A vote against the Special Resolution or a withholding of votes does not constitute a written objection. Within ten days after the Special Resolution is approved by the MGI Shareholders, MGI (or Amalco or Discreet as its successor) must so notify such shareholder who is then required, within twenty days after receipt of such notice (or if such shareholder does not receive such notice within twenty days after learning of the approval of the Special Resolution), to send to MGI (or Amalco or Discreet as its successor) a written notice containing its name and address, the number and class of shares in respect of which the shareholder wishes to dissent and a demand for payment of the fair value of such shares and, within thirty days after sending such written notice, to send to MGI (or Amalco or Discreet as its successor) or its transfer agent the share certificate or certificates representing the MGI Common Share or MGI Common Shares in respect of which the shareholder dissents.

    An MGI Shareholder who fails to send to MGI (or Amalco or Discreet as its successor), within the appropriate time frame, a written objection to the Special Resolution, demand for payment of fair value and certificates representing the shares in respect of which the shareholder dissents, forfeits the right to make a claim under section 185 of the OBCA. The transfer agent of MGI (or Amalco or Discreet as its successor) will endorse on the share certificates validly received from a Dissenting Shareholder a notice that the holder is a Dissenting Shareholder and will forthwith return the share certificates to the Dissenting Shareholder.

    On sending a demand for payment to MGI, a Dissenting Shareholder ceases to have any rights as a shareholder, other than the right to be paid the fair value of such holder's shares as determined under section 185 of the OBCA, except where:

    (a) the Dissenting Shareholder withdraws the demand for payment before MGI (or Amalco or Discreet as its successor) makes an offer to pay for the Dissenting Shareholder's shares pursuant to the OBCA,

    (b) MGI (or Amalco or Discreet as its successor) fails to make an offer as hereinafter described and the Dissenting Shareholder withdraws the demand for payment, or

    (c) the proposal contemplated in the applicable Special Resolution does not proceed, in which case the Dissenting Shareholder's rights as a shareholder of MGI will be reinstated as of the date the Dissenting Shareholder sent the demand for payment.

    If the proposal contemplated in the applicable Special Resolution becomes effective, MGI (or Amalco or Discreet as its successor) will be required to send, not later than the seventh day after the later of (i) the Effective Date or (ii) the demand for payment is received, to each Dissenting Shareholder whose demand for payment has been received, a written offer to pay for such Dissenting Shareholder's shares such amount as the Board of Directors of MGI (or Amalco or Discreet as its successor) considers fair value thereof accompanied by a statement showing how the fair value was determined. MGI (or Amalco or Discreet as its successor) must pay for the shares of a Dissenting Shareholder within ten days after an offer made as described above has been accepted by a Dissenting Shareholder, but any such offer lapses if MGI (or Amalco or Discreet as its successor) does not receive an acceptance thereof within thirty days after such offer has been made.

    If such offer is not made or accepted within fifty days after the Effective Date, MGI (or Amalco or Discreet as its successor) may apply to a court of competent jurisdiction to fix a fair value for the shares of any Dissenting Shareholder. There is no obligation of MGI (or Amalco or Discreet as its successor) to apply to the court. If MGI (or Amalco or Discreet as its successor) fails to make such an application, a Dissenting Shareholder has the right to so apply within a further twenty days. A Dissenting Shareholder is not required to give security for costs in such an application.

    Upon an application to a court, all Dissenting Shareholders whose shares have not been purchased by MGI (or Amalco or Discreet as its successor) will be joined as parties and be bound by the decision of the court, and MGI (or Amalco or Discreet as its successor) will be required to notify each Dissenting Shareholder of the date, place and consequences of the application and of the right to appear and be heard in person or by counsel. Upon any such application to a court, the court may determine whether any person is a Dissenting Shareholder who should be joined as a party, and the court will then fix a fair value for the shares of all Dissenting Shareholders who have not accepted an offer to pay. The final order of a court will be rendered against MGI (or Amalco or Discreet as its successor) in favour of each Dissenting Shareholder and for the amount of the fair value of the shareholder's shares as fixed by the court. The fair value of such shares as determined by a court will not necessarily be the same as, and could vary significantly from, the fair market value of such shares as determined by the Board of Directors of MGI for purposes of determining the exchange ratio. The court may, in its discretion, allow a reasonable rate of interest on the amount payable to each such Dissenting Shareholder from the date on which the applicable Special Resolution was adopted until the date of payment.

    Discreet's obligation to complete the Arrangement is conditional on the number of MGI Common Shares in respect of which dissent rights are exercised and not withdrawn plus the aggregate number of all fractional shares in respect of which MGI Shareholders are to receive cash payment pursuant to the Arrangement not exceeding 9.99% of the total number of MGI Common Shares on the Effective Date.

                   CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

    In the opinion of Osler, Hoskin & Harcourt, counsel to MGI, the following is a general summary of the principal Canadian federal income tax considerations of the Transaction generally applicable to MGI Shareholders who deal at arm's length with Discreet and MGI, who hold their MGI Common Shares and will hold their Discreet Common Shares as capital property and, in the case of holders who are not residents of Canada, who do not hold or use and are not deemed to hold or use their MGI Common Shares, and will not hold or use and will not be deemed to hold or use their Discreet Common Shares in connection with a business carried on in Canada, all for the purposes of the ITA.

    Shares will generally be considered to be capital property to a holder unless the holder holds them in the course of carrying on a business of buying or selling securities or acquired them in a transaction or transactions considered to be an adventure in the nature of trade. Certain holders resident in Canada whose shares might not otherwise qualify as capital property may be able to make an irrevocable election permitted by subsection 39(4) of the ITA to have every "Canadian security" owned by the holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Shares held by certain financial institutions, including a bank, a trust company, a credit union, an insurance corporation, a registered securities dealer or a corporation controlled by one or more of the foregoing, will generally not be held as capital property and will be subject to special "mark-to-market" rules.

    This summary is based on the current provisions of the ITA, the regulations thereunder (the "Regulations"), the Canada-United States Income Tax Convention
(1980) (the "Convention") and counsel's understanding of the current published administrative and assessing practices of Revenue Canada. This summary also takes into account all specific proposals to amend the ITA and Regulations publicly announced by the Department of Finance of Canada prior to the date hereof (collectively, the "Proposed Tax Amendments"). No assurance can be given that the Proposed Tax Amendments will be enacted or will be enacted as tabled, announced or advised. This summary does not otherwise take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action, nor does it take into account provincial, territorial or foreign tax legislation or considerations which may differ significantly from those discussed herein.

    THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR MGI SHAREHOLDER. ACCORDINGLY, MGI SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR ADVICE WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THEIR PLACE OF RESIDENCE. IN PARTICULAR, FINANCIAL INSTITUTIONS THAT ARE SUBJECT TO THE "MARK-TO-MARKET" RULES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS IN RESPECT OF THE INCOME TAX CONSEQUENCES TO THEM OF THE TRANSACTION, AS THE FOLLOWING DISCUSSION DOES NOT APPLY TO SUCH FINANCIAL INSTITUTIONS.

RESIDENTS OF CANADA

    The following summary is generally applicable to an MGI Shareholder who is a resident or who is deemed to be a resident of Canada for the purposes of the ITA.

    ARRANGEMENT

    No gain or loss will be realised when MGI Common Shares held by an MGI Shareholder are exchanged for Discreet Common Shares upon the Arrangement. Discreet Common Shares received by an MGI Shareholder on the Arrangement will be deemed to have been acquired at a cost equal to the adjusted cost base to the MGI Shareholder of the MGI Common Shares immediately before the Arrangement.

    It is understood that, under the administrative practice of Revenue Canada, if an MGI Shareholder receives cash in an amount not exceeding $200 in lieu of a fraction of a Discreet Common Share on the Arrangement, the holder may ignore the computation of any gain or loss on the partial disposition and reduce the adjusted cost base of the Discreet Common Shares received on the Arrangement by the amount of such cash. Alternatively, the holder may include the gain or loss in the computation of the holder's income if the holder chooses to do so.

    DISCREET COMMON SHARES

    Dividends received on the Discreet Common Shares will be subject to the tax treatment generally applicable to taxable dividends paid by Canadian corporations on ordinary common shares.

    A disposition of Discreet Common Shares will give rise to a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Discreet Common Shares to the holder immediately before the disposition. The cost of Discreet Common Shares acquired under the Arrangement will be averaged with the adjusted cost base to the holder of all other Discreet Common Shares then held by the holder as capital property for the purposes of determining the adjusted cost base to such holder of each Discreet Common Share held.

    A holder will be required to include in his income three-quarters of the amount of any capital gain (a "taxable capital gain") resulting from the disposition of a Discreet Common Share and will be entitled to deduct three-quarters of the amount of any capital loss (an "allowable capital loss") resulting from the disposition of a Discreet Common Share against taxable capital gains realised by the holder in the year of disposition. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding years or carried forward and deducted in any following year against taxable capital gains realised in such years to the extent and under the circumstances described in the ITA.

    Canadian-controlled private corporations are subject to a refundable tax of 6 2/3% on investment income that will be refunded when the corporation pays taxable dividends (at a rate of one dollar for every three dollars of taxable dividends paid). For this purpose, investment income includes interest and taxable capital gains but not dividends deductible in computing taxable income.

    The Discreet Common Shares received by an MGI Shareholder on the Arrangement will be qualified investments under the ITA for trusts governed by a registered retirement savings plan, registered retirement income fund or a deferred profit sharing plan, and will not be foreign property for purposes of the ITA.

RESIDENTS OF THE UNITED STATES

    The following summary of Canadian federal income tax considerations is generally applicable to an MGI Shareholder who is a non-resident or is deemed to be a non-resident of Canada for the purposes of the ITA and who is a resident of the United States for purposes of the Convention.

    ARRANGEMENT

    No gain or loss will be realised when MGI Common Shares held by an MGI Shareholder are exchanged for Discreet Common Shares upon the Arrangement.

    DISCREET COMMON SHARES

    Dividends paid or credited or deemed to be paid or credited by Discreet on the Discreet Common Shares will be subject to Canadian withholding tax. The rate of the withholding tax as reduced by the Convention is 15% (reduced further to 5% if the beneficial owner is a company which owns at least 10% of the voting stock of Discreet).

    A holder will generally not be subject to tax under the ITA on any capital gain, or entitled to deduct any capital loss, realised on the disposition of Discreet Common Shares unless such shares are taxable Canadian property to the holder for purposes of the ITA. Even if such shares are taxable Canadian property to the holder, the holder may be entitled to relief under the Convention. Generally, the Convention provides that gains realized by a resident of the United States on the alienation of shares of a corporation are not subject to Canadian tax unless the shares derive their value principally from real property situated in Canada.

    A Discreet Common Share will be taxable Canadian property of a holder if, at any time within the five-year period immediately preceding the disposition of the Discreet Common Share, 25% or more of the issued shares of any class or series of Discreet were owned by the holder, by persons with whom the holder did not deal at arm's length, or by a combination thereof, or if the MGI Common Shares which were exchanged for Discreet Common Shares on the Arrangement were taxable Canadian property, which will be the case if, at any time within the five-year period immediately preceding the Arrangement, 25% or more of issued shares of any class or series of MGI were owned by the holder, by persons with whom the holder did not deal at arm's length, or by a combination thereof.

DISSENTING SHAREHOLDERS

    Holders of MGI Common Shares are permitted to dissent from the Arrangement in the manner set out in section 185 of the OBCA. A Dissenting Shareholder will be entitled, in the event the Arrangement becomes effective, to be paid the fair value of the MGI Common Shares held by such holder determined as at the appropriate date. See "Rights of Dissent under the OBCA". Under the current administrative practice of Revenue Canada, where a holder of MGI Common Shares dissents from the Arrangement and receives a cash payment for his shares from the amalgamated corporation, the holder of MGI Common Shares is considered to have realised proceeds of disposition rather than a deemed dividend. Dissenting Shareholders should consult their own tax advisors in this regard. Additional income tax considerations may be relevant to Dissenting Shareholders who fail to perfect or who withdraw their claims pursuant to the right of dissent.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The exchange of MGI Common Shares for Discreet Common Shares is not expected to constitute a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Instead, the exchange of MGI Common Shares for Discreet Common Shares is expected to constitute a taxable transaction for U.S. federal income tax purposes. Notwithstanding the foregoing, however, it is possible that the exchange of MGI Common Shares for Discreet Common Shares could constitute a non-taxable "reorganization" for U.S. federal income tax purposes.

    Because the tax consequences under United States federal, state and local tax laws of an exchange of shares of a foreign corporation are complex, holders of MGI Common Shares who are "United States persons" as defined in the Code should consult their tax advisors as to the particular tax consequences to them of participation in the Transaction based on their circumstances. In particular, holders of MGI Common Shares who are United States persons should be aware that the Code imposes adverse tax consequences on shareholders of certain foreign corporations, including, among other things, foreign corporations that are treated as (i) passive foreign investment companies, as defined in Section 1297 of the Code, (ii) foreign personal holding companies, as defined in Section 552 of the Code, (iii) controlled foreign corporations, as defined in Section 957 of the Code, and (iv) foreign investment companies, as defined in Section 1246 of the Code. It is not possible to ascertain with certainty whether MGI or Discreet is currently or will in the future be subject to these provisions of the Code.

    Finally, if the Transaction constitutes a "reorganization" for U.S. federal income tax purposes, holders of MGI Common Shares will be required to file certain information with the U.S. Internal Revenue Service. If such information is not filed, such holders may recognize gain notwithstanding the status of the Transaction as a "reorganization". Consequently, such holders are strongly urged to carefully consider with their tax advisors the United States federal, state and local tax consequences of the Transaction.

                                  RISK FACTORS

    THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY BY MGI SHAREHOLDERS IN EVALUATING WHETHER TO APPROVE THE ARRANGEMENT. AS DESCRIBED BELOW, A NUMBER OF FACTORS COULD ADVERSELY AFFECT THE VALUE OF THE DISCREET COMMON SHARES. BEFORE VOTING IN FAVOUR OF THE SPECIAL RESOLUTION, MGI SHAREHOLDERS SHOULD CAREFULLY CONSIDER, IN LIGHT OF THEIR OWN FINANCIAL CIRCUMSTANCES, THE FACTORS SET FORTH BELOW AS WELL AS OTHER INFORMATION CONTAINED IN THIS CIRCULAR. THESE FACTORS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED IN THIS CIRCULAR. THIS CIRCULAR CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF A VARIETY OF FACTORS, INCLUDING THOSE SET FORTH BELOW AND ELSEWHERE IN THIS CIRCULAR.

RISKS RELATING TO THE TRANSACTION

    INTEGRATION AND MANAGEMENT OF THE COMBINED BUSINESS

    MGI and Discreet have entered into the Arrangement Agreement with the expectation that the Arrangement will result in long-term beneficial synergies for the combined business. These include the combination of the companies' technologies and product offerings to create better, more cost-effective products and the combined businesses' ability to offer integrated solutions. Achieving the anticipated benefits of the Transaction will depend in part upon whether the integration of the two companies' businesses is accomplished in an efficient and effective manner, and there can be no assurances as to the extent that this will occur, if at all. The anticipated benefits of the Transaction may not be fully achieved unless the operations of MGI are successfully combined with those of Discreet in a timely manner. The combination of the two companies will require, among other things, the integration of certain of the product lines, technologies, information systems and administrative, sales and marketing functions. Historically, the sales models used by MGI's and Discreet's sales organizations have differed significantly. There can be no assurance that the combined company will be able to take full advantage of the combined sales force's efforts. The success of this process will be influenced by the ability of the combined business to retain key management, sales, research and development personnel. There is no assurance that this integration will be accomplished smoothly or successfully. In addition, the integration of operations following the Transaction taking effect will require the dedication of management resources, which may temporarily distract attention from the day-to-day business of the combined company. Any material difficulties encountered in the transition process could have an adverse impact on the results of the combined company and could delay or reduce the anticipated benefits and synergies resulting from the merger of Discreet and MGI. In addition, as commonly occurs with mergers of technology companies, during the pre-merger and integration phases, aggressive competitors may undertake initiatives to attract customers through various incentives which could have a material adverse effect on the business, results of operations and financial condition of Discreet, MGI and/or the combined entity.

    RISKS ASSOCIATED WITH FIXED EXCHANGE RATIO

    As a result of the Arrangement, each outstanding MGI Common Share will be exchanged for 0.162 Discreet Common Shares. The Arrangement Agreement does not provide for adjustment of this exchange ratio based on fluctuations in the price of Discreet Common Shares. The specific dollar value of the consideration to be received by MGI Shareholders in the Transaction will depend on the market price of Discreet Common Shares at the Effective Time. The market prices of Discreet Common Shares and MGI Common Shares as of a recent date are set forth herein under "Information Concerning Discreet -- Trading History" and "Information Concerning MGI -- Trading History" and MGI Shareholders are advised to obtain recent market quotations for Discreet Common Shares and MGI Common Shares. No assurance can be given as to the market prices of Discreet Common Shares or MGI Common Shares at any time before the Effective Date or as to the market price of Discreet Common Shares at any time thereafter.

    INTEGRATION OF ACQUIRED COMPANIES

    Discreet has recently completed the acquisitions of D-Vision Systems, Inc., Lightscape Technologies, Inc. and substantially all the assets of Denim Software, L.L.C. and the combined company may acquire other companies, products or technologies in the future. There can be no assurance that these acquisitions and the Transaction with MGI can be effectively integrated, that such acquisitions will not result in costs or liabilities that could materially and adversely affect the combined company's business, operating results and financial condition, or that the combined company will obtain the anticipated or desired benefits of such transaction. In addition to the proposed Transaction with MGI, Discreet has recently completed the purchase of certain products and technology through acquisitions. There can be no assurance that the products and technologies recently acquired will be successful or will achieve market acceptance, or that Discreet will not incur disruptions and unexpected expenses in integrating the operations of the acquired businesses with those of Discreet.

    In addition, with these recent acquisitions, Discreet has for the first time entered the market with special effects software that runs on the Apple Macintosh and Microsoft Windows NT operating systems and editing software that runs on the Microsoft Windows NT operating system. In this market, Discreet expects to confront competitors that have substantially greater financial, technical and marketing resources than Discreet. Furthermore, Discreet anticipates that products developed for these markets will initially be sold primarily through Discreet's current distribution channels. No assurance can be given that Discreet can successfully develop an effective distribution channel in such markets. Finally, there can be no assurance that Discreet will not incur disruptions and unexpected expenses in integrating the operations of Denim Software, L.L.C., D-Vision Systems, Inc. and Lightscape Technologies, Inc. with those of Discreet.

    In the normal course of business, Discreet evaluates potential acquisitions of businesses, products and technologies that would complement or expand Discreet's business. There can be no assurance that Discreet will be able to successfully negotiate, finance or integrate any such acquired businesses, products or technologies. Furthermore, the integration of an acquired business may cause a diversion of management time and resources. There can be no assurance that a given acquisition, when consummated, will not materially adversely affect Discreet.

    COSTS OF INTEGRATION; TRANSACTION EXPENSES

    Discreet and MGI estimate they will incur direct transaction costs of approximately U.S.$3 million associated with the Transaction, which will be included in the purchase price allocation for Canadian GAAP financial statements and charged to operations upon consummation of the Transaction for U.S. GAAP financial statements. Discreet and

MGI believe the combined entity may incur additional charges to operations, which is not currently reasonably estimable, in the quarter in which the Transaction occurs or the following quarter, to reflect costs associated with integrating the two companies. There can be no assurance that the combined company will not incur additional material charges in subsequent quarters to reflect additional costs associated with the Transaction.

    LACK OF PUBLIC MARKET FOR DISCREET COMMON SHARES IN CANADA

    The Discreet Common Shares are not listed on any Canadian stock exchange. Discreet does not intend to list the outstanding Discreet Common Shares or the Discreet Common Shares to be issued pursuant to the Arrangement on the TSE or any other stock exchange in Canada.

    EFFECT OF TRANSACTION ON CUSTOMERS

    There is no assurance that the present and potential customers of MGI and Discreet will continue their current or historical buying patterns following the Transaction and any significant delay or reduction in orders could have an adverse effect on the business and results of operations of the combined business. Certain customers may defer purchasing decisions as they evaluate the proposed Transaction, other merger and product announcements within the same industry, the combined company's future product strategy and current and anticipated product offerings of competitors. Customers may ultimately decide to purchase competitors' products in lieu of the combined company's products. In addition, by increasing the breadth of Discreet's and MGI's respective businesses, the Transaction may make it more difficult for the combined company to enter into new, or to maintain existing, relationships with strategic partners, including customer relationships, some of whom may view the combined company as a more direct competitor than either MGI or Discreet as an independent company.

COMPETITION

    The software industry in general and the digital imaging software market in particular in which MGI and Discreet compete is extremely competitive and characterized by frequent and rapid changes in technology and customer preferences. MGI and Discreet compete with other software vendors for access to distribution channels and customers. Competition is generally based on product features and functionality, ease of use, quality of customer support, timeliness of product upgrades and price, among other factors. As the market for the software products of MGI and Discreet continues to develop and other software vendors expand their product lines to include products that compete with those of MGI and Discreet, competition may intensify. A number of competitors and potential competitors of MGI and Discreet possess significantly greater financial, technical, marketing and sales and other resources than either of them or than will be possessed by Discreet following completion of the Transaction. Accordingly, there can be no assurance that the future products produced by Discreet will be successful or gain market acceptance.

    Following the Transaction, Discreet believes that its ability to compete will depend on elements both within and outside its control, including the success and timing of new product development and product introductions by Discreet and its competitors, product performance and price, distribution and customer support. There can be no assurance that Discreet will be able to compete successfully with respect to these factors. Although Discreet believes that it has certain technological and other advantages over its competitors, maintaining such advantages will require continued investment by Discreet in research and development, sales and marketing and customer service and support. There can be no assurance that Discreet will have sufficient resources to make such investment or that Discreet will be able to make the technological advances necessary to maintain such competitive advantages. In addition, as Discreet enters new markets (including the multimedia software market), distribution channels, technical requirements and levels and bases of competition may be different from those in Discreet's current markets and there can be no assurance that Discreet will be able to compete favourably.

    The market in which Discreet competes is characterized by intense competition. In the realtime segment of the special effects market, Discreet's flame* system competes with Quantel Limited's ("Quantel") Henry product. In certain applications in the non-real-time segment of the market Discreet's system competes with Avid Technology, Inc.'s ("Avid") Illusion product. Discreet's inferno* system competes with Quantel's Domino product and Eastman Kodak Company's ("Kodak") Cineon product. Discreet's fire* and smoke* systems compete with Quantel's Editbox product and Sony Corporation's ("Sony") range of proprietary editing equipment. In addition, Discreet expects that the products gained from the acquisitions of Denim Software, L.L.C. and D-Vision Systems, Inc. will compete with Adobe Systems Incorporated's special effects products and Avid's and Media 100 Inc.'s range of editing products. Many of Discreet's current and prospective competitors, including Quantel, Kodak, Sony, Adobe and Avid, have significantly greater financial, technical, manufacturing and marketing resources than Discreet. Moreover, these companies may introduce additional products that are competitive with those of Discreet, and there can be no assurance that Discreet's products would compete effectively with such products. In addition, as personal computers become more powerful, software suppliers may be able to introduce products for personal computers that would be competitive with Discreet's products in terms of price and performance for professional users.

CERTAIN FACTORS THAT MAY AFFECT DISCREET'S FUTURE RESULTS

    Discreet's future results are subject to substantial risks and uncertainties. Discreet's future financial performance will depend in part on the successful development, introduction and customer acceptance of its existing and new or enhanced products. In addition, in order for Discreet to achieve sustained growth, the market for Discreet's systems and software must continue to develop and Discreet must expand this market to include additional applications within the film and video industries and develop or acquire new products for use in related markets. There can be no assurance that Discreet will be successful in marketing its existing or any new or enhanced products. In addition, as Discreet enters new markets, distribution channels, technical requirements and levels and bases of competition may be different from those in Discreet's current markets and there can be no assurance that Discreet will be able to compete favourably. The markets in which Discreet competes are characterized by intense competition and many of Discreet's current and prospective competitors have significantly greater financial, technical, manufacturing and marketing resources than Discreet. These companies may introduce additional products that are competitive with those of Discreet, and there can be no assurance that Discreet's products will compete effectively with such products. Furthermore, competitive pressures or other factors, including Discreet's entry into new markets, may result in significant price erosion that could have a material adverse effect on Discreet's business and results of operations.

RISKS ASSOCIATED WITH PRODUCT DEVELOPMENT INTRODUCTIONS AND ANNOUNCEMENTS

    The markets for Discreet's systems and software are characterized by evolving industry standards, changing technologies and frequent new product introductions. Discreet's future success will depend in part upon its ability to enhance its existing systems and software and to develop and introduce new products and features which meet changing customer requirements and emerging industry standards on a timely basis. In addition, in connection with Discreet's recent acquisitions, Discreet must integrate the edit*, effect*, paint* and light* products into its product line and operations. There can be no assurance that Discreet will be able to successfully integrate these newly acquired products into its current product line in a timely manner, if at all. Discreet has from time to time experienced delays in introducing new products and product enhancements and there can be no assurance that Discreet will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products or product enhancements. In addition, there can be no assurance that such new products or product enhancements will meet the requirements of the marketplace and achieve market acceptance. Any such failure could have a material adverse effect on Discreet's business and results of operations. Furthermore, products such as those offered by Discreet may contain undetected or unresolved software errors when they are first introduced or as new or enhanced versions are released. Discreet has in the past discovered software errors in certain of its new products and product enhancements. There can be no assurance that, despite significant testing by Discreet, software errors will not be found in new products and product enhancements after commencement of commercial shipments, resulting in delays in or loss of market acceptance. In addition, from time to time Discreet or others may announce products, features or technologies which have the potential to shorten the life cycle of or replace Discreet's then existing products. Such announcements could cause customers to defer the decision to buy or determine not to buy Discreet's products or cause Discreet's distributors to seek to return products to Discreet, any of which would have a material adverse effect on Discreet's business and results of operations. In addition, product announcements by SGI and others in the past have caused customers to defer the decision to buy or determine not to buy Discreet's products. See "Risk Factors -- Dependence on Single Workstation Vendor." In addition, there can be no assurance that products or technologies developed by others will not render Discreet's products or technologies non-competitive or obsolete.

SINGLE MARKET FOR DISCREET'S SYSTEMS; RISKS ASSOCIATED WITH EXPANSION INTO NEW
  MARKETS

    To date, Discreet's products have been purchased primarily by creative professionals for use in production and post-production in the film and video industries. In order for Discreet to achieve sustained growth, the market for Discreet's systems and software must continue to develop and Discreet must expand this market to include additional applications within the film and video industries and develop new products for use in related markets. Discreet recently announced its multi-platform software initiative to develop and market software across Apple Macintosh, Microsoft Windows NT and UNIX operating systems, in addition to its existing real-time turnkey systems solutions, targeted at two new market segments: institutional customers and prosumers (professional consumers). While Discreet believes that the market recognition which it has achieved through sales of flame*, effect*, inferno* and fire* systems to creative professionals will facilitate its marketing efforts in new markets, there can be no assurance that Discreet will be able to successfully develop and market systems and software for other markets, or, if it does so, that such systems and software will be accepted at a rate, and in levels, sufficient to maintain growth. Further, the distribution channels, technical requirements and levels and bases of competition in other markets are different than those in Discreet's current market and there can be no assurance that Discreet will be able to compete favorably in those markets.

FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

    A variety of factors may cause period-to-period fluctuations in the operating results of each of MGI, Discreet and the combined company resulting from the Transaction, including the integration of operations resulting from acquisitions of companies, products or technologies, revenues and expenses related to the introduction of new products or new versions of existing products, changes in selling prices, delays in purchases in anticipation of upgrades to existing products, or introduction of new products (including products of third parties), currency fluctuations, dealer and distributor order patterns or general economic trends. Historical operating results of each of MGI and Discreet or the combined pro forma results set forth in this Circular cannot be relied upon as indicative of future performance of the combined company following completion of the Transaction.

    Discreet believes that its operating results could vary significantly from quarter to quarter. A limited number of system sales may account for a substantial percentage of Discreet's quarterly revenue because of the high average sales price of such systems and the timing of purchase orders. Historically, Discreet has generally experienced greater revenue during the period following the completion of the annual conference of the National Association of Broadcasters ("NAB"), which is typically held in April. Discreet's expense levels are based, in part, on its expectations of future revenue. Therefore, if revenue levels are below expectations, particularly following NAB, Discreet's operating results are likely to be adversely affected, as was the case for the three-month periods ended April 30, 1996 and July 31, 1996. In addition, the timing of revenue is influenced by a number of other factors, including the timing of individual orders and shipments, other industry trade shows, competition, seasonal customer buying patterns, changes in customer buying patterns in response to platform changes and changes in product development, and sales and marketing expenditures. Because Discreet's operating expenses are based on anticipated revenue levels and a high percentage of Discreet's expenses are relatively fixed in the short term, variations in the timing of recognition of revenue could cause significant fluctuations in operating results from quarter to quarter and may result in unanticipated quarterly earnings shortfalls or losses. There can be no assurance that Discreet will be successful in maintaining or improving its profitability or avoiding losses in any future period. Discreet believes that quarter-to-quarter comparisons of its financial results are not necessarily meaningful and should not be relied upon as an indication of future performance.

DISTRIBUTION SYSTEM; POTENTIAL DISTRIBUTION CHANNEL CONFLICT

    Discreet currently markets its systems and software through its direct sales organization and through distributors. Discreet further expects to increase its indirect channel as a result of the Denim, D-Vision and

Lightscape acquisitions. This marketing strategy may result in distribution channel conflicts as Discreet's direct sales efforts may compete with those of its indirect channels.

    Currently, MGI's sales to a relatively small number of distributors account for a substantial percentage of the revenues of MGI. MGI's agreements with these distributors are generally non-exclusive and may be terminated by either party without cause. There can be no assurance following the merger of MGI and Discreet that these distributors will continue their current relationship with the combined business on the same basis, or that they will not give higher priority to the sale of other products, which could include products of competitors. Combined with the fact of increasing concentration of channels of distribution in the software industry, there can be no assurance that MGI will be able to continue to obtain adequate distribution channels for all of its products in the future.

DEPENDENCE ON SINGLE WORKSTATION VENDOR

    Discreet's flame*, effect*, inferno*, fire* and frost* systems currently include workstations manufactured by SGI. There are significant risks associated with this reliance on SGI and Discreet may be impacted by the timing of the development and release of products by SGI, as was the case during fiscal 1996. In addition, there may be unforeseen difficulties associated with adapting Discreet's products to future SGI products. Discreet is an authorized master value added reseller ("VAR") of workstations manufactured by SGI. Discreet's agreement with SGI is subject to annual renewal in May of each year and termination by SGI for cause. The agreement with SGI has been extended through June 30, 1998 and Discreet has no reason to believe that SGI will not renew such agreement. In addition, although Discreet has no reason to believe that it will be unable to obtain sufficient quantities of SGI workstations on a timely basis or that its status as a master VAR will be changed, there can be no assurance that Discreet will continue to be able to procure such workstations in sufficient quantities or on a timely basis or that SGI will continue to recognize Discreet as a master VAR. The success of Discreet also depends, in part, on the continued market acceptance of SGI workstations, in general, and by the professional film and video industries, in particular. Although Discreet intends to continue to evaluate new hardware platforms and may adapt its products as technological advances and market demands dictate, and although Discreet has now entered the market for special effects and editing software, Discreet believes that it will continue to derive substantially all of its revenue for the foreseeable future from the sale and maintenance of systems designed to include SGI workstations. As a result, financial, market and other developments adversely affecting SGI or the sales of workstations, the introduction or acquisition by SGI of products which are competitive with those of Discreet, or the unanticipated timing or pricing of SGI products that could cause customers to defer the decision to buy or determine not to buy Discreet's then available products or systems, could have an adverse effect upon Discreet's business and results of operations, as was the case for the three month period ended January 31, 1996. As a master VAR, Discreet also obtains certain advance access to SGI technology in order to develop compatible systems and to modify and improve existing products. If Discreet were unable to obtain such advance access, it could have an adverse impact on Discreet's business and results of operations.

INTERNATIONAL REVENUES

    For fiscal 1994, 1995 and 1996, and the eleven-month period ended June 30, 1997 revenues from customers outside North America were approximately $4,048,000, $29,033,000, $47,711,000 and $58,171,000, respectively, representing approximately 26%, 45%, 57% and 57%, respectively, of Discreet's total revenues. During fiscal 1995, 1996 and the eleven months ended June 30, 1997, Discreet expanded its direct sales force and distribution channels in Europe and the Pacific Rim at a greater rate than in North America which resulted in revenues from customers outside North America increasing at a significantly higher rate than revenues from customers inside North America. Discreet expects that revenues from customers outside North America will continue to account for a substantial portion of its revenues. International sales are subject to a number of risks, including the following: agreements may be difficult to enforce and receivables difficult to collect through a foreign country's legal system; foreign customers may have longer payment cycles; foreign countries could impose additional withholding taxes or otherwise tax Discreet's foreign income, impose tariffs or adopt other restrictions on foreign trade; fluctuations in exchange rates could affect product demand; and the protection of intellectual property in foreign countries may be more difficult to enforce. There can be no assurance that these factors will not have a material adverse effect on Discreet's future international sales and, consequently, on Discreet's business and results of operations. In addition, fluctuations in exchange rates may render Discreet's products less competitive relative to local product offerings, or could result in foreign exchange losses, depending upon the currency in which Discreet sells its products. To date, Discreet has not engaged in exchange rate hedging activities to minimize the risks of such fluctuations. Discreet may seek to implement hedging techniques in the future with respect to its foreign currency transactions. There can be no assurance, however, that Discreet will be successful in such hedging activities.

LIMITED PROTECTION OF PROPRIETARY TECHNOLOGY; RISK OF THIRD PARTY INFRINGEMENT
  CLAIMS

    Discreet's success is dependent upon its proprietary technology. Although Discreet has five patents and has 70 patent applications on its technology, it relies principally on unregistered copyrights and trade secrets to protect its intellectual property. Discreet generally seeks to enter into confidentiality agreements with its employees and license agreements with its distributors and to limit access to and distribution of its systems, software, documentation and other proprietary information. Until fiscal 1996, substantially all of Discreet's systems were sold without written license agreements. There can be no assurance that Discreet will not be involved in litigation with respect thereto or that the outcome of any such litigation might not be more unfavorable to Discreet as a result of such omissions. Any such litigation could have a material adverse effect on Discreet's business and results of operations. Discreet uses both software and hardware keys with respect to its systems and software but otherwise does not copy-protect its systems and software. It may be possible for unauthorized third parties to copy Discreet's products or to reverse engineer or obtain and use information that Discreet regards as proprietary. There can be no assurance that Discreet's competitors will not independently develop technologies that are substantially equivalent or superior to Discreet's technologies. In addition, the laws of certain countries in which Discreet's products are or may be distributed do not protect Discreet's products and intellectual property rights to the same extent as the laws of Canada or the United States. As the number of software products in the industry increases and the functionality of these products further overlaps, Discreet believes that software products generally may increasingly become the subject of claims that such software products infringe the rights of others.

    Significant and protracted litigation may be necessary to protect Discreet's intellectual property rights, to determine the scope of the proprietary rights of others or to defend against claims of infringement. Discreet attempts to ensure that its systems, software and processes do not infringe any existing proprietary rights of others and is not currently involved in any litigation with respect to intellectual property rights. Discreet receives letters from third parties, from time to time, inquiring about Discreet's products and discussing intellectual property matters, which Discreet reviews to determine the appropriate response, if any. There can be no assurance that third-party claims alleging infringements will not be asserted against Discreet in the future. For example, Discreet received a letter from Avid stating its belief that certain of Discreet's recently acquired D-Vision products utilize inventions claimed in a patent on a media editing system. Discreet has responded to Avid's letter stating Discreet's belief that Discreet is not infringing any valid claim of Avid's patent. To Discreet's knowledge, Avid has not initiated any suit, action, or other proceeding alleging any infringement by Discreet of such patent. If infringement is alleged by Avid, or any other holder of protected intellectual property rights, Discreet could be required to discontinue the use of certain software code or processes, to cease the manufacture, use and sale of infringing products, to incur significant litigation costs and expenses and to develop non-infringing technology or to obtain licenses to use the allegedly infringed technology. There can be no assurance that Discreet would be able to develop alternative technologies or to obtain such licenses or, if a license were obtainable, that the terms would be commercially reasonable or acceptable to Discreet. Moreover, there may be pending or issued parents that extend to Discreet's products, which, together with the growing use of patents to protect technology, increase the risk that third parties may assert infringement claims against Discreet in the future. There can be no assurance that a court to which any infringement claims are submitted would not find that Discreet's products infringe any third party's intellectual property rights. Further, such litigation, regardless of its outcome, could result in substantial costs to and diversion of efforts by Discreet. Litigation may also be necessary to enforce Discreet's intellectual property rights. Any infringement claim or other litigation against or by Discreet could have a material adverse effect on Discreet's business and results of operations.

RELIANCE ON SOLE SOURCE SUPPLIERS

    Discreet is dependent on SGI as Discreet's sole source for video input/output ("I/O") cards used in Discreet's systems. Discreet is also dependant on a single workstation vendor. See "Risk Factors -- Dependance on Single Workstation Vendor." Discreet also purchases electronic tablets manufactured by Wacom Technology Corporation ("Wacom") and believes that while alternative suppliers are available, there can be no assurance that alternative electronic tablets would be functionally equivalent or be available on a timely basis or on similar terms. Discreet generally purchases sole source or other components pursuant to purchase orders placed from time to time in the ordinary course of business and has no written agreements or guaranteed supply arrangements with its sole source suppliers. Discreet has experienced quality control problems and supply shortages for sole source components in the past and there can be no assurance that Discreet will not experience significant quality control problems or supply shortages for these components in the future. Discreet does not maintain an extensive inventory of these components, and an interruption in supply could have a material adverse effect on Discreet's business and results of operations. Because of Discreet's reliance on these suppliers, Discreet may also be subject to increases in component costs which could adversely affect Discreet's business and results of operations.

    Discreet's edit* product requires, and can only be used with, a Targa videographic card manufactured by Truevision, Inc., which distributors customarily purchase and resell to end users as part of a turn-key system. Discreet believes that while alternative suppliers are available, it would take a significant amount of time to integrate any such replacement cards with Discreet's edit* product. There can be no assurance that alternative cards would be functionally equivalent or be available to distributors or users on a timely basis or at a similar price. An interruption in the supply or an increase in price of these cards to edit* software users could have a material adverse effect on Discreet's business and results of operations.

    In addition, MGI currently derives most of its sales from versions of products designed to operate on personal computers using the Windows operating environment. Although MGI has devoted, and the combined company will continue to devote, substantial efforts to the development of software products that are designed to operate on Windows 95 and Windows NT, and to the development of versions of its products which operate on platforms other than Microsoft's Windows operating systems, should MGI be unable in a timely manner to develop and market products that operate on Windows 95 or Windows NT, or their updated versions, Discreet's future revenues from software products could be adversely affected.

MANAGEMENT OF CHANGING BUSINESS

    Since inception, Discreet has experienced substantial changes in its operations which have placed significant demands on Discreet's management and administrative, operational and financial resources. In addition, Discreet's ability to manage growth will require it to continue to implement and improve its operational, financing and management information systems, and to motivate and effectively manage an increasing number of employees. If Discreet's management is unable to manage growth effectively, the quality of Discreet's products, its ability to retain key personnel and its results of operations could be materially adversely affected.

DEPENDENCE ON KEY PERSONNEL

    Discreet's success to date has depended to a significant extent upon a number of key management and technical employees. The loss of the services of one or more of these key employees could have a material adverse effect on Discreet's business and results of operations. Discreet believes that its future success will also depend in large part upon its ability to attract and retain highly skilled technical, management and sales and marketing personnel. Moreover, because the development, marketing and distribution of Discreet's systems and software requires knowledge of film and video production and post-production, key technical personnel must be proficient in a number of disciplines. Competition for such technical personnel is intense, and the failure of Discreet to hire and retain talented technical personnel or the loss of one or more key employees could have an adverse effect on Discreet's business and results of operations.

    Because of the relative shortage of skilled professionals who possess knowledge of film and video production and post-production, Discreet recruits a significant percentage of its personnel from other industry participants. From time to time, Discreet receives notification from other industry participants demanding that

Discreet refrain from recruiting such participants' employees. Although Discreet cannot predict what action these participants may take, it believes that any action taken by these participants with regard to these employees would not have a material adverse effect on Discreet's business and results of operations.

CONTROL BY OFFICERS AND DIRECTORS

    Discreet's officers and directors, in the aggregate, owned beneficially approximately 38.8% of the Discreet Common Shares outstanding as of March 31, 1998. As a result, these shareholders, acting together, would effectively be able to control most matters requiring approval by the shareholders of Discreet, including the election of a majority of the directors or the approval of significant corporate matters, including change of control transactions. Discreet's articles provide for the issuance of Preferred Shares, the terms of which may be fixed by the Board of Directors. These factors could have the effect of delaying, deferring, dissuading or preventing a change of control of Discreet.

EXCHANGE RATE FLUCTUATIONS

    A significant proportion of Discreet's and MGI's products are sold in the United States in U.S. dollars, while a large proportion of their costs are incurred in Canadian dollars. As a result, the profitability and cash flow of Discreet and MGI are affected by exchange rate fluctuations. A significant increase in the value of the Canadian dollar relative to the U.S. dollar would reduce the amount of funds available on conversion of U.S. dollar revenues into Canadian dollars.

VOLATILITY OF STOCK PRICE

    The market price of the Discreet Common Shares has historically been highly volatile and following the completion of the Transaction may continue to be highly volatile. Factors such as announcements of technological innovations or new products by Discreet or its competitors, quarter-to-quarter variations in Discreet's operating results, as well as market conditions in the computer software or hardware industries and changes in earnings estimates by analysts may have a significant impact on the market price of the Discreet Common Shares. Furthermore, stock markets have from time to time experienced extreme price and volume fluctuations, particularly in the high technology sector, that may be unrelated to the operating performance of particular companies. These broad market and industry specific fluctuations may adversely affect the market price of the Discreet Common Shares regardless of operating performance.

                           INFORMATION CONCERNING MGI

    MGI was incorporated under the laws of the Province of Ontario on September 22, 1995. The principal office of MGI is located at 40 West Wilmot Street, Richmond Hill, Ontario, L4B 1H8. On April 30, 1996 MGI amalgamated with Globex Biotechnologies Inc. ("Globex"), a reporting issuer in the Province of Ontario, and continued operating under the name MGI Software Corp.

DESCRIPTION OF BUSINESS

    MGI designs, develops, markets and supports products in the digital photography ("PC Photography"), digital video ("Video Publishing") and three-dimensional graphics ("3D Graphics") markets in the multimedia segment of the computer software industry. MGI also markets a digital desktop publishing product in the desktop publishing ("DTP") segment of the computer software industry. MGI's products are suitable for home and business PC users.

DESCRIPTION OF SOFTWARE PRODUCTS

    MGI currently distributes nine products: MGI PhotoSuite, MGI PC Photography Kit (also sold as PC PhotoStarter Kit), MGI PC Wedding Kit, MGI Sport Cards, MGI PC Activity Kit, MGI PhotoGallery, MGI VideoWave, MGI 3DVision, and MGI Calamus Publisher. MGI also produces and licenses original equipment manufacturer ("OEM") versions of these products.

    PC PHOTOGRAPHY PRODUCTS

    MGI PHOTOSUITE -- This is a 32-bit software program (MGI also offers a 16-bit version) that allows users to edit, organize and be creative with their photographs on a personal computer and the Internet. Its features include enhancement, re-touching, special effects, capturing images from other applications, and cutting and pasting photographs. Over 700 templates are included with the software which can be combined with photographs to quickly create professional-looking collages, posters, photo greeting cards, sport cards, calendars and slide shows with sound, Windows wallpaper and screensavers.

    MGI PhotoSuite allows the user to work with photographs captured from the Internet using Netscape Navigator or Microsoft Explorer, captured from other software programs or digitized using a scanner or digital camera. MGI PhotoSuite provides multimedia file management functions allowing users to easily and quickly organize all of their photographs, graphics, sound files, music and video clips into albums.

    MGI PhotoSuite takes advantage of the fact that Microsoft Windows 95 allows photographs to be placed as OLE-objects (object linking and embedding) in other Windows applications, making MGI PhotoSuite compatible with many other Windows-based software products. It supports popular graphic file formats, including those most often used on the Internet. MGI PhotoSuite has been designed to take advantage of Intel's MMX media enhancement technology which speeds up the manipulation of photographs on Pentium-based computers.

    MGI PhotoSuite can make any photograph Internet-ready by automatically reducing its resolution and converting the image file to JPEG format. Photo albums created using MGI PhotoSuite can be viewed using any Internet browser on a selected background with miniature JPEG "thumbnails" of each picture, with each full-sized picture and a description of the picture immediately available.

    MGI PhotoSuite makes it easy for users to send their photographs to family and friends through electronic mail. Using e-mail software that supports MAPI, a messaging standard developed by Microsoft, users can automatically attach their photos to an e-mail message. By clicking on the attachment, the receiver can easily and quickly view the photos in MGI PhotoSuite.

    With MGI PhotoSuite, regular film camera users are able to access on-line photography services, such as PictureVision, Inc.'s PhotoNet, to order reprints and personalized photo gifts. PhotoNet is an Internet service that allows users to proof, store and order prints and to use photographs processed by photofinishers via the Internet. As well, users are able to organize and archive their photographs electronically through the Internet using a connection with PhotoNet retailers and wholesalers, including Black's Photo, Ritz Cameras, Wolf Camera Centers and Konica Quality Photo.

    MGI PhotoSuite users can mail or take their roll of film to any PhotoNet retailer and elect to have their processed photographs uploaded to an Online PhotoCenter home page. Upon accessing the Online PhotoCenter, photographs can be viewed and modified using MGI PhotoSuite, and then sent via the Internet or stored. Although photographs are displayed on the Internet using a lower resolution, which minimizes downloading time, PhotoNet retailers use high resolution files to generate prints. Order can be picked up at the store or mailed and payment can be made online by credit card.

    MGI PhotoSuite is available on both CD-ROM and floppy disks for Windows 3.x, Windows 95/NT and is also available for the Apple Macintosh but only for OEM distribution. The software is sold with a CD library containing photographs, video clips, and sounds.

    MGI PhotoSuite received Windows Magazine's "Recommended" and Win 100 Awards, Best Buy Awards from Home Office Computing and Small Business Computing magazines, and the Connie Award for best product from The Toronto Sun newspaper.

    A new version of PhotoSuite, MGI PhotoSuite II, based on new software technology developed by MGI, made its debut at Demo 1998, a product showcase conference for the computer industry. MGI PhotoSuite II is among the first products of its kind to be integrated with a Web browser, allowing users quick and easy access to photographs and related services through the Internet. The application is built around a component architecture, which is essentially an assembly of ActiveX controls combined with Scriplets and JavaScript into a

Dynamic HTML interface. The interface, which accommodates both the novice and advanced user, borrows the characteristics of a Web browser and behaves like a Web page, making it intuitive and easy to navigate.

    MGI PhotoSuite II delivers to business and home users a high level of functionality, productivity and entertainment. It includes all the elements and, tools (including professionally rendered templates) that users need to edit, enhance, transform, organize, present, print, use and share photos quickly and easily. In addition, it integrates digital photo devices, and enables users to utilize the Web for PC photography applications.

    MGI PC PHOTOGRAPHY KIT (ALSO SOLD AS PC PHOTOSTARTER KIT) -- This kit makes it easy for regular film camera users to put photographs on a personal computer and the Internet without using a digital camera or scanner. It offers 35-mm film, a special version of MGI PhotoSuite, free processing of film to disk and a photo fun idea guide in one package.

    MGI PC WEDDING KIT -- This kit allows users to put their wedding photos on a personal computer and the Internet. With MGI PC Wedding Kit couples can create co-ordinated, professional-looking wedding invitations, menu covers, place setting cards, wine bottle labels, and more on their own computer. MGI PC Wedding Kit enables couples to customize their wedding day photographs as special keepsakes that they can share with family and friends. The package includes a special version of MGI PhotoSuite, and an idea guide to provide creative inspiration organized around 13 projects in ten co-ordinated themes. It also includes five coupons for free film to disk conversion, 20 wine labels, and special templates and materials for creating distinctive wedding mementos.

    MGI SPORT CARDS -- This kit allows users to make professional-looking sport cards on a personal computer using their sport or team photographs. The package includes 35-mm film, a special version of MGI PhotoSuite, an idea guide, sport card paper and a coupon for free digital film processing. Users can choose sport card templates from over 100 different sports to combine with their photos. MGI Sport Card received an Editor's Choice award from PC Photo Magazine in October of 1997.

    MGI PC ACTIVITY KIT -- This kit allows users to create crafts and jewellery with family photos on a personal computer. The package includes a special version of MGI PhotoSuite, craft and jewellery projects, free processing of film to disk and an idea guide.

    MGI PHOTOGALLERY -- This is a CD-ROM collection of more than 500 professional-quality photographs that can be used in presentations, reports and in creating Web pages on the Internet. The images are stored in low resolution format so that they can be quickly accessed and incorporated into other software programs for Windows or Apple Macintosh computers.

    VIDEO PUBLISHING PRODUCTS

    MGI VIDEOWAVE -- This software lets users quickly and easily capture, edit and produce videos on a personal computer. Designed for the non-technical, general business and home user, MGI VideoWave uses a different approach to video production by eliminating the traditional timeline interface used by other video editing software products. Its storyline interface for video composition, "morphing" console, non-linear editing functionality and real-time preview let users combine moving pictures, animation, graphics, photos, sound, music and narration to "tell a story" in video.

    MGI VideoWave features allow users to capture video and audio from any analog source such as a video camera or videotape player, produce still images from analog video sources or from AVI, QuickTime or MPEG movies, record video conferences, produce video for e-mail attachments or streaming on the Internet, edit video and audio, produce professional effects, titles and transitions, preview edited video and record narration. Users can produce videos in AVI, QuickTime, MPEG and Internet streaming video formats for playback on PCs, Macintosh computers and the Internet or output back to tape.

    MGI VideoWave is a 32-bit program for Microsoft Windows 95/NT. This program supports Intel Indeo and Intel MMX media enhancement technology which speeds up the manipulation of video on Pentium-based computers. The software has built-in support for Microsoft NetShow compliant file formats including ClearVideo from Iterated Systems, VDOLive from VDONet Corp., Web Theater from VXtreme Inc., and VivoActive from Vivo Software, Inc., thereby offering broad capability for distributing and viewing high-quality, full-motion video over the Internet and corporate networks.

    The package ships with MGI's ActiveMovie player and MGI MPEG-1 Encoder ("MME") in order to minimize hard disk space needs, a media library for managing video, photo and audio content, 45 built-in special and transition effects, stock videos and a tutorial.

    In November 1996, Byte Magazine editors gave a pre-production version of MGI VideoWave the Best of Comdex Finalist Award, recognizing it as one of the best new multimedia software products introduced at the Comdex trade show in Las Vegas. In 1997, PC Magazine awarded two Editor's Choice Awards to MGI VideoWave, recognizing it to be the best in its category. MGI VideoWave has also received international awards from Windows Sources magazine in Australia, SVM Multimedia magazine in France and PC Format Magazine in the United Kingdom.

    3D GRAPHICS PRODUCTS

    MGI 3DVISION -- This is a 32-bit software program for Microsoft Windows 95/NT that allows users to create three-dimensional artwork and animation that can be used with other Windows software and the Internet. MGI 3DVision provides users with a set of tools to edit and view 3D objects in real time, and allows users to add textures, lighting and mappings, combine objects, turn two-dimensional objects or text into three-dimensional objects, create animated graphical image files for web pages and turn three-dimensional sculptures into animated characters. The software is currently available for OEM distribution only.

    DESKTOP PUBLISHING PRODUCTS

    MGI CALAMUS PUBLISHER -- This is a comprehensive desktop publishing solution designed for the general business user, as well as for graphics and publishing professionals using Microsoft Windows 95/NT. The software is designed to support Intel's MMX media enhancement technology which improves the handling of large documents and files on Pentium-based personal computers.

    MGI Calamus Publisher can be used to create printed and electronic materials such as newsletters, magazines, newspapers, advertisements, brochures and catalogues. The software enables the user to lay out text and graphics on the computer screen and to review the resulting product in order to refine the document being created. The package includes word processing and graphics features in addition to layout capabilities, and finished documents may be printed on either a laser printer or using typesetting equipment. Through its various modules, the software offers a variety of functions such as integrated vector font graphics, advanced masking, trapping, photo re-touching and colour separations. As well, an HTML export and import feature can be used to publish documents electronically on the Internet or other media. The software is one of the first products to support international languages and character sets within the same document using Microsoft Unicode, a standard that allows the use of every letter of every language in any document. MGI currently expects distribution of MGI Calamus Publisher to commence by the end of fiscal 1998.

BUSINESS AND MARKETING STRATEGY

    MGI's objective has been to achieve a significant market presence in the digital multimedia segment of the computer software industry. In particular, MGI has intended to capitalize on the growing popularity and market acceptance of Microsoft Corporation's Windows operating systems by offering affordable, yet technologically advanced products aimed at the emerging market for photo, video, 3D and digital publishing products.

    MGI's business strategy has focused on the following approaches:

    1) increasing the distribution of MGI products by photo and video manufacturers and retailers;

    2) creating partnerships or alliances with dominant photograph, video and multimedia hardware manufacturers in order to increase the distribution of MGI products;

    3)  designing, building and supporting software products for global markets;

    4) establishing global electronic links between suppliers and MGI software users by taking advantage of the Internet and interactive online commerce; and

    5) designing products that take advantage of leading multimedia enabling technology in order to make MGI's products more attractive to potential customers.

    MGI's marketing strategy has been to establish a broad user base as quickly as possible through retail mass marketing and widespread distribution through OEMs. The first stage in MGI's marketing strategy has involved bundling and distributing special versions of its retail software through OEM partners that are market leaders in photo, video, graphics and multimedia hardware. These special versions have been included in new equipment sold by the OEM distribution partners. At the same time, MGI has distributed the most recent retail versions of its products to software retail distributors and retail chains. These first two stages in MGI's marketing strategy have been designed to create a substantial user base. This user base provides a substantial target market for upgrades, future enhancements and related products to be sold by MGI at additional cost.

    In connection with MGI's strategy of creating alliances with dominant hardware manufacturers, on September 30, 1997 MGI entered into various agreements with Intel pursuant to which, among other things, Intel made a strategic equity investment in MGI. See "The Transaction -- Arrangement Agreement -- Intel Warrants". This equity investment was made to help foster the ongoing business relationship between Intel and MGI. In connection with this investment, Intel was granted certain rights to require MGI to use its best efforts to register the MGI Common Shares held by Intel contemporaneously with other registrations being effected by MGI under the Securities Act.

OEM AND DISTRIBUTION ARRANGEMENTS

    MGI sells its products through traditional software distributors, OEMs of both hardware and software, international distributors, value-added retailers, hardware and software "superstores", retail dealers, mass merchants and photo chains.

    To date, MGI has entered into OEM distribution arrangements with Intel, AST Research, Inc., Citizen America Corporation, Diamond Multimedia, ATI Technologies Inc., Canon, Packard Bell, NEC, Eastman Kodak, Panasonic, Agfa, Sony, Iomega, Miro Computer Products (now Pinnacle Data Systems Incorporated), Yashica, Digital Vision, Konica, Adaptec and Sanyo.

    MGI's products have to date been distributed in Canada and the United States through a number of retail dealers and mass merchants, including: CompUSA, Computer City, Microwarehouse, AFFES, Egghead, Electronic Boutique, Fry's Electronics, Future Shop, Business Depot, Meijers, Office Max, Staples, Best Buy, Office Depot, Micro Center and London Drug. Distributors of MGI's products include Ingram Micro, Merisel, Multimicro Inc., Tech Data Corp., Beamscope, Carson Group Inc., Brandess-Kalt-Aetna Group Inc., Pakor, Inc. and Minilab Specialties, Inc.

    In Europe, MGI distributes through Ingram Micro (U.K.) Ltd., Gem Distribution and Sanger Limited in the United Kingdom, Photologic in Ireland, Macrotron AG, Ingram Micro GMBH and ALSO ABC Trading GMBH in Germany, Primax in France, Ingram Micro Belgium in Benelux, Future Systems S.N.C. in Italy and Ingram Micro in Holland.

    In Australia, MGI distributes through Marketing Results Pty. Limited and in Asia MGI has entered into a partnership agreement with Mitsui & Co., Ltd. of Japan, and also distributes its products through Samtek Corporation in Korea and Maxtek in Taiwan.

    There are a number of companies that MGI believes are, or will become, significant participant in its key markets. MGI has formed marketing alliances with several companies, including Kodak Digital Processing (a division of Kodak Corp.), Wolf Camera & Video, Ritz Camera, PictureVision and Black Photo Corporation (a division of Fuji Film Canada).

    MGI also has a number of other arrangements of an informal nature with other OEMs and distributors, including Compaq, Netscape, VDOnet, Iterated Systems, VXtreme and Vivo Software. In certain cases these arrangements involve including MGI promotional materials with their products and/or including parts of their products in MGI products.

SELECTED FINANCIAL INFORMATION FOR MGI

    The following table presents selected financial information for MGI for the periods indicated. This table should be read in conjunction with the financial statements of MGI set forth in Schedule D to this Circular. This table contains financial information prepared in accordance with Canadian GAAP.

    STATEMENTS OF OPERATIONS AND DEFICIT

                                                                                           YEAR ENDED JANUARY 31
                                                                                         --------------------------
                                                                                             1998          1997
                                                                                         ------------  ------------
                                                                                          (thousands, except share
                                                                                                   data)
Revenue................................................................................       $13,348        $5,144
Gross profit...........................................................................        10,688         3,815
Expenses...............................................................................        17,848         8,979
Loss for the year......................................................................        (6,950)       (7,403)
Loss per share.........................................................................         (0.35)        (0.48)
Weighted average number of common shares outstanding...................................    19,958,968    15,355,052

    BALANCE SHEET DATA

                                                                                           YEAR ENDED JANUARY 31
                                                                                         --------------------------
                                                                                             1998          1997
                                                                                         ------------  ------------
                                                                                                (thousands)
Current assets.........................................................................       $18,527        $7,891
Capital assets.........................................................................         1,487           952
Liabilities............................................................................         3,344         2,385
Shareholders' equity...................................................................        16,670         6,458

MANAGEMENT'S DISCUSSION AND ANALYSIS

    LIQUIDITY AND CAPITAL RESOURCES

    Since MGI was incorporated on September 22, 1995, it has raised an aggregate of approximately $4,756,000 through private placements of MGI Common Shares (other than special warrant offerings) and $1,500,000 in respect of the private placement of the MGI Debentures (as defined below), none of which debentures remain outstanding. MGI also raised approximately $4,289,000, net of the agents' fee and offering expenses, in respect of an offering of 2,744,000 special warrants on May 15, 1996, approximately $2,685,000, net of the agents' fee and offering expenses, in respect of an offering of 1,200,000 special warrants on January 16, 1997 and approximately $13,851,000, net of the agents' fee and offering expenses, in respect of an offering of 3,500,000 special warrants on September 29, 1997. As at January 31, 1998, MGI had net working capital of approximately $15,183,000. In the event that the Transaction is not completed, MGI may seek to raise additional capital to meet its ongoing financial requirements.

    As of January 31, 1998, MGI had no outstanding commitments for capital expenditures except for commitments to pay for certain computer equipment and related software which had been ordered but not delivered. The aggregate amount of such commitments did not exceed $40,000. These commitments were funded through MGI's working capital.

    FINANCIAL YEAR ENDED JANUARY 31, 1998 COMPARED TO FINANCIAL YEAR ENDED
     JANUARY 31, 1997

    During the financial year ended January 31, 1998, MGI had a loss before amortization of software acquisitions of $6,828,000 based upon sales of $13,348,000 expenses including cost of sales of $20,508,000 and interest income of $210,000. The increased losses experienced by MGI during the financial year ended January 31, 1998 as compared to the financial year ended January 31, 1997 were due primarily to increased expenditures on infrastructure and marketing as MGI continued to expand into retail channels throughout North America, Europe and Asia Pacific. The expenses associated with the launching of MGI VideoWave in April of 1997 and the development of MGI PhotoSuite II also contributed to increased losses. During the financial year ended January 31, 1998, retail sales through distributors continued to account for the majority of sales revenues of MGI.

    Amortization of software acquisitions in the financial year ended 1998 was $122,000. Amortization expense decreased significantly in the financial year ended January 31, 1998 as compared to the financial year ended January 31, 1997 because of management's decision to write-off certain software acquisitions as at January 31, 1997.

    Research and development expenses of $4,758,000 for the year were comprised mainly of salary expenses and fees paid to subcontractors for the development of existing and new software. This significant increase in the corporation's investment in research and development during the financial year ended January 31, 1998 as compared to the financial year ended January 31, 1997 was due to an increase in salary expenses as the number of the corporation's employees continued to grow. MGI's need for a greater number of employees was due to the expansion of the corporation's product development department, the development of its OEM business and the overall expansion of its business on a world-wide scale. Research and development expenses of the corporation also included fees paid to subcontractors for the development of existing and new software.

    Marketing and selling expenses of $11,610,000 for the year included expenses incurred to purchase advertising space in magazines, trade publications and mail-order catalogues, as well as expenses incurred for direct mail programs and trade shows. The increase in expenses in the financial year ended January 31, 1998 as compared to the financial year ended January 31, 1997 reflect the expenses incurred by the corporation in entering new markets. More specifically, additional sales and public relations staff were hired to achieve increased sales. As well, marketing and promotional budgets were increased in order to establish wider distribution of MGI's products and to support the launch of additional products. During the financial year ended January 31, 1998, MGI had also increased its presence at trade shows.

    During the financial year ended January 31, 1998, MGI's activities were focused primarily on continuing to establish an infrastructure and implementing the business plan developed by MGI's management team. MGI's results for this period were in line with management's expectations.

    FINANCIAL YEAR ENDED JANUARY 31, 1997 COMPARED TO FINANCIAL YEAR ENDED
     JANUARY 31, 1996

    The results from the financial year ended January 31, 1997 cannot be meaningfully compared to the period from incorporation to January 31, 1996, as the latter was not a complete twelve month period. During the financial year ended January 31, 1997, MGI had a loss before amortization of software acquisitions and write-off of purchased software of $3,635,000 based upon sales of $5,144,000, expenses including cost of sales of $8,903,000 and interest income of $124,000. In comparison, during the period from incorporation to January 31, 1996, MGI's loss before amortization of software acquisitions was $263,000 based on sales of $521,000, expenses including cost of sales of $826,000 and interest income of $42,000.

    During the financial year ended January 31, 1997, management wrote off all significant software acquisitions made during the period from incorporation to January 31, 1996 amounting to $2,363,000. Amortization of software acquisitions in the financial year ended 1997 was $1,405,000 compared to $414,000 in the period from incorporation to January 31, 1996.

    Retail sales through distributors accounted for the majority of sales revenues in both periods. Research and development expenses of $1,731,000 during the financial year ended January 31, 1997 (compared to research and development expenses of $139,000 during the period from incorporation to January 31, 1996) were comprised mainly of salary expenses and fees paid to subcontractors for the development of existing and new software.

    Marketing and selling expenses of $4,547,000 incurred during the financial year ended January 31, 1997 (compared to $252,000 incurred during the period from incorporation to January 31, 1996) included expenses incurred to purchase advertising space in magazines, trade publications and mail-order catalogues, as well as expenses incurred for direct mail programs.

    During the financial year ended January 31, 1997, MGI's activities were focused primarily on continuing to establish an infrastructure and implementing the business plan developed by MGI's management team. MGI's results for this period were in line with management's expectations.

CAPITALIZATION

    The following table sets forth the capitalization of MGI as at January 31, 1998 and April 15, 1998.

                                                                       OUTSTANDING AS AT  OUTSTANDING AS AT
                                                                       JANUARY 31, 1998    APRIL 15, 1998
                                                          AUTHORIZED   -----------------  -----------------
                                                          -----------      (audited)         (unaudited)
MGI Common Shares.......................................   unlimited     $  32,019,301      $  32,079,301(1)(2)(3)

                                                                          (23,963,712        (24,012,462
                                                                            shares)            shares)

------------

(1) In addition, options granted under the MGI Stock Option Plan to purchase an aggregate of 3,030,425 MGI Common Shares were outstanding at April 15, 1998.

(2) An additional 175,000 MGI Common Shares (subject to adjustment) are issuable pursuant to the exercise of Compensation Options. As additional compensation in respect of the special warrant offering dated September 29, 1997, Gordon Capital Corporation, Canaccord Capital Corporation and Griffiths McBurney & Partners were issued 175,000 broker special warrants exercisable for Compensation Options which expire on December 29, 1998. Each Compensation Option is exercisable into one MGI Common Share, subject to adjustment, at an exercise price of $5.25.

(3) In addition, up to 1,022,757 MGI Common Shares (subject to adjustment) are issuable upon the exercise of 1,022,757 warrants issued to Intel, at the lower of (i) $3.95 per MGI Common Share and (ii) the higher of the then current market price of the MGI Common Shares and $3.20 per MGI Common Share. The Intel Warrants expire on September 30, 2000.

DESCRIPTION OF SHARE CAPITAL

    The authorized share capital of MGI consists of an unlimited number of MGI Common Shares. As at April 15, 1998 there were 24,012,462 MGI Common Shares issued and outstanding and the Intel Warrants exercisable for 1,022,757 MGI Common Shares (subject to adjustment). There were also 175,000 MGI Common Shares (also subject to adjustment) issuable upon the exercise of the Compensation Options, and 3,030,425 options to purchase MGI Common Shares outstanding pursuant to the MGI Stock Option Plan. All MGI Common Shares are entitled to participate equally in any dividends declared thereon, and on liquidation or distribution of the assets of MGI. All of the outstanding MGI Common Shares are fully paid and non-assessable and each MGI Common Share has one vote per share at all meetings of shareholders.

PRINCIPAL HOLDERS OF MGI COMMON SHARES

    As at April 15, 1998, Mr. Oren Asher, Chairman of MGI, beneficially owned 2,817,423 MGI Common Shares, being 11.7% of all outstanding MGI Common Shares. Mr. Asher may also be considered to be the beneficial owner of 145,416 MGI Common Shares registered in the name of one of his children, being 0.6% of all outstanding MGI Common Shares. In the aggregate, Mr. Asher could be considered to be the beneficial owner of 2,962,839 MGI Common Shares, being 12.3% of all outstanding MGI Common Shares. Pursuant and subject to the terms of the Lock-Up Agreement, Mr. Asher has agreed to vote all of his 2,817,423 MGI Common Shares in favour of the Special Resolution at the Special Meeting.

    As at April 15, 1998, to the knowledge of the directors and officers of MGI, no person, other than Mr. Asher, beneficially owns, or exercises control or direction over, more than 10% of the outstanding MGI Common Shares.

DIVIDEND RECORD AND POLICY

    Since the date of its incorporation, MGI has not paid any dividends on the outstanding MGI Common Shares.

TRADING HISTORY

    Prior to September 25, 1997, the MGI Common Shares traded on the Canadian Dealing Network ("CDN") where trading commenced on May 10, 1996. On September 25, 1997, the MGI Common Shares were listed and posted for trading on the TSE. The following table shows the reported high and low sale prices and volume of trading of the MGI Common Shares as reported by the CDN and the TSE, as applicable, for the periods indicated.

                                                                                              HIGH        LOW       VOLUME
                                                                                            ---------  ---------  ----------
1996
Second Quarter............................................................................  $    4.25  $    2.50   2,216,802
Third Quarter.............................................................................       3.85       2.50   1,226,036
Fourth Quarter............................................................................       3.30       2.50     988,864

1997
First Quarter.............................................................................  $    3.05  $    2.50     683,023
Second Quarter............................................................................       2.60       1.90   1,120,262
Third Quarter.............................................................................       6.75       2.20   3,398,786
Fourth Quarter............................................................................       6.00       3.00   2,678,108

1998
January...................................................................................  $    4.25  $    3.25     457,737
February..................................................................................       4.75       3.30     955,835
March.....................................................................................       5.45       3.70   6,868,699
April (up to April 15, 1998)..............................................................       5.00       3.65   1,823,743

    On March 6, 1998, the last trading day prior to the announcement by MGI and Discreet of the proposed Transaction, the closing price of the MGI Common Shares on the TSE was $4.55. On April 15, 1998, the closing price of the MGI Common Shares on the TSE was $4.35.

DIRECTORS AND OFFICERS

    DIRECTORS

    The following table sets forth the name, principal municipality of residence of each of the directors of MGI, his present principal occupation and his principal occupation during the past five years:

NAME                             PRESENT PRINCIPAL OCCUPATION                                    DIRECTOR SINCE
-------------------------------  ----------------------------------------------------------  ----------------------
Oren Asher                       Chairman of the MGI Board of Directors                        September 22, 1995
Thornhill, Ontario

    Mr. Asher has been the Chairman of MGI's Board of Directors since January 2, 1996. Prior to that, Mr. Asher was President of Ditek Software Corp., a graphics software development company which he founded in 1985 and which specializes in computer-aided design and drafting.

NAME                             PRESENT PRINCIPAL OCCUPATION                                    DIRECTOR SINCE
-------------------------------  ----------------------------------------------------------  ----------------------
Anthony DeCristofaro             President and Chief Executive Officer of MGI                    April 30, 1996
Woodbridge, Ontario

    Mr. DeCristofaro has been the President and Chief Executive Officer of MGI since December 27, 1995, and has more than 20 years of experience in the high-technology industry. Prior to joining MGI, Mr. DeCristofaro was Vice President and General Manager of AST Canada, a computer hardware company in Toronto, whose annual revenues increased from $30 million to over $350 million in four years. From 1987 to 1991, Mr. DeCristofaro was General Manager of NEC Canada, a computer hardware company. Mr. DeCristofaro has also served on several boards, including Delrina Corporation (a computer software company) from 1988 to 1992, and AST Canada from 1991 to 1995.

NAME                             PRESENT PRINCIPAL OCCUPATION                                    DIRECTOR SINCE
-------------------------------  ----------------------------------------------------------  ----------------------
Joel Goldman                     Chief Financial Officer of MGI                                  April 30, 1996
King City, Ontario

    Mr. Goldman has been the Chief Financial Officer of MGI since October 2, 1995. Prior to his involvement with MGI, Mr. Goldman served five years as the Controller for the Toronto-based manufacturer Jaltex Inc. and its predecessor Jaltex Jewellery of Canada Limited. Prior to that, Mr. Goldman worked eight years in public practice with Laventhol and Horwath, Chartered Accountants.

NAME                             PRESENT PRINCIPAL OCCUPATION                                    DIRECTOR SINCE
-------------------------------  ----------------------------------------------------------  ----------------------
Harvey Goldberg                  Executive Vice-President, Toymax Inc.                           April 30, 1996
Thornhill, Ontario

    Mr. Goldberg is the Executive Vice President of Toymax Inc., a toy manufacturing corporation, and the President of Toymax (H.K.) Limited, a toy manufacturing and international distribution corporation. Mr. Goldberg has held positions with Toymax for more than the past five years.

NAME                             PRESENT PRINCIPAL OCCUPATION                                    DIRECTOR SINCE
-------------------------------  ----------------------------------------------------------  ----------------------
Dennis Bennie                    Chief Executive Officer, XDL Capital Corporation                July 31, 1996
North York, Ontario

    Mr. Bennie has been the Chief Executive Officer since November 1996 of XDL Capital Corporation, which invests in and works with potential high growth companies in the Internet industry. Prior to this, Mr. Bennie co-founded Delrina Corporation and was the Chairman and Chief Executive Officer from 1988 until the sale of Delrina to Symantec Corporation in November 1995. Mr. Bennie was also responsible for co-founding Ingram Micro Inc., Canada which is currently one of the largest software distributors in Canada.

NAME                             PRESENT PRINCIPAL OCCUPATION                                    DIRECTOR SINCE
-------------------------------  ----------------------------------------------------------  ----------------------
Rowland Hanson                   President, C.R.H. & Associates                                  June 30, 1997
Seattle, Washington

    Mr. Hanson currently is, and has been for the past five years, the president and founder of C.R.H. & Associates, a Seattle-based company which provides management consulting services in strategic planning, marketing, communications and general business development. Prior to that, Mr. Hanson served as Vice-President of Corporate Communications at Microsoft where he participated in developing and implementing the original branding strategy for Microsoft which included the naming and launching of Windows.

    OFFICERS

    The executive officers of MGI that perform a policy-making function with MGI include Messrs. Asher, DeCristofaro and Goldman, as well as the officer listed below.

NAME                                PRESENT PRINCIPAL OCCUPATION                OFFICER SINCE
----------------------------------  --------------------------------------  ----------------------
Markus Gunn                              Vice-President of Worldwide Sales       November 11, 1997

    Mr. Gunn joined MGI as a Director of Sales in January, 1996 after four years as General Manager -- Germanic Markets for Corel Corp. in Ottawa.

MGI SHARES HELD BY DIRECTORS

    The following table lists the number of MGI Common Shares beneficially owned or controlled by each director of MGI and their associates.

                                                                                                       NUMBER OF MGI
                                                                                                    COMMON SHARES AS OF
NAME                                                               POSITION                            APRIL 15, 1998
-------------------------------------------  -----------------------------------------------------  --------------------
Oren Asher.................................  Chairman of the Board of Directors                            2,817,423(1)
Anthony DeCristofaro.......................  President, Chief Executive Officer and Director                      --
Joel Goldman...............................  Chief Financial Officer and Director                            195,915
Harvey Goldberg............................  Director                                                             --
Dennis Bennie..............................  Director                                                        172,000
Rowland Hanson.............................  Director                                                             --

---------------

(1) Mr. Asher may also be considered to be the beneficial owner of 145,416 MGI Common Shares registered in the name of one of his children.

    As at April 15, 1998, the directors and senior officers of MGI, as a group, beneficially owned directly or indirectly or exercised control and direction over 3,330,754 MGI Common Shares, representing approximately 13.87% of the issued and outstanding MGI Common Shares.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

    The following sets forth the interest of management and other related parties in material transactions affecting MGI since the date of its incorporation. Other than as set out below, no insider of MGI, or associate or affiliate thereof, had any material interest, direct or indirect, in any transaction since the date of MGI's incorporation or has any material interest, direct or indirect, in any proposed transaction which has or will materially affect MGI:

    (a) Pursuant to an agreement dated as of October 3, 1995 (the "Ditek PhotoSuite Agreement") between MGI and Ditek Software Corp. ("Ditek"), MGI acquired from Ditek all of its rights in and to PhotoSuite (then known as PhotoWorks) in exchange for certain securities of MGI. Because Mr. Asher is associated with both MGI and Ditek as well as being an executive officer of both companies, and because Mr. Goldman owns a minority interest in Ditek, the Ditek PhotoSuite Agreement constitutes a material transaction with a related party. MGI's determination that the consideration payable to Ditek was fair and reasonable in the circumstances was based in part upon the result of an independent valuation of PhotoSuite arranged for by MGI;

    (b) On September 27, 1996, MGI entered into an agreement to purchase from Ditek all rights, title and interest to certain 3-D modelling software for an amount of $1,564,287 plus 5% of all net receipts from sales or leases of the technology for a period of four years. In consideration, MGI issued an aggregate of 471,429 Common Shares and paid cash consideration of $150,000. This transaction took place under subsection 85(1) of the ITA and was recorded on the books of MGI at a nominal value, being the carrying amount in the books of the transferor except to the extent of the cash consideration received. See Note 11 to the MGI Financial Statements in Schedule D. The registered and principal office of Ditek is 60 West Wilmot Street, Richmond Hill, Ontario L4B 1M6;

    (c) For the year ended January 31, 1998, C.R.H. & Associates, a consulting company of which Mr. Hanson is the president, received from MGI approximately $13,000 as compensation for services it provided to MGI. C.R.H. & Associates has been providing consulting services to MGI since June 30, 1997; and

    (d) During the last fiscal year, Mr. Bennie received consulting fees equal to $12,000.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

    COMPENSATION OF DIRECTORS

    Directors who are not employees of MGI do not receive an annual salary, and no arrangement exists for the remuneration of directors as such. The directors are eligible to receive grants under the MGI Stock Option Plan.

    COMPENSATION OF EXECUTIVE OFFICERS

    The following table and notes set forth the actual compensation or awards to Mr. DeCristofaro, Mr. Asher, Mr. Goldman and Mr. Gunn being the only named executive officers of MGI who earned more than $100,000 in salary and bonus in fiscal 1998. For the 1996 financial year, the table sets out the actual compensation paid or awarded to the named executive officers of MGI from the date of its incorporation on September 22, 1995 to January 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                     ANNUAL COMPENSATION                AWARDS
                                                                                      SECURITIES
                                                                                    UNDER OPTIONS
                                                             SALARY        BONUS       GRANTED          ALL OTHER
NAME AND PRINCIPAL POSITION                    YEAR           ($)           ($)          (#)         COMPENSATION(1)
Anthony DeCristofaro,                           1998         125,000       160,324        --               --
President and                                   1997         125,000        99,660        --               --
Chief Executive Officer                         1996(2)       10,417         2,536       300,000           --
Oren Asher,                                     1998         151,800(3)     --            --
Chairman                                        1997         103,621(4)     --            --
                                                1996          33,200(4)     --           200,000
Joel Goldman,                                   1998         120,000        --            25,000           --
Chief Financial Officer                         1997          80,833        --            --               --
                                                1996          20,000        --           110,000           --
Markus Gunn,                                    1998         115,000        46,869        45,000           --
Vice-President of Worldwide Sales               1997         103,712        13,121        --               --
                                                1996           7,727        --           150,000           --

(1) Does not include perquisites or other personal benefits, the value of which did not exceed $10,000 in any of the two financial years ended January 31, 1998.

(2) Mr. DeCristofaro was appointed President and Chief Executive Officer on December 27, 1995.

(3) Amount was paid as a consulting fee to a company owned by Mr. Asher

(4) Includes amounts paid as salary and consulting fees to a company owned by Mr. Asher.

    LONG-TERM INCENTIVE PLAN

    There were no awards or payouts to any of the above named executive officers during the financial year ended January 31, 1998 under any arrangements of the Corporation which would constitute a long-term incentive plan.

    OPTION GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

    The following table provides information concerning options granted to Mr. Goldman and Mr. Gunn during the financial year ended January 31, 1998. There were no options granted to Mr. DeCristofaro or Mr. Asher during this period.

                                                                                          MARKET VALUE OF
                                                  % OF TOTAL OPTIONS                        SECURITIES
                           SECURITIES UNDER           GRANTED TO         EXERCISE OR    UNDERLYING OPTIONS
                           OPTIONS GRANTED           EMPLOYEES IN        BASE PRICE       ON THE DATE OF
NAME                             (#)                FINANCIAL YEAR      ($/SECURITY)    GRANT ($/SECURITY)    EXPIRATION DATE
Joel Goldman            25,000 on May 30, 1997              2.81               2.15               2.15       May 30, 2002
Markus Gunn           20,000 on November 30,                2.25               3.86               3.86       November 30, 2002
                      1997                                  2.81               2.30               2.30       April 30, 2002
                      25,000 on April 30, 1997

    OPTIONS EXERCISED AND YEAR-END OPTION VALUES

    There were no options exercised by Mr. DeCristofaro, Mr. Asher, Mr. Goldman and Mr. Gunn during the financial year ended January 31, 1998. The following table provides information concerning the number and value at January 31, 1998 of unexercised options held by the above-named executive officers. In the table, "in-the-money" options are those where the exercise price was less than the market price of the MGI Common Shares at January 31, 1998.

                                                                       VALUE(1) OF UNEXERCISED
                                            UNEXERCISED OPTIONS AT     IN-THE-MONEY OPTIONS AT
                                               JANUARY 31, 1998            JANUARY 31, 1998
                                                     (#)                         ($)
NAME                                      EXERCISABLE  NON-EXERCISABLE EXERCISABLE NON-EXERCISABLE
Anthony DeCristofaro                         225,000        75,000       517,500       172,500
Oren Asher                                   150,000        50,000       345,000       115,000
Joel Goldman                                  82,500        52,500       189,750        92,000
Markus Gunn                                   37,500       157,500        86,250       283,750

(1) Value is based on the difference between the option exercise price and the fair market value at January 31, 1998, the fiscal year-end ($3.30 per share), multiplied by the number of shares underlying the option.

    EMPLOYMENT, CHANGE-IN-CONTROL AND SERVICE AGREEMENTS

    MGI entered into an agreement with Mr. DeCristofaro pursuant to which he was hired as the President and Chief Executive Officer of MGI effective December 27, 1995 (the "DeCristofaro Agreement"). The DeCristofaro Agreement provides that it may be terminated by MGI with or without cause upon payment to Mr. DeCristofaro of compensation equal to 18 months' base salary at the rate of $125,000 per year and one years' bonus based on the preceding 12 months' sales, at the current rate of bonus. The DeCristofaro Agreement further provides that in the event of a change of control of MGI resulting in the resignation of Mr. DeCristofaro, Mr. DeCristofaro shall give 3 months' notice of such resignation and receive a lump-sum payment of an amount that is equal to 1.5 times his then-current annual salary plus bonuses. Pursuant to the DeCristofaro Agreement, Mr. DeCristofaro receives a salary of $125,000 per annum, exclusive of bonuses, benefits and other compensation. In addition to the annual base salary, Mr. DeCristofaro was entitled to receive an annual bonus equal to 2% of the gross sales (net of returns and bad debts) of all software products by MGI throughout the world for the fiscal year ending January 31, 1997, which resulted in him receiving a bonus of $99,660. Mr. DeCristofaro was entitled to receive an annual bonus equal to 1% of the gross sales (net of returns and bad debts) of all software products by MGI throughout the world for the fiscal year ending January 31, 1998, as well as 0.5% of gross sales based on meeting budgeted losses, which resulted in him receiving a bonus of $160,324.

Mr. DeCristofaro also has been granted options to purchase 300,000 MGI Common Shares at a price of $1.00 per share, which options expire on January 27, 2001. Mr. DeCristofaro is also reimbursed for all expenses incurred from time to time in connection with the carrying out of his duties.

    MGI entered into an agreement with Mr. Goldman pursuant to which he was hired as the Chief Financial Officer of MGI effective January 2, 1996 (the "Goldman Agreement"), an employment/consulting agreement with Mr. Asher pursuant to which he was retained to provide research and development services to MGI effective January 2, 1996 (the "Asher Agreement") and an agreement with Mr. Gunn pursuant to which he was hired as the Vice-President of Worldwide Sales effective November 11, 1997 (the "Gunn Agreement"). The Goldman Agreement and the Asher Agreement have the same terms and conditions as the DeCristofaro Agreement except that they do not contain any bonus provisions and, in the event of termination, each is entitled to compensation equal to 18 months' base salary. The Gunn Agreement does not contain any bonus provisions or termination or change of control clauses.

    Mr. Asher currently receives consulting fees from MGI, which amounted to $151,800 for the financial year ended January 31, 1998. Mr. Asher also has been granted options to purchase 200,000 MGI Common Shares at a price of $1.00 per share, which options expire on January 27, 2001.

    Mr. Goldman currently receives a salary of $120,000 per annum, exclusive of bonuses, benefits and other compensation. Mr. Goldman also has been granted options to purchase 135,000 MGI Common Shares at a price of $1.00 to $2.15 per share, which options expire on May 30, 2002 and January 27, 2001.

    Mr. Gunn currently receives a salary of $115,000, exclusive of bonuses, benefits and other compensation. Mr. Gunn also has been granted options to purchase 195,000 MGI Common Shares at a price of $1.00 to $3.86 per share, which options expire on January 27, 2001, April 30, 2002 and November 30, 2002.

    COMPOSITION OF THE COMPENSATION COMMITTEE

    In the last financial year, the Compensation Committee of MGI performed the functions of determining compensation of MGI's executive officers. The report of the Compensation Committee on these matters is set forth below. Mr. Bennie and Mr. Goldberg served as members of the Compensation Committee for the financial year ended January 31, 1998.

    Neither Mr. Bennie nor Mr. Goldberg are or were officers or employees of MGI. Mr. Asher currently serves as a director and sits on the audit and compensation committees of Toymax Inc., a company in which Mr. Goldberg is an executive officer.

    REPORT ON EXECUTIVE COMPENSATION

    MGI believes that executive compensation should be designed with the objective of attracting and retaining qualified executives by providing compensation packages which are competitive within the market place and by compensating them in a manner which encourages individual performance consistent with shareholder expectations. As such, the Board has approved a compensation package that is comprised of a mix of salary, cash bonus and share options for the President and Chief Executive Officer and a combination of salary and share options for other executives.

    For the salary component, executives are compensated on a level that would be average by reference to competitor practices in the North American computer software industry. The MGI Stock Option Plan provides for the granting of non-transferable options to executives and service providers of MGI to align the interests of management with those of MGI's shareholders. Pursuant to the MGI Stock Option Plan, optionees may acquire common shares of MGI at 100% of the fair market value on the date of the grant. The options granted to Mr. DeCristofaro, Mr. Asher and Mr. Goldman in the financial year ended 1996 have vested as to 50% on April 30, 1996, 25% on April 30, 1997 and an additional 25% of such options shall vest on April 30, 1998. The options granted to Mr. Goldman and Mr. Gunn in the financial year ended 1998 shall vest over four years as to 25% per year. All options expire not later than ten years from the date of the grant. The amount and terms of outstanding options have been taken into account when determining whether and how many new option grants would be made.

    The Compensation Committee has also implemented an annual bonus program for the President and Chief Executive Officer, which provides for cash awards based on a percentage of gross sales and budget expectations.

PERFORMANCE GRAPH

    The following graph charts performance of an investment in MGI Common Shares against the TSE 300 Stock Price Index assuming an investment of $100 on May 10, 1996 (the first day of trading of the MGI Common Shares on the Canadian Dealing Network). No dividends were paid by MGI during this period.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             MGI COMMON SHARES    TSE 300 STOCK PRICE INDEX
5/10/96                  $100.00                    $100.00
5/31/96                  $137.93                    $101.34
7/31/96                  $103.45                     $95.21
9/30/96                  $110.34                    $102.21
11/29/96                  $87.93                    $116.22
1/31/97                   $96.55                    $118.02
3/31/97                   $89.66                    $113.01
5/30/97                   $74.14                    $123.28
7/31/97                  $117.24                    $132.86
9/30/97                  $196.55                    $136.00
11/28/97                 $133.10                    $125.81
1/30/98                  $113.79                    $129.43
3/31/98                  $132.76                    $146.01

                     MAY 10,      MAY 31,     JULY 31,     SEPT. 30,    NOV. 29,     JAN. 31,     MARCH 31,     MAY 30,
                      1996         1996         1996         1996         1996         1997         1997         1997
Common Shares       $  100.00    $  137.93    $  103.45    $  110.34    $   87.93    $   96.55    $   89.66    $   74.14
TSE 300 Stock       $  100.00    $  101.34    $   95.21    $  102.21    $  116.22    $  118.02    $  113.01    $  123.28
Price Index

                    JULY 31,     SEPT. 30,    NOV. 28,     JAN. 30,     MARCH 31,
                      1997         1997         1997         1998         1998
Common Shares       $  117.24    $  196.55    $  133.10    $  113.79    $  132.76
TSE 300 Stock       $  132.86    $  136.00    $  125.81    $  129.43    $  146.01
Price Index

INDEBTEDNESS OF OFFICERS AND DIRECTORS TO MGI

    Since the beginning of the financial year ended January 31, 1998, there has been no indebtedness to MGI by any director or officer or associates, as defined in the SECURITIES ACT (Ontario), R.S.O. 1990, c. S.5, of any such person.

LIABILITY INSURANCE OF DIRECTORS AND OFFICERS

    MGI maintains directors' and officers' liability insurance for the benefit of the directors and officers of MGI. The current annual policy limit is $5,000,000. Protection is provided to directors and officers for wrongful acts or omissions done or committed during the course of their duties as such. Under the insurance coverage MGI is reimbursed for payments which it is required or permitted to make to its directors and officers to indemnify them, subject to a deductible of $25,000 per loss. Individual directors and officers are reimbursed for losses incurred in their capacities as such, which are not subject to a deductible. The annual premium for the period April 10, 1997 to April 9, 1998 was $23,072, all of which was paid by MGI.

AUDITORS, TRANSFER AGENT AND REGISTRAR

    The auditors of MGI for the year ended January 31, 1996 were Cogan + Partners, Chartered Accountants, 255 Albert Street, Suite 904, Ottawa, Ontario, K1P 6A9. The auditors of MGI for the year ended January 31, 1997 and January 31, 1998 were Price Waterhouse, Chartered Accountants, 5700 Yonge Street, Suite 1900, North York, Ontario, M2M 4K7.

    The transfer agent and the registrar for the MGI Common Shares is The Trust Company of Bank of Montreal at its office in Toronto.

                        INFORMATION CONCERNING DISCREET

    In this section, "Discreet" refers to, depending on the context, Discreet, its subsidiaries and its ventures collectively, or Discreet and its subsidiaries.

DESCRIPTION OF BUSINESS

    Discreet develops, assembles, markets and supports non-linear, on-line digital systems and software for creating, editing and compositing imagery and special effects for film, video, HDTV, broadcast and the Web. Discreet's systems and software are utilized by creative professionals for a variety of applications, including feature films, television programs, commercials, music and corporate videos, interactive game production, live broadcasting, as well as Web design. Discreet's systems have played key roles in the creation of special visual effects for films such as TITANIC, FORREST GUMP, INDEPENDENCE DAY, THE FIFTH ELEMENT, BATMAN & ROBIN, CONTACT and AIR FORCE ONE; television programs and special events such as ABC's "WORLD NEWS TONIGHT WITH PETER JENNINGS" and the 1996 United States Presidential elections on ABC and CBS; music videos by artists including U2, REM, Rolling Stones and The Beatles; and commercials for clients such as Nike, Pepsi, AT&T and McDonald's. Discreet believes that creative professionals and designers require tools that simplify their work, enabling them to devote more time to creative activities and less time to technical tasks.

    Discreet offers high-end turnkey systems focused towards three markets: special effects, editing and broadcast production (its "Advanced Systems"). Discreet's Advanced Systems are comprised of proprietary software utilizing workstations manufactured by SGI, scaleable disk arrays and other peripherals. These can be networked together to enable users to manage data more efficiently and collaborate in an integrated production environment. Discreet's systems include its inferno* and flame* systems (special effects), its fire* and smoke* systems (editing), and its frost* system (broadcast production). Discreet's special effects and editing Advanced Systems are used to manipulate digital media in an on-line, real-time environment, providing instant feedback to the creative professional. These systems are currently or are currently being designed to be resolution independent and to allow users to work on uncompressed images from a variety of media sources in the full range of resolutions necessary for film, video and HDTV. In the broadcast production market, Discreet offers its frost* system, a set of modelling, animation and rendering tools for the creation and manipulation of 3D environments, including virtual sets, for broadcast companies. Discreet sells its Advanced Systems worldwide through a direct sales force as well as through high-end, sophisticated distributors.

    Discreet's goal is to become a leading supplier of digital tools used to manipulate still and moving pictures to the high-end professional post-production and broadcast markets, the desktop or new media market, and the consumer markets. To achieve this goal, Discreet plans to further expand and leverage its technology base, customer relationships and existing reputation, extend its product line to include other aspects of the content creation process, and expand its worldwide sales and distribution organization.

    In its efforts to achieve its goal, Discreet recently made three acquisitions to enter the new media marketplace and now offers editing and special effects software which runs on the Microsoft Windows NT, the Apple Macintosh and/or the Unix operating systems. Discreet's desktop or new media software (its "New Media Software") products include its edit* software (formerly D-Vision OnLine) (video editing), its effect* software (formerly Flint and Illuminaire Composition) (special effects), its paint* software (formerly Illuminaire Paint) (special effects), and its light* software (formerly Lightscape) (radiosity). Discreet's New Media Software is primarily used to create, manipulate, and finish computer graphics images, interactive and on-line content. effect* provides 3D video composition, clip animation, and visual effects enabling artists to combine, enhance and modify video frames or sequences of frames with a very high level of efficiency and interactivity. paint* is a vector-based, object-oriented painting and animation system for the manipulation and enhancement of both multi-frame clips and single-frame graphic images. edit* is a real-time non-linear, compressed editing software solution which performs compositing, keying and visual effects on the desktop. light* is a 3D rendering solution that uses advanced radiosity techniques to significantly enhance realism and lighting accuracy in 3D environments created for virtual sets, film and video effects, interactive games and architectural design projects.

    Discreet is a company incorporated by articles of incorporation on September 10, 1991 under Part IA of the COMPANIES ACT (Quebec) whose head office is located at 10 Duke Street, Montreal, Quebec, Canada H3C 2L7. Discreet has sales offices in the United States in New York, Chicago, Los Angeles; Rio de Janeiro, Brazil; London, England; Paris, France; Munich, Germany; Singapore; Bombay, India; and Tokyo, Japan. As of March 31, 1998, Discreet had 397 employees.

PRODUCTS

    The following table sets forth the Discreet products, their market, the date of first shipment by Discreet, and their platform or operating system.

                                                                                   DATE OF FIRST
                                                                                    SHIPMENT BY           PLATFORM /
PRODUCT                                                        MARKET                DISCREET          OPERATING SYSTEM
----------------------------------------------------  ------------------------  -------------------  ---------------------

ADVANCED SYSTEMS
inferno*............................................  Special effects                 October 1995   SGI Onyx2 / Unix

flame*..............................................  Special effects                 January 1993   SGI Octane / Unix

fire*...............................................  Editing                         October 1996   SGI Onyx2 / Unix

smoke*..............................................  Editing                         October 1997   SGI Octane / Unix

frost* (includes product formerly sold as Vapour)...  Broadcast Production            October 1995   SGI Onyx2 and
                                                                                                     SGI Octane / Unix

NEW MEDIA SOFTWARE
effect* (formerly Flint)............................  Special effects                December 1993   SGI O2 / Unix

effect* (formerly Illuminaire Composition)..........  Special effects                    June 1997   Microsoft NT and
                                                                                                     Apple Macintosh

paint* (formerly Illuminaire Paint).................  Special effects                    June 1997   Microsoft NT and
                                                                                                     Apple Macintosh

edit* (formerly D-Vision OnLine)....................  Editing                            July 1997   Microsoft NT

light* (formerly Lightscape)........................  Radiosity                      December 1997   Microsoft NT

ADVANCED SYSTEMS

    Discreet's systems are designed to be intuitive and easy to use. Discreet's systems provide the speed and operational flexibility demanded by the professional film and video industries. The systems use a consistent interface through which operations are controlled via on-screen menus (which users can organize to fit their preferences) and a pressure-sensitive stylus. Discreet's systems include a Sparks developers kit, which allows customers to integrate their own proprietary software or third party software into Discreet's systems' environments. Discreet's systems also offer comprehensive image input/output ("I/O") functions, allowing image or object data to be captured and exchanged between workstations in a studio environment in a variety of formats. For sites with multiple systems, work generated on other platforms can be imported and placed directly onto Discreet's systems' local disk array for integration into the current production. In addition, Discreet's image files can be transferred among local disk arrays. For example, if a user prepares a production on an effect* system, the user can transfer video or film data to the flame* or inferno* systems or video data to the fire* system, for finishing with the client. The flexible systems architecture can result in different system configurations and enables clients to differentiate themselves from their competitors by allowing them to customize their systems.

    SPECIAL EFFECTS SYSTEMS

    FLAME* -- flame* is an on-line, resolution-independent, non-linear, uncompressed digital system. The system is used by creative professionals to create, edit and composite special visual effects in an on-line, real-time environment. Easily integrated into a suite environment and possessing the power and features necessary to serve as the core of a fully digital suite, flame* is designed to allow the operator to create desired effects with near instantaneous feedback. A complete flame* system includes the flame* software, an SGI Octane workstation, a stone* disk array and various I/O devices.

    INFERNO* -- inferno* is an on-line, non-linear, resolution-independent, uncompressed digital system providing all the features of flame* with film tools, and increased image resolution and colour control for digital film work. The system also features tools for grain management, wire and scratch removal and colour calibration. A complete inferno* system includes the inferno* software, an SGI Onyx2 workstation, a stone* disk array and various I/O devices.

    EDITING SYSTEMS

    FIRE* -- fire* is an uncompressed, on-line, non-linear, digital video editing system with special effects capabilities. fire* includes a sophisticated toolset and a gestural, picture-based editing interface, which Discreet believes specifically address the new and expanding requirements needed for on-line finishing. Discreet expects to release a resolution independent (including HDTV) fire* system during calendar 1998. A complete fire* system includes the fire* software, an SGI Onyx2 workstation, stone* disk arrays and various I/O devices.

    SMOKE* -- smoke*, like fire*, is an uncompressed, on-line, non-linear, digital video editing system with limited special effects capabilities. smoke* uses the same gestural, picture-based editing interface as fire*. The primary difference in the two systems is the greater speed of interactivity and processing of fire* as well as greater special effects capabilities than those of smoke*. However, smoke's* special effects capabilities are modular; effects modules may be purchased separately by the customer to augment the special effects capabilities of the baseline smoke* system. A complete smoke* system includes the smoke* software, an SGI Octane workstation, a stone* disk array and various I/O devices.

    BROADCAST PRODUCTION SYSTEMS

    FROST* -- frost* is a computer-based set of modelling, animation and rendering tools for the creation and manipulation of 3D graphics, including virtual sets, for broadcast. Virtual sets are computer generated locales typically used for news, sports and entertainment programming. frost* is designed to operate on the SGI Onyx2 or SGI Octane workstation and allows the user to work completely in real-time or through a combination of real-time and post-produced components.

SYSTEM COMPONENTS

    THE WORKSTATION

    inferno*, fire*, and frost* run on SGI Onyx2 workstations, typically configured with four or eight processors. flame*, smoke* and frost* run on the SGI Octane workstation. The SGI hardware platforms are scaleable and upgradeable (within the same machine) to fit the price and performance criteria of the customer. Each system can be connected to other Discreet systems and to numerous third party software, systems and devices.

    DISK ARRAYS

    Discreet offers stone*, a disk-based storage system for use with its video and high-performance film applications, which is targeted at the production, post-production and broadcast markets. stone* is designed to allow real-time playback of uncompressed video frames in any order, efficiently store any mix of resolutions and ensure image integrity by remaining operational in the event of disk or power supply failure. Discreet commenced full commercial shipments of stone* in April 1995. A disk array is comprised of a number of disks working co-operatively to handle high speed data flows. flame*, inferno*, fire*, smoke*, and frost* must be used with Discreet's stone* disk arrays.

    NETWORKING

    Discreet offers wire*, a high-performance transport system for digital film and video for use with multiple stone* disk arrays. wire* builds on Discreet's disk technology and is designed, if the network provides sufficient bandwidth, to provide real-time CCIR-601 instant access to images located on a disk anywhere within a post-production facility. wire* can be configured as a centralized or distributed network, or both. Discreet began commercial shipments of wire* in the fourth quarter of fiscal 1997.

    I/O

    Third party video tape recorders can be controlled with flame*, inferno*, fire* and smoke's* stylus and tablet. I/O edits can be implemented sequentially using the EDL capabilities of the flame*, inferno*, fire* and smoke* systems. Other third party devices, such as film scanners and recorders, can also be used with Discreet systems for HDTV and film transfers.

NEW MEDIA SOFTWARE

    Through three recent acquisitions, Discreet now offers software-only solutions which run on the Windows NT and the Apple Macintosh operating systems. These acquisitions are part of Discreet's strategy to expand the range of creative professionals served by Discreet and to extend its product line to include other aspects of the content creation process. See "Information Concerning Discreet -- Recent Acquisitions". Discreet's New Media Software is primarily used to create, manipulate, and finish computer graphics images, interactive and on-line content.

    SPECIAL EFFECTS SOFTWARE

    EFFECT* -- Discreet offers two versions of its effect* software: effect* on the SGI O2 workstation (formerly Flint) and effect* on the Apple Macintosh and Microsoft Windows NT operating systems (formerly Illuminaire Composition). effect* is a resolution-independent, non-linear, uncompressed digital system used by creative professionals to create, edit and composite special visual effects. effect* provides 3D video composition, clip animation, and visual effects enabling artists to combine, enhance and modify video frames or sequences of frames with a very high of level of efficiency and interactivity. Discreet acquired the Illuminaire product line as part of Discreet's acquisition of substantially all of the assets of Denim Software L.L.C. ("Denim") on June 12, 1997 (the "Denim Acquisition").

    PAINT* -- (formerly Illuminaire Paint) -- paint* is an Apple Macintosh and Microsoft Windows NT-based paint* software for effects, interactive content and graphic design creation. paint* is resolution-independent, vector-based, object-oriented painting and animation system for the manipulation and enhancement of both multi-frame clips and single-frame graphic images. Discreet acquired the Illuminaire product line as part of the Denim Acquisition.

    EDITING SOFTWARE

    EDIT* -- (formerly D-Vision OnLine) -- edit* is a real-time non-linear, compressed editing software solution which performs compositing, keying and visual effects on the desktop and runs on the Microsoft Windows NT operating system. Discreet acquired edit* as part of the acquisition of all the outstanding shares of capital stock of D-Vision Systems, Inc. ("D-Vision") in July 1997 (the "D-Vision Acquisition").

    RADIOSITY SOFTWARE

    LIGHT* -- (formerly Lightscape) -- light* is a 3D rendering solution that uses advanced radiosity techniques to significantly enhance realism and lighting accuracy in 3D environments created for virtual sets, film and video effects, interactive games and architectural design projects. light* runs on the Microsoft Windows NT operating system. Discreet acquired light* as part of the acquisition of all the outstanding shares of capital stock of Lightscape Technologies, Inc. in December 1997 (the "Lightscape Acquisition").

CUSTOMERS

    Discreet's Advanced Systems are sold primarily to film and video production, post-production and broadcast companies. Discreet's New Media software products are sold in these markets as well as to institutional and educational customers, designers and professional consumers.

    No customer accounted for 10% or more of Discreet's total revenues in fiscal 1996 or 1997.

MARKETING AND SALES

    MARKETING STRATEGY. To date, Discreet has marketed its systems and software primarily to production and post-production companies in the film and video industries. Discreet's principal marketing strategy has been to create awareness of its systems and software through appearances at major international computer graphics and broadcasting tradeshows, such as NAB, ACM SIGGRAPH (U.S.), International Broadcasters Convention ("IBC") (Europe), INTERBEE (Japan) and Montreaux (Europe). Discreet has supported this marketing strategy with direct-mail advertising and advertisements in trade publications. In addition, Discreet believes that the high quality of computer images generated using its products results in significant industry awareness. With permission from its customers, Discreet creates promotional materials utilizing content created using Discreet's products.

    Discreet is marketing its New Media Software products primarily through direct mail advertising, advertising in trade publications, seminars and roadshows, as well as at both international and local tradeshows. In addition, Discreet provides co-operative advertising funding to a number of its distributors who locally advertise its products. As Discreet broadens the markets for its products, Discreet intends to expand its marketing efforts accordingly.

    SALES AND DISTRIBUTION. Discreet sells its Advanced Systems through its direct sales organization, as well as through high-end distributors and resellers. Sales activities in North America are conducted from Discreet's Montreal headquarters, sales offices in Los Angeles, Chicago and New York and field representatives based in Boston, San Francisco, and Atlanta. Discreet also markets its systems and software through sales offices located in the United Kingdom, Spain, France, Germany, Japan, Singapore, India, Hong Kong and Brazil. Discreet's headquarters and each of its sales offices have sales and demonstration capabilities. As of March 31, 1998, Discreet employed 39 direct sales people and 23 demonstration artists worldwide.

    Discreet uses distributors and resellers to sell its New Media Software and in certain cases, its Advanced Systems products in geographic areas generally not served by Discreet's direct sales organization. In addition, many of the distributors who sell the New Media Software product line can also market Discreet's systems for which the distributors or resellers will receive a finder's fee for customer system purchases from Discreet. In the United States, Discreet maintains a direct sales presence in its primary markets including New York, Chicago and Los Angeles. Elsewhere in the United States, Discreet typically sells its products through its distribution network which is managed by Discreet's sales managers. Outside of the United States, Discreet maintains a direct sales presence in its primary markets, including London, Paris, Munich, Singapore and Tokyo. In other areas outside of the United States, Discreet typically sells its products through its distribution network which is managed by Discreet's sales managers. Generally, customers purchasing Discreet's products and/or peripherals from the distributors will also purchase the workstation hardware from the distributors. Discreet provides software and systems integration training to its distributors. Discreet continued its strategy of increasing its distributor relationships since the beginning of fiscal 1997 and fiscal 1998 and increased the number of its distributors during this period. Discreet currently has distribution relationships with over 250 distributors and resellers in over 60 countries. This compares with 48 distributors and resellers in 34 countries at the end of fiscal 1996. Discreet's strategy of marketing its products directly to customers and indirectly through distributors may result in distribution channel conflicts as Discreet's direct sales efforts may compete with those of its indirect channels.

    INTERNATIONAL REVENUES. For fiscal 1995, 1996 and 1997, revenues from customers outside North America accounted for approximately 45%, 57% and 57%, respectively, of Discreet's total revenues. Discreet expects that revenues from customers outside North America will continue to account for a substantial portion of its revenues.

    RESELLER ARRANGEMENTS. Discreet is a master value added reseller ("VAR") of SGI workstations. There are significant risks associated with this reliance on SGI and Discreet may be impacted by the timing of the development and release of products by SGI, as was the case during fiscal 1996. In addition, Discreet has faced and may in the future face unforeseen difficulties associated with adapting Discreet's products to future SGI products. In May 1994, Discreet entered into a Value-Added Reseller Agreement with SGI. The agreement grants to Discreet a non-exclusive right to purchase and license certain hardware products from SGI, including the SGI Onyx2, Octane, and O2 workstations for remarketing by Discreet in the United States. Although the agreement contains no minimum purchase requirements, the volume of systems purchased from SGI affects the percentage discount received by Discreet. The agreement is subject to annual renewal in May of each year and may be terminated by SGI for cause. The agreement with SGI has been extended through June 30, 1998 and Discreet has no reason to believe that SGI will not renew such agreement. Discreet also acts as a reseller and systems integrator of certain peripheral devices used in Discreet's systems, including audio and video I/O cards and electronic tablets. Discreet receives discounts for the purchase price of these products.

    BACKLOG. Discreet has no significant backlog and does not believe that its backlog at any particular point in time is indicative of future sales levels.

SYSTEMS INTEGRATION, SERVICE AND SUPPORT

    Discreet provides its customers with a variety of systems integration, support and training services including on-site and telephone support, and in-house and on-site training in the use of Discreet's products. These services are generally provided under separately priced arrangements with Discreet's customers. In some markets, these services are provided by Discreet's distributors who are compensated for such services directly by the customer. Discreet maintains a staff of persons dedicated to training its distributors in the performance of these services. Discreet believes that its focus on customer service provides it with important information about the evolving needs of its customers. Discreet derived revenues of approximately U.S.$4,770,000, U.S.$11,713,000 and U.S.$13,606,000 from these services in fiscal 1995, 1996 and 1997, respectively.

    Discreet supports its customers in North and South America from Discreet's Montreal office and through its distributors. Customers in Europe and the Pacific Rim are supported from the offices of Discreet's European subsidiaries and by distributors. As of March 31, 1998, Discreet employed a total of 85 persons worldwide in its customer support organization.

RESEARCH AND DEVELOPMENT

    Discreet's research and product development efforts are focused on the continued enhancement of its Advanced Systems and its New Media Software products and the development of new products. Discreet employs a modular development approach which it believes allows it to bring innovative technology to market more rapidly than traditional analog or proprietary hardware-based digital solutions and enables it to take advantage of advances in general purpose workstation technology as they become available. Discreet intends to continue to enhance and upgrade these products on a regular basis.

    In fiscal 1995, 1996 and 1997, Discreet spent approximately U.S.$4,037,000, U.S.$18,792,000 and U.S.$9,980,000 (net of tax credits), respectively, on research and development, representing 6%, 22% and 10%, respectively, of total revenues. Discreet's research and development staff consisted of 111 persons as of March 31, 1998.

    The markets for Discreet's systems and software are characterized by evolving industry standards, changing technologies and frequent new product introductions. Discreet believes that its future success will depend in part on its ability to enhance its existing systems and software and to develop and introduce new products and features which meet changing customer requirements and emerging industry standards on a timely basis. In addition, as a master VAR of SGI workstations, Discreet obtains certain advance access to SGI technology which facilitates its efforts to develop compatible systems and to modify and improve existing products. If Discreet were unable to obtain such advance access, it could have an adverse impact on Discreet's business and results of operations.

    On March 4, 1998, Discreet entered into a Strategic Development Agreement with Intel to develop a new high-end special effects product. Discreet Logic plans to develop new visual effects software for demanding real-time compositing and image processing functions. The software will be designed to run on multiprocessor workstations based on the IA-64 processors and is expected to deliver powerful performance capabilities for the visual effects industry. Intel will provide access to IA-64 technology, aid in optimization of the software, and design components of Merced processor-based workstations to run the software optimally.

PROPRIETARY RIGHTS

    Discreet's success is dependent upon its proprietary technology. Although Discreet currently has five patents and has 70 patent applications on its technology, it relies principally on unregistered copyrights and trade secrets to protect its intellectual property. Discreet generally seeks to enter into confidentiality agreements with its employees and license agreements with its distributors and to limit access to and distribution of its systems, software, documentation and other proprietary information. Until fiscal 1996, substantially all of Discreet's systems were sold without written license agreements. There can be no assurance that Discreet will not be involved in litigation with respect thereto or that the outcome of any such litigation might not be more unfavourable to Discreet as a result of such omissions. Any such litigation could have a material adverse effect on Discreet's business and results of operations. Discreet licenses its New Media Software products under "shrink-wrap" licenses (i.e., licenses included as part of the product packaging). Shrink-wrap licenses are not negotiated with or signed by individual licensees, and purport to take effect upon the opening of the product package. Certain provisions of such licenses, including provisions protecting against unauthorized use, copying, transfer and disclosure of the licensed program, may be unenforceable under the laws of many jurisdictions. Discreet uses both software and hardware keys with respect to its systems and software but otherwise does not copy-protect its systems and software. It may be possible for unauthorized third parties to copy Discreet's products or to reverse engineer or obtain and use information that Discreet regards as proprietary. There can be no assurance that Discreet's competitors will not independently develop technologies that are substantially equivalent or superior to Discreet's technologies. In addition, the laws of certain countries in which Discreet's products are or may be distributed do not protect Discreet's products and intellectual property rights to the same extent as the laws of Canada or the United States. As the number of software products in the industry increases and the functionality of these products further overlaps, Discreet believes that software products generally may increasingly become the subject of claims that such software products infringe the rights of others.

    Significant and protracted litigation may be necessary to protect Discreet's intellectual property rights, to determine the scope of the proprietary rights of others or to defend against claims of infringement. Discreet is not currently involved in any litigation with respect to intellectual property rights. Discreet receives letters from third parties, from time to time, inquiring about Discreet's products and discussing intellectual property matters, which Discreet reviews to determine the appropriate response, if any. There can be no assurance that third-party claims alleging infringements will not be asserted against Discreet in the future. For example, Discreet received a letter from Avid Technology, Inc. ("Avid") stating its belief that certain of Discreet's acquired products in connection with the acquisition of the outstanding shares of the share capital of D-Vision practice inventions claimed in a patent on a media editing system. Discreet has responded to Avid's letter stating Discreet's belief that it is not infringing upon any valid claim of Avid's patent. To Discreet's knowledge, Avid has not initiated any suit, action, or other proceeding alleging any infringement by Discreet of such patent. If infringement is alleged by Avid, or any other holder of protected intellectual property rights, Discreet could be required to discontinue the use of certain software code or processes, to cease the manufacture, use and sale of infringing products, to incur significant litigation costs and expenses, to develop non-infringing technology or to obtain licenses to use the allegedly infringed technology. There can be no assurance that Discreet would be able to develop alternative technologies or to obtain such licenses or, if a license were obtainable, that the terms would be commercially reasonable or acceptable to Discreet. Moreover, there may be pending or issued patents that extend to Discreet's products, which, together with the growing use of patents to protect technology, increase the risk that third parties may assert infringement claims against Discreet in the future. There can be no assurance that a court to which any infringement claims are submitted would not find that Discreet's products infringe any third party's intellectual property rights. Further, such litigation, regardless of its outcome, could result in substantial costs to and diversion of efforts by Discreet. Litigation may also be necessary to enforce Discreet's intellectual property rights. Any infringement claim or other litigation against or by Discreet could have a material adverse effect on Discreet's business and results of operations.

MANUFACTURING AND SUPPLIERS

    Discreet has historically relied on third-party vendors to manufacture and supply all of the hardware components used in Discreet's systems. Manufacturing at Discreet consists of assembly (including disk array assembly), testing and value added systems integration. Discreet's manufacturing staff consisted of 8 persons as of March 31, 1998.

    Discreet's flame*, effect*, inferno*, fire*, smoke* and frost* software currently run on workstations manufactured by SGI. There are significant risks associated with this reliance on SGI and Discreet may be impacted by the timing of the development and release of products by SGI, as was the case during fiscal 1996. In addition, there may be unforeseen difficulties associated with adapting Discreet's products to future SGI products. Discreet is an authorized master VAR of workstations manufactured by SGI. Discreet's agreement with SGI is subject to annual renewal in May of each year and termination by SGI for cause. The agreement with SGI has been extended through June 30, 1998 and Discreet has no reason to believe that SGI will not renew such agreement. In addition, although Discreet has no reason to believe that it will be unable to obtain sufficient quantities of SGI workstations on a timely basis or that its status as a master VAR will be changed, there can be no assurance that Discreet will continue to be able to procure such workstations in sufficient quantities on a timely basis or that SGI will continue to recognize Discreet as a master VAR. The success of Discreet also depends, in part, on the continued market acceptance of SGI workstations, in general, and by the professional film and video industries, in particular. Although Discreet intends to continue to evaluate new hardware platforms and may adapt its products as technological advances and market demands dictate, and although Discreet has now entered the market for content creation software which runs on the Apple Macintosh and Windows NT operating systems, Discreet believes that it will continue to derive substantially all of its revenue for the foreseeable future from the sale and maintenance of systems designed to include SGI workstations. As a result, financial, market and other developments adversely affecting SGI or the sales of workstations, the introduction or acquisition by SGI of products which are competitive with those of Discreet, or the unanticipated timing or pricing of SGI products that could cause customers to defer the decision to buy or determine not to buy Discreet's then available products or systems, could have an adverse effect upon Discreet's business and results of operations. As a master VAR, Discreet also obtains certain advance access to SGI technology in order to develop compatible systems and to modify and improve existing products. If Discreet were unable to obtain such advance access, it could have an adverse impact on Discreet's business and results of operations.

    Discreet is dependent on SGI as Discreet's sole source for video I/O cards used in Discreet's systems. Discreet also purchases electronic tablets manufactured by Wacom Technology Corporation and believes that, while alternative suppliers are available, there can be no assurance that alternative electronic tablets would be functionally equivalent or be available on a timely basis or on similar terms. Discreet generally purchases sole source or other components pursuant to purchase orders placed from time to time in the ordinary course of business and has no written agreements or guaranteed supply arrangements with its sole source suppliers. Discreet has experienced quality control problems and supply shortages for sole source components in the past and there can be no assurance that Discreet will not experience significant quality control problems or supply shortages for these components in the future. Discreet does not maintain an extensive inventory of these components, and an interruption in supply could have a material adverse effect on Discreet's business and results of operations. Because of Discreet's reliance on these vendors, Discreet may also be subject to increases in component costs which could adversely affect Discreet's business and results of operations.

COMPETITION

    The market in which Discreet competes is characterized by intense competition. In the high-end of the special effects market, Discreet's flame* system competes with Quantel Limited's ("Quantel") Henry product. In certain applications in the non-real-time segment of the market, Discreet's effect* on the SGI O2 workstation competes with Avid's Illusion product. Discreet's inferno* system competes with Quantel's Domino product and Eastman Kodak Company's ("Kodak") Cineon product. Discreet's fire* and smoke* systems competes with Quantel's Editbox product and Sony Corporation's ("Sony") range of proprietary editing equipment. In addition, Discreet expects that the products gained from the Denim Acquisition and the D-Vision Acquisition will compete with Adobe Systems Incorporated's ("Adobe") special effects products and Avid's and Media 100 Inc.'s ("Media 100") range of editing products. Many of Discreet's current and prospective competitors, including Quantel, Avid, Kodak, Sony, and Adobe have significantly greater financial, technical, manufacturing and marketing resources than Discreet. Moreover, these companies may introduce additional products that are competitive with those of Discreet, and there can be no assurance that Discreet's products would compete effectively with such products. In addition, as personal computers become more powerful, software suppliers may be able to introduce products for personal computers that would be competitive with Discreet's products in terms of price and performance for professional users.

    Discreet believes that its ability to compete depends on elements both within and outside its control, including the success and timing of new product development and introduction by Discreet and its competitors, product performance and price, distribution and customer support. There can be no assurance that Discreet will be able to compete successfully with respect to these factors. Although Discreet believes that it has certain technological and other advantages over its competitors, maintaining such advantages will require continued investment by Discreet in research and development, sales and marketing and customer service and support. There can be no assurance that Discreet will have sufficient resources to make such investments or that Discreet will be able to make the technological advances necessary to maintain such competitive advantages. In addition, as Discreet enters new markets, distribution channels, technical requirements and levels and bases of competition may be different than those in Discreet's current markets and there can be no assurance that Discreet will be able to compete favourably. Furthermore, competitive pressures or other factors, including Discreet's entry into new markets, may result in significant price erosion that could have a material adverse effect on Discreet's business and results of operations.

EMPLOYEES

    As of March 31, 1998, Discreet had 397 full-time employees. Of such employees, 111 were employed in research and development, 104 in sales, 15 in marketing, 85 in customer support, 8 in manufacturing and 74 in administration and finance. Discreet believes that its future success will depend in large part upon its ability to attract and retain highly skilled technical, management and sales and marketing personnel. Moreover, because the development and marketing of Discreet's Advanced Systems and New Media Software requires knowledge of film and video production and post-production, key technical personnel must be proficient in a number of disciplines. Competition for such technical personnel is intense, and the failure of Discreet to hire and retain talented technical personnel or the loss of one or more key employees could have an adverse effect on Discreet's business and results of operations. Discreet's employees are not represented by a labour union, and Discreet considers its employee relations to be good.

PROPERTIES

    In July 1997, Discreet agreed to rent space for its new headquarters in Montreal from TGR Zone Corporation ("TGR Zone"), a company indirectly owned by Discreet's Chairman, President and Chief Executive Officer. As part of this agreement, TGR Zone assumed Discreet's lease commitment at its previous Montreal location. The agreement provides that Discreet leases approximately 55,000 square feet of space at approximately $13.00 per square foot per annum subject to normal escalation clauses. The lease is set to expire in July 2007. The lease was signed in October 1997. As of March 31, 1998, Discreet leased sales offices, research and development facilities and/or warehouse space in the United States, Brazil, France, the United Kingdom, Spain, Germany, Singapore, India, Hong Kong and Japan, pursuant to leases which expire from January 1998 through February 2003. Discreet's current aggregate annual rental expense for these additional facilities is approximately U.S.$1,175,000.

    In August 1995, Discreet purchased an approximately 10,000 square foot office building in London, England for use as a sales facility for approximately L1,148,000 (or approximately U.S.$1,900,000 at March 31, 1998). Subsequently, in December 1995, Discreet purchased an approximately 50,000 square foot office building in Montreal, Quebec for $1,730,000. The carrying values of the Montreal building and the London building were written down to their estimated fair market values and the buildings were classified as assets held for sale. In September 1997, Discreet sold the Montreal office building for a price not materially different from its carrying value.

LEGAL PROCEEDINGS

    On May 29, 1996, a lawsuit entitled SANDRA ESNER AND JERRY KRIM, ON BEHALF OF THEMSELVES AND ALL OTHERS SIMILARLY SITUATED, VS. [ . . . ] DISCREET INC., ET AL., Case No. 978584, was filed in the Superior Court of the State of California, City and County of San Francisco. Named as defendants were Discreet, certain of Discreet's former and existing directors, officers, and affiliates, and certain underwriters and financial analysts. The plaintiffs purported to represent a class of all persons who purchased Discreet Common Shares between September 13, 1995, and May 1, 1996. The complaint alleged violations of California law through material misrepresentations and omissions, among other things. Discreet believes the allegations in the complaint are without merit and has defended the lawsuit vigorously.

    On June 13, 1996, a lawsuit entitled BRUCE FRIEDBERG, ON BEHALF OF HIMSELF AND ALL OTHERS SIMILARLY SITUATED, VS. DISCREET INC., ET AL., Civ. No. 96-11232-EFH, was filed in the United States District Court, District of Massachusetts. Named as defendants were Discreet and certain of Discreet's former and existing directors and officers. The plaintiff purported to represent a class of all persons who purchased Discreet Common Shares between November 14, 1995, and February 13, 1996. On October 11, 1996, the plaintiff filed an amended complaint which asserted substantially the same factual allegations as the first complaint and proposed the identical class period. The complaint alleged violations of United States Federal Securities law through material misrepresentations and omissions. Discreet believes the allegations in the complaint are without merit and has defended the lawsuit vigorously.

    On April 29, 1997, a lawsuit entitled ANTON PAPARELLA, SANDRA ESNER AND GEOFFREY L. SHERWOOD, ON BEHALF OF THEMSELVES AND ALL OTHERS SIMILARLY SITUATED VS. DISCREET INC., ET AL., case No. C-97-1570, was filed in the United States District Court, Northern District of California. Named as defendants were Discreet and certain of Discreet's former and existing officers, directors and affiliates, and certain underwriters. The complaint asserted, in all material respects, the same factual allegations and proposed the same class period as the above-described California state court complaint filed in May 1996, except asserts claims under federal securities law instead of state law. Discreet believes the allegations in the California federal complaint are without merit and has defended the lawsuit vigorously.

    On or about November 25, 1997, a settlement of all three above-mentioned shareholder class actions received final court approval. Under the U.S.$10,800,000 settlement, Discreet contributed approximately U.S.$7,400,000 from its own funds with the remainder provided by insurance.

RECENT ACQUISITIONS

    During the past two years, Discreet has carried out three material acquisitions which are described below.

    On June 12, 1997, Discreet, through its wholly-owned subsidiary 3380491 Canada Inc., acquired substantially all of the assets and assumed certain liabilities of Denim, a Delaware limited liability company, pursuant to the terms of an Asset Purchase Agreement dated as of June 12, 1997 among 3380491 Canada Inc., Denim, Sam Khulusi, Frank Khulusi, Westco Denim Investments Group, Ltd., a California limited partnership, and Frank Khulusi Family Limited Partnershiup, a California limited partnership. The purchased assets consist primarily of Denim software products, including paint* and effect* and related know-how and goodwill. The aggregate purchase price for the assets was comprised of (i) approximately U.S.$9,126,000 in cash, (ii) the assumption of certain enumerated liabilities in an amount equal to no more than approximately U.S.$2,209,000 in the aggregate, and (iii) the assumption of certain on-going obligations under certain existing contracts of Denim.

    On July 15, 1997, Discreet acquired all of the outstanding shares of capital stock of D-Vision pursuant to a Stock Purchase Agreement dated as of July 10, 1997, among Discreet, D-Vision, the former stockholders of D-Vision and certain other individuals. As a result of the D-Vision Acquisition, Discreet acquired the edit* products for non-linear video and digital media editing solutions, including related know-how and goodwill. The purchase price was paid in a combination of 555,000 Discreet Common Shares and approximately U.S.$10,750,000 in cash.

    On December 2, 1997, Discreet entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with Lantern Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Discreet, and Lightscape Technologies, Inc. ("Lightscape"), a Delaware corporation. As a result of the merger of Lantern Acquisition Corp. and Lightscape, Discreet acquired, among other products, the light* product (formerly Lightscape), a software which integrates radiosity and raytracing with physically based lighting, know-how and goodwill. The aggregate purchase price includes the assumption of approximately U.S.$5,700,000 of net liabilities, not including costs associated with the transaction, and up to U.S.$6,800,000 in contingent consideration to be paid only if certain revenue objectives are achieved by Lightscape in calendar 1998 and 1999.

SELECTED PRO FORMA INFORMATION RELATING TO DISCREET

    SELECTED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    The following table presents selected pro forma unaudited consolidated financial information for Discreet in respect of the eleven-month period ended June 30, 1997 after giving effect to the Arrangement and the accounting for the Arrangement as a purchase. This table should be read in conjunction with the pro forma consolidated financial statements of Discreet, the notes thereto and the compilation report of Arthur Andersen & Cie with respect thereto set forth in Schedule G to this Circular. Except as otherwise stated, this table contains financial information prepared in accordance with Canadian GAAP.

    The pro forma consolidated statement of operations is not necessarily indicative of the results of operations that would have occurred in the eleven-month period ended June 30, 1997 or on that date had the Arrangement between Discreet and MGI been effected at the beginning of the period nor is it necessarily indicative of future operating results of the combined entities. In preparing these pro forma consolidated financial statements, no adjustments have been made to reflect the additional costs or savings that could result from combining the operations of Discreet and MGI. In preparation of the pro forma financial statements, management has made certain estimates and assumptions that affect the amounts reported in the pro forma financial statements. Actual amounts recorded upon consummation of the transactions may differ from these estimates.

    PRO FORMA STATEMENT OF OPERATIONS DATA

                                                                                                     ELEVEN-MONTH PERIOD
                                                                                                            ENDED
                                                                                                      JUNE 30, 1997(1)
                                                                                                     -------------------
                                                                                                        (thousands of
                                                                                                          dollars,
                                                                                                     except share data)
Total revenues.....................................................................................   US$       111,093
Total operating expenses(2)........................................................................              88,012
Net loss...........................................................................................             (31,671)
Net loss per share.................................................................................               (0.99)
Weighted average common shares outstanding.........................................................          31,832,115

    PRO FORMA BALANCE SHEET DATA

                                                                                                              AS AT
                                                                                                            JUNE 30,
                                                                                                             1997(1)
                                                                                                         ---------------
                                                                                                          (thousands of
                                                                                                            dollars)
Current assets.........................................................................................   US$    89,546
Property and equipment -- less accumulated depreciation and amortization...............................           8,750
Current liabilities....................................................................................          63,580
Total shareholders' equity.............................................................................         154,064

------------

(1) The financial information as at June 30, 1997 and for the eleven-month period then ended has been derived from the unaudited pro forma consolidated financial statements of Discreet.

(2) Before interest income, interest expense, foreign currency exchange loss and provision for income taxes.

PRO FORMA CONSOLIDATED CAPITALIZATION

    The following table sets forth the capitalization of Discreet at the dates indicated, and after giving effect to the Transaction. This table should be read in conjunction with the Consolidated Financial Statements of Discreet appearing elsewhere in this Circular.

                                                                                    AS AT
                                                                 AS AT         MARCH 31, 1998            AS AT
                                              AUTHORIZED   JUNE 30, 1997(1)      (ACTUAL)(2)     MARCH 31, 1998(2)(3)
                                              -----------  -----------------  -----------------  ---------------------
                                                                       (thousands of dollars)
Total Indebtedness..........................                    U.S $[ -- ]        U.S $[ -- ]          U.S $[ -- ]
Shareholders' equity........................
  Preferred Shares..........................    Unlimited         --                 --                   --
  Common Shares.............................    Unlimited            80,402(4)          105,886(5)            203,227(6)

                                                           28,117,415 SHARES  29,551,779 SHARES    33,436,087 SHARES
  Deficit...................................                        (33,112)           (33,112)(7)            (33,112)(7)
  Translation Adjustment....................                           (814)              (814)(7)               (814)(7)
                                                           -----------------  -----------------  ---------------------
  Total shareholders' equity................                         46,476             71,960              169,301
                                                           -----------------  -----------------  ---------------------
Total Capitalization........................                   U.S. $46,476       U.S. $71,960        U.S. $169,301
                                                           -----------------  -----------------  ---------------------
                                                           -----------------  -----------------  ---------------------

---------------

(1) The financial information as at June 30, 1997 has been derived from the audited consolidated financial statements of Discreet.

(2) The financial information as at March 31, 1998 has been derived from unaudited interim consolidated financial statements of Discreet.

(3) To reflect issuance of 3,884,308 Discreet Common Shares to MGI Shareholders pursuant to the Transaction as stated in the Arrangement Agreement dated March 9, 1998.

(4) As at June 30, 1997, there were options outstanding to acquire 2,505,913 Discreet Common Shares.

(5) As at March 31, 1998, there were options outstanding to acquire 3,239,925 Discreet Common Shares.

(6) Following the completion of the Transaction, there will be options to acquire 3,739,925 Discreet Common Shares, Warrants to acquire 165,687 Discreet Common Shares and Compensation Options entitling the holder thereof to acquire 28,350 Discreet Common Shares.

(7) As at June 30, 1997.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

    The following selected consolidated financial information relating to Discreet for the periods indicated has been derived from the audited consolidated financial statements and the unaudited consolidated financial statements. The consolidated statement of operations and consolidated balance sheet for the eleven-month period ended June 30, 1997 have been audited by Arthur Andersen & Cie. as indicated in their report on these statements. Information for the six-month periods ended December 31, 1997 and 1996 is derived from Discreet's unaudited consolidated financial statements for such periods. This table should be read in conjunction with the consolidated financial statements of Discreet set forth in Schedule E to this Circular. Except as otherwise indicated, this table contains financial information prepared in accordance with Canadian GAAP.

    STATEMENTS OF OPERATIONS DATA

                                                                        SIX-MONTH     FIVE-MONTH     ELEVEN-MONTH
                                                                      PERIOD ENDED   PERIOD ENDED    PERIOD ENDED
                                                                      DECEMBER 31,   DECEMBER 31,      JUNE 30,
                                                                         1997(1)        1996(1)         1997(2)
                                                                      -------------  -------------  ---------------
                                                                        (thousands of dollars, except share data)
Total revenues......................................................  U.S.$  75,673  U.S.$  40,096  U.S.$   101,923
Total operating expenses(3).........................................         31,399         17,585           46,082
Net income..........................................................          8,238          1,153            2,772
Earnings per share..................................................           0.29           0.04             0.10
Weighted average number of common shares outstanding................     28,745,695     27,852,370       27,947,807

    BALANCE SHEET DATA

                                                                                      AS AT             AS AT
                                                                                  DECEMBER 31,         JUNE 30,
                                                                                     1997(1)           1997(2)
                                                                               -------------------  --------------
                                                                                     (thousands of dollars)
Current assets...............................................................    U.S.$    60,297     U.S.$ 76,819
Property and equipment -- less accumulated depreciation and amortization.....              9,583            7,728
Current liabilities..........................................................             48,698           58,283
Total shareholders' equity...................................................             64,744           46,476

---------------

(1) The financial information as at December 31, 1997 and for the six-month period ended December 31, 1997 has been derived from the unaudited interim consolidated financial statements of Discreet.

(2) The financial information as at June 30, 1997 and for the eleven-month period then ended has been derived from the audited consolidated financial statements of Discreet.

(3) Before interest income, interest expense, foreign currency exchange gain
    (loss) and provision for income taxes.

MANAGEMENT'S DISCUSSION AND ANALYSIS

    The following discussion should be read in conjunction with the Consolidated Financial Statements of Discreet and Notes thereto prepared in accordance with Canadian GAAP set forth in Schedules E and F to this Circular.
    OVERVIEW

    Discreet's revenues consist of product revenues (including licensing of its software sales of Discreet's proprietary hardware and resale of third party hardware) and revenues from maintenance and other services (including consulting and training). In cases where Discreet has delivered hardware and/or software to customers and has insignificant or noncritical vendor obligations related to these deliveries, the revenue attributable to such obligations has been deferred until such obligations have been fulfilled.

    RECENT DEVELOPMENTS

    LITIGATION SETTLEMENT

    On May 29, 1996, June 13, 1996 and April 29, 1997 certain of Discreet's shareholders filed class action lawsuits alleging violations of federal securities laws and other claims against Discreet and certain of its officers and directors, among others. The three lawsuits were filed in the Superior Court of the State of California, the United States District Court, District of Massachusetts and the United States District Court, Northern District of California, respectively. On or about November 25, 1997, a settlement of all three shareholder class actions received final court approval. Under the U.S.$10,800,000 settlement, Discreet contributed approximately U.S.$7,400,000 from its own funds, with the remainder provided by insurance.

    RECENT ACQUISITIONS

    On December 2, 1997, Discreet entered into the Merger Agreement with Lantern Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Discreet ("Merger Sub"), and Lightscape Technologies, Inc., a Delaware Corporation ("Lightscape"). On December 30, 1997, pursuant to the Merger Agreement, and upon the satisfaction of certain closing conditions, Merger Sub merged (the "Merger") with and into Lightscape with Lightscape as the surviving corporation and a wholly-owned subsidiary of Discreet. As a result of the Merger, Discreet acquired, among other products, the Lightscape product, a software application which integrates radiosity and raytracing with physically based lighting, including related know-how and goodwill. The aggregate purchase price for Lightscape includes the assumption of approximately U.S.$5,700,000 of net liabilities (of which approximately U.S.$3,400,000 was paid at the closing), not including costs associated with the transaction, and up to U.S.$6,800,000 in contingent consideration to be paid only if certain revenue objectives are achieved by Lightscape in calendar 1998 and 1999. The acquisition has been accounted for as a purchase. Of the total purchase price and transaction costs, U.S.$5,800,000 has been allocated to and capitalized as purchased in-process research and development. The remainder, in the amount of U.S.$1,087,000, has been allocated to and capitalized as purchased technology and goodwill. These assets are being amortized on a straight-line basis over their estimated useful lives of three to five years. The terms of the transaction were the result of arm's-length negotiations between the representatives of Discreet and Lightscape.

    On July 15, 1997, Discreet acquired all of the outstanding shares of capital stock of D-Vision, an Illinois corporation, pursuant to a Stock Purchase Agreement dated as of July 10, 1997, among Discreet, D-Vision, the former stockholders of D-Vision (the "Selling Stockholders") and certain other individuals. As a result of the D-Vision Acquisition, Discreet acquired the D-Vision OnLine (subsequently renamed D-Vision) and Pro software products for non-linear video and digital media editing solutions including related know-how and goodwill. The purchase price was paid in a combination of 555,000 newly issued Discreet Common Shares and approximately U.S.$10,750,000 in cash. In addition, approximately U.S.$4,000,000 of the cash consideration is being held in escrow until September 30, 1999, subject to (i) earlier release from escrow of up to U.S.$1,900,000 on September 30, 1998 and (ii) the resolution of any indemnification claims made by Discreet pursuant to the Stock Purchase Agreement. The cash used by Discreet to fund the acquisition was derived primarily from cash flow from operations. The D-Vision Acquisition was accounted for as a purchase. Purchased in-process research and development, in the amount of U.S.$21,000,000, has been recorded and is included in other assets in the consolidated balance sheet forming part of the consolidated financial statements of Discreet included as Schedule E to the Circular. It is being amortized using the straight-line method over three years. The terms of the transaction and the consideration received by the D-Vision stockholders were the result of arms-length negotiations between the representatives of Discreet and D-Vision. D-Vision develops Microsoft Windows NT-based non-linear, digital editing solutions.

    Discreet, through its wholly-owned subsidiary 3380491 Canada Inc. ("Acquisition Sub"), acquired substantially all of the assets and assumed certain liabilities of Denim pursuant to the terms of an Asset Purchase Agreement dated as of June 12, 1997, among Acquisition Sub, Denim, Sam Khulusi, Frank Khulusi, Westco Denim Investments Group, Ltd., a California limited partnership, and Frank Khulusi Family Limited Partnership, a California limited partnership. The purchased assets consisted primarily of Denim software products, including Illuminaire Paint, Illuminaire Composition and Illuminaire Studio and related know-how and goodwill. The aggregate purchase price for the assets was comprised of (i) approximately U.S.$9,126,000 in cash, (ii) the assumption of certain enumerated liabilities in an amount equal to no more than approximately U.S.$2,209,000 in the aggregate, and (iii) the assumption of certain on-going obligations under certain existing contracts of Denim. At closing, cash consideration, of approximately U.S.$9,126,000, and certain liabilities, of approximately U.S.$655,000 were paid. The cash used by Discreet to fund the acquisition was derived primarily from cash flow from operations. The transaction was accounted for using the purchase method. Purchased in-process research and development, in the amount of approximately U.S.$9,800,000, and goodwill, in the amount of U.S.$315,000 have been recorded and are included as other assets in the consolidated balance sheet. These assets are being amortized using the straight line method over three years. The terms of the transaction and the consideration received by Denim were the result of arms-length negotiations between the representatives of Discreet and Denim. Denim developed Apple Macintosh and Microsoft Windows NT-based paint and compositing software for producing effects, interactive content and graphics design.

    RESTRUCTURING

    During the fiscal year ended July 31, 1996, excluding a restructuring charge of approximately U.S.$21,610,000 and its related tax effects, Discreet incurred a net loss of approximately U.S.$24,390,000 on revenues of approximately U.S.$83,997,000. In response to the financial results and other developments facing the business, Discreet developed a restructuring plan during the fourth fiscal quarter of 1996. While Discreet began implementation of its restructuring plan in the fourth fiscal quarter of 1996 and had substantially completed the implementation of the plan at the end of fiscal 1997, Discreet still has approximately U.S.$3,335,000 in restructuring reserves primarily for the estimated cost of terminating leases, resolving outstanding severance issues, and the legal and taxation winding down of several subsidiaries.

    CHANGE OF FISCAL YEAR

    On January 9, 1997, the Board of Directors of Discreet approved the change of Discreet's fiscal year end from July 31 to June 30. This change was effective beginning with Discreet's second fiscal quarter of 1997. The consolidated financial statements are presented for the six-month period ended December 31, 1997 and the five-month period ended December 31, 1996. Discreet prepares consolidated financial statements, remeasures accounts in foreign currencies to reflect changes in exchange rates and examines and adjusts certain reserve accounts at the end of each quarter. Therefore, it is not practicable to recast the prior fiscal period's results to reflect the new fiscal period. Consequently, the results for the six month period ended December 31, 1997 are not directly comparable to the results of the five month period ended December 31, 1996.

    RESULTS OF OPERATIONS

    The following table sets forth the percentages of total revenues represented by certain line items in the statements of operations prepared in accordance with Canadian GAAP:

                                                  SIX-MONTH        FIVE-MONTH       ELEVEN-MONTH
                                                PERIOD ENDED      PERIOD ENDED      PERIOD ENDED
                                                DECEMBER 31,      DECEMBER 31,        JUNE 30,
                                                    1997              1996              1997
                                               ---------------   ---------------   ---------------
Total revenues...............................             100%              100%              100%
Cost of revenues.............................              41                51                47
                                                          ---               ---               ---
  Gross profit...............................              59                49                53
                                                          ---               ---               ---
Operating expenses:
  Research and development...................              16                10                10
  Sales and marketing........................              21                26                23
  General and administrative.................               5                 7                 6
  Litigation and related settlement
    expense..................................        --                --                       6
                                                          ---               ---               ---
    Total operating expenses.................              42                43                45
                                                          ---               ---               ---
  Operating income...........................              17                 6                 8
Other income (expense), net..................               1                 2                 1
                                                          ---               ---               ---
  Income before income taxes.................              18                 8                 9
Provision for income taxes...................               8                 5                 6
                                                          ---               ---               ---
  Net income.................................              10%                3%                3%
                                                          ---               ---               ---
                                                          ---               ---               ---

    SIX-MONTH PERIOD ENDED DECEMBER 31, 1997 AND FIVE-MONTH PERIOD ENDED
     DECEMBER 31, 1996 (CANADIAN GAAP)

    As discussed above, it is not practicable to recast prior quarterly results to reflect new fiscal periodic reporting resulting from Discreet's previously announced change in fiscal year end. Therefore, the results for the six-month period ended December 31, 1997 are not directly comparable to the results of the five-month period ended December 31, 1996.

    TOTAL REVENUES. Discreet's revenues consist of product revenues (including licensing of its software, sales of Discreet's proprietary hardware, and resale of third party hardware) and, to a lesser extent, revenues from maintenance and other services (including consulting and training). In cases where Discreet has delivered hardware and/or software to customers and has insignificant or noncritical vendor obligations related to these deliveries, the revenue attributable to such obligations has been deferred until such obligations have been fulfilled.

    Total revenues were U.S.$75,673,000 and U.S.$40,096,000 for the six-month period ended December 31, 1997, and the five-month period ended December 31, 1996, respectively. The increase in total revenues in the six-month period ended December 31, 1997, when compared to the five-month period ended December 31, 1996, was primarily due to the additional month in the fiscal 1998 period, and an increase in worldwide revenues generated by Discreet's special effects and editing (including initial commercial shipments of smoke*, Discreet's non-linear digital editing tool introduced in the second quarter of fiscal 1998) product lines. These increases were partially offset by a decrease in revenues in the six-month period ended December 31, 1997, from Discreet's Broadcast Production product line, as compared to the five-month period ended December 31, 1996.

    Revenues from customers outside of North America were U.S.$39,965,000 (53% of total revenues) and U.S.$21,779,000 (54% of total revenues) for the six-month period ended December 31, 1997, and the five-month period ended December 31, 1996, respectively.

    COST OF REVENUES. Cost of revenues consists primarily of the cost of hardware sold (mainly workstations manufactured by SGI), cost of hardware service contracts, cost of integration and hardware assembly, cost of service personnel and the facilities, computing, benefits and other administrative costs allocated to such personnel and the provision for inventory reserves. Cost of revenues was U.S.$30,827,000 (41% of total revenues) and U.S.$20,290,000 (51% of total revenues) for the six-month period ended December 31, 1997, and the five-month period ended December 31, 1996, respectively. The decrease in cost of revenues, as a percentage of total revenues, in the six-month period ended December 31, 1997 when compared to the five-month period ended December 31, 1996, was primarily due to: (1) an increase in sales to Discreet's indirect channel partners, whose purchases from Discreet are predominantly software only and software and storage media bundles since these indirect channel partners are themselves hardware resellers; (2) porting certain of Discreet's software products to recently available, lower priced workstations, resulting in a lower cost to Discreet for the hardware component of system sales; and (3) the increased penetration of Discreet's products in the Asian market where customers typically purchase from Discreet only software or software and storage media bundles. The decrease in cost of revenues, as a percentage of total revenues, in the six-month period ended December 31, 1997 when compared to the five-month period ended December 31, 1996 is also attributable to lower margins realized on systems sold in the three-month period ended October 31, 1996 under an aggressive sales program, including product discounts, designed to reduce the inventory on hand at the end of the fourth fiscal quarter of 1996. Discreet expects that cost of revenues, as a percentage of total revenues, should increase from its current level. However, cost of revenues remains difficult to predict and is subject to fluctuations due to a number of factors including product and product configuration mix and the proportion of direct and indirect sales.

    RESEARCH AND DEVELOPMENT. Research and development expenses consist primarily of the cost of research and development personnel and the facilities, depreciation on research and development equipment, amortization of purchased in-process research and development, acquired technologies and goodwill, computing, benefits and other administrative costs allocated to such personnel, and consulting fees. Expenditures for research and development, after deducting Canadian federal and provincial tax credits, were U.S.$11,663,000 (16% of total revenues) and U.S.$4,253,000 (10% of total revenues) for the six-month period ended December 31, 1997, and the five-month period ended December 31, 1996, respectively. The increase in research and development expenses in the six-month period ended December 31, 1997 when compared to the five-month period ended December 31, 1996, was primarily due to: (1) the additional month in the fiscal 1998 period; (2) an increase in the number of software engineers (including the engineers joining Discreet as a result of the Denim Acquisition and D-Vision Acquisition) to develop and enhance Discreet's existing products and to develop new products; (3) an increase in depreciation charges on the additional research and development equipment required for the additional personnel; and (4) an increase in the amortization of purchased in-process research and development, acquired technologies and goodwill. Research and development costs are expensed as incurred. Software development costs are considered for capitalization once technical feasibility has been established. Discreet has not capitalized any software development costs to date. Certain research and development expenditures are incurred substantially in advance of related revenue and in some cases do not generate revenues. Discreet expects that research and development expenses will increase from current levels. Should revenues increase, Discreet expects that research and development expenses, as a percentage of total revenues, should remain approximately the same as their current levels.

    Discreet is entitled to research and development incentives in the form of income tax credits from the Canadian federal government and from the Province of Quebec. These income tax credits are earned based upon qualified Canadian research and development salaries and other qualified research and development expenditures. Discreet also earns income tax credits from the Canadian federal government based upon qualified research and development equipment purchases and has recorded such credits as a reduction of the carrying value of the equipment when such credits are realized. See Note 6 of Notes to Discreet's consolidated financial statements set forth in Schedule E to this Circular.

    SALES AND MARKETING. Sales and marketing expenses consist primarily of salaries, commissions and related benefits, facilities and administrative costs allocated to Discreet's sales and marketing personnel, tradeshow expenses, and dealer commissions. Sales and marketing expenses were U.S.$15,840,000 (21% of total revenues) and U.S.$10,627,000 (26% of total revenues) for the six-month period ended December 31, 1997, and the five-month period ended December 31, 1996, respectively. The increase in sales and marketing expenses, in the six-month period ended December 31, 1997 when compared to the five-month period ended December 31, 1996, is explained by the additional month in the fiscal 1998 period, the continued expansion of Discreet's direct and indirect sales organization, including the operating costs of domestic sales offices and foreign subsidiaries, and an increase in tradeshow activities. The decrease in sales and marketing expenses, as a percentage of total revenues, in the six-month ended December 31, 1997 when compared to the five-month period ended December 31, 1996, is explained in part by the growth of sales to the indirect channel partners which require a reduced level of expenditures than direct sales to end-users. Discreet expects that sales and marketing expenses will increase from their current levels. Should revenues increase, Discreet expects that sales and marketing expenses, as a percentage of total revenues, should remain approximately the same as their current levels.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses include the costs of finance and accounting, human resources, facilities, corporate information systems, legal and other administrative functions of Discreet and reserves for doubtful accounts receivable. General and administrative expenses were U.S.$3,896,000 (5% of total revenues) and U.S.$2,705,000 (7% of total revenues) for the six-month period ended December 31, 1997, and the five-month period ended December 31, 1996, respectively. The increase in general and administrative expenses in the six-month period ended December 31, 1997 when compared to the five-month period ended December 31, 1996 is explained by the additional month in the later period being compared, and by an increase in personnel. Discreet expects that general and administrative expenses will increase from their current levels. Should revenues increase, Discreet expects that general and administrative expenses, as a percentage of total revenues, should remain approximately the same as their current levels.

    OTHER INCOME (EXPENSE). Other Income (Expense) primarily consists of foreign currency gains and losses and interest income and expense. Foreign currency translation gains were U.S.$307,000 for the six-month period ended December 31, 1997 compared to U.S.$458,000 for the five-month period ended December 31, 1996. These gains and losses are primarily the result of Discreet and each subsidiary translating intercompany balances denominated in a currency other than its own functional currency. These balances are remeasured into the functional currency of each company every reporting period. This remeasurement results in either unrealized gains or losses depending on the exchange rate fluctuation between the functional currency of each company and the currency in which the monetary asset or liability is denominated.

    PROVISION FOR INCOME TAXES. Discreet's provision for income taxes was U.S.$5,872,000 and U.S.$1,962,000 for the six-month period ended December 31, 1997, and the five-month period ended December 31, 1996, respectively. The provision for both periods is based upon the Canadian federal statutory rate of 38% and reflects the impact of various tax credits and foreign taxes. The tax provision for the six-month period ended December 31, 1997 differed from the statutory rate primarily as a result of no tax benefit being recorded on the amortization of purchased in-process research and development. The tax provision for the five-month period ended December 31, 1996 differed from the statutory rate primarily as a result of Discreet not recording a benefit related to losses where the realization of the benefit was uncertain. Discreet has foreign net operating loss carry forwards which may be available to reduce future income tax liabilities.

    FISCAL YEARS ENDED JUNE 30, 1997 AND JULY 31, 1996 (CANADIAN GAAP)

    TOTAL REVENUES. Total revenues were U.S.$101,923,000 for the eleven-month period ended June 30, 1997 and U.S.$83,997,000 for the year ended July 31, 1996. Despite the fact that fiscal 1997 was an eleven-month period, total revenues increased in fiscal 1997 over total revenues for fiscal 1996 due to new product offerings during the year, namely fire* and Flint RT, as well as wider acceptance of Discreet's premier resolution-independent effects system, inferno*, and a growing installed base.

    Revenues from customers outside of North America were U.S.$58,171,000 (57% of total revenues) and U.S.$47,711,000 (57% of total revenues) for the eleven-month period ended June 30, 1997 and the year ended July 31, 1996, respectively.

    COST OF REVENUES. Cost of revenues was U.S.$47,571,000 (47% of total revenues) and U.S.$49,333,000 (59% of total revenues) for the eleven-month period ended June 30, 1997 and the year ended July 31, 1996, respectively. The decrease in cost of revenues as a percentage of total revenues was a result of the following factors: (1) Discreet's growing penetration into the Asian market where customers typically purchase only software or software and storage media bundles, (2) the SGI workstation component of cost of revenues declined as Discreet's installed base purchased additional software and storage media to add on to existing workstations, and (3) provisions to write inventories down to their net realizable values were lower for the eleven-month period ended June 30, 1997 as compared to the year ended July 31, 1996.

    RESEARCH AND DEVELOPMENT. Expenditures for research and development, after deducting Canadian federal and provincial tax credits, were U.S.$9,980,000 (10% of total revenues) and U.S.$18,792,000 (22% of total revenues) for the eleven-month period ended June 30, 1997 and the year ended July 31, 1996, respectively. The decrease in research and development expenses, after deducting tax credits, was a result of the following factors: (1) the provision, in the amount of U.S.$2,500,000, recorded during the quarter ended April 30, 1996, to reflect the uncertainty regarding the realizability of Discreet's investment in the preferred shares of Essential Communications Corporation and (2) the implementation of Discreet's restructuring plan which included the reduction of personnel, discontinuation of the amortization expense as a result of the write-off of the purchased in-process research and development associated with the COSS/IMP acquisition, closure of certain research and development offices, and consolidation of software research and development in its Montreal headquarters during the fourth fiscal quarter of 1996 and the eleven-month period ended June 30, 1997. See Note 18 of Notes to Discreet's consolidated financial statements set forth in Schedule E of this Circular. These decreases were partially offset by general salary increases.

    SALES AND MARKETING. Sales and marketing expenses were U.S.$23,206,000 (23% of total revenues) and U.S.$26,088,000 (31% of total revenues) for the eleven-month period ended June 30, 1997 and the year ended July 31, 1996, respectively. The decrease in sales and marketing expenses resulted primarily from the implementation of Discreet's restructuring plan, which included a reduction of personnel and the closure of the Florida sales office and the relocation of the New York demonstration center during the fourth fiscal quarter of 1996. These decreases were partially offset by the continued expansion of Discreet's direct and indirect sales organization, including the operating costs of domestic sales offices and foreign subsidiaries.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses were U.S.$6,396,000 (6% of total revenues) and U.S.$10,582,000 (13% of total revenues) for the eleven-month period ended June 30, 1997 and the year ended July 31, 1996, respectively. The decrease in general and administrative expenses resulted primarily from the implementation of Discreet's restructuring plan which included a reduction of administrative personnel as well as the closure of administrative offices in Cambridge, Massachusetts. Additionally, in fiscal 1996, Discreet provided approximately U.S.$3,300,000 in reserves for potentially uncollectible accounts receivable and provided U.S.$830,000 to reflect certain recourse provisions associated with third party financing arrangements, and reduced the carrying value of a building purchased in Montreal by $500,000 (approximately U.S.$365,000) to reflect the value expected to be realized upon sale.

    RESTRUCTURING EXPENSE. In the fourth quarter of fiscal 1996, Discreet recorded a restructuring expense of U.S.$21,610,000 (26% of total fiscal 1996 revenues). The focus of Discreet's restructuring plan was to solidify its senior management team, reduce operating expenses through workforce reductions and office closings, consolidate software research and development activities in Montreal, discontinue certain product lines, and restructure its sales force to emphasize indirect sales channels. While Discreet began implementation of its restructuring plan in the fourth fiscal quarter of 1996 and had substantially completed the implementation of the plan at the end of fiscal 1997, as at June 30, 1997, Discreet still had U.S.$4,272,000 in restructuring reserves primarily for the estimated cost of terminating leases, resolving outstanding severance issues, and the legal and taxation winding down of several subsidiaries. See
Note 16 to Notes of Discreet's consolidated financial statements set forth in Schedule E to this Circular.

    LITIGATION AND SETTLEMENT. In August of 1997, Discreet announced an agreement-in-principle to settle all three of the class action shareholder lawsuits outstanding against it for U.S.$10,800,000. In the fiscal year ended July 31, 1996, Discreet had provided a U.S.$2,506,000 (3% of total revenues) litigation reserve for legal costs associated with defending the class action lawsuits. During the eleven-month period ended June 30, 1997, Discreet recorded a provision of U.S.$6,500,000 (6% of total revenues) to accrue the additional estimated settlement costs to be borne by Discreet.

    On or about November 25, 1997, a settlement of all three shareholder class actions received final court approval. Under the U.S.$10,800,000 settlement, Discreet contributed approximately U.S.$7,400,000 from its own funds with the remainder provided by insurance.

    OTHER INCOME (EXPENSE). Foreign currency translation losses were U.S.$188,000 during the eleven-month period ended June 30, 1997 compared to gains of U.S.$179,000 during the year ended July 31, 1996.

    PROVISION FOR INCOME TAXES. Discreet's provision for income taxes was approximately U.S.$6,489,000 and U.S.$1,435,000 for the eleven-month period ended June 30, 1997 and the year ended July 31, 1996, respectively. The provision for all periods was based on the Canadian federal statutory rate of 38% and reflects the impact of various tax credits and foreign taxes. The tax provision for these periods resulted from taxable earnings in jurisdictions where Discreet did not have available tax loss carryforwards partially offset by the realization of the benefit for some prior year tax losses for which no benefit was previously recorded. In addition, in fiscal 1997, Discreet recorded a provision for estimated litigation settlement costs for which no tax benefit was recorded because of the uncertainty of realizing any tax benefit associated with this charge. See Note 10 of Notes to Discreet's consolidated financial statements set forth in Schedule E to this Circular. As of June 30, 1997, Discreet had available approximately U.S.$15,150,000 of cumulative foreign net operating loss carryforwards which may be available to reduce future income tax liabilities.

    LIQUIDITY AND CAPITAL RESOURCES (CANADIAN GAAP)

    Discreet has funded its operations to date primarily through cash flow from operations, borrowings under its demand line of credit, capital leases, the private and public sales of equity securities, and the receipt of research and development tax credits from the Canadian federal government and the Province of Quebec. As of December 31, 1997, Discreet had cash of approximately U.S.$12,649,000. In August 1997, Discreet amended its revolving demand line of credit with a bank under which Discreet may borrow up to $7,000,000 (or approximately U.S.$4,885,000 at December 31, 1997). Advances under the line accrue interest monthly at the prime rate of the Banque Nationale de Paris (6.0% at December 31, 1997) plus 0.25%. Additionally, Discreet has a $600,000 (approximately U.S.$419,000 at December 31, 1997) demand leasing facility, and a $600,000 (approximately U.S.$419,000 at December 31, 1997) demand research and development tax credit facility. Advances under these facilities accrue interest monthly at the prime rate of the Banque Nationale de Paris (6.0% at December 31, 1997) plus 1%. The line and facilities are secured by essentially all of Discreet's North American assets. As additional security, Discreet has assigned to the bank its insurance on these assets. Discreet is required to maintain certain financial ratios, including minimum levels of working capital, debt service coverage and equity to assets ratios. As of December 31, 1997, no amounts were outstanding under the demand line of credit, the demand leasing, or the demand research and development tax credit facilities.

    Discreet's operating activities used cash of U.S.$4,196,000 and provided cash of U.S.$17,290,000 for the six-month period ended December 31, 1997 and the five-month period ended December 31, 1996, respectively. The principal uses of cash for the six-month period ended December 31, 1997 were the disbursement of funds used to settle the class action litigations and the decrease in accounts payable and accrued expenses resulting from Discreet paying many of the liabilities assumed in connection with the D-Vision Acquisition and the Lightscape acquisition. These uses of cash were offset primarily by the receipt of insurance proceeds related to the settlement of the class action litigations. Net cash provided by operations in the five-month period ended December 31, 1996 was composed primarily of net income before non-cash charges and decreases in accounts receivable and inventory.

    Discreet's operating activities, including research and development tax credits, provided cash of U.S.$26,011,000, used cash of U.S.$24,425,000, in the eleven-month period ended June 30, 1997, and the fiscal year ended July 31, 1996 respectively. The principal sources of cash in the eleven-month period ended June 30, 1997 were cash generated from operations, the decreases in inventory and in income taxes receivable, and the increases in accounts payable and accruals, deferred revenues and income taxes payable, offset by an increase in accounts receivable, when compared to the fiscal year ended July 31, 1996. Accounts receivable increased during fiscal 1997 as a result of Discreet experiencing a greater level of sales and the timing of those sales being closer to the end of the fourth fiscal quarter as compared to the fourth fiscal quarter of 1996. Inventory decreased during fiscal 1997, as a result of an aggressive sales program during the three-month period ended October 31, 1996, including system discounting, designed to reduce the inventory on hand at the end of fiscal 1996 as well as close monitoring of inventory throughout the eleven-month period ended June 30, 1997. Accounts payable increased due to the increased level of hardware purchases required at the end of the fourth quarter of fiscal 1997 to meet the quarter's revenue demands. Accrued liabilities increased due to the provision recorded to accrue the estimated additional costs of settling the three class action lawsuits brought against Discreet. This increase was partially offset by a decrease in the accrued restructuring expenses.

    Discreet's investing activities used cash of U.S.$13,874,000 in the six-month period ended December 31, 1997 primarily for the D-Vision Acquisition and the purchase of research and development equipment and related software. During the six-month period ended December 31, 1997, Discreet received proceeds from the sale of its Montreal land and office building which were previously included on the balance sheet as assets held for resale. The proceeds of sale were not materially different from the carrying value of these assets. Discreet's investing activities used cash of U.S.$3,084,000 in the five-month period ended December 31, 1996, primarily for renovations to the office building in London, England and the purchase of computer equipment and software used in the operations of Discreet's business, primarily in the research and development area.

    Discreet's investing activities used cash of U.S.$17,867,000 and U.S.$24,223,000, in the eleven-month period ended June 30, 1997, and the fiscal year ended July 31, 1996, respectively. The principal uses of cash in fiscal 1997 were the Denim Acquisition (approximately U.S.$9,126,000) and the purchase of computer equipment and software, general office equipment, leasehold improvements and furniture and fixtures used in the operation of Discreet's business. In fiscal 1996, the principal uses of cash were the acquisition of COSS/IMP (approximately U.S.$5,545,000), the purchase of the preferred shares of Essential Communications Corporation (U.S.$2,500,000), the purchase of land and an office building in London, England for L1,148,000 (approximately U.S.$1,788,000), the purchase of land and an office building in Montreal, Quebec for $1,730,000 (or approximately U.S.$1,250,000) and the purchase of computer equipment and software, general office equipment, leasehold improvements, and furniture and fixtures used in the operation of Discreet's business. The principal uses of cash in fiscal 1995 were the purchase of computer equipment and software, general office equipment, leasehold improvements, and furniture and fixtures used in the operation of Discreet's business.

    Financing activities provided cash of U.S.$776,000 and U.S.$840,000 in the six-month period ended December 31, 1997 and five-month period ended December 31, 1996, respectively, from proceeds from common stock option exercises and the issuance of shares under the Employee Stock Purchase Plan.

    Financing activities provided cash of U.S.$1,479,000 and U.S.$30,310,000 during the eleven-month period ended June 30, 1997, and the fiscal year ended July 31, 1996 respectively. In the fiscal year ended June 30, 1997, cash was provided from common stock option exercises and the issuance of shares under the Discreet Stock Option Plan. In fiscal 1996, cash was provided primarily from proceeds from the issuance of approximately

971,000 Discreet Common Shares in a secondary public offering which was completed in December 1995, proceeds from the repayment of subscriptions receivable, and proceeds from common stock option exercises less payment of capital lease obligations.

    Discreet incurred U.S.$6,265,000, and U.S.$15,871,000 of capital expenditures during the eleven month period ended June 30, 1997, and the fiscal year ended July 31, 1996, respectively, consisting primarily of computer equipment, software and general office equipment and leasehold improvements. In the fiscal year ended July 31, 1996, Discreet purchased an office building and related land in London, England. Discreet incurred L1,034,000 (or approximately U.S.$1,663,000), and L715,000 (or approximately U.S.$1,114,000) in capital expenditures during the fiscal years ended June 30, 1997 and July 31, 1996, respectively, for the refitting of the London property. In fiscal 1996, Discreet also purchased an office building in Montreal, Quebec. The carrying values of the Montreal building and the London building were written down to their estimated fair market values and the buildings were classified as assets held for sale. In September 1997, Discreet sold the Montreal office building for a price not materially different from its carrying value.

    As of December 31, 1997, Discreet did not have any material commitments for capital expenditures.

    Discreet's ability to meet its future liquidity requirements is dependent upon its ability to operate profitably, or in the absence thereof, to obtain additional financing. Discreet underwent a restructuring intended to decrease operating expenses, however, there can be no assurance that Discreet will not have to take further restructurings or be profitable in the future. Should Discreet need to secure additional financing to meet its future liquidity requirements, there can be no assurance that Discreet will be able to secure such financing, or that such financing, if available, will be on terms favorable to Discreet. Subject to the factors discussed under "Risk Factors", Discreet believes that, with its current levels of working capital together with funds generated from operations, it has adequate sources of cash to meet its operations and capital expenditure requirements through calendar 1998.

    CERTAIN FACTORS THAT MAY AFFECT FUTURE RESULTS

    Information provided by Discreet from time to time including statements in this management discussion and analysis which are not historical facts, are so-called forward-looking statements, and are made pursuant to the safe harbor provisions of the PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 of the United States and releases of the SEC. In particular, statements contained in the "Management's Discussion and Analysis" which are not historical facts (including, but not limited to, statements regarding Discreet's anticipated cost of revenues, statements regarding the anticipated adequacy of cash to meet operations, statements concerning anticipated expense levels and such expenses as a percentage of revenues, statements about the anticipated portion of revenues from customers outside North America, and the implementation of the restructuring plan) may constitute forward-looking statements. Discreet's actual future results may differ significantly from those stated in any forward-looking statements. Factors that may cause such differences include, but are not limited to, the factors discussed below, other risks discussed in this section and elsewhere in this management's discussion and analysis, and the other risks discussed in "Risk Factors" and in Discreet's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, as well as, from time to time, in Discreet's other filings with the SEC.

    Discreet's future results are subject to substantial risks and uncertainties. Discreet's future financial performance will depend in part on the successful development, introduction and customer acceptance of its existing and new or enhanced products. In addition, in order for Discreet to achieve sustained growth, the market for Discreet's systems and software must continue to develop and Discreet must expand this market to include additional applications within the film and video industries and develop or acquire new products for use in related markets. There can be no assurance that Discreet will be successful in marketing its existing or any new or enhanced products. In addition, as Discreet enters new markets, distribution channels, technical requirements and levels and bases of competition may be different from those in Discreet's current markets and there can be no assurance that Discreet will be able to compete favorably. The markets in which Discreet competes are characterized by intense competition and many of Discreet's current and prospective competitors have significantly greater financial, technical, manufacturing and marketing resources than Discreet. These companies may introduce additional products that are competitive with those of Discreet, and there can be no assurance that Discreet's products would compete effectively with such products. Furthermore, competitive pressures or other factors, including Discreet's entry into new markets, may result in significant price erosion that could have a material adverse effect on Discreet's business and results of operations. Discreet has recently completed the purchase of certain products and technology through acquisitions. There can be no assurance that the products and technologies acquired from these companies will be successful or will achieve market acceptance, or that Discreet will not incur disruptions and unexpected expenses in integrating the operations of the acquired businesses with those of Discreet.

    Discreet's flame*, effect*, inferno*, fire* and frost* systems currently include workstations manufactured by SGI. There are significant risks associated with this reliance on SGI and Discreet may be impacted by the timing of the development and release of products by SGI, as was the case during fiscal 1996. In addition, there may be unforeseen difficulties associated with adapting Discreet's products to future SGI products. Discreet derives a significant portion of its total revenues from foreign sales. Foreign sales are subject to significant risks, including unexpected legal, tax and exchange rate changes (including the recent currency volatility in Asia) and other barriers. In addition, foreign customers may have longer payment cycles and the protection of intellectual property in foreign countries may be more difficult to enforce. Discreet currently relies principally on unregistered copyrights and trade secrets to protect its intellectual property. Any invalidation of Discreet's intellectual property rights or lengthy and expensive defense of those rights could have a material adverse effect on Discreet. Discreet receives letters from third parties, from time to time, inquiring about Discreet's products and discussing intellectual property matters, which Discreet reviews to determine the appropriate response, if any. For example, Discreet received a letter from Avid stating its belief that certain of Discreet's recently acquired D-Vision products practice inventions claimed in a patent on a media editing system. Discreet has responded to Avid's letter stating Discreet's belief that Discreet is not infringing any valid claim of Avid's patent. To Discreet's knowledge, Avid has not initiated any suit, action or other proceeding alleging any infringement by Discreet of such patent. Discreet currently markets its systems through its direct sales organization and through distributors. This marketing strategy may result in distribution channel conflicts as Discreet's direct sales efforts may compete with those of its indirect channels. Discreet currently relies on SGI as the sole source for video input/output cards used in Discreet's systems. Discreet's D-Vision (formerly named OnLine) software requires a videographic card manufactured solely by Truevision, Inc. An interruption in the supply or increase in the price of either one of these components could have a material adverse effect on Discreet's business and results of operations. To date, Discreet has depended to a significant extent upon a number of key management and technical employees and Discreet's ability to manage its operations will require it to continue to recruit and retain senior management personnel and to motivate and effectively manage its employee base. The loss of the services of one or more of these key employees could have a material adverse effect on Discreet's business and results of operations. There can be no assurance that these factors will not have a material adverse effect on Discreet's future international sales and consequently, on the Company's business and results of operations.

    The market price of Discreet's common shares could be subject to significant fluctuations in response to quarter-to-quarter variations in Discreet's operating results, announcements of technological innovations or new products by Discreet, its competitors or suppliers and other events or factors. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that have particularly affected the market prices of many technology companies and that have often been unrelated or disproportionate to the operational performance of these companies. These fluctuations, as well as general economic and market conditions, may materially and adversely affect the market price of Discreet's common shares.

    Discreet believes that its operating results could vary significantly from quarter to quarter. A limited number of systems sales may account for a substantial percentage of Discreet's quarterly revenue because of the high average sales price of such systems and the timing of purchase orders. Historically, Discreet has generally experienced greater revenues during the period following the completion of the annual conference of the NAB, which is typically held in April. Discreet's expense levels are based, in part, on its expectations of future revenues. Therefore, if revenue levels are below expectations, particularly following NAB, Discreet's operating results are likely to be adversely affected as was the case for the three-month periods ended April 30, 1996 and July 31, 1996. In addition, the timing of revenue is influenced by a number of other factors, including: the timing of individual orders and shipments, other industry trade shows, competition, seasonal customer buying patterns, changes to customer buying patterns in response to platform changes and changes in product development and sales and marketing expenditures. Because Discreet's operating expenses are based on anticipated revenue levels and a high percentage of Discreet's expenses are relatively fixed in the short term, variations in the timing of recognition of revenue could cause significant fluctuations in operating results from quarter to quarter and may result in unanticipated quarterly earnings shortfalls or losses. There can be no assurance that Discreet will be successful in maintaining or improving its profitability or avoiding losses in any future period. Discreet believes that quarter-to-quarter comparisons of its financial results are not necessarily meaningful and should not be relied upon as an indication of future performance.

    RESULTS OF OPERATIONS

    The following table sets forth the percentages of total revenues represented by certain line items in the statement of operations prepared in accordance with U.S. GAAP. See Note 18 to the consolidated financial statement set forth in Schedule F of this Circular.

                                                               FISCAL YEAR ENDED
                                                              -------------------
                                                                1995       1996
                                                              --------   --------
Total revenues..............................................      100%       100%
Cost of revenues............................................       46         59
                                                                  ---        ---
  Gross profit..............................................       54         41
                                                                  ---        ---
Operating expenses:
  Research and development..................................        6         20
  Sales and marketing.......................................       19         31
  General and administrative................................        8         13
  Write-off of purchased research and development...........    --            10
  Restructuring expense.....................................    --            18
  Litigation and related settlement expense.................    --             3
                                                                  ---        ---
    Total operating expenses................................       33         95
                                                                  ---        ---
    Operating income (loss).................................       21        (54)
Total other income (expense)................................        0          3
                                                                  ---        ---
Income (loss) before income taxes and minority interest.....       21        (51)
Provision for income taxes..................................        9          2
                                                                  ---        ---
Net income (loss) before minority interest..................       12        (53)
Minority interest...........................................        0      --
                                                                  ---        ---
  Net income (loss).........................................       12%       (53)%
                                                                  ---        ---
                                                                  ---        ---

    FISCAL YEARS ENDED JULY 31, 1996 AND JULY 31, 1995 (U.S. GAAP)

    TOTAL REVENUES. Total revenues were U.S.$83,997,000 in fiscal 1996, an increase of 30% from U.S.$64,549,000 in fiscal 1995. Despite this increase, total revenues in fiscal 1996 were significantly below management's expectations, resulting in an operating loss of U.S.$44,914,000 in fiscal 1996 compared to operating income of U.S.$13,460,000 in fiscal 1995. The revenue shortfall was due primarily to softening of demand in the high end visual effects market segment, delays by Discreet in introducing new products aimed at new market segments, as well as the announcement by SGI of a new Onyx workstation approximately two weeks prior to January 31, 1996 which caused Discreet to offer substantial discounts and other favorable terms regarding its then current inventory of SGI workstations. Revenues in fiscal 1996 were also affected by a decline of 14% in sales of flame* systems, including software and hardware, partially offset by an increase in sales of Flint systems, including software and hardware.

    Revenues from customers outside of North America were U.S.$47,711,000 in fiscal 1996, an increase of 64% from U.S.$29,033,000 in fiscal 1995, and accounted for approximately 57% of total revenues in fiscal 1996, compared with approximately 45% in fiscal 1995. During fiscal 1995 and fiscal 1996, Discreet expanded its direct sales force and distribution channels in Europe and the Pacific Rim at a greater rate than in North America which resulted in revenues from customers outside of North America increasing at a higher rate than revenues from customers inside North America.

    COST OF REVENUES. Cost of revenues was U.S.$49,333,000 in fiscal 1996, as compared to U.S.$29,609,000 in fiscal 1995, an increase of 67%. Cost of revenues was 59% and 46% of total revenues for fiscal 1996 and 1995, respectively. The increase as a percentage of total revenues was due to fixed costs in cost of revenues being a larger percentage of revenues in fiscal 1996 due to Discreet's increased support, integration and manufacturing activities in anticipation of higher revenues as well as increased discounting of the selling price of Discreet's products in fiscal 1996 due to competitive pressures. In addition, Discreet recorded U.S.$5,345,000 in inventory reserves to reflect estimates of net realizable value and realized lower margins on SGI workstations in fiscal 1996, primarily as a result of platform changes by SGI. Without the inventory reserves, cost of revenues in fiscal 1996 would have been 52% of total revenues.

    RESEARCH AND DEVELOPMENT. Expenditures for research and development, after deducting Canadian federal and provincial tax credits, were U.S.$16,902,000 in fiscal 1996, an increase of 319% from U.S.$4,037,000 in fiscal 1995. Research and development expenses, after deducting tax credits, were 20% and 6% of total revenues for fiscal 1996 and 1995, respectively. Canadian federal and provincial tax credits were U.S.$711,000 and U.S.$545,000 for fiscal 1996 and 1995, respectively. The increases in expenditures for both periods were due primarily to the hiring of additional software engineers to develop and enhance Discreet's existing products and to develop new products, as well as an increase in depreciation due to additional purchases of development equipment required for the additional personnel. In connection with the investment in Essential Communications Corporation, Discreet expensed U.S.$2,500,000 of research and development expense in its third fiscal quarter of 1996 due to the uncertainty regarding the realizability of the investment in the preferred shares. Without the write-off, research and development expenses in fiscal 1996 would have been 17% of total revenues. See Notes 15 and 18 to Notes to Discreet's Consolidated Financial Statements included in Schedule F to this Circular. Research and development costs are expensed as incurred. Software development costs are considered for capitalization once technical feasibility has been established. Discreet has not capitalized any software development costs to date. Certain research and development expenditures are incurred substantially in advance of related revenue and in some cases do not generate revenues.

    SALES AND MARKETING. Sales and marketing expenses were U.S.$26,088,000 in fiscal 1996, an increase of 107% from U.S.$12,588,000 in fiscal 1995. Sales and marketing expenses as a percentage of total revenues were 31% and 19% for fiscal 1996 and 1995, respectively. These increases resulted primarily from the continued expansion of Discreet's direct sales organization, including the opening of domestic sales offices and foreign subsidiaries, the payment of sales commissions on increasing sales volumes and increased presence at major tradeshows.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses were U.S.$10,582,000 in fiscal 1996, an increase of 118% from U.S.$4,855,000 in fiscal 1995. General and administrative expenses as a percentage of total revenues were 13% and 8% for fiscal 1996 and 1995, respectively. These increases resulted from hiring several senior executive officers, as well as additional finance, accounting and administrative personnel. The increase also reflected general salary increases, increased occupancy expenses as Discreet hired additional staff and increased professional fees and insurance premiums associated with the growth of Discreet's infrastructure. In addition, Discreet provided approximately U.S.$3,300,000 in reserves for potentially doubtful accounts receivable in fiscal 1996, including U.S.$830,000 to reflect certain recourse provisions in and other risks associated with certain third party financing arrangements implemented in the third and fourth fiscal 1996 quarters. See Note 2(f) of Notes to Discreet's Consolidated Financial Statements included in Schedule F to this Circular. Also, in its third quarter of fiscal 1996, Discreet reduced the carrying value of a building purchased in Montreal by $500,000 (approximately U.S.$365,000) to reflect the amount expected to be realized upon sale.

    CHARGE FOR PURCHASED RESEARCH AND DEVELOPMENT. In connection with the COSS/IMP acquisition, Discreet expensed U.S.$8,500,000 of in-process research and development. This write-off represented approximately 10% of total revenues for fiscal 1996. See Notes 15 and 18 of Notes to Discreet's Consolidated Financial Statements included in Schedule F to this Circular.

    RESTRUCTURING EXPENSE. In the fourth quarter of fiscal 1996, Discreet recorded a restructuring expense of U.S.$15,000,000, representing approximately 18% of total revenues for 1996. The focus of Discreet's restructuring plan is to solidify its senior management team, reduce operating expenses through workforce reductions and office closings, consolidate research and development activities in Montreal, the discontinuance of certain product lines, and restructure its sales force to emphasize indirect sales channels. Discreet began implementation of its restructuring plan in the fourth fiscal quarter of 1996. See Notes 17 and 18 to Notes of Discreet's Consolidated Financial Statements included in Schedule F to this Circular.

    LITIGATION. In the three months ended July 31, 1996, Discreet provided a U.S.$2,506,000 litigation reserve for legal costs associated with defending the class action lawsuits. See Note 5 of Notes to Discreet's Consolidated Financial Statements included in Schedule F to this Circular.

    PROVISION FOR INCOME TAXES. Discreet's provision for income taxes for fiscal 1996 was U.S.$1,435,000 compared to U.S.$5,490,000 for fiscal 1995. The provision/benefit for all periods was based on the Canadian federal statutory rate of 38% and reflects the impact of various tax credits, the effect of not utilizing foreign subsidiaries' tax losses and the effect of the foreign taxes. As at July 31, 1996, Discreet has U.S.$27,460,000 of foreign net cumulative operating loss carryforwards which may be available to reduce further income tax liabilities in those jurisdictions. The tax benefits of those tax carryforwards have not been recognized due to the uncertainty of realizing the future tax benefit. See Note 11 of Notes to Discreet's Consolidated Financial Statements included in Schedule F to this Circular.

    DIFFERENCES BETWEEN U.S. GAAP AND CANADIAN GAAP. These consolidated financial statements included in Schedule F of this Circular have been prepared in accordance with U.S. GAAP which conform in all material respects with Canadian GAAP except as follows:

       Under Canadian GAAP, the amount allocated to purchased in-process research and development as part of the acquisition of COSS/IMP referred to in Note 15 b) would not have been charged to operations in the first quarter of 1996. Rather, the amount would have been capitalized to other assets and it would have been amortized using the straight-line method over its estimated life of 3 years. Following the adoption of the restructuring plan referred to in Note 17 to the consolidated financial statements included in Schedule F to this Circular, the unamortized purchased in-process research and development would have been written off in the fourth quarter of 1996 since, as a result of the plan, Discreet decided to indefinitely postpone further development of the in-process research and development acquired.

    The above difference would not have required adjustments to reconcile the balance sheet as at July 31, 1996 to the Canadian GAAP format. See Note 18 of Notes to Consolidated Financial Statements included in Schedule F to this Circular.

    LIQUIDITY AND CAPITAL RESOURCES (U.S. GAAP)

    As of July 31, 1996, the Company had cash of approximately U.S.$21,658,000.

    Discreet's operating activities, including research and development tax credits, used cash of U.S.$24,425,000 in fiscal 1996 and provided cash of U.S.$8,304,000 in fiscal 1995. The principal uses of cash in fiscal 1996 were the funding of the operating loss, the increase in accounts receivable, the increase in inventory and an income tax receivable compared to an income tax payable at the end of fiscal 1995. Accounts receivable increased during fiscal 1996 as a result of Discreet extending favorable payment terms (i.e. reduced initial deposits and longer than normal payment terms) in January to existing customers with timely payment histories as an enticement to purchase the current SGI Onyx workstation. Due to competitive pressures, Discreet offered customers more favorable payment terms in the form of lower initial deposits than in prior fiscal years. Inventory increased during fiscal 1996, as a result of Discreet's purchase of inventory to meet anticipated sales in the fiscal quarter ended April 30, 1996. Net cash provided in fiscal 1995 was composed primarily of net income plus depreciation and amortization and increases in customer deposits, deferred revenue and accounts payable. Deferred revenue represents amounts received from customers for post contract customer support, software upgrades and computer hardware and software in advance of revenue recognition by Discreet. Deferred revenue will fluctuate based upon the level of sales as well as the timing of the shipment of software product upgrades and hardware.

    Discreet's investing activities used cash of U.S.$24,223,000, and U.S.$6,754,000 in fiscal 1996 and 1995 respectively. The principal uses of cash in fiscal 1996 was for the acquisition of COSS/IMP (approximately

U.S.$5,545,000), the purchase of land and an office building in London, England (L1,148,000, or approximately U.S.$1,788,000), the purchase of land and an office building in Montreal, Quebec for CDN$1,730,000 (or approximately U.S.$1,250,000) and the purchase of computer equipment and software, general office equipment, leasehold improvements and furniture and fixtures used in the operation of Discreet's business. The principal uses of cash in fiscal 1995 were the purchase of computer equipment and software and general office equipment used in the operation of Discreet's business and leasehold improvements and furniture and fixtures.

    Financing activities provided cash of U.S.$30,310,000 and U.S.$38,319,000 in fiscal 1996 and 1995, respectively. In fiscal 1996, cash provided by financing activities was primarily from proceeds from the issuance of approximately 971,000 Discreet Common Shares in a secondary public offering which was completed in December 1995, proceeds from the repayment of subscriptions receivable, and proceeds from common stock option exercises. In fiscal 1995, cash provided by financing activities was primarily from the receipt of the net proceeds of Discreet's initial public offering.

    Discreet incurred U.S.$15,871,000 and U.S.$6,239,000 of capital expenditures during fiscal 1996 and 1995 respectively, consisting primarily of computer equipment, software and general office equipment and leasehold improvements. In August 1995, Discreet purchased an office building and related land in London, England. Discreet incurred L715,000 (or approximately U.S.$1,114,000) in capital expenditures in fiscal 1996 for the refitting of the London property and expects to incur approximately L725,000 (or approximately U.S.$1,129,000 as of July 31, 1996) of such costs in fiscal 1997. In fiscal 1996, Discreet purchased an office building in Montreal, Quebec. The carrying values of the Montreal building and the London building were written down to their estimated fair market values and the buildings were classified as assets held for sale. As of July 31, 1996, Discreet did not have any material commitments for capital expenditures.

SHARE AND LOAN CAPITAL STRUCTURE

    The authorized share capital of Discreet consists of an unlimited number of common shares and of an unlimited number of preferred shares. The holders of Discreet Common Shares are entitled to one vote for each share on all matters voted on by the Discreet shareholders and are entitled to receive such dividends as may be declared by the directors out of funds legally available therefor and to receive the remaining property of Discreet on dissolution. The holders of Discreet Common Shares have no pre-emptive, redemption or conversion rights.

    As at March 31, 1998, 29,551,779 Discreet Common Shares were outstanding. No preferred shares were outstanding.

PRINCIPAL HOLDERS OF DISCREET COMMON SHARES

    As at March 31, 1998, Mr. Richard J. Szalwinski, President, Chief Executive Officer and Chairman of the Board of Directors, beneficially owned 5,181,896 Discreet Common Shares, being 17.5% of all outstanding Discreet Common Shares. Mr. Szalwinski beneficially owned 2,682,296 of these Discreet Common shares through 9002-1585 Quebec Inc.; and the balance, 2,499,600 Discreet Common Shares through BHVR Communications Inc. Each of these companies is a holding corporation owned by Mr. Szalwinski.

    As at March 31, 1998, Mr. Thomas Cantwell, a director of Discreet, beneficially owned 3,057,467 Discreet Common Shares, being 10.4% of all outstanding Discreet Common Shares.

    As at March 31, 1998, Mr. Gary L. Tregaskis, a director of Discreet, beneficially owned 3,123,700 Discreet Common Shares, being 10.6% of all outstanding Discreet Common Shares. Mr. Tregaskis beneficially owned 800,000 of these Discreet Common Shares through Newco Trustee Company (Jersey) Limited re:
Gary Tregaskis Settlement, a trust establishment for his benefit.

    As at March 31, 1998, to the knowledge of the directors and officers of Discreet, no person, other than Mr. Szalwinski, Mr. Cantwell and Mr. Tregaskis, beneficially owned, or exercised control or direction over, more than 10% of the outstanding Discreet Common Shares.

DIRECTORS AND OFFICERS

    The following table presents the name and municipality of residence of each of the directors and officers of Discreet as well as their position with
Discreet:

NAME AND MUNICIPALITY OF RESIDENCE             POSITION
---------------------------------------------  ------------------------------------------------------------------------
EXECUTIVE OFFICERS
Richard J. Szalwinski(1) ....................  President, Chief Executive Officer and Chairman of the Board of
  Westmount, Quebec                            Directors
Francois Plamondon ..........................  Executive Vice President, Chief Financial Officer, Treasurer and
  Montreal, Quebec                             Secretary
Winston Rodrigues ...........................  Senior Vice President, Advanced Systems and Operations
  Saint-Lazare, Quebec
Graham Sharp ................................  Vice President, Advanced Systems Sales
  Town of Mount Royal, Quebec
Terrence Higgins ............................  Vice President, Advanced Systems Products
  Hudson, Quebec

OTHER OFFICERS
Timothy Getz ................................  Vice President, Corporate Development
  Montreal, Quebec
Giovanni Tagliamonti ........................  Vice President, Finance and Control
  Montreal, Quebec

OTHER DIRECTORS
Gary G. Tregaskis ...........................  Director
  London, England
Thomas Cantwell(1)(2) .......................  Director
  Houston, Texas
Brian P. Drummond(1)(2) .....................  Director
  Westmount, Quebec
Perry M. Simon(1) ...........................  Director
  Santa Monica, California
Pierre Desjardins(2) ........................  Director
  Philadelphia, Pennsylvania

---------------

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

    Richard J. Szalwinski, a founder of Discreet, has served as a Director since May 1992 and as Chairman of the Board of Directors since March 1994. Mr. Szalwinski served as acting President and Chief Executive Officer from February 1996 and assumed that position officially in July 1996. From May 1992 to November 1994 Mr. Szalwinski served as Chief Executive Officer of Discreet and served as President of Discreet from May 1992 to March 1994. Prior to founding Discreet, he held several positions at Softimage Inc. from June 1988 to December 1991, most recently as a Director and Vice President of Sales. Mr. Szalwinski is Chairman of the Board of Directors of Behaviour Communications Inc., a public company.

    Francois Plamondon joined Discreet in July 1996 and currently serves as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of Discreet. Prior to joining Discreet, Mr. Plamondon was a partner at Ernst & Young, Chartered Accountants, from August 1990 until July 1996.

    Winston Rodrigues joined Discreet in October 1997 and currently serves as Senior Vice President, Advanced Systems and Operations. Prior to joining Discreet, Mr. Rodrigues was Vice President, Operations at Memotec Communications Inc., a communications and networking company, from 1995 to 1997. From 1994 to 1995, Mr. Rodrigues was a Vice-President at Circo Craft Co. Inc., a manufacturer of printed circuit boards; prior to that, he occupied various positions at IBM Canada Ltd., most recently as a product manager.

    Graham Sharp currently serves as Vice President, Advanced Systems Sales of Discreet. Mr. Sharp joined Discreet in January 1996 as General Manager, Asia-Pacific and served in that position until July 1996. Prior to joining Discreet, Mr. Sharp served as Regional Sales Manager, Asia-Pacific for the broadcast division of Avid, a publicly traded supplier of non-linear video and audio editing systems, from January 1995 to January 1996. Prior to that, Mr. Sharp served as Sales Director, Asia-Pacific at Dynatech Corporation, a publicly traded supplier of broadcast and post-production equipment, from February 1993 to December 1994. Prior to that, Mr. Sharp served as a sales manager responsible for worldwide sales for Alpha Image Ltd., a supplier of routing and distribution equipment, from April 1989 to February 1993.

    Terrence Higgins currently serves as Vice President, Advanced Systems Products of Discreet and occupied various positions, including Vice President Engineering from July 1995 to July 1996. Mr. Higgins joined Discreet in May 1993 as a software engineer and has served in various engineering capacities with Discreet. Prior to joining Discreet, he served as a graphic research analyst for the National Film Board of Canada, from February 1986 to May 1993.

    Timothy Getz joined Discreet in April 1995 and currently serves as Vice President, Corporate Development. Prior to joining Discreet, Mr. Getz was Manager of Finance at Thinking Machines Corporation from July 1993 to April 1995.

    Giovanni Tagliamonti joined Discreet in April 1995 and currently serves as Vice President, Finance and Control, Prior to joining Discreet, Mr. Tagliamonti held several positions with Arthur Andersen & Cie, Chartered Accountants, most recently as Senior Audit and Business Advisory Manager.

    Gary G. Tregaskis has served as a Director of Discreet since July 1992. Mr. Tregaskis has been an independent consultant to Discreet since December 1995. Prior to that, Mr. Tregaskis served as Director of Advanced Products of Discreet from February 1994 to December 1995. He also served as Director of Advanced System Division of Discreet from July 1992 to February 1994. Mr. Tregaskis served as the Director of Research and Development at D.A. Technology, and Australian software development corporation, from 1985 to June 1992.

    Thomas Cantwell has served as a Director of Discreet since September 1992. Dr. Cantwell has been an investor and venture capitalist since 1987. He has served as President of Technical Computer Graphics, a computer distributor and software development corporation since November 1987. Dr. Cantwell also serves as a director of Supreme Industries, Inc., a public company and as Chairman of Board of Directors of Paradigm Entertainment Inc., a privately held developer of computer and video games.

    Brian P. Drummond has served as a Director of Discreet since January 1996. Mr. Drummond has served as President of Brican Investments Ltd., a private holding company, since March 1979, Mr. Drummond was Vice Chairman and director of Richardson Greenshields of Canada Limited, an investment dealer, from 1982 to June 1997, Mr. Drummond also serves as a director of Atco Ltd. and Canadian Utilities Limited, both public companies.

    Perry M. Simon has served as a Director of Discreet since January 1996. Mr. Simon has been President, Viacom Television for Viacom Entertainment, Viacom, Inc., a television and film developer and producer, since September 1993. Prior to that, Mr. Simon held several positions with NBC Entertainment, from 1985 to 1993, most recently as Executive Vice President-Prime-time Programs.

    Pierre Desjardins has served as a Director of Discreet since January 1997. Mr. Desjardins has been Chairman, President and Chief Executive Officer of Total Containment, a manufacturer and distributor of underground systems and products for the conveyance and containment of fuels, since September 1995. Prior to that, Mr. Desjardins was President and Chief Executive Officer of Domtar Inc., a producer of paper, pulp and forest products, from September 1990 to October 1994. Mr. Desjardins also served as President of Labatt Breweries of Canada from 1988 to September 1990. Mr. Desjardins also serves as a director of Canam Manac Group Inc., a public company.

DISCREET COMMON SHARES HELD BY DIRECTORS AND SENIOR OFFICERS

    The following table lists the number of Discreet Common Shares held by directors and senior officers of Discreet and their associates.

                                                                                                     NUMBER OF DISCREET
                                                                                                    COMMON SHARES AS OF
NAME                                                                                                   MARCH 31, 1998
--------------------------------------------------------------------------------------------------  --------------------
Richard J. Szalwinski.............................................................................          5,181,896

Gary G. Tregaskis.................................................................................          3,123,700

Thomas Cantwell...................................................................................          3,057,467

Terrence Higgins..................................................................................            110,518

    As at March 31, 1998, the directors and senior officers of Discreet, as a group beneficially owned directly or indirectly or exercised control and direction over 11,473,581 Discreet Common Shares, being approximately 38.8% of the issued and outstanding Discreet Common Shares.

DIVIDEND HISTORY

    Discreet has never declared or paid cash dividends and does not anticipate paying any cash dividends in the foreseeable future.

TRADING HISTORY

    The Discreet Common Shares are quoted on the Nasdaq. The following table shows the high and low prices and volume of trading in the Discreet Common Shares on the Nasdaq for the periods indicated.

                                                                                            HIGH         LOW       VOLUME
                                                                                          ---------  -----------  ---------
                                                                                                (in U.S.$)         (000's)
1996
First Quarter...........................................................................  $   28.25   $    9.75      21,930
Second Quarter..........................................................................     18.625       5.875      31,287
Third Quarter...........................................................................      8.625        3.25      17,740
Fourth Quarter..........................................................................      9.125       5.375       9,554
1997
First Quarter...........................................................................  $    9.50   $    5.75      10,548
Second Quarter..........................................................................     18.125       5.875      27,038
Third Quarter...........................................................................     28.875       16.00      18,403
Fourth Quarter..........................................................................      26.50       14.75      15,952
1998
January.................................................................................  $   23.00   $   19.50       2,289
February................................................................................     24.625       20.00       5,145
March...................................................................................      26.50       15.50      11,121
April (up to April 15, 1998)............................................................     22.375      16.125       3,969

    On March 9, 1998, the last trading day prior to the announcement by MGI and Discreet of the proposed Transaction, the last reported sale price of the Discreet Common Shares on Nasdaq was U.S.$25 1/16. On April 15, 1998, the last reported sale price of the Discreet Common Shares on Nasdaq was U.S.$19 1/2.

PRIOR SALES

    On March 4, 1998, Discreet issued 645,000 Discreet Common Shares to Intel Corporation on a private placement basis at a price of U.S.$21.00 per share. See
Note 18(a) to the Consolidated Financial Statements included in Schedule E to this Circular.

    On July 15, 1997 Discreet issued 555,000 Discreet Common Shares to the former stockholders of D-Vision at a price of U.S.$19.18 per share.

    In addition, since April 1, 1997, Discreet has from time to time, issued, in the aggregate, 289,966 Discreet Common Shares pursuant to the exercise of options granted pursuant to the Discreet Stock Option Plan at exercise prices ranging from U.S.$0.0463 to U.S.$7.375.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

    EXECUTIVE COMPENSATION SUMMARY

    The following table sets forth summary information concerning the compensation paid or earned for services rendered to Discreet in all capacities during the fiscal years ended July 31, 1995 and 1996 and June 30, 1997 to (i) Discreet's current Chief Executive Officer; and (ii) each of the four most highly compensated executive officers of Discreet who earned more than $100,000 in salary and bonus in fiscal year 1997 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION(1)                         LONG TERM COMPENSATION
                                                                                        AWARDS
                                                                               SECURITIES    RESTRICTED
                                                                                  UNDER       SHARES OR
                                                               OTHER ANNUAL   OPTIONS/SARS   RESTRICTED      LTIP        ALL OTHER
NAME AND                                  SALARY      BONUS    COMPENSATION      GRANTED     SHARE UNITS    PAYOUTS    COMPENSATION
PRINCIPAL POSITION             YEAR      (U.S.$)     (U.S.$)      (U.S.$)          (#)           ($)          ($)           ($)
Richard J. Szalwinski(2)          1997     192,724    172,500                     450,000
President, Chief Executive        1996     154,557     --                          --
Officer and Chairman of the       1995     145,212    145,212                      --
Board of Directors
Terrence Higgins(3)               1997      93,683     25,550                      --
Vice President, Advanced          1996     121,549     --                          40,000
Systems Products                  1995      57,813     --                         121,920
Francois Plamondon(4)             1997     133,833     50,920                      --
Executive Vice President,         1996      --         --                         300,000
Chief Financial Officer,          1995      --         --                          --
Secretary and Treasurer
Graham Sharp(5)                   1997  183,337(6)     25,000                     300,000
Vice President, Advanced          1996   98,572(7)     --                          10,000
Systems Sales                     1995      --         --                          --

(1) 1997 amounts represent salary and bonus actually paid or earned during the eleven month period ended June 30, 1997.

(2) In August 1997, Mr. Szalwinski's annual salary was increased from U.S.$230,000 to U.S.$255,500 effective July 1, 1997.

(3) In August 1997, Mr. Higgins' annual salary was increased from U.S.$102,200 to U.S.$109,500 effective July 1, 1997.

(4) In August 1997, Mr. Plamondon's annual salary was increased from U.S.$145,500 to U.S.$182,500 effective July 1, 1997.

(5) In August 1997, Mr. Sharp's annual salary was increased from U.S.$125,000 to U.S.$150,000 effective July 1, 1997.

(6) This amount includes U.S.$68,750 of sales commissions earned by Mr. Sharp during fiscal 1997.

(7) Mr. Sharp joined Discreet in January 1996. This amount includes his salary as well as U.S.$57,948 of sales commissions paid to Mr. Sharp for the seven months of fiscal 1996 during which he was employed by Discreet.

    OPTION GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

    The following table sets forth each grant of stock options made during the fiscal year ended June 30, 1997 to each of the Named Executive Officers.

                                                                                          MARKET VALUE OF
                                                                                            SECURITIES
                                  SECURITIES     % OF TOTAL OPTIONS                         UNDERLYING
                                 UNDER OPTIONS       GRANTED TO                           OPTIONS ON THE
                                    GRANTED      EMPLOYEES IN FISCAL   EXERCISE PRICE      DATE OF GRANT
NAME                                  (#)               YEAR          (U.S.$/SECURITY)   (U.S.$/SECURITY)   EXPIRATION DATE
Richard J. Szalwinski                450,000               26.6                6.03               6.03            4/5/2007
Terrence Higgins(1)                   --                 --                  --                                   --
Francois Plamondon(1)                 --                 --                  --                                   --
Graham Sharp                         300,000               17.8                4.50               4.50           8/12/2006

(1) On August 11, 1997, Francois Plamondon was granted an option to purchase 50,000 Discreet Common Shares and Terrence Higgins was granted an option to purchase 40,000 Discreet Common Shares, both at an exercise price per share of U.S.$24.25.

    AGGREGATE OPTION EXERCISES DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR AND PRESENT YEAR-END OPTIONS VALUES

    The following table sets forth, for each of the Named Executive Officers, information with respect to the exercise of stock options during the year ended June 30, 1997 and the year-end value of unexercised options.

                                                                                            VALUE(2) OF UNEXERCISED
                                       SECURITIES     AGGREGATE    UNEXERCISED OPTIONS AT   IN-THE-MONEY OPTIONS AT
                                       ACQUIRED ON      VALUE             YEAR-END                 YEAR-END
                                        EXERCISE      REALIZED               (#)                    (U.S.$)
NAME                                       (#)         ($)(1)      EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
Richard J. Szalwinski                      --            --                    0/450,000             --/4,710,915
Terrence Higgins                           --            --                30,508/17,500          446,761/245,000
Francois Plamondon                         --            --                    0/300,000             --/3,300,000
Graham Sharp                               --            --                3,125/306,875             --/3,600,000

(1) Amounts disclosed in this column are calculated based on the difference between the fair market value of the Discreet Common Shares on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Exchange Act, and do not reflect amounts actually received by the Named Executive Officers.

(2) Value is based on the difference between the option exercise price and the fair market value at June 30, 1997, the fiscal year-end (U.S.$16.50 per share), multiplied by the number of shares underlying the option.

    EMPLOYMENT AGREEMENTS

    In August 1997, Discreet entered into an agreement with Richard Szalwinski, whereby Mr. Szalwinski agreed to serve as President and Chief Executive Officer of Discreet. Mr. Szalwinski previously had no employment agreement with Discreet. Pursuant to such agreement, Mr. Szalwinski's annual base salary was increased from U.S.$200,000 to U.S.$230,000, effective March 1, 1997. In addition, pursuant to such agreement, Mr. Szalwinski is eligible to receive an annual bonus of up to 75% of his base annual salary, based on Discreet meeting the consolidated budgets and forecasts approved by the Board of Directors. In the event that Discreet does not meet such consolidated budgets and forecasts, the Board of Directors may, at its sole discretion, approve the payment of a bonus of up to 75% of his base annual salary to Mr. Szalwinski if the Board of Directors determines that Mr. Szalwinski's performance of his duties was outstanding and that Discreet's failure to meet such consolidated budgets and forecasts was not attributable to factors within Mr. Szalwinski's control. In August 1997, the Board of Directors increased Mr. Szalwinski's annual base salary to U.S.$255,500, effective

July 1, 1997. The agreement provides that Mr. Szalwinski's employment with Discreet may be terminated by Mr. Szalwinski upon three months written notice to Discreet, in which case Discreet must pay to Mr. Szalwinski his salary and benefits for the remaining time period specified in his notice of termination. The agreement further provides that Discreet may terminate the agreement at any time with or without cause, upon written notice. In the event Mr. Szalwinski's employment is terminated by Discreet, without cause, Discreet must pay Mr. Szalwinski a lump sum amount equal to twenty-four months base annual salary at the time of such termination. In addition, Mr. Szalwinski was granted an incentive stock option to purchase 450,000 Discreet Common Shares under the Discreet Stock Option Plan at an exercise price of U.S.$6.03 per share. In the event that Mr. Szalwinski's employment is terminated without cause, then all options to purchase shares of Discreet which would have next vested, shall immediately vest upon such termination. The agreement further provides that in the event of a Reorganization, as defined in the Discreet Stock Option Plan, then (i) the option to purchase the 450,000 Discreet Common Shares granted to Mr. Szalwinski will become immediately vested or (ii) if the Board of Directors elects, in accordance with the Discreet Stock Option Plan, not to accelerate the vesting of the options granted pursuant to the Discreet Stock Option Plan, Mr. Szalwinski will receive in substitution for all of his outstanding options to purchase Discreet Common Shares, whether vested or not, such securities (excluding options) of Discreet or of any merged, consolidated or otherwise reorganized corporation or, only in the event of a merger of Discreet with one of its subsidiaries, options of the merged company, all of which securities or options shall be of equivalent value and liquidity.

    In June 1996, Discreet entered into an agreement with Francois Plamondon, whereby Mr. Plamondon became Senior Vice President, Chief Financial Officer, Secretary and Treasurer of Discreet, effective August 1, 1996. Pursuant to such agreement, Mr. Plamondon received an annual base salary of U.S.$145,500, and is eligible to receive an annual bonus of up to U.S.$50,920, based on Discreet meeting the consolidated budgets and forecasts approved by the Board of Directors. In the event that Discreet does not meet such consolidated budgets and forecasts, the Board of Directors may, at its sole discretion, approve the payment of a bonus of up to U.S.$50,920 to Mr. Plamondon if the Board of Directors determines that Mr. Plamondon's performance of his duties was outstanding and that Discreet's failure to meet such consolidated budgets and forecasts was not attributable to factors within Mr. Plamondon's control. In August 1997, the Board of Directors increased Mr. Plamondon's annual base salary from U.S.$145,500 to U.S.$182,500, effective July 1, 1997 and increased his eligible annual bonus from U.S.$50,920 to 50% of his annual base salary. The agreement provides that Mr. Plamondon's employment with Discreet may be terminated by Mr. Plamondon upon three months written notice to Discreet, in which case Discreet must pay to Mr. Plamondon his salary and benefits for the remaining time period specified in his notice of termination. The agreement further provides that Discreet may terminate the agreement at any time with or without cause, upon written notice. In the event Mr. Plamondon's employment is terminated by Discreet, without cause, Discreet must pay Mr. Plamondon a lump sum amount equal to twelve months base annual salary at the time of such termination. In addition, Mr. Plamondon was granted an incentive stock option to purchase 300,000 Common Shares under the Discreet Stock Option Plan at an exercise price of U.S.$5.50 per share. In the event that Mr. Plamondon's employment is terminated without cause after August 1, 1997, then all options to purchase shares of Discreet which would have next vested, shall immediately vest upon such termination. The agreement further provides that in the event of a Reorganization, as defined in the Discreet Stock Option Plan, then (i) the option to purchase the 300,000 Discreet Common Shares granted to Mr. Plamondon will become immediately vested or (ii) if the Board of Directors elects, in accordance with the Discreet Stock Option Plan, not to accelerate the vesting of the options granted pursuant to the Discreet Stock Option Plan, Mr. Plamondon will receive in substitution for all of his outstanding options to purchase Discreet Common Shares, whether vested or not, such securities (excluding options) of Discreet or of any merged, consolidated or otherwise reorganized corporation or, only in the event of a merger of Discreet with one of its subsidiaries, options of the merged company, all of which securities or options shall be of equivalent value and liquidity.

    In November 1996, Discreet entered into an agreement with Graham Sharp related to Mr. Sharp's employment as Senior Vice President-Sales & Marketing of Discreet, effective July 23, 1996. Pursuant to such agreement, Mr. Sharp receives an annual base salary of U.S.$125,000, and is eligible to receive sales commissions of up to U.S.$75,000, based on Discreet meeting the sales and margin contribution targets approved by the Board of Directors, and, in the event Discreet exceeds such targets, an annual bonus of U.S.$25,000. The Board of Directors may also, at its sole discretion, approve the payment of an additional bonus to Mr. Sharp if Discreet exceeds the sales and margin contribution targets. In addition, in the event Discreet does not meet such sales targets, the Board of Directors may, at its sole discretion, approve the payment of a bonus to Mr. Sharp if the Board of Directors determines that Mr. Sharp's performance of his duties was outstanding and Discreet's failure to meet such targets was not attributable to factors within Mr. Sharp's control. In August 1997, the Board of Directors increased Mr. Sharp's annual base salary from U.S.$125,000 to U.S.$150,000, effective July 1, 1997 and increased his eligible annual bonus from U.S.$25,000 to up to 50% of his annual base salary. Under this agreement, Mr. Sharp's eligibility to receive sales commissions remained unchanged. The agreement provides that Mr. Sharp's employment with Discreet may be terminated by Mr. Sharp upon three months written notice to Discreet, in which case Discreet must pay to Mr. Sharp his salary and benefits for the remaining time period specified in his notice of termination. The agreement further provides that Discreet may terminate the agreement at any time, with or without cause, upon written notice. In the event Mr. Sharp's employment is terminated by Discreet, without cause, Discreet must pay Mr. Sharp a lump sum amount equal to twelve months of his base annual salary at the time of such termination. In addition, Mr. Sharp was granted an incentive stock option to purchase 300,000 Common Shares under the Discreet Stock Option Plan at an exercise price of U.S.$4.50 per share. In the event that Mr. Sharp's employment is terminated without cause after July 23, 1997, then all options to purchase shares of Discreet which would have next vested, shall immediately vest upon such termination. The agreement provides that in the event of a Reorganization, as defined in the Discreet Stock Option Plan, then (i) the option to purchase the 300,000 Common Shares granted to Mr. Sharp will become immediately vested or
(ii) if the Board of Directors elects, in accordance with the Discreet Stock Option Plan, not to accelerate the vesting of the options granted pursuant to the Discreet Stock Option Plan, Mr. Sharp will receive in substitution for all of his outstanding options to purchase Discreet Common Shares, whether vested or not, such securities (excluding options) of Discreet or, only in the event of a merger of Discreet with one of its subsidiaries, options of the merged company, all of which securities or options shall be of equivalent value and liquidity. Finally, Discreet agreed to reimburse Mr. Sharp's documented out-of-pocket expenses incurred in connection with his move to Montreal.

    COMPENSATION OF DIRECTORS

    Employee directors do not receive cash compensation for their service as members of the Board of Directors. Non-Employee Directors (as defined below) receive an annual fee of U.S.$10,000 for services on the Board of Directors and an additional U.S.$2,500 for services on each committee of the Board of Directors. Non-Employee Directors also receive reimbursement of their expenses for each Board of Directors or committee meeting attended. Discreet may from time to time, and at the discretion of the Board of Directors (or the Compensation Committee), grant stock options to directors in addition to the options specified in the 1995 Non-Employee Director Stock Option Plan. See
"-- 1995 Non-Employee Director Stock Option Plan" and "-- 1997 Special Limited Non-Employee Director Stock Option Plan."

    1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

    The 1995 Non-Employee Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors in March 1995 and approved by the shareholders in April 1995. The Director Plan provides for the grant of options to purchase a maximum of 200,000 Discreet Common Shares to Non-Employee Directors of Discreet.

    The Director Plan is administered by the Compensation Committee. The Director Plan authorizes the grant (a) to each person who becomes a member of the Board of Directors and who is not an employee, officer or direct or indirect owner of 5% or more of the Discreet Common Shares of Discreet (a "Non-Employee Director"), on the date such person is first elected to the Board of Directors without further action by the Board of Directors, of an option to purchase 20,000 Discreet Common Shares and (b) to each person receiving an option pursuant to clause (a) who is a Non-Employee Director on the fifth anniversary of the date such person was first elected to the Board of Directors, during the term of the Director Plan, of an option to purchase 15,000 Common Shares; provided that such person has continuously served as a Non-Employee Director during such 5-year period. The exercise price per share for all options granted under the Director Plan will be equal to 100% of the fair market value per share of the Discreet Common Shares as of the date of grant. The options become exercisable in three equal annual instalments, with the first instalment exercisable immediately, provided that with respect to the second and third vesting dates that the optionee remains a director at that time. The term of each option will be for a period of ten years from the date of grant. Options may not be assigned or transferred except by will, by the laws of descent and distribution or pursuant to a domestic relations order. Options issued pursuant to the Director Plan are exercisable to the extent vested only while the optionee is serving as a director of Discreet or within three months after the optionee ceases to serve as a director of Discreet (except that if a director dies or becomes disabled while he or she is serving as a director of Discreet, the option shall be accelerated and shall be immediately vested and may be exercised until the scheduled expiration date of the option). As of March 31, 1998, Discreet had outstanding options under the Director Plan to purchase an aggregate of 60,000 Common Shares at a weighted average per share exercise price of U.S.$14.85.

    1997 SPECIAL LIMITED NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

    The 1997 Special Limited Non-Employee Director Stock Option Plan (the "Limited Director Plan") was adopted by the Board of Directors in February 1997. The Limited Director Plan is intended to promote the interests of Discreet by aligning the interests of directors with the interests of Discreet and by providing an inducement to the two individuals named below who are not employees or officers of Discreet to continue to serve as members of its Board of Directors and who are expected to contribute to Discreet's interests. The Limited Director Plan provides for a one-time grant of options to purchase 10,000 Discreet Common Shares to each of Messrs. Drummond and Simon for a maximum of 20,000 Discreet Common Shares reserved for issuance under the Limited Director Plan.

    The Limited Director Plan is administered by the Board of Directors. The Limited Director Plan authorizes the grant to Messrs. Drummond and Simon. The exercise price per share for all options granted under the Limited Director Plan is equal to 100% of the fair market value per share of the Discreet Common Shares as of the date of grant. The options become exercisable in three equal annual instalments, with the first instalment exercisable immediately, provided that with respect to the second and third vesting dates that the optionee remains a director at that time. The term of each option will be for a period of ten years from the date of grant. Options may not be assigned or transferred except by will, by the laws of descent and distribution or pursuant to a domestic relations order. Options issued pursuant to the Limited Director Plan are exercisable to the extent vested only while the optionee is serving as a director of Discreet or within three months after the optionee ceases to serve as a director of Discreet (except that if a director dies or becomes disabled while he or she is serving as a director of Discreet, the option shall be accelerated and shall be immediately vested and may be exercised until the scheduled expiration date of the option). As of March 31, 1998, Discreet had outstanding options under the Limited Director Plan to purchase an aggregate of 20,000 Common Shares at a per share exercise price of U.S.$7.88.

    AMENDED AND RESTATED 1994 RESTRICTED STOCK AND STOCK OPTION PLAN

    The Discreet Stock Option Plan is intended to secure for Discreet and its shareholders the benefits arising from share ownership by officers, employees, consultants and directors (provided such directors are then also officers or employees) of Discreet and its participating subsidiaries by providing them with opportunities to participate in the ownership of Discreet and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) the grant of options which do not qualify as ISOs ("Non-Statutory Options"); and (c) awards of Discreet Common Shares ("Awards"). Both ISOs and Non-Statutory Options are referred to hereafter individually as an "Option" and collectively as "Options." Options and Awards are referred to hereafter collectively as "Stock Rights."

    The Discreet Stock Option Plan is administered by the Compensation Committee of the Board of Directors of Discreet, which currently consists of Messrs. Cantwell, Drummond, Simon, three outside directors of Discreet, and Mr. Szalwinski, who is a member of management of Discreet. Subject to the provisions of the Discreet Stock Option Plan, the Compensation Committee has the authority to select the optionees and recipients of Awards and determine the terms of the Options and Awards granted, including: (i) the number of Discreet Common Shares subject to each Option or Award, (ii) the Option exercise terms, (iii) the exercise price of the Option and the purchase price of Discreet Common Shares to recipients of Awards, (iv) the type and the duration of transfer and other restrictions, and (v) the time and form of payment upon exercise of an Option or Award.

    The exercise price per share of ISOs granted under the Discreet Stock Option Plan cannot be less than the fair market value of the Discreet Common Shares on the date of grant (or, in the case of ISOs granted to employees holding more than 10% of the total combined voting power of all classes of shares of Discreet, 110% of the fair market value of the Discreet Common Shares on the date of grant). The Discreet Stock Option Plan provided that each Option shall expire on the date specified in the option agreement, but not more than ten years from its date of grant, and five years in the case of ISOs granted to an employee holding more than 10% of the total combined voting power of all classes of shares of Discreet.

    Under the Code, each eligible employee may be granted ISOs only to the extent that, in the aggregate under the Discreet Stock Option Plan and all stock option plans of Discreet, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to more than $100,000 in fair market value (determined at the time the ISOs are granted) of Discreet Common Shares. Any Options granted to an employee in excess of such amount will be treated as Non-Statutory Options.

    The Discreet Stock Option Plan currently authorizes the issuance of up to 5,000,000 Discreet Common Shares. Any shares subject to an option which expires or terminates may again be available for grant under the Discreet Stock Option Plan, however, such shares are included in the determination of the aggregate number of Discreet Common Shares deemed to have been granted to such employee under the Discreet Stock Option Plan.

    Each Option granted under the Discreet Stock Option Plan may be either fully exercisable at the time of the grant or may become exercisable on such installments as the Compensation Committee may specify. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable.

    An Option is not assignable or transferable by the option holder except by will or the laws governing intestacy. Generally, no Option may be exercised following three months after termination of employment. All Discreet Common Shares issued pursuant to an Award shall be subject to certain restrictions on their disposition and to certain obligations of resale to Discreet (at a price equal to the price originally paid by the optionee), and shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of until such restrictions lapse. This obligation of resale to Discreet extends for a period of three months from the termination of employment.

    An Option shall be exercised by giving written notice delivered to Discreet at its office address, together with full payment of the exercise price. Payment may be made by cash or check, or at the discretion of the Compensation Committee, by tendering Discreet Common Shares or through the delivery of an assignment of a sufficient amount of the proceeds from the sale of the Discreet Common Shares acquired upon exercise. If the Compensation Committee exercises such discretion with respect to an ISO, it must do so in writing at the time of the grant of the ISO.

    The following table sets forth, as of March 31, 1998, the particulars of Options granted under the Discreet Stock Option Plan or, for directors of Discreet who are not officers, under the Director Plan and the Limited Director Plan, by Discreet to the identified classes of persons, as a group:

                                                                  NUMBER OF DISCREET
OPTIONEE                                                            COMMON SHARES
----------------------------------------------------------------  ------------------    EXERCISE PRICE    EXPIRY DATE
                                                                                      ------------------  ------------
                                                                                        (U.S. DOLLARS)    (MONTH/YEAR)
All officers of Discreet (7 persons)............................        1,471,644      $0.0463 - $24.25   6/04 - 3/08
All directors of Discreet who are not officers (3 persons)......           80,000      $7.0625 - $18.75   1/06 - 2/07
All directors of all subsidiaries who are not officers of such
  subsidiaries (1 person).......................................          100,672      $0.0463 - $24.25   6/04 - 8/07
All other employees of Discreet and subsidiaries (160
  persons)......................................................        1,587,609      $0.0463 - $25.00   6/04 - 3/08

    The number of options available for grant under the Discreet Stock Option Plan as of March 31, 1998 is 1,921,378.

    As of March 31, 1998, there were 3,239,925 options outstanding under the Discreet Stock Option Plan, the Director Plan and the Limited Director Plan with a weighted average exercise price of U.S.$9.71.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

    Except as disclosed elsewhere in this Circular, including the Schedules thereto, no director, officer of principal shareholder of Discreet or any associate or affiliate of the foregoing persons has any material interest, direct or indirect in any transaction which has materially affected or will materially affect Discreet.

ADDITIONAL INFORMATION

    Discreet is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the SEC. Under a multijurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Such reports and other information filed by Discreet are available for inspection and copying at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the SEC's following regional offices: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

AUDITORS, TRANSFER AGENT AND REGISTRAR

    The auditors of Discreet are Arthur Andersen & Cie, Chartered Accountants, 5 Place Ville Marie, Suite 1000, Montreal, Quebec H3B 4X3.

    The transfer agent and registrar for the Discreet Common Shares is Boston EquiServe, Canton, MA.

                           GENERAL PROXY INFORMATION

APPOINTMENT OF PROXYHOLDERS AND REVOCATION OF PROXIES

    A SHAREHOLDER MAY APPOINT AS PROXYHOLDER A PERSON OTHER THAN THE DIRECTORS AND OFFICERS OF MGI NAMED IN THE ACCOMPANYING FORM OF PROXY TO ATTEND AND VOTE AT THE SPECIAL MEETING ON SUCH HOLDER'S BEHALF BY INSERTING THE NAME OF SUCH OTHER PERSON, WHO NEED NOT BE A SHAREHOLDER, IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY OR BY COMPLETING ANOTHER FORM OF PROXY. To ensure being counted, the completed form of proxy must be received by MGI or must be presented to the Chairman of the Special Meeting prior to the commencement of the Special Meeting (or of any adjournment thereof), at the Toronto office of MGI's transfer agent on or before 5:00 p.m. (Toronto time), on the Business Day prior to the day of the Special Meeting (or of any adjournment thereof):

                 HAND DELIVERY                                  MAIL OR FAX DELIVERY
     The Trust Company of Bank of Montreal             The Trust Company of Bank of Montreal
       Toronto Securities Service Centre                     Stock Transfer Department
                   B-1 Level                                      "B" Level North
             1 First Canadian Place                           129 Saint-Jacques Street
              100 King Street West                                Montreal, Quebec
                Toronto, Ontario                                      H2Y 1L6
                    M5X 1A1                                              or
                                                                Fax: (514) 877-9182

    The shares represented by the proxy which is hereby solicited will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder specifies a choice with respect to any matter to be acted upon, the shares shall be voted accordingly. If a choice is not specified by a shareholder with respect to the Special Resolution to approve the Arrangement, such shares will be voted, on any ballot that may be called for, in favour of the Special Resolution.

    The enclosed proxy confers discretionary authority with respect to any amendments or variations to the matters referred to in the Notice and any other matters which may properly come before the Special Meeting.

    In addition to revocation in any other manner permitted by law, a shareholder who has executed a proxy has the power, under subsection 110(4) of the OBCA, to revoke it by depositing an instrument in writing executed by the shareholder (or the shareholder's attorney authorized in writing): (i) at the registered office of MGI at any time up to and including the last business day preceding the day of the Special Meeting (or any adjournment of the Special Meeting), or (ii) with the Chairman of the Special Meeting on the day of the Special Meeting (or any adjournment of the Special Meeting).

    THE EXECUTION OF A PROXY DOES NOT CONSTITUTE A WRITTEN OBJECTION FOR THE PURPOSES OF SECTION 185 OF THE OBCA. For information on Dissenting Shareholder rights, see "Rights of Dissent Under the OBCA".

EXERCISE OF DISCRETION BY PROXYHOLDERS

    THE PERSONS WHOSE NAMES ARE PRINTED ON THE ACCOMPANYING FORM OF PROXY WILL, ON A SHOW OF HANDS OR ANY BALLOT THAT MAY BE CALLED FOR, VOTE THE SHARES IN RESPECT OF WHICH THEY ARE APPOINTED IN ACCORDANCE WITH THE DIRECTION OF THE SHAREHOLDER APPOINTING THEM. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE SHARES WILL BE VOTED FOR THE SPECIAL RESOLUTION, ALL AS DESCRIBED HEREIN.

    THE FORM OF PROXY CONFERS DISCRETIONARY AUTHORITY UPON THE PERSONS NAMED THEREIN WITH RESPECT TO AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE AND TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING. AS AT THE DATE HEREOF, THE MANAGEMENT OF MGI KNOW OF NO SUCH AMENDMENT, VARIATION OR OTHER MATTERS EXPECTED TO COME BEFORE THE SPECIAL MEETING. IF ANY MATTERS WHICH ARE NOT NOW KNOWN SHOULD PROPERLY COME BEFORE THE SPECIAL MEETING, THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THEIR BEST JUDGEMENT.

               PROCEDURES FOR THE SURRENDER OF SHARE CERTIFICATES

    Following the effective Date, and upon return of a properly completed letter of transmittal, together with certificates representing the MGI Common Shares, certificates for the appropriate number of Discreet Common Shares will be issued without charge.

    No certificates representing fractional Discreet Common Shares will be issued pursuant to the Arrangement. In lieu of such fractional shares, each fractional interest in a Discreet Common Share will entitle the holder thereof to receive from Discreet an amount of cash (rounded to the nearest whole cent) equal to the product obtained when such fraction is multiplied by the average of the closing sale price of a Discreet Common Share on the Nasdaq (converted to Canadian dollars using the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for the days on which each such closing sale price occurred) for the 20 trading days ending with the trading day that is two trading days prior to the effective Date.

    A letter of transmittal has been sent to MGI Shareholders with this Circular. The details of the procedures for the exchange of certificates and the deposit of such certificates with the Depositary and the addresses of the offices of the Depositary are set out in such letter of transmittal.

                                 LEGAL MATTERS

    Osler, Hoskin & Harcourt, legal counsel to MGI, has advised MGI with respect to the matters disclosed in this Circular and will pass upon certain tax considerations in connection with the Arrangement.

    Stikeman, Elliott, legal counsel to Discreet, has advised Discreet with respect to the matters disclosed in this Circular and will pass upon certain tax considerations in connection with the Arrangement.

                                APPROVAL OF MGI

    The contents and the sending of this Circular have been approved by the Board of Directors of MGI.

    Discreet has provided the information contained in this Circular concerning Discreet, its subsidiaries and the companies or partnerships in which it has equity investments, its financial information and financial statements. The Board of Directors has relied upon this information without having made any independent inquiry as to the accuracy thereof. MGI assumes no responsibility for the accuracy or completeness of such information, nor for any omission on the part of Discreet to disclose facts or events which may affect the accuracy of any such information.

                                                                    [LOGO]

Dated at Toronto, Ontario, Canada                          ANTHONY DECRISTOFARO,
this 15th day of April, 1998               President and Chief Executive Officer

                               INDEX TO SCHEDULES

                                                                                                                    PAGE
                                                                                                                  ---------
SPECIAL RESOLUTION -- SCHEDULE A................................................................................        A-1
PLAN OF ARRANGEMENT -- SCHEDULE B...............................................................................        B-1
FAIRNESS OPINION OF FIRST MARATHON SECURITIES LIMITED -- SCHEDULE C.............................................        C-1
MGI SOFTWARE CORP. FINANCIAL STATEMENTS -- SCHEDULE D
  MGI Software Corp. Financial Statements for the years ended January 31, 1998 and January 31, 1997.............        D-1
    Auditors' Report -- Price Waterhouse........................................................................        D-2
    Balance Sheets..............................................................................................        D-3
    Statements of Operations and Deficit........................................................................        D-4
    Statements of Changes in Financial Position.................................................................        D-5
    Notes to Financial Statements...............................................................................        D-6
  MGI Software Corp. Financial Statements for the year ended January 31, 1996
    Auditors' Report of Cogan+Partners..........................................................................       D-12
    Balance Sheet...............................................................................................       D-13
    Statement of Earnings and Retained Earnings (Deficit).......................................................       D-14
    Statement of Changes in Financial Position..................................................................       D-15
    Notes to Financial Statements...............................................................................       D-16
DISCREET LOGIC INC. -- CONSOLIDATED FINANCIAL STATEMENTS -- SCHEDULE E
  Discreet Logic Inc. Consolidated Financial Statements for the eleven-month period ended June 30, 1997 and for
    the six and five month period ended December 31, 1997 and December 31, 1996 (Canadian GAAP).................        E-1
    Auditors' Report -- Arthur Andersen & Cie...................................................................        E-2
    Consolidated Balance Sheets.................................................................................        E-3
    Consolidated Statements of Shareholders' Equity.............................................................        E-4
    Consolidated Statements of Operations.......................................................................        E-5
    Consolidated Statements of Changes in Financial Position....................................................        E-6
    Notes to Consolidated Financial Statements..................................................................        E-7
DISCREET LOGIC INC. -- CONSOLIDATED FINANCIAL STATEMENTS -- SCHEDULE F
  Discreet Logic Inc. Consolidated Financial Statements for the years ended July 31, 1996, 1995 and 1994
    (U.S. GAAP).................................................................................................        F-1
    Auditors' Report -- Arthur Andersen & Cie...................................................................        F-2
    Consolidated Balance Sheets.................................................................................        F-3
    Consolidated Statements of Shareholders' Equity.............................................................        F-4
    Consolidated Statements of Operations.......................................................................        F-5
    Consolidated Statement of Cash Flows........................................................................        F-6
    Notes to Consolidated Financial Statements (to include audited reconciliation note to Canadian GAAP)........        F-7
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS -- SCHEDULE G
  Unaudited Pro Forma Consolidated Financial Statements Combining Discreet's June 30, 1997 Financial Statements
    and MGI's January 31, 1998 Financial Statements (Canadian GAAP).............................................        G-1
    Compilation Report -- Arthur Andersen & Cie.................................................................        G-2
    Pro Forma Consolidated Balance Sheet........................................................................        G-3
    Pro Forma Consolidated Statement of Operations..............................................................        G-4
    Notes to the Unaudited Pro Forma Consolidated Balance Sheet and Unaudited Pro Forma Consolidated Statements
     of Operations..............................................................................................        G-5
DISCREET LOGIC INC.'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED DECEMBER 31, 1997 -- SCHEDULE
  H.............................................................................................................        H-1
DISCREET LOGIC INC.'S TRANSITION REPORT ON FORM 10-K FOR THE TRANSITION PERIOD FROM AUGUST 1, 1996 TO JUNE 30,
  1997 -- SCHEDULE I............................................................................................        I-1
SECTION 185 OF THE BUSINESS CORPORATIONS ACT (ONTARIO) -- SCHEDULE J............................................        J-1
INTERIM ORDER -- SCHEDULE K.....................................................................................        K-1

                                   SCHEDULE A
                               SPECIAL RESOLUTION
    ARRANGEMENT UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1. The arrangement (the "Arrangement") pursuant to section 182 of the BUSINESS CORPORATIONS ACT (Ontario) involving MGI Software Corp. ("MGI"), Discreet Logic Inc. ("Discreet") and Discreet's wholly owned subsidiary 1284517 Ontario Inc. ("Subco"), substantially as set forth in the plan of arrangement (the "Plan of Arrangement") attached as Exhibit 1 to the arrangement agreement (the "Arrangement Agreement") dated as of March 9, 1998 by and among MGI, Discreet, and Subco and which is attached as Schedule B to the management information circular of MGI dated April 15, 1998 (the "Circular") accompanying the notice of this special meeting of holders of Common Shares of MGI is hereby authorized and approved;

2. notwithstanding the passage of this special resolution by the shareholders of MGI or the approval of the Arrangement by the Ontario Court of Justice (General Division), the directors of MGI are hereby authorized and empowered, without further notice to or approval of the shareholders of MGI,
    (i) to amend the Plan of Arrangement to the extent permitted thereby, and
    (ii) not to proceed with the Arrangement at any time prior to the issuance of a certificate of amendment giving effect to the Arrangement;

3. any one director or officer of MGI is hereby authorized and directed for and on behalf of MGI, to execute and deliver articles of arrangement, with or without the corporate seal affixed, and such other documents as are necessary or desirable, to the Director under the BUSINESS CORPORATIONS ACT (Ontario) in accordance with the Arrangement Agreement for filing; and

4. any one director or one officer of MGI is hereby authorized and directed for and on behalf of MGI, to negotiate, finalize, execute and deliver all such further documents, agreements, authorizations, certificates or other instruments, with or without the corporate seal affixed, and to take any and all such further action, in such officer's or director's sole discretion, that such officer or director deems necessary or desirable, in order to carry out the intent of this special resolution.

                                   SCHEDULE B
                              PLAN OF ARRANGEMENT
          UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

                                   ARTICLE 1
                                 INTERPRETATION

1.1 DEFINITIONS

    In this Plan of Arrangement unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

    "AMALCO" means the corporation resulting from the Amalgamation.

    "AMALCO COMMON SHARES" means the common shares of Amalco having the attributes set forth in Appendix I hereto.

    "AMALGAMATION" means the amalgamation of Subco and MGI pursuant to Section 2.3.

    "ARRANGEMENT" means an arrangement under the provisions of Section 182 of the OBCA, on the terms and conditions set forth in this Plan of Arrangement, subject to and any amendment or variation thereto made in accordance with
    Section 5.1 or made at the discretion of the Court in the Final Order.

    "ARRANGEMENT AGREEMENT" means the arrangement agreement dated as of March 9, 1998 between MGI, Discreet and Subco to which this Plan of Arrangement is attached as Exhibit 1.

    "BROKER SPECIAL WARRANTS" means the 175,000 broker special warrants issued as additional compensation to Gordon Capital Corporation, Cannaccord Capital Corporation and Griffiths McBurney Inc. pursuant to an agency agreement by and among the aforementioned dealers and MGI and which entitles the holders thereof, in the aggregate, to 175,000 compensation options without additional payment to MGI; each compensation option entitles the holder thereof to purchase, on or before December 29, 1998, one MGI Common Share (subject to adjustment) at a price of $5.25 per share.

    "BUSINESS DAY" means a day which is not a Saturday, Sunday or a day when banks are not open for business in Montreal, Quebec and in Toronto, Ontario.

    "COURT" means the Ontario Court of Justice (General Division) Commercial List or, if the Commercial List is unavailable, the Ontario Court (General Division).

    "DEPOSITARY" means The Trust Company of Bank of Montreal at its principal office in Toronto, Ontario.

    "DIRECTOR" means the Director appointed under Section 278 of the OBCA.

    "DISSENT PROCEDURES" has the meaning set out in Section 3.1.

    "DISSENTING SHAREHOLDER" means a holder of MGI Common Shares ("Dissenting Shares") who dissents in respect of the Arrangement in strict compliance with the Dissent Procedures.

    "DISCREET" means Discreet Logic Inc.

    "DISCREET COMMON SHARES" means the common shares in the share capital of Discreet.

    "EFFECTIVE DATE" means the date shown on the certificate of arrangement to be issued by the Director giving effect to the Arrangement.

    "EFFECTIVE TIME" means 12:00 a.m. (Montreal time) on the Effective Date.

    "FINAL ORDER" means the final order of the Court approving the Arrangement following the application therefor contemplated by Section 2.1 of the Arrangement Agreement.

    "INTEL WARRANTS" means the 1,022,757 common share purchase warrants entitling the holder thereof until September 30, 2000 to purchase 1,022,757 MGI Common Shares, subject to adjustment, at the lower of (i) $3.95 per MGI Common Share and (ii) the higher of the then current market price of the MGI Common Shares and $3.20 per MGI Common Share.

    "INTERIM ORDER" means the interim order of the Court made in connection with the approval of the Arrangement following the application therefor contemplated by Section 2.1 of the Arrangement Agreement.

    "MGI" means MGI Software Corp.

    "MGI COMMON SHARES" means the common shares in the share capital of MGI.

    "MGI SHAREHOLDERS" at any time means the holders of outstanding MGI Common Shares at such time.

    "MGI STOCK OPTIONS" means the rights (whether or not vested) to purchase MGI Common Shares which are from time to time outstanding under the MGI Stock Option Plan.

    "OBCA" means the BUSINESS CORPORATIONS ACT (Ontario).

    "PLAN OF ARRANGEMENT", "HEREOF", "HEREUNDER" and similar expressions mean this Plan of Arrangement, including the recitals and Schedules hereto, and not any particular Article, Section or other part hereof and includes any agreement or instrument supplementary or ancillary hereto.

    "SPECIAL MEETING" means the special meeting of MGI Shareholders (including any adjournment thereof) to be held to consider and, if deemed advisable, to approve the Arrangement by way of special resolution (as defined under the OBCA) of the MGI Shareholders.

    "SUBCO" means 1284517 Ontario Inc., a wholly-owned subsidiary of Discreet incorporated under the OBCA for the purpose of carrying out the Arrangement.

1.2 NUMBER, GENDER AND PERSONS

    In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and VICE VERSA, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.3 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

    The division of this Plan of Arrangement into Articles, sections and other parts and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement.

1.4 DATE FOR ANY ACTION

    In the event that any date on or by which any action is required or permitted to be taken hereunder is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding day which is a Business Day.

1.5 TIME

    All times expressed herein or in any letters of transmittal and election forms are local time (Toronto, Ontario) unless otherwise stipulated herein or therein.

1.6 CURRENCY

    All references to currency in this Plan of Arrangement are to Canadian dollars, being lawful money of Canada, and the sign "$" without more shall mean Canadian dollars.

1.7 STATUTORY REFERENCES

    Any reference in this Plan of Arrangement to a statute includes all regulations made thereunder, all amendments to such statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations.

1.8 APPENDICES

    The following are the Appendices to this Plan of Arrangement, which form an integral part hereof:

    Appendix A -- Share Provisions for Amalco Common Shares;

    Appendix B -- General By-law No. 1 of Amalco.

                                   ARTICLE 2
                                  ARRANGEMENT

2.1 BINDING EFFECT

    This Plan of Arrangement will become effective on, and be binding on and after, the Effective Time on (i) Subco, (ii) MGI, (iii) Discreet, as the sole shareholder of Subco, and (iv) the MGI Shareholders.

2.2 EVENTS SEQUENTIAL

    At the Effective Time, each of the provisions of this Article 2 shall occur and be deemed to occur in the order set out below, without any further act or formality.

2.3 THE ARRANGEMENT

    (a) At the time which is the earliest moment on the Effective Date, MGI and Subco (sometimes referred to hereinafter as "predecessor corporations") will amalgamate to form Amalco with the same effect as if Section 179 of the OBCA was applicable to such amalgamation and in connection with such amalgamation:

        (i) all of the property of the predecessor corporations immediately before the Amalgamation will continue to be property of Amalco;

        (ii) all of the liabilities of the predecessor corporations immediately before the Amalgamation will continue to be liabilities of Amalco;

       (iii) all existing causes of action, claims or liabilities to prosecution of or against a predecessor corporation immediately before the Amalgamation will be unaffected;

        (iv) all civil, criminal or administrative actions or proceedings pending by or against a predecessor corporation immediately before the Amalgamation may be continued to be prosecuted by or against Amalco;

        (v) all convictions against, or rulings, orders or judgments in favour of or against, a predecessor corporation immediately before the Amalgamation may be enforced by or against Amalco;

        (vi) the articles of arrangement in respect of the Arrangement shall be deemed to be the articles of incorporation of Amalco and the certificate of amendment in respect of the Arrangement shall be deemed to be the certificate of incorporation of Amalco;

       (vii) the name of Amalco will be "MGI Software Corp.";

      (viii) the registered office of Amalco shall be situated in the City of Toronto, Province of Ontario;

        (ix) Amalco will be authorized to issue an unlimited number of Amalco Common Shares having attached thereto the rights, privileges, restrictions and conditions set forth in Appendix A hereto;

        (x) there shall be no restrictions on the issue, transfer or ownership of the shares of Amalco other than:

           (A) a requirement that all share transfers be subject to the approval of the Amalco Board of Directors;

           (B) a limitation on the number of Amalco shareholders, exclusive of persons who are in its (or a predecessor corporation's) employment and exclusive of persons who, having been formerly in its (or a predecessor corporation's) employment, were, while in that employment, and have continued after termination of that employment to be, shareholders of Amalco, is limited to not more than fifty, two or more persons who are joint registered owners of one or more shares being counted as one shareholder; and

           (C) any invitation to the public to subscribe for the securities of Amalco shall be prohibited;

        (xi) there shall be no restrictions on the businesses which Amalco is authorized to carry on;

       (xii) the by-law of Amalco until repealed, amended, altered or added to , shall be General By-law No. 1 of Subco attached hereto as Appendix
             B:

           (A) the articles of incorporation of Amalco shall provide that the board of directors of Amalco, without authorization of the shareholders of Amalco may, from time to time, in such amounts and on such terms as it deems expedient:

              (1) borrow money upon the credit of Amalco;

              (2) issue, reissue, sell or pledge debt obligations of Amalco;

              (3) give a guarantee on behalf of Amalco to secure performance of an obligation of any person; and

              (4) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any of the currently owned or subsequently acquired property and assets of Amalco including, without limiting the generality of the foregoing, real and personal property, movable and immovable property, tangible and intangible assets, book debts, rates, powers, franchises and undertakings, to secure any obligation of Amalco.

      (xiii) the number of directors of Amalco shall be such number not more than ten (10) nor less than one (1) as the board of directors may from time to time determine; and

       (xiv) the first directors of Amalco shall be the persons whose names and municipality of residence are set out below, who shall hold office until the first annual meeting of shareholders of Amalco or the signing of a resolution in lieu thereof or until their successors are elected or appointed:

NAME                                                 MUNICIPALITY OF RESIDENCE
---------------------------------------------------  ---------------------------------------------------
Richard Szalwinski.................................  Westmount, Quebec
Francois Plamondon.................................  Montreal, Quebec

    (b) Upon the Amalgamation, each Subco Common Share outstanding immediately prior to the Amalgamation shall be converted into one Amalco Common Share and, subject to section 4.4, each certificate representing such Subco Common Shares shall represent the Amalco Common Shares into which such Subco Common Shares were converted.

    (c) Upon the Amalgamation, each MGI Common Share outstanding immediately prior to the Amalgamation, other than the Dissenting Shares, shall be exchanged for 0.162 Discreet Common Shares and, subject to section 4.4, each certificate representing such MGI Common Shares shall represent the Discreet Common Shares into which the MGI Common Shares formerly represented by such certificate were exchanged, until a replacement certificate representing such Discreet Common Shares is delivered in accordance with section 4.1.

    (d) The MGI Stock Options, Broker Special Warrants and Intel Warrants outstanding immediately prior to the Effective Time will be dealt with in accordance with the Arrangement Agreement.

                                   ARTICLE 3
                               RIGHTS OF DISSENT

3.1 RIGHTS OF DISSENT

    Holders of MGI Common Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in Section 185 of the OBCA (the "DISSENT PROCEDURES") in connection with the Arrangement, as the same may be modified by the Interim Order or the Final Order, and holders who duly exercise such rights of dissent and who:

    (a) are ultimately entitled to be paid fair value for their MGI Common Shares shall be deemed to have transferred such MGI Common Shares to Amalco for cancellation on the Effective Date; or

    (b) are ultimately not entitled, for any reason, to be paid fair value for their MGI Common Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of MGI Common Shares and shall receive Discreet Common Shares on the basis determined in accordance with Subsection 2.3(c) of this Plan of Arrangement, but in no case shall Amalco or Discreet be required to recognize such holders as holders of MGI Common Shares on and after the Effective Date, and the names of such holders of Dissenting Shares shall be deleted from the registers of holders of MGI Common Shares on the Effective Date.

                                   ARTICLE 4
                       CERTIFICATES AND FRACTIONAL SHARES

4.1 DELIVERY OF CERTIFICATES

    Subject to the provisions of section 4.3, as soon as practicable after the Effective Date, Discreet shall deliver to the Depositary such number of certificates representing in the aggregate the Discreet Common Shares issued pursuant to subsection 2.3(c) upon the exchange of outstanding MGI Common Shares at such time pursuant to the Arrangement as are required and the Depositary shall deliver to each registered shareholder a certificate representing the number of Discreet Common Shares (disregarding fractions) to which such shareholder is entitled upon the delivery by such shareholder to the Depositary at its principal stock and bond offices in Toronto for cancellation of the certificates formerly representing his or her MGI Common Shares, together with all other required documents and instruments as the Depositary may reasonably require. In the event of a transfer of ownership of MGI Common Shares which is not registered in the transfer records of MGI, a certificate representing the proper number of Discreet Common Shares may be issued to a transferee if the certificate representing such MGI Common Shares is presented to the Depositary accompanied by all documents required to evidence in effect such transfer. Until surrendered as contemplated by this section 4.1, each certificate which immediately prior to the Effective Date represented outstanding MGI Common Shares that were exchanged for Discreet Common Shares on the Amalgamation shall be deemed at all times on and after the Effective Date to represent only the right to receive upon such surrender (i) a certificate representing Discreet Common Shares as contemplated by this section 4.1, (ii) any dividends, amounts, distributions, sale proceeds and accrued interest, net of any applicable withholding or other taxes, held by the Depositary in trust for such holder pursuant to section 4.2 and (iii) any proceeds to which any such holder may be entitled under section 4.3.

4.2 DISTRIBUTIONS

    All dividends or other amounts paid or distributions made on or after the Effective Date on or in respect of any Discreet Common Shares to a holder thereof before the delivery by such holder for cancellation of the certificate formerly representing such holder's MGI Common Shares, shall be paid or made to the Depositary to be held by it in trust for such holder. In addition, any proceeds to which any such holder may be entitled under section 4.3 before the delivery of such certificate shall be held by the Depositary in trust for such shareholder.

All monies so held in trust by the Depositary shall be invested by it in interest bearing trust accounts upon such terms as the Depositary may deem appropriate. Subject to the provisions of section 4.5, the Depositary shall pay and deliver to any such holder, as soon as reasonably practicable after the delivery to the Depositary for cancellation of the certificates formerly representing the MGI Common Shares of such shareholder together with all other required documents in accordance with section 4.1 and the delivery of the replacement certificates referred to in such section, all dividends, amounts, distributions, sale proceeds and accrued interest, net of any applicable withholding or other taxes, held by the Depositary in trust for such holder pursuant to this section 4.2. Notwithstanding the foregoing, no interest shall be payable in respect of amounts which the Depositary shall have made available at its principal stock and bond offices in Montreal or Toronto, as designated by the holder thereof, or shall have mailed to the relevant holder, cheques to such holder in payment of amounts due to such holder.

4.3 NO FRACTIONAL SHARES

    No certificates or script representing fractional Discreet Common Shares shall be issued upon the surrender of certificates for exchange pursuant to section 4.1 and no dividend, stock split or other change in the capital structure of Discreet shall relate to any such fractional security and such fractional interests shall not entitle the owner thereto to vote or to exercise any rights as a security holder of Discreet. In lieu of any such fractional securities, each person entitled to a fractional interest in Discreet Common Shares will receive an amount of cash (rounded to the nearest whole cent) equal to the product obtained when such fraction is multiplied by the average of the closing sale prices of Discreet Common Shares on the Nasdaq National Market (converted to Canadian dollars using the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for the days on which each such closing sale price occurred) for the 20 trading days ending with the trading day that is two
(2) trading days prior to the Effective Date, such amount to be provided to the Depositary by Discreet upon request.

4.4 LOST CERTIFICATES

    If any certificate which immediately prior to the Effective Time represented outstanding MGI Common Shares that were exchanged pursuant to subsection 2.3(c) has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, a certificate representing Discreet Common Shares (and a cheque, any dividends or distributions with respect thereto pursuant to section 4.2 and any cash for a fractional share pursuant to section 4.3) deliverable in respect thereto. When authorizing such issuance and payment in exchange for any lost, stolen or destroyed certificate, the person to whom a certificate representing Discreet Common Shares and a cheque are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Discreet and the Depositary in such sum as Discreet may direct or otherwise indemnify Discreet, MGI and the Depositary in a manner satisfactory to them against any claim that may be made against Discreet, MGI or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed.

4.5 UNCLAIMED CERTIFICATES

    Notwithstanding any of the other provisions hereof, any certificate which immediately prior to the Effective Time represented outstanding MGI Common Shares that were exchanged pursuant to subsection 2.3(c) that has not been surrendered with all other instruments required by section 4.1 on or prior to the sixth anniversary of the effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of MGI. On such date, the Discreet Common Shares to which the former registered holder of such certificate was ultimately entitled shall be deemed to have been surrendered to Discreet together with all entitlements to dividends, distribution and cash for fractional interests thereon held for such former registered holder for no consideration.

                                   ARTICLE 5
                                   AMENDMENT

5.1 PLAN OF ARRANGEMENT AMENDMENT

    Subco and MGI reserve the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time provided that any such amendment, modification, or supplement must be contained in a written document which is filed with the Court and, if made following the Special Meeting, approved by the Court and communicated to MGI Common Shareholders and Discreet in the manner required by the Court (if so required).

    Any amendment, modification or supplement to this Plan of Arrangement may be proposed by MGI and Subco at any time prior to or at the Special Meeting with or without any other prior notice or communication and, if so proposed and accepted by the persons voting at the Special Meeting, shall become part of this Plan for all purposes.

    Any amendment, modification or supplement to this Plan of Arrangement which is approved or directed by the Court following the Special Meeting shall be effective only if it is consented to by MGI and Subco.

    Any amendment, modification or supplement to this Plan of Arrangement may be made following the effective Date unilaterally by Amalco, provided that it concerns a matter which, in the reasonable opinion of Amalco, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any holder of Amalco Common Shares.

NOTE TO READERS: "APPENDIX A -- SHARE PROVISIONS FOR AMALCO COMMON SHARES" AND "APPENDIX B -- GENERAL BY-LAW NO. 1 OF AMALCO" ARE AVAILABLE UPON REQUEST.

                                   SCHEDULE C
             FAIRNESS OPINION OF FIRST MARATHON SECURITIES LIMITED

                                   SCHEDULE D
                               MGI SOFTWARE CORP.
                              FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL STATEMENTS

    MGI Software Corp. Financial Statements for the years ended January 31, 1998 and January 31, 1997

                                                                             PAGE
                                                                          ----------
Auditors' Report -- Price Waterhouse....................................         D-2
Balance Sheets..........................................................         D-3
Statements of Operations and Deficit....................................         D-4
Statements of Changes in Financial Position.............................         D-5
Notes to Financial Statements...........................................         D-6

    MGI Software Corp. Financial Statements for the year ended January 31, 1996

Auditors' Report -- Cogan + Partners....................................        D-12
Balance Sheet...........................................................        D-13
Statement of Earnings and Retained Earnings (Deficit)...................        D-14
Statement of Changes in Financial Position..............................        D-15
Notes to Financial Statements...........................................        D-16

                               MGI SOFTWARE CORP.
                              FINANCIAL STATEMENTS
                           JANUARY 31, 1998 AND 1997
                           (IN THOUSANDS OF DOLLARS)

                                AUDITORS' REPORT

To the Directors of
MGI Software Corp.

    We have audited the balance sheets of MGI Software Corp. as at January 31, 1998 and 1997 and the statements of operations and deficit and changes in financial position for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at January 31, 1998 and 1997 and the results of its operations and the changes in its financial position for the years then ended in accordance with generally accepted accounting principles.

                                                       (Signed) PRICE WATERHOUSE
March 19, 1998                                             Chartered Accountants

                               MGI SOFTWARE CORP.

                                 BALANCE SHEETS

                           (IN THOUSANDS OF DOLLARS)

                                                                                                         JANUARY 31
                                                                                                    --------------------
                                                                                                      1998       1997
                                                                                                    ---------  ---------
                                                         ASSETS

CURRENT ASSETS
  Cash............................................................................................  $   1,754  $   4,413
  Note receivable (Note 4)........................................................................     10,813     --
  Accounts receivable.............................................................................      4,835      2,708
  Prepaids and other assets.......................................................................        555        307
  Inventories.....................................................................................        546        293
  Investment tax credits receivable...............................................................         24        170
                                                                                                    ---------  ---------
                                                                                                       18,527      7,891
Capital assets (Note 5)...........................................................................      1,487        952
                                                                                                    ---------  ---------
                                                                                                    $  20,014  $   8,843
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------
                                                      LIABILITIES

CURRENT LIABILITIES
  Accounts payable and accrued liabilities........................................................  $   3,344  $   2,310
  Due to related party............................................................................     --             75
                                                                                                    ---------  ---------
                                                                                                        3,344      2,385
                                                  SHAREHOLDERS' EQUITY

Capital stock (Note 6)............................................................................     32,019     12,172
Special warrants (Note 6(a))......................................................................     --          2,685
Deficit...........................................................................................    (15,349)    (8,399)
                                                                                                    ---------  ---------
                                                                                                       16,670      6,458
                                                                                                    ---------  ---------
                                                                                                    $  20,014  $   8,843
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------

Approved by the Board

              (Signed) OREN ASHER                              (Signed) JOEL GOLDMAN
                    Director                                          Director

                               MGI SOFTWARE CORP.

                      STATEMENTS OF OPERATIONS AND DEFICIT

              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                                                YEAR ENDED JANUARY 31
                                                                                              --------------------------
                                                                                                  1998          1997
                                                                                              ------------  ------------
REVENUE.....................................................................................  $     13,348  $      5,144
COST OF SALES...............................................................................         2,660         1,329
                                                                                              ------------  ------------
                                                                                                    10,688         3,815
EXPENSES
  Marketing and selling.....................................................................        11,610         4,547
  Research and development (NOTE 7).........................................................         4,758         1,731
  Administration............................................................................         1,005         1,144
  Amortization of capital assets............................................................           475         1,557
                                                                                              ------------  ------------
                                                                                                    17,848         8,979
                                                                                              ------------  ------------
Loss before undernoted items................................................................        (7,160)       (5,164)
Interest income.............................................................................           210           124
Write-off of purchased software (NOTE 5)....................................................       --             (2,363)
                                                                                              ------------  ------------
Loss for the year...........................................................................        (6,950)       (7,403)
Deficit, beginning of year..................................................................        (8,399)         (677)
Reorganization costs (NOTE 2)...............................................................       --               (319)
                                                                                              ------------  ------------
Deficit, end of year........................................................................  $    (15,349) $     (8,399)
                                                                                              ------------  ------------
                                                                                              ------------  ------------
Loss per share..............................................................................  $      (0.35) $      (0.48)
                                                                                              ------------  ------------
                                                                                              ------------  ------------
Weighted average number of common shares outstanding........................................    19,958,968    15,355,052
                                                                                              ------------  ------------
                                                                                              ------------  ------------

                               MGI SOFTWARE CORP.

                  STATEMENTS OF CHANGES IN FINANCIAL POSITION

                           (IN THOUSANDS OF DOLLARS)

                                                                                                    YEAR ENDED JANUARY 31
                                                                                                    ---------------------
                                                                                                       1998       1997
                                                                                                    ----------  ---------
CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES
  Loss for the year...............................................................................  $   (6,950) $  (7,403)
  Items not affecting cash
    Amortization of capital assets................................................................         475      1,557
    Write-off of purchased software, included in capital assets...................................      --          2,363
  Net change in noncash working capital amounts relating to operations                                  (1,523)      (785)
                                                                                                    ----------  ---------
                                                                                                        (7,998)    (4,268)
                                                                                                    ----------  ---------
FINANCING ACTIVITIES
  Issue of common shares, net of issue costs......................................................      17,162      6,261
  Issue of special warrants, net of issue costs...................................................      --          2,685
  Retirement of debentures........................................................................      --         (1,500)
                                                                                                    ----------  ---------
                                                                                                        17,162      7,446
                                                                                                    ----------  ---------
INVESTING ACTIVITIES
  Purchase of capital assets......................................................................      (1,010)      (991)
  Reorganization costs............................................................................      --           (262)
  Increase in note receivable.....................................................................     (10,813)    --
                                                                                                    ----------  ---------
                                                                                                       (11,823)    (1,253)
                                                                                                    ----------  ---------
Increase (decrease) in cash resources during the year.............................................      (2,659)     1,925
Cash, beginning of year...........................................................................       4,413      2,488
                                                                                                    ----------  ---------
Cash, end of year.................................................................................  $    1,754  $   4,413
                                                                                                    ----------  ---------
                                                                                                    ----------  ---------
CASH CONSISTS OF
  Cash............................................................................................  $    1,754  $     696
  Short-term deposits.............................................................................      --          3,717
                                                                                                    ----------  ---------
                                                                                                    $    1,754  $   4,413
                                                                                                    ----------  ---------
                                                                                                    ----------  ---------

                               MGI SOFTWARE CORP.

                         NOTES TO FINANCIAL STATEMENTS

                           JANUARY 31, 1998 AND 1997

                   (TABULAR AMOUNTS IN THOUSANDS OF DOLLARS)

1.  NATURE OF OPERATIONS

    MGI Software Corp. (the "company") was incorporated on September 22, 1995 under the laws of the Province of Ontario to develop, market and support multimedia products in the digital photography, video editing, three-dimensional graphics and page layout markets of the personal computer software industry. The company's products are primarily directed toward retail consumers but are also suitable for small businesses, companies and governments. To date, the company's primary markets have been Europe, United States and Asia Pacific.

2.  REORGANIZATION

    Effective April 30, 1996, MGI Software Corp. ("MGI"), a private company, amalgamated with Globex Biotechnologies Inc. ("Globex"), a public company whose shares are traded on the Canadian Dealer Network, and continued operations under the name of MGI Software Corp. The amalgamation was effected pursuant to the provisions of the Ontario Business Corporations Act and involved the issuance of shares of the amalgamated company to the former shareholders as follows: (a) 1 common share of the amalgamated company for each 15 shares of Globex; and (b) 1 common share of the amalgamated company for each common share of the predecessor MGI.

    The amalgamation resulted in the shareholders of the predecessor MGI holding 98.4% of the common shares of the amalgamated company. Accordingly, the transaction has been recorded in these accounts using the principles of purchase accounting whereby predecessor MGI is considered to have acquired Globex in exchange for shares. Prior to the amalgamation, Globex was inactive and without assets and accordingly the substance of the amalgamation is a capital reorganization of MGI. The consideration of $207,000, attributed to the 206,433 common shares issued to the shareholders of Globex (Note 6), liabilities assumed of $57,000 and legal costs incurred in the amount of $55,000, was charged directly to deficit in the amount of $319,000 as a capital reorganization cost.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    REVENUE RECOGNITION

    Revenue from sale of merchandise is recognized at the time of shipment to the customer, net of provision for returns. Royalties and licence fees are recognized as earned in accordance with the terms of the related agreements.

    INVENTORIES

    Inventories are valued at the lower of cost and net realizable value. Cost is determined on the weighted average cost basis.

    CAPITAL ASSETS

    Capital assets are recorded at the lower of cost, net of accumulated amortization, and net recoverable amount. Amortization charges are calculated on the following bases using the following annual rates:

Furniture and equipment.......  20% declining balance
Computer equipment............  30% declining balance
Leasehold improvements........  over the remaining lease term
Computer software.............  straight-line over 3 years

    RESEARCH AND DEVELOPMENT

    Research costs are expensed as incurred. Development costs are expensed as incurred unless a project meets the criteria under generally accepted accounting principles for deferral and amortization. The company has not deferred any development costs to date.

    Government assistance is available to the company through the Industrial Research Assistance Program ("IRAP") and income tax investment credits.

    IRAP funds qualified research and development activities on preapproved projects. IRAP assistance is recorded as a reduction of research and development expenses in the year in which it is claimed.

    Income tax investment credits are accounted for using the cost reduction method and accordingly are deducted from the related research and development expenses in the year of expenditure, provided there is reasonable assurance they will be realized.

                               MGI SOFTWARE CORP.

                           JANUARY 31, 1998 AND 1997

                   (TABULAR AMOUNTS IN THOUSANDS OF DOLLARS)

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    FOREIGN CURRENCY TRANSLATION

    Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the exchange rate prevailing at the balance sheet date. Nonmonetary assets and liabilities and transactions are translated at exchange rates prevailing at the respective transaction dates. Exchange gains and losses are included in the statement of operations and deficit.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    FINANCIAL INSTRUMENTS

    Financial instruments are initially recorded at historical cost. If subsequent circumstances indicate that a decline in the fair value of a financial asset is other than temporary, the financial asset is written down to its fair value. Unless otherwise indicated, the fair values of financial instruments approximate their recorded amounts.

    The fair values of cash on deposit with commercial banks, note receivable, accounts receivable, and accounts payable and accrued liabilities approximate recorded amounts because of the short period to receipt or payment of cash.

4.  NOTE RECEIVABLE

    On January 8, 1998, the company purchased a commercial note from a corporation in the amount of $10,813,000. This note, bearing interest at a rate of 4.41% per annum, was repaid on February 5, 1998.

5.  CAPITAL ASSETS

                                                                                                     1998
                                                                                     -------------------------------------
                                                                                                  ACCUMULATED
                                                                                       COST      AMORTIZATION       NET
                                                                                     ---------  ---------------  ---------
Furniture and equipment............................................................  $     515     $     115     $     400
Computer equipment.................................................................      1,113           322           791
Leasehold improvements.............................................................        260            67           193
Computer software..................................................................        356           253           103
                                                                                     ---------         -----     ---------
                                                                                     $   2,244     $     757     $   1,487
                                                                                     ---------         -----     ---------
                                                                                     ---------         -----     ---------

                                                                                                       1997
                                                                                       -------------------------------------
                                                                                                    ACCUMULATED
                                                                                         COST      AMORTIZATION       NET
                                                                                       ---------  ---------------  ---------
Furniture and equipment..............................................................  $     257     $      42     $     215
Computer equipment...................................................................        495           102           393
Leasehold improvements...............................................................        203            18           185
Computer software....................................................................        290           131           159
                                                                                       ---------         -----     ---------
                                                                                       $   1,245     $     293     $     952
                                                                                       ---------         -----     ---------
                                                                                       ---------         -----     ---------

    During the year ended January 31, 1997, management determined that computer software costs carried in the company's books in the amount of $2,363,000 should be written off and the loss charged to operations.

                               MGI SOFTWARE CORP.

                           JANUARY 31, 1998 AND 1997

                   (TABULAR AMOUNTS IN THOUSANDS OF DOLLARS)

6.  CAPITAL STOCK

                                                                                                     1998       1997
                                                                                                   ---------  ---------
Authorized
  An unlimited number of common shares
  An unlimited number of Class A voting special shares
  Issued 23,963,712 (1997 -- 17,907,630) common shares...........................................  $  32,019  $  12,172
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------

    The common share transactions are as follows:

                                                                                    1998                    1997
                                                                           ----------------------  ----------------------
                                                                           NUMBER OF               NUMBER OF
                                                                            SHARES      AMOUNT      SHARES      AMOUNT
                                                                           ---------  -----------  ---------  -----------
Issued, beginning of year................................................  17,907,630  $  12,172   13,110,768  $   5,911
Issued during the year
  For cash upon private placement (A)....................................  1,022,757       2,766      --          --
  On conversion of debentures (B)........................................     --          --         650,000         715
  Upon exercise of purchase warrants for cash (B)........................     --          --         650,000         975
  On reorganization (NOTE 2).............................................     --          --         206,433         207
  Purchase of computer software, licences and rights (NOTE 11)...........     --          --         471,429      --
On conversion of special warrants (C)....................................  4,700,000      16,536   2,744,000       4,289
On exercise of broker compensation warrants (C)..........................    137,200         343      --          --
On exercise of employee stock options....................................    196,125         202      75,000          75
                                                                           ---------  -----------  ---------  -----------
                                                                           23,963,712  $  32,019   17,907,630  $  12,172
                                                                           ---------  -----------  ---------  -----------
                                                                           ---------  -----------  ---------  -----------

    (a) On September 30, 1997, the company issued 1,022,757 common shares for cash of $2,765,999 pursuant to the terms of a subscription agreement. In addition, the same number of common share purchase warrants were issued for an aggregate consideration of $1.00. Each warrant entitles the holder to purchase one common share of the company, subject to adjustment, at the lower of: (i) $3.95 per common share and (ii) the higher of the then current market price of the common shares of the company and $3.20 per common share. These common share purchase warrants expire on September 30, 2000. As at the year-end, all purchase warrants remained outstanding.

    (b) On October 21, 1995, the company issued $1,500,000 aggregate principal amount of debentures, payable on demand, bearing interest at 5.7% per annum, payable quarterly, in arrears. The debentures were convertible at any time at the option of the holder into units on the basis of one unit for each $1.10 principal amount of debentures. Each unit consisted of one share and one half of one common share purchase warrant. On February 26, 1996, the company retired an aggregate principal amount of $785,000 of the debentures for cash and the issuance of an additional one-half of one warrant upon the exercise of the conversion rights attached to the debentures. On April 30, 1996, the remaining debentures in the amount of $715,000 were converted into an aggregate of 650,000 common shares and 650,000 warrants. Each warrant was convertible into one common share for cash of $1.50. On June 4, 1996, 200,000 warrants were exercised and on December 31, 1996 all remaining warrants were exercised.

    (c) On May 15, 1996, the company issued 2,744,000 special warrants at $1.75 each for net proceeds of $4,289,000 (net of issue costs of $513,000). On August 19, 1996, the special warrants were converted into 2,744,000 common shares without additional consideration. As additional compensation, the company issued 137,200 broker special warrants. Each broker special warrant was converted into an option to purchase one common share at a price of $2.50 per share. The options were exercised and converted into 137,200 common shares.

       On January 16, 1997, the company issued 1,200,000 special warrants at $2.50 each for net proceeds of $2,685,000 (net of issue costs of $315,000). On February 25, 1997, the special warrants were converted into 1,200,000 common shares without additional consideration.

       On September 29, 1997, the company issued 3,500,000 special warrants at $4.25 each for net proceeds of $13,851,273 (net of issue costs of $1,024,000). On December 8, 1997, the special warrants were converted into 3,500,000 common shares without additional consideration. As additional compensation, the company issued 175,000 broker special warrants. Each broker special warrant was converted into a compensation option to purchase one common share at a price of $5.25 per share, expiring on December 29, 1998. All compensation options remain outstanding as at January 31, 1998.

                               MGI SOFTWARE CORP.

                           JANUARY 31, 1998 AND 1997

                   (TABULAR AMOUNTS IN THOUSANDS OF DOLLARS)

6.  CAPITAL STOCK (CONTINUED)
    (d) The company has an incentive plan under which options to purchase common shares may be granted to its directors, officers, employees and service providers at the discretion of the Board of Directors. Each option under the incentive plan allows for the purchase of one common share and expires not later than ten years from the date granted. The option exercise price is set at amounts not less than the fair market value at the date of grant. As at January 31, 1998, the company had stock options outstanding as follows:

                                                                           NUMBER OF
                                                             FISCAL YEAR    OPTIONS                     EXERCISE
                                                               ISSUED       ISSUED         EXPIRY        PRICE
                                                             -----------  -----------  --------------  ----------
Class of option holder

Employees and service providers............................        1996    1,073,750   January 2001-        $1.00
                                                                                       January 2006

                                                                   1997      382,125   April 2001-     $1.00-$3.65
                                                                                       April 2006

                                                                   1998      799,800   February 2002-  $2.15-$4.00
                                                                                       January 2003

Directors who are not executive officers...................        1996       30,000   January 2001         $1.00

                                                                   1997      105,000   April 2002           $2.30

                                                                   1998       50,000   June 2002            $2.30

Executive officers.........................................        1996      610,000   January 2001         $1.00

                                                                   1998       25,000   May 2002             $2.15
                                                                          -----------

                                                                           3,075,675
                                                                          -----------
                                                                          -----------

    The options are subject to various vesting requirements as outlined in the plan.

    (e) At January 31, the company had incurred share issue costs of $1,851,000 (1997 -- $828,000). When realized, the tax benefit of these deductible costs will be recorded as an increase in share capital.

7.  RESEARCH AND DEVELOPMENT

                                                                                   1998       1997
                                                                                 ---------  ---------
Gross research and development expenses........................................  $   4,976  $   1,823
IRAP funding...................................................................       (218)    --
Investment tax credits.........................................................     --            (92)
                                                                                 ---------  ---------
Research and development expenses, net.........................................  $   4,758  $   1,731
                                                                                 ---------  ---------
                                                                                 ---------  ---------

    The IRAP funding received or receivable amounted to $218,000 (1997 -- $Nil). At January 31, included in accounts receivable were IRAP receivables of $29,000 (1997 -- $Nil).

    Investment tax credits are calculated at the rate of 20% for qualifying research and development expenditures and can be offset against future taxes payable within the tax carry forward period of ten years.

                               MGI SOFTWARE CORP.

                           JANUARY 31, 1998 AND 1997

                   (TABULAR AMOUNTS IN THOUSANDS OF DOLLARS)

8.  INCOME TAXES

    The company's income tax provision has been determined as follows:

                                                                                                       1998       1997
                                                                                                     ---------  ---------
Loss for the year..................................................................................  $   6,950  $   7,403
                                                                                                     ---------  ---------
                                                                                                     ---------  ---------
Combined basic federal and provincial income tax recovery at 44.62%................................  $   3,101  $   3,303
Provincial research and development deduction......................................................        218         43
Unrecorded benefit of noncapital losses............................................................     (3,319)    (3,346)
                                                                                                     ---------  ---------
                                                                                                     $  --      $  --
                                                                                                     ---------  ---------
                                                                                                     ---------  ---------

    The company has incurred losses for accounting purposes, the tax benefit of which has not been included in these accounts. These losses are available to be applied as a deduction against taxable income earned in the future and are summarized approximately as follows:

    Tax losses expiring in:

                                                                                                 PROVINCIAL    FEDERAL
                                                                                                 -----------  ---------
2002...........................................................................................   $     300   $     200
2003...........................................................................................       1,900         400
2004...........................................................................................       6,300       2,200
2005...........................................................................................       6,500       4,000
                                                                                                 -----------  ---------
                                                                                                     15,000       6,800
Excess of amounts booked for accounting purposes over amounts claimed for tax (timing differences), not subject to expiry
    Amortization of capital assets.............................................................      --           4,000
    Scientific research and development expenditures...........................................       3,000       4,500
    Share issue costs..........................................................................       1,400       1,400
    Other......................................................................................         200         200
                                                                                                 -----------  ---------
                                                                                                      4,600      10,100
Less: Timing differences, the tax benefit of which has been recognized in the accounts.........        (500)     --
                                                                                                 -----------  ---------
                                                                                                      4,100      10,100
                                                                                                 -----------  ---------
Losses for accounting purposes carried forward.................................................   $  19,100   $  16,900
                                                                                                 -----------  ---------
                                                                                                 -----------  ---------

    The provincial losses exceed federal losses principally due to enhanced provincial scientific research and development incentives.

    The company has federal investment tax credits available to reduce future income taxes otherwise payable of $1,277,000 which expire between 2005 and 2008. The benefit of these tax credits have not been recorded.

9.  EXPORT SALES

    The company's operations are located in Canada in one principal industry segment, software development, across geographically diverse markets.

                                                                                  1998       1997
                                                                                ---------  ---------
Revenue by geographic area
  Canada......................................................................  $     251  $     266
  United States...............................................................      8,333      3,143
  Europe......................................................................      3,818      1,251
  Asia Pacific................................................................        946        484
                                                                                ---------  ---------
                                                                                $  13,348  $   5,144
                                                                                ---------  ---------
                                                                                ---------  ---------

                               MGI SOFTWARE CORP.

                           JANUARY 31, 1998 AND 1997

                   (TABULAR AMOUNTS IN THOUSANDS OF DOLLARS)

10. FINANCIAL OBLIGATIONS

    The company is obligated under operating leases for the rental of facilities. Minimum future rental payments under the company's current leases in effect as at January 31, 1998, which expire on December 31, 2000, are approximately as follows:

1999.....................................................................................   $      81
2000.....................................................................................          84
2001.....................................................................................          77

11. RELATED PARTY TRANSACTIONS

    Research and development fees are paid to a company controlled by a significant shareholder. The total fees paid in 1998 were $151,800 (1997 -- $8,950).

    Computer software was acquired in fiscal 1997 from a company related by virtue of common shareholdings, as follows:

Cash payment..............................................................................................  $ 150,000
Issuance of 471,429 common shares recorded at a nominal value, being the carrying amount of the assets
  acquired in the books of the transferor.................................................................     --
                                                                                                            ---------
Book value of computer software acquired..................................................................  $ 150,000
                                                                                                            ---------
                                                                                                            ---------

12. CREDIT RISK EXPOSURES

    Concentrations of credit risk on trade accounts receivable are indicated in the following table by the percentage of the total balance receivable by individual customers. At January 31, 1998, three customers accounted for 76% (1997 -- 54%) of total accounts receivable, as follows:

                                                                                       1998         1997
                                                                                       -----        -----
First customer....................................................................         50%          19%
Second customer...................................................................         14%          18%
Third customer....................................................................         12%          17%

13. CONTINGENCY

    The company has received correspondence alleging the company's infringement of certain technology rights. Management believes that the allegations are without merit and, however resolved, will not have a material adverse effect on the company's financial position. No amount has been provided in these financial statements in respect of these allegations. Loss, if any, sustained upon ultimate resolution will be accounted for prospectively in the year of settlement in the statement of operations.

14. SUBSEQUENT EVENT

    On March 9, 1998, the company ("MGI") agreed, subject to shareholder and regulatory approvals, to combine with Discreet Logic ("Discreet"). Each share of MGI will be exchanged for 0.162 shares of Discreet shares. Outstanding options to purchase MGI common shares will be converted at this exchange ratio into options to acquire Discreet shares. In connection with the transaction, MGI will grant Discreet an option, exercisable under certain conditions, to purchase shares up to approximately 20% of MGI's outstanding shares. Depending on the closing date of the transaction, the time within which the losses and investment tax credits expire will accelerate. In the event that the above transaction is not consummated as anticipated, under certain circumstances there could be substantial costs incurred by the company.

                                AUDITORS' REPORT

To the Shareholders of
MGI SOFTWARE CORP.

    We have audited the balance sheet of MGI SOFTWARE CORP. as at January 31, 1996 and the statements of earnings and retained earnings (deficit) and changes in financial position for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 1996 and the results of its operations and the changes in its financial position for the period then ended in accordance with generally accepted accounting principles.

Ottawa, Ontario                                        (Signed) COGAN + PARTNERS
CANADA                                                     Chartered Accountants

February 29, 1996

                               MGI SOFTWARE CORP.

                                 BALANCE SHEET
                             AS AT JANUARY 31, 1996

                                                  ASSETS
CURRENT
Cash and term deposits....................................................................................  $  2,488,066
Accounts receivable.......................................................................................       431,728
Other receivables.........................................................................................        81,272
Inventories...............................................................................................        62,327
Investment tax credits receivable (Note 2)................................................................        78,449
                                                                                                            ------------
                                                                                                               3,141,842
CAPITAL ASSETS (Note 3)...................................................................................     3,880,796
                                                                                                            ------------
                                                                                                            $  7,022,638
                                                                                                            ------------
                                                                                                            ------------

                                               LIABILITIES
CURRENT
Accounts payable and accrued charges......................................................................  $    289,034
Debentures payable (Note 4)                                                                                    1,500,000
                                                                                                            ------------
                                                                                                               1,789,034
                                                                                                            ------------
COMMITMENT (Note 5)
CONTINGENT LIABLITY (Note 6)

                                           SHAREHOLDERS' EQUITY
CAPITAL STOCK (Note 7)....................................................................................     5,910,771
RETAINED EARNING (DEFICIT)................................................................................      (677,167)
                                                                                                            ------------
                                                                                                               5,233,604
                                                                                                            ------------
                                                                                                            $  7,022,638
                                                                                                            ------------
                                                                                                            ------------

APPROVED BY THE DIRECTORS

              (Signed) OREN ASHER                              (Signed) JOEL GOLDMAN
                    Director                                          Director

  (THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS)

                               MGI SOFTWARE CORP.

             STATEMENT OF EARNINGS AND RETAINED EARNINGS (DEFICIT)
                     FOR THE PERIOD ENDED JANUARY 31, 1996

SALES.....................................................................................................  $    521,178

COST OF SALES.............................................................................................       105,803
                                                                                                            ------------
GROSS PROFIT..............................................................................................       415,375
                                                                                                            ------------
EXPENSES
  Advertising and promotion...............................................................................       180,798
  Amortization............................................................................................       422,810
  Interest expense........................................................................................        21,375
  Investment tax credits (Note 2).........................................................................       (52,637)
  Office and miscellaneous................................................................................        43,728
  Professional fees.......................................................................................       101,212
  Research and development................................................................................       242,915
  Salaries and benefits...................................................................................        54,535
  Sub-contracting and consulting..........................................................................        80,996
  Travel..................................................................................................        39,033
                                                                                                            ------------
                                                                                                               1,134,765
                                                                                                            ------------
EARNING (LOSS) FROM OPERATIONS............................................................................      (719,390)

OTHER ITEM
  Interest income.........................................................................................        42,223
                                                                                                            ------------
NET EARNINGS (LOSS).......................................................................................      (677,167)

RETAINED EARNINGS, BEGINNING OF PERIOD....................................................................       --
                                                                                                            ------------
RETAINED EARNINGS (DEFICIT), END OF PERIOD................................................................  $   (677,167)
                                                                                                            ------------
                                                                                                            ------------

  (THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS)

                               MGI SOFTWARE CORP.

                   STATEMENT OF CHANGES IN FINANCIAL POSITION
                     FOR THE PERIOD ENDED JANUARY 31, 1996

OPERATING ACTIVITIES
  Net earnings (loss)....................................................................................  $    (677,167)
  Item not affecting cash
      Amortization.......................................................................................        422,810
  Net change in non-cash working capital
    accounts relating to operations (Note 8).............................................................       (364,742)
                                                                                                           -------------
  Cash used for operating activities.....................................................................       (619,099)
                                                                                                           -------------
FINANCING ACTIVITIES
  Issue of common shares.................................................................................      5,910,771
  Issue of debentures....................................................................................      1,500,000
                                                                                                           -------------
  Cash provided by financing activities..................................................................      7,410,771
                                                                                                           -------------
INVESTING ACTIVITIES
  Purchase of capital assets.............................................................................     (4,303,606)
                                                                                                           -------------
  Cash used for investing activities.....................................................................     (4,303,606)
                                                                                                           -------------
INCREASE IN CASH AND TERM DEPOSITS DURING THE PERIOD.....................................................      2,488,066

CASH AND TERM DEPOSITS, BEGINNING OF PERIOD..............................................................       --
                                                                                                           -------------
CASH AND TERM DEPOSITS, END OF PERIOD....................................................................  $   2,488,066
                                                                                                           -------------
                                                                                                           -------------

  (THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS)

                               MGI SOFTWARE CORP.

                         NOTES TO FINANCIAL STATEMENTS

                                JANUARY 31, 1996

1.  SIGNIFICANT ACCOUNTING POLICIES

    (a) Inventories are valued at the lower of cost (determined on an average basis) and net realizable value.

    (b) Capital assets are recorded at cost less related investment tax credits. Amortization charges are calculated on the following basis:

Furniture and equipment.......  20% declining balance
Computer equipment............  30% declining balance
Computer software.............  straight line over 3 years
Trademarks....................  straight line over 2 years
Leasehold improvements........  straight line over 5 years

2.  INVESTMENT TAX CREDITS RECEIVABLE

    The investment tax credits were generated from qualified research and development expenditures during the period. Receipt of the investment tax credits is subject to Revenue Canada Taxation's review of the eligibility of the expenditures.

3.  CAPITAL ASSETS

                                                                                       ACCUMULATED
                                                                              COST     AMORTIZATION     NET
                                                                            ---------  ------------  ---------
Furniture and equipment...................................................  $  67,891   $    3,981   $  63,910
Computer equipment........................................................     40,882        2,722      38,160
Computer software.........................................................  4,153,982      414,389   3,739,593
Trademarks................................................................      8,702        1,450       7,252
Leasehold improvements....................................................     32,149          268      31,881
                                                                            ---------  ------------  ---------
                                                                            $4,303,606  $  422,810   $3,880,796
                                                                            ---------  ------------  ---------
                                                                            ---------  ------------  ---------

    The cost of capital asset additions during the period was reduced by investment tax credits of $25,812.

4.  DEBENTURES PAYABLE

    5.70% unsecured convertible debentures, due on demand, convertible into one common share of the company and one-half of a common share purchase warrant for each $1.10 principal amount of debentures. Each common share purchase warrant entitles holders to acquire one common share of the company until December 31, 1996 for a price of $1.50.

    On February 26, 1996, the company retired debentures for cash having an aggregate principal amount of $785,000. The remaining debentures of $715,000 were replaced by new 4% unsecured convertible debentures for the same amount, due on demand, convertible into one common share of the company and one common share purchase warrant for each $1.10 principal amount of debentures. Each common share purchase warrant entitles holders to acquire one common share of the company until December 31, 1996 for a price of $1.50.

5.  COMMITMENT

    The company is currently negotiating a lease for its premises. Under the terms of the "Offer to Lease" agreement, the company will be committed to the lease expiring December 31, 2000 with an option to renew for an additional five years.

    Under the terms of the offer made, the rental payments, including estimated operating costs, for the next five years would be as follows:

1997.......................................................  $  32,595
1998.......................................................     32,595
1999.......................................................     33,920
2000.......................................................     33,920
2001.......................................................     33,920

                               MGI SOFTWARE CORP.

                                JANUARY 31, 1996

6.  CONTINGENT LIABILITY

    The Company has been named defendant in a lawsuit for trademark infringement, unfair competition and trademark dilution. As no amount has been specified in the claim made by the plaintiff, an estimate of the amount of the contingent loss cannot be made. In management's opinion, this claim is without substantial merit and even if successful, would not have a material impact on the company. Any loss resulting from the resolution of this claim would be accounted for as a prior period adjustment.

7.  CAPITAL STOCK

Authorized --
  Unlimited number of common shares
  Unlimited number of Class A voting special shares

Issued --
  13,110,768 common shares..............................................................................  $5,910,771
                                                                                                          ---------
                                                                                                          ---------

    The following transactions affected the capital stock of the company during the period:

    (a) On October 3, 1995, 1 common share was issued for $1. Immediately after this transaction, the common share was purchased for cancellation for $1.

    (b) On October 3, 1995, 7,270,768 common shares were issued in exchange for 300,000 Class "B" preferred shares, redeemable and retractable for a total amount of $7,270,768, of Ditek Software Corp. The transaction took place under subsection 85(1) of the Income Tax Act. Also on October 3, 1995, Ditek Software Corp. purchased, for cancellation, the 300,000 Class "B" preferred shares by issuing a promissory note in the amount of $7,270,768.

    (c) On October 3, 1995, the company purchased, from Ditek Software Corp., all rights, title and interest in computer software called "Photoworks" with a fair market value of $7,270,768. This transaction took place under subsection 85(1) of the Income Tax Act. The transaction was recorded at the cost amount to Ditek Software Corp. which totalled $70,771. In consideration, the company issued 1,000,000 Class A voting special shares redeemable and retractable for a total amount of $7,270,768. Also on October 3, 1995, the company redeemed these shares and issued a demand promissory note for the redemption amount of $7,270,768.

       The above-noted transactions were completed by the offset of the promissory note received from Ditek Software Corp. with the promissory note issued by MGI Software Corp.

    (d) On September 23, 1995, the Company entered into an agreement to acquire all rights, title and interest in computer software called "Calamus" for an amount of $750,000. In consideration, the company issued 750,000 common shares on October 18, 1995. The company has agreed to purchase these common shares for $1 per share at the holder's option in the event the company's common shares are not publicly traded by December 31, 1996. In addition, certain distribution rights for this software will remain with the vendor until February 28, 1996.

    (e) On October 2, 1995, the company entered into an agreement to purchase all rights, title and interest in computer software called "MediaMontage:
       MediaCapture" and "MediaMerge" for an amount of $1,100,000. In consideration, the Company issued 1,100,000 common shares on October 21, 1995.

    (f) On October 18, 1995 and October 20, 1995, the company entered into agreements to purchase certain licenses and distribution rights to the "Photoworks" computer software for an amount of $2,300,000. In consideration, the company issued an aggregate of 1,900,000 common shares on October 19, 1995 and October 20, 1995 and a promissory note for $400,000.

    (g) During the period, the company issued 1,990,000 common shares for $1 per share of cash consideration and 100,000 common shares at $1 per share for services provided to the company.

    (h) On January 27, 1996 the company approved the issuance of stock options to officers, directors and employees to purchase 2,289,000 common shares of the company. The issuance of stock options is subject to shareholder approval, the proposed amalgamation between the company and Globex Biotechnologies Inc. becoming effective and the receipt of any necessary regulatory approvals. The issue of each stock option will become effective on the later of January 27, 1996 and the date the particular optionee becomes an officer, director or employee of the company. The stock options will have an exercise price of $1 per share and a term of 10 years.

                               MGI SOFTWARE CORP.

                                JANUARY 31, 1996

8.  NET CHANGE IN NON-CASH WORKING CAPITAL ACCOUNTS RELATING TO OPERATIONS

Decrease
  (increase)        -- accounts receivable.................................................................  $(431,728)
                    -- other receivables...................................................................    (81,272)
                    -- inventories.........................................................................    (62,327)
                    -- investment tax credits receivable...................................................    (78,449)
Increase
  (decrease)        -- accounts payable and accrued charges................................................    289,034
                                                                                                             ---------
                                                                                                             $(364,742)
                                                                                                             ---------
                                                                                                             ---------

9.  OPERATIONS

    MGI Software Corp. was incorporated on September 22, 1995 under the provisions of the Ontario Business Corporations Act and commenced operations on the same date. The fiscal year end of the company is January 31.

10. SUBSEQUENT EVENT

    The company ("MGI") has entered into an agreement to amalgamate with Globex Biotechnologies Inc. ("Globex"), a public company. Under the terms of the proposed amalgamation:

    (i) The common shares of Globex will be converted into common shares of the amalgamated corporation ("Amalco") on the basis of one Amalco common share for fifteen Globex common shares.

    (ii) The common shares of MGI will be converted into common shares of Amalco on the basis of one Amalco common share for one MGI common share.

   (iii) The convertible demand debentures of MGI will be converted into convertible demand debentures of Amalco on the basis of $1 principal amount of Amalco debentures for $1 principal amount of MGI debentures.

    Assuming no additional share issuances of either amalgamating company, after the completion of the amalgamation, the existing common shareholders of MGI will own 98.4% of all the issued and outstanding shares of Amalco. This transaction is expected to be completed in March 1996.

11. INCOME TAXES

    No provision has been made for the potential benefit of the reduction of future income taxes due to the income tax loss for the period of $159,438, which is due to expire in the year 2003, or certain amounts which have been expensed in the financial statements totalling $523,844 which have not yet been claimed for income tax purposes (mainly research and development costs and amortization).

                                   SCHEDULE E
                              DISCREET LOGIC INC.
                       CONSOLIDATED FINANCIAL STATEMENTS

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                                      PAGE
                                                                                                                      -----
DISCREET LOGIC INC. AND SUBSIDIARIES
  Report of Arthur Andersen & Cie................................................................................         E-2
  Consolidated Balance Sheets....................................................................................         E-3
  Consolidated Statements of Shareholders' Equity................................................................         E-4
  Consolidated Statements of Operations..........................................................................         E-5
  Consolidated Statements of Changes in Financial Position.......................................................         E-6
  Notes to Consolidated Financial Statements.....................................................................         E-7

                      DISCREET LOGIC INC. AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL STATEMENTS

                                AUDITORS' REPORT

To the Shareholders of
Discreet Logic Inc.:

    We have audited the consolidated balance sheet of Discreet Logic Inc. (a Quebec company) as at June 30, 1997, and the consolidated statements of operations, shareholders' equity and changes in financial position for the eleven-month period ended June 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.

    In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 1997, and the results of its operations and the changes in its financial position for the eleven-month period ended June 30, 1997 in accordance with generally accepted accounting principles in Canada.

Montreal, Canada                                                   (Signed) ARTHUR ANDERSEN & CIE
August 12, 1997                                                               General Partnership
(April 8, 1998 for Note 18)                                                 Chartered Accountants

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

           (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

                                                                                                   AS AT        AS AT
                                                                                                DECEMBER 31,  JUNE 30,
                                                                                                    1997        1997
                                                                                                ------------  ---------
                                                                                                (unaudited)
                                                   ASSETS
CURRENT ASSETS
  Cash and cash equivalents...................................................................   $   12,649   $  31,668
  Accounts receivable.........................................................................       29,559      26,893
  Inventory --
    Resale....................................................................................        9,725      10,867
    Demonstration.............................................................................        4,073       3,054
  Income taxes receivable.....................................................................       --             448
  Other current assets........................................................................        4,291       3,889
                                                                                                ------------  ---------
                                                                                                     60,297      76,819

Property and equipment -- less accumulated depreciation and amortization......................        9,583       7,728
Deferred income taxes.........................................................................        2,467       3,489
Other assets..................................................................................       39,122      12,188
Assets held for resale........................................................................        4,241       5,248
                                                                                                ------------  ---------
                                                                                                 $  115,710   $ 105,472
                                                                                                ------------  ---------
                                                                                                ------------  ---------
                                    LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable............................................................................   $   15,948   $  23,687
  Accrued expenses............................................................................       20,877      20,399
  Deferred revenue............................................................................        5,740       8,103
  Customer deposits...........................................................................          426       1,360
  Income taxes payable........................................................................        5,707       4,734
                                                                                                ------------  ---------
                                                                                                     48,698      58,283
                                                                                                ------------  ---------
DEFERRED INCOME TAXES.........................................................................        2,268         713
                                                                                                ------------  ---------
COMMITMENTS AND CONTINGENCIES (Notes 11 and 14)

SHAREHOLDERS' EQUITY
  Preferred shares -- no par value
    Authorized -- unlimited number of shares
    Issued and outstanding -- none
  Common shares -- no par value
    Authorized -- unlimited number of shares
    Issued and outstanding -- 28,840,493 shares and 28,117,415, respectively..................       91,827      80,402
  Deficit.....................................................................................      (24,874)    (33,112)
  Cumulative translation adjustment...........................................................       (2,209)       (814)
                                                                                                ------------  ---------
      Total shareholders' equity..............................................................       64,744      46,476
                                                                                                ------------  ---------
                                                                                                 $  115,710   $ 105,472
                                                                                                ------------  ---------
                                                                                                ------------  ---------

Approved on behalf of the Board of Directors:

         (Signed) RICHARD J. SZALWINSKI                       (Signed) THOMAS CANTWELL
                    Director                                          Director

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
           (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

                                                                                            CUMULATIVE       TOTAL
                                                      COMMON                                TRANSLATION   SHAREHOLDERS'
                                                      SHARES       AMOUNT       DEFICIT     ADJUSTMENT      EQUITY
                                                    -----------  -----------  -----------   -----------   -----------
                                                    (unaudited)  (unaudited)  (unaudited)   (unaudited)   (unaudited)
BALANCE, July 31, 1996............................   27,699,426  $   78,923   $  (35,884)   $     (696)   $   42,343
  Exercise of common stock options................      207,627         640       --            --               640
  Issuance of shares through Employee Stock
    Purchase Plan.................................       55,545         200       --            --               200
  Net income......................................      --           --            1,153        --             1,153
  Change in cumulative translation
    adjustment....................................      --           --           --               (65)          (65)
                                                    -----------  -----------  -----------   -----------   -----------
BALANCE, December 31, 1996........................   27,962,598  $   79,763   $  (34,731)   $     (761)   $   44,271
                                                    -----------  -----------  -----------   -----------   -----------
                                                    -----------  -----------  -----------   -----------   -----------

                                                                                             CUMULATIVE       TOTAL
                                                        COMMON                               TRANSLATION  SHAREHOLDERS'
                                                        SHARES       AMOUNT       DEFICIT    ADJUSTMENT      EQUITY
                                                     ------------  -----------  -----------  -----------  -------------
BALANCE, July 31, 1996.............................    27,699,426   $  78,923    $ (35,884)   $    (696)   $    42,343
  Exercise of common stock options.................       321,577       1,128       --           --              1,128
  Issuance of shares through Employee Stock
    Purchase Plan..................................        96,412         351       --           --                351
  Net income.......................................       --           --            2,772       --              2,772
  Change in cumulative translation
    adjustment.....................................       --           --           --             (118)          (118)
                                                     ------------  -----------  -----------  -----------  -------------
BALANCE, June 30, 1997.............................    28,117,415   $  80,402    $ (33,112)   $    (814)   $    46,476
                                                     ------------  -----------  -----------  -----------  -------------
                                                     ------------  -----------  -----------  -----------  -------------

                                                                                            CUMULATIVE       TOTAL
                                                      COMMON                                TRANSLATION   SHAREHOLDERS'
                                                      SHARES       AMOUNT       DEFICIT     ADJUSTMENT      EQUITY
                                                    -----------  -----------  -----------   -----------   -----------
                                                    (unaudited)  (unaudited)  (unaudited)   (unaudited)   (unaudited)
BALANCE, June 30, 1997............................   28,117,415  $   80,402   $  (33,112)   $     (814)   $   46,476
  Exercise of common stock options................      137,421         559       --            --               559
  Issuance of shares through Employee Stock
    Purchase Plan.................................       30,657         217       --            --               217
  Issuance of shares as part of the acquisition of
    D-Vision......................................      555,000      10,649       --            --            10,649
  Net income......................................      --           --            8,238        --             8,238
  Change in cumulative translation
    adjustment....................................      --           --           --            (1,395)       (1,395)
                                                    -----------  -----------  -----------   -----------   -----------
BALANCE, December 31, 1997........................   28,840,493  $   91,827   $  (24,874)   $   (2,209)   $   64,744
                                                    -----------  -----------  -----------   -----------   -----------
                                                    -----------  -----------  -----------   -----------   -----------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
           (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

                                                     SIX-MONTH      FIVE-MONTH    ELEVEN-MONTH
                                                    PERIOD ENDED   PERIOD ENDED   PERIOD ENDED
                                                    DECEMBER 31,   DECEMBER 31,     JUNE 30,
                                                        1997           1996           1997
                                                    ------------   ------------   ------------
                                                    (unaudited)    (unaudited)

TOTAL REVENUES....................................  $    75,673    $    40,096    $   101,923
COST OF REVENUES..................................       30,827         20,290         47,571
                                                    ------------   ------------   ------------
  Gross profit....................................       44,846         19,806         54,352
                                                    ------------   ------------   ------------
OPERATING EXPENSES
  Research and development, net of tax credits of
    $718, $400 and $696, respectively.............       11,663          4,253          9,980
  Sales and marketing.............................       15,840         10,627         23,206
  General and administrative......................        3,896          2,705          6,396
  Litigation and related settlement expenses (Note
    4)............................................      --             --               6,500
                                                    ------------   ------------   ------------
    Total operating expenses......................       31,399         17,585         46,082
                                                    ------------   ------------   ------------
    Operating income..............................       13,447          2,221          8,270
                                                    ------------   ------------   ------------
OTHER INCOME (EXPENSE)
  Interest income.................................          399            489          1,234
  Interest expense................................          (43)           (53)           (55)
  Foreign currency exchange gain (loss)...........          307            458           (188)
                                                    ------------   ------------   ------------
      Total other income..........................          663            894            991
                                                    ------------   ------------   ------------
    Income before provision for income taxes......       14,110          3,115          9,261
PROVISION FOR INCOME TAXES........................        5,872          1,962          6,489
                                                    ------------   ------------   ------------
    Net income....................................  $     8,238    $     1,153    $     2,772
                                                    ------------   ------------   ------------
                                                    ------------   ------------   ------------
Earnings per share (Note 17)......................  $      0.29    $      0.04    $      0.10
                                                    ------------   ------------   ------------
                                                    ------------   ------------   ------------
Weighted average common shares outstanding........   28,745,695     27,852,370     27,947,807
                                                    ------------   ------------   ------------
                                                    ------------   ------------   ------------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
                     (AMOUNTS IN THOUSANDS OF U.S. DOLLARS)

                                                     SIX-MONTH      FIVE-MONTH    ELEVEN-MONTH
                                                    PERIOD ENDED   PERIOD ENDED   PERIOD ENDED
                                                    DECEMBER 31,   DECEMBER 31,     JUNE 30,
                                                        1997           1996           1997
                                                    ------------   ------------   ------------
                                                    (unaudited)    (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income......................................  $     8,238    $     1,153    $     2,772
  Adjustments to reconcile net income to cash
    provided by operating activities --
    Depreciation and amortization.................        8,546          2,597          6,155
    Deferred income taxes.........................        2,577           (463)           503
    Write-off of assets for restructuring.........          109        --             --
  Changes in assets and liabilities --
    Settlement of class action litigations........      (10,800)       --             --
    Insurance proceeds related to class action
      litigation..................................        3,459        --             --
    Accounts receivable...........................       (1,783)         2,614        (10,820)
    Inventory.....................................          935          9,089          2,986
    Income taxes receivable.......................          448          2,907          2,743
    Other current assets..........................         (255)          (527)          (248)
    Accounts payable and accrued expenses.........      (13,347)        (2,415)        15,135
    Deferred revenue..............................       (2,363)         3,294          3,334
    Income taxes payable..........................          973        --               4,734
    Customer deposits.............................         (933)          (934)        (1,258)
    Due to related parties........................      --                 (25)           (25)
                                                    ------------   ------------   ------------
      Net cash provided by (used for) operating
        activities................................       (4,196)        17,290         26,011
                                                    ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment..............       (4,350)        (3,084)        (6,265)
  Proceeds from disposal of property and
    equipment.....................................          818        --                   5
  Cash paid for D-Vision acquisition and related
    costs.........................................      (10,342)       --              (2,481)
  Cash paid for Denim acquisition and related
    costs.........................................      --             --              (9,126)
                                                    ------------   ------------   ------------
    Net cash used in investing activities.........      (13,874)        (3,084)       (17,867)
                                                    ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from the exercise of stock options.....          559            640          1,128
  Proceeds from the employee stock purchase
    plan..........................................          217            200            351
                                                    ------------   ------------   ------------
    Net cash provided by financing activities.....          776            840          1,479
                                                    ------------   ------------   ------------
Foreign exchange effect on cash...................       (1,725)          (437)           387
                                                    ------------   ------------   ------------
Increase (decrease) in cash and cash
  equivalents.....................................      (19,019)        14,609         10,010
CASH AND CASH EQUIVALENTS, beginning of period....       31,668         21,658         21,658
                                                    ------------   ------------   ------------
CASH AND CASH EQUIVALENTS, end of period..........  $    12,649    $    36,267    $    31,668
                                                    ------------   ------------   ------------
                                                    ------------   ------------   ------------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 JUNE 30, 1997

(INFORMATION AS AT AND FOR THE SIX-MONTH PERIOD ENDED DECEMBER 31, 1997 AND FOR
          THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1996 IS UNAUDITED)

           (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

1.  OPERATIONS

    Discreet Logic Inc. (the "Company" or "Discreet") was incorporated under
    Part 1A of the Quebec Companies Act on September 10, 1991. The Company and its subsidiaries develop, assemble, market and support non-linear, digital systems and software for creating, editing and compositing imagery and special effects for film, video and HDTV. The Company's systems and software are utilized by creative professionals, for a variety of applications, including feature films, television programs, commercials, music videos, interactive game production and live broadcasting.

    The Company sells its systems and other products through its direct sales organization, as well as through distributors and resellers. The Company markets and sells its systems directly in North America and in certain European and Pacific Rim countries. Sales activities in North America are conducted from the Company's Montreal headquarters, sales offices in Los Angeles, New York, and Chicago and field representatives based in Boston, San Francisco and Atlanta. In fiscal 1996, the Company opened sales offices in India, Hong Kong and Japan. The Company also markets its systems through sales offices located in the United Kingdom, France, Germany, Singapore and Brazil and through a network of distributors in over 60 countries.

    The success of the Company is subject to a number of risks and uncertainties, including, without limitation, the Company's ability to successfully develop, introduce and gain customer acceptance of existing and new or enhanced products; the need for the continued development of the market for the Company's systems; the ability of the Company to expand its current market to include additional applications and develop new products for related markets; the risk that as the Company enters new markets, the distribution channels, technical requirements and levels and basis of competition may be different from those in the Company's current markets; the presence of competitors with greater financial, technical, manufacturing, marketing and distribution resources; the risk that the products and technologies acquired by the Company through acquisitions will not be successful, achieve market acceptance or be successfully integrated with the Company's existing products and business; the risk of quarterly fluctuations in the Company's operating results; the risk of the Company's reliance on Silicon Graphics, Inc. ("SGI") for the workstations included in the Company's systems including the impact of the timing of the development and release of SGI products as well as unforeseen difficulties associated with adapting the Company's products to future SGI products; the risk that the Company derives a significant portion of its revenues from foreign sales; the Company's reliance principally on unregistered copyrights and trade secrets to protect its intellectual property; the risk that the Company's direct sales efforts may compete with those of its indirect channels; the risk of the Company's reliance on SGI as the sole source for video input/output cards used in the Company's systems and the risk resulting from the requirement of the Company's OnLINE software for a videographic card manufactured solely by Truevision, Inc.; the Company's dependence on key management and technical employees; market price fluctuations due to quarter-to-quarter variations in the Company's operating results, announcements of technological innovations or new products by the Company or its competitors and the historical fluctuations in market prices of technology companies generally; and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission of the United States.

2.  SIGNIFICANT ACCOUNTING POLICIES

    The accompanying consolidated financial statements reflect the application of the following significant accounting policies, as described below and elsewhere in the notes to consolidated financial statements. These consolidated financial statements are prepared in accordance with generally accepted accounting principles in Canada, and are presented in United States dollars ("U.S. Dollars").

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from these estimates.

    (a) CHANGE OF FISCAL YEAR

       On January 9, 1997, the Board of Directors of the Company approved the change of the Company's fiscal year end from July 31 to June 30. This change was effective beginning with the Company's second fiscal quarter of 1997. The consolidated financial statements are presented for the six-month period ended December 31, 1997, the five-month period ended December 31, 1996 and for the eleven-month period ended June 30, 1997.

       The Company prepares consolidated financial statements, remeasures accounts in foreign currencies to reflect changes in exchange rates, and examines and adjusts certain reserve accounts at the end of each quarter. Therefore, it is not practicable to recast the

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                                 JUNE 30, 1997

(INFORMATION AS AT AND FOR THE SIX-MONTH PERIOD ENDED DECEMBER 31, 1997 AND FOR
          THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1996 IS UNAUDITED)

           (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) prior five-month period's results to reflect the current six-month fiscal period. Consequently, the results for the six-month period ended December 31, 1997 are not directly comparable with those for the five-month period ended December 31, 1996.

    (b) PRINCIPLES OF CONSOLIDATION

       The consolidated financial statements include the accounts of the Company and its subsidiaries. All subsidiaries are wholly owned. All significant intercompany accounts and transactions have been eliminated upon consolidation.

    (c) REVENUE RECOGNITION

       The Company recognizes revenue from software licenses, and the related hardware and peripherals, upon shipment of the products. The Company recognizes revenue from post contract customer support and other related services ratably, as the obligations are fulfilled, or when the related services are performed. Post contract customer support, training, installation, systems integration and rental services, are performed primarily under separately priced arrangements under which the Company has recorded revenues of $7,542, $5,294 and $13,606 for the six-month period ended December 31, 1997, the five-month period ended December 31, 1996 and the eleven-month period ended June 30, 1997, respectively. In cases where the Company has delivered hardware and/or software to customers and has insignificant or non critical vendor obligations related to these deliveries, the revenue attributable to such obligations has been deferred until such obligations have been fulfilled.

    (d) RESEARCH AND DEVELOPMENT EXPENSES

       The Company charges to operations research and development costs as incurred and presents such expenses net of income tax credits from the Canadian federal and Quebec provincial governments (see Note 6). Software development costs are considered for capitalization when technological feasibility is established. The Company sells software in a market that is subject to rapid technological change, new product introductions and changing customer needs. Accordingly, the Company has not capitalized software development costs due to its inability to estimate the useful life of software under development.

    (e) TRANSLATION OF FOREIGN CURRENCIES

       The Company's management has elected to present these consolidated financial statements in U.S. dollars. The financial statements of the Company and its subsidiaries are translated from their functional currency into the reporting currency, the U.S. dollar, utilizing the current rate method. Accordingly, assets and liabilities are translated at exchange rates in effect at the end of the period, and revenues and expenses are translated at the weighted average exchange rate during the period. All cumulative translation gains or losses from the translation into the Company's reporting currency are included as a separate component of shareholders' equity in the consolidated balance sheets.

    (f) CONCENTRATION OF CREDIT RISK

       During fiscal 1997, the Company amended and restated its Maximum Liability Agreement with a leasing company. The agreement provides that the Company is contingently liable up to a maximum percentage of the remaining principal payments outstanding related to the purchase of the Company's products by customers financed by said leasing company. The maximum liability is contingent on certain factors as defined in the agreement. As at December 31, 1997 and June 30, 1997, the Company has accrued $917 and $619, respectively, the maximum amount of the contingent liability as a charge to general and administrative expenses.

       The Company has no other significant off-balance sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign currency hedging arrangements. The Company maintains the majority of cash balances with three financial institutions and its accounts receivable credit risk is not concentrated within any geographic area. There were no accounts receivable from a single customer which exceeded 10 percent of total accounts receivable as at December 31, 1997 or as at June 30, 1997.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                                 JUNE 30, 1997

(INFORMATION AS AT AND FOR THE SIX-MONTH PERIOD ENDED DECEMBER 31, 1997 AND FOR
          THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1996 IS UNAUDITED)

           (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (g) CASH EQUIVALENTS

       Cash equivalents are carried at cost, which approximates market value. Cash equivalents are short-term, highly liquid investments with original maturities of less than three months. Cash equivalents consist of commercial paper and money market mutual funds as at June 30, 1997. There were no cash equivalents at December 31, 1997.

    (h) INVENTORY

       Inventory consists of hardware purchased for resale and is valued at the lower of cost (determined on a first-in, first-out basis) or net realizable value. Demonstration inventory consists of hardware inventory used by the Company and potential customers for product demonstrations which will be subsequently sold.

    (i) PROPERTY AND EQUIPMENT

       The Company provides for depreciation and amortization using the straight-line and declining-balance methods over the estimated useful lives of the assets as follows:

                                                                                                         JUNE 30,
ASSET CLASSIFICATION                                 ESTIMATED USEFUL LIFE                                 1997
---------------------------------------------------  ----------------------------------  DECEMBER 31,   -----------
                                                                                             1997
                                                                                         -------------
                                                                                          (unaudited)
Computer equipment, video equipment and software...  2-5 Years                             $  17,494     $  14,375
Leasehold improvements.............................  Shorter of term of lease or useful
                                                     life                                      1,264         1,223
Furniture and fixtures.............................  5 years                                   2,204         1,798
Equipment under capital lease......................                                            1,438        --
                                                                                         -------------  -----------
                                                                                              22,400        17,396
Less -- Accumulated depreciation and
  amortization.....................................                                          (12,817)       (9,668)
                                                                                         -------------  -----------
                                                                                           $   9,583     $   7,728
                                                                                         -------------  -----------
                                                                                         -------------  -----------

    (j) OTHER ASSETS

       Other assets include purchased in-process research and development, acquired technology and goodwill. These assets result from various business acquisitions. The amounts attributed to purchased in-process research and development and acquired technology were determined by independent valuations. Goodwill represents the excess of purchase price over the fair market value of net assets acquired. Amortization is calculated using the straight-line method over the following periods:

Purchased in-process research and development..................................    3 years
Acquired technology............................................................    5 years
Goodwill.......................................................................    3 years

       Management reviews the recoverability of these assets based on expected future earnings and where applicable, writes such amounts down to net realizable value.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                                 JUNE 30, 1997

(INFORMATION AS AT AND FOR THE SIX-MONTH PERIOD ENDED DECEMBER 31, 1997 AND FOR
          THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1996 IS UNAUDITED)

           (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

3.  OTHER ASSETS

    Other assets consist of the following:

                                                    DECEMBER 31,  JUNE 30,
                                                        1997        1997
                                                    ------------  --------
                                                    (unaudited)
Purchased in-process research and development.....  $   36,600    $ 9,800
Acquired technology...............................       6,790      2,700
Goodwill..........................................       1,586        315
                                                    ------------  --------
                                                        44,976     12,815
Less -- Accumulated depreciation and
  amortization....................................       5,854        627
                                                    ------------  --------
                                                    $   39,122    $12,188
                                                    ------------  --------
                                                    ------------  --------

4.  LITIGATION AND RELATED SETTLEMENT EXPENSES

    SECURITIES LITIGATION

    On May 29, 1996, a lawsuit entitled SANDRA ESNER AND JERRY KRIM, ON BEHALF OF THEMSELVES AND ALL OTHERS SIMILARLY SITUATED, VS. [...]DISCREET LOGIC INC., ET AL., case No. 978584, was filed in the Superior Court of the State of California, City and County of San Francisco. Named as defendants are the Company, certain of the Company's former and existing directors, officers, and affiliates, and certain underwriters and financial analysts. The plaintiffs purport to represent a class of all persons who purchased the Company's common stock between September 13, 1995, and May 1, 1996. The complaint alleges violations of California law through material misrepresentations and omissions, among other things. The Company believes that the allegations in the complaint are without merit and has defended the lawsuit vigorously.

    On June 13, 1996, a lawsuit entitled BRUCE FRIEDBERG, ON BEHALF OF HIMSELF AND ALL OTHERS SIMILARLY SITUATED, VS. DISCREET LOGIC INC., ET AL., civ. No. 96-11232-EFH, was filed in the United States District Court, District of Massachusetts. Named as defendants are the Company and certain of the Company's former and existing directors and officers. The plaintiff purports to represent a class of all persons who purchased the Company's common stock between November 14, 1995, and February 13, 1996. On October 11, 1996, the plaintiff filed an amended complaint which asserts substantially the same factual allegations as the first complaint and proposes the identical class period. The complaint alleges violations of the United States Federal Securities law through material misrepresentations and omissions. The Company believes that the allegations in the complaint are without merit and has defended the lawsuit vigorously.

    On April 29, 1997, a lawsuit entitled ANTON PAPARELLA, SANDRA ESNER AND GEOFFREY L. SHERWOOD, ON BEHALF OF THEMSELVES AND ALL OTHERS SIMILARLY SITUATED VS. DISCREET LOGIC INC., ET AL., case No. C-97-1570, was filed in the United States District Court, Northern District of California. Named as defendants are the Company and certain of Company's former and existing officers, directors and affiliates, and certain underwriters. The complaint asserts, in all material respects, the same factual allegations and proposes the same class period as the above-described California state court complaint filed in May 1996, except asserts claims under federal securities law instead of state law. The Company believes that the allegations in the California federal complaint are without merit and has defended the lawsuit vigorously.

    In the year ended July 31, 1996, the Company had provided a $2,506 litigation reserve for legal costs associated with defending the class action lawsuits. During the eleven-month period ended June 30, 1997, the Company recorded a provision of $6,500 to accrue the additional estimated settlement costs to be borne by the Company. At June 30, 1997, accrued expenses included a reserve of $8,187 for these settlement costs.

    On or about November 25, 1997, a settlement of all three shareholder class actions received final court approval. Under the $10,800 settlement, the Company contributed approximately $7,400 from its own funds, with the remainder provided by insurance.

5.  DEMAND LINE OF CREDIT, LEASING AND TAX CREDIT FACILITIES

    In August of 1997, the Company amended its revolving demand line of credit and leasing facility with its bank. The new agreement provides for a revolving demand line of credit under which it can borrow up to CDN$7,000 (approximately $4,885 at December 31, 1997). Advances under the line accrue interest monthly at the Canadian prime rate (6.0% at December 31, 1997) plus 0.25%. Additionally, the agreement provides for a CDN$600 (approximately $419 at December 31,1997) demand leasing facility, and a

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                                 JUNE 30, 1997

(INFORMATION AS AT AND FOR THE SIX-MONTH PERIOD ENDED DECEMBER 31, 1997 AND FOR
          THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1996 IS UNAUDITED)

           (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

5.  DEMAND LINE OF CREDIT, LEASING AND TAX CREDIT FACILITIES (CONTINUED)
    CDN$600 (approximately $419 at December 31, 1997) demand research and development tax credit facility. Advances under these facilities accrue interest monthly at the Canadian prime rate (6.0% at December 31, 1997) plus 1%. The line and facilities are secured by essentially all of the Company's North American assets. As additional security, the Company assigned to the bank its insurance on these assets. The Company is required to maintain certain financial ratios, including minimum levels of working capital, debt service coverage and equity to asset ratios. As of December 31, 1997, no amounts were outstanding under the demand line of credit, the demand leasing, or the demand research and development tax credit facilities.

6.  CANADIAN FEDERAL AND PROVINCIAL INCOME TAX CREDITS

    The Company is entitled to research and development incentives in the form of income tax credits from the Canadian federal government ("Federal") and from the Province of Quebec ("Provincial"). Federal income tax credits are received on qualified Canadian research and development expenditures and equipment purchases. Provincial income tax credits are received on qualified research and development salaries in the Province of Quebec. The Federal and Provincial income tax credits are earned at 20% of qualified research and development expenditures. Additionally, the Federal credit may be limited to a credit against income taxes payable.

    The Company recorded $718, $400 and $696 of income tax credits as a reduction of research and development expenses for the six-month period ended December 31, 1997, for the five-month period ended December 31, 1996 and for the eleven-month period ended June 30, 1997, respectively. These income tax credits represent credits earned based on qualifying research and development expenditures. In addition, the Company recorded $337, $35 and $196 of income tax credits as a reduction in the carrying value of property and equipment for the six-month period ended December 31, 1997, for the five-month period ended December 31, 1996 and for the eleven-month period ended June 30, 1997, respectively. These income tax credits represent credits earned based on qualifying property and equipment purchases.

7.  SHAREHOLDERS' EQUITY

    The Company has never declared or paid cash dividends and does not anticipate paying any cash dividends on its capital stock in the foreseeable future. In the event cash dividends are declared or paid, the Company anticipates that they would be declared and paid in U.S. dollars. Part 1A of the Quebec Companies Act prohibits the Company from paying dividends that would prevent it from discharging its liabilities when due or that would bring the book value of its assets to an amount less than the sum of its liabilities and its issued and paid-up share capital account. At December 31, 1997, the Company could not distribute any dividends.

8.  STOCK OPTION AND STOCK PURCHASE PLANS

    (a) RESTRICTED STOCK AND STOCK OPTION PLAN

       On June 14, 1994, the Company's Board of Directors approved the establishment of the 1994 Restricted Stock and Stock Option Plan (the "Discreet Stock Option Plan") for the Company's officers, employees, consultants and directors. Under the Discreet Stock Option Plan, the Compensation Committee of the Board of Directors (the "Compensation Committee") may grant stock options for a maximum of 5,000,000 common shares. Under the terms of the Discreet Stock Option Plan, the purchase price, which approximates fair market value, and vesting schedule applicable to each option grant is determined by the Compensation Committee.

       On August 12, 1996, the Company's Board of Directors authorized the repricing of 106,600 stock options previously granted under the Discreet Stock Option Plan. The repricing provided for the exercise price of the 106,600 options to be reduced to $6.375 per share, representing the fair value per common share on the date of repricing. Prior to the repricing, such options had exercise prices ranging from $19.25 to $28.50 per share. In exchange for the repriced options, the 159,900 stock options remaining from these grants were forfeited.

       On November 20, 1997, the shareholders approved an amendment to the Company's 1994 Amended and Restated Restricted Stock and Stock Option Plan to reserve an additional 2,000,000 shares of common stock for issuance under this plan.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                                 JUNE 30, 1997

(INFORMATION AS AT AND FOR THE SIX-MONTH PERIOD ENDED DECEMBER 31, 1997 AND FOR
          THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1996 IS UNAUDITED)

           (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

8.  STOCK OPTION AND STOCK PURCHASE PLANS (CONTINUED)
    (b) 1995 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

       On March 27, 1995, the Company's Board of Directors adopted, and in April 1995, the shareholders approved, the 1995 Nonemployee Director Stock Option Plan (the "Director Plan"). Under the Director Plan, the Compensation Committee may grant options to purchase up to 200,000 common shares to nonemployee directors of the Company. The Director Plan authorizes the grant (a) to each person who becomes a member of the Board of Directors and who is not an employee, officer or direct and indirect owner of 5% or more of the common shares of the Company (a "Non-Employee Director"), on the date such person is first elected to the Board of Directors without further action by the Compensation Committee, of an option to purchase 20,000 common shares and (b) to each person receiving an option pursuant to clause (a) who is a Non-Employee Director on the fifth anniversary of the date such person was first elected to the Board of Directors, during the term of the Director Plan, of an option to purchase 15,000 common shares, provided that such person has continuously served as a Non-Employee Director during such 5-year period. The exercise price will be the fair market value at the date of grant and the options will expire 10 years from the date of grant. All options vest in three equal annual installments, with the first vesting on the date of grant. As of December 31, 1997, 60,000 options were granted and outstanding at fair market value under the Director Plan.

    (c) 1995 EMPLOYEE STOCK PURCHASE PLAN

       On March 27, 1995, the Company's Board of Directors adopted, and in April 1995, the shareholders approved, the 1995 Employee Stock Purchase Plan, whereby the Company has reserved and may issue to employees up to an aggregate of 300,000 common shares in semiannual offerings over a ten year period. Common shares are sold at 85% of fair market value. As of December 31, 1997, 143,797 shares had been issued under the plan.

    (d) 1997 SPECIAL LIMITED NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

       On February 10, 1997 the Company's Board of Directors adopted the 1997 Special Limited Non-Employee Director Stock Option Plan (the "1997 Plan"). Under the 1997 Plan, options to purchase 10,000 of the Company's common shares were granted to each of two of the Company's non-employee directors at the Fair Market Value (as defined in the 1997 Plan) of the shares on the date of the grant, February 10, 1997. The total number of common shares originally available for grant under the 1997 Plan was 20,000. The options granted pursuant of the 1997 Plan expire 10 years from the date of grant and vest in three equal annual installments. As of December 31, 1997, 20,000 options were granted and outstanding under the 1997 Plan.

    (e) STOCK OPTION ACTIVITY

       The following is a summary of all stock option activity:

                                        DECEMBER 31, 1997       DECEMBER 31, 1996         JUNE 30, 1997
                                      ----------------------  ----------------------  ----------------------
                                                  PRICE PER               PRICE PER               PRICE PER
                                       SHARES       SHARE      SHARES       SHARE      SHARES       SHARE
                                      ---------  -----------  ---------  -----------  ---------  -----------
                                           (unaudited)             (unaudited)
Beginning outstanding, June 30,
  1997, July 31, 1996 and July 31,
  1996, respectively................  2,505,913  $0.05-25.00  2,744,646  $0.05-28.50  2,744,646  $0.05-28.50
Options granted.....................    937,571  $8.94-24.25  1,030,036  $4.50- 7.38  1,689,638  $4.50-17.50
Options exercised...................   (137,421) $0.05- 6.38   (207,627) $0.05- 6.38   (321,577) $0.05- 6.38
Options cancelled...................    (31,770) $4.50- 6.38  (1,516,840) $0.05-28.50 (1,606,794) $0.05-28.50
                                      ---------               ---------               ---------

Ending outstanding, December 31,
  1997, December 31, 1996 and June
  30, 1997, respectively............  3,274,293  $0.05-25.00  2,050,215  $0.05-26.25  2,505,913  $0.05-25.00
                                      ---------               ---------               ---------
                                      ---------               ---------               ---------
Exercisable.........................    470,223  $0.05-25.00    410,942  $0.05-26.25    389,832  $0.05-25.00
                                      ---------               ---------               ---------
                                      ---------               ---------               ---------

       Options granted under these plans may be exercised over specific periods not to exceed 10 years from the date granted.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                                 JUNE 30, 1997

(INFORMATION AS AT AND FOR THE SIX-MONTH PERIOD ENDED DECEMBER 31, 1997 AND FOR
          THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1996 IS UNAUDITED)

           (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

9.  RELATED PARTY TRANSACTIONS

    (a) BEHAVIOUR ENTERTAINMENT INC. ("BEHAVIOUR")

       As of December 31, 1997 and June 30, 1997, the Company had trade receivables of $97 and $113 respectively, from Behaviour, a company owned by the Company's Chairman and Chief Executive Officer. The Company also purchased marketing services, in the amount of $250 from Behaviour in the six-month period ended December 31, 1997.

    (b) OTHER RELATED PARTY TRANSACTIONS

       In July 1997, the Company agreed to rent space for its new headquarters in Montreal from TGR Zone Corporation ("TGR Zone"), a company indirectly owned by Discreet Logic's Chairman and Chief Executive Officer. As part of this agreement, TGR Zone will assume the Company's lease commitment at its previous Montreal location. The agreement provides that the Company will lease approximately 54,115 square feet of space at approximately CDN $13.00 (or approximately $9.09 at December 31, 1997) per square foot per annum subject to normal escalation clauses. The lease is set to expire July 2007. The commitments related to this lease are disclosed in Note 11.

10. PROVISION FOR INCOME TAXES

    The reconciliation between the Canadian federal statutory income tax rate and the effective tax rate is as follows:

                                                     SIX-MONTH      FIVE-MONTH    ELEVEN-MONTH
                                                    PERIOD ENDED   PERIOD ENDED   PERIOD ENDED
                                                    DECEMBER 31,   DECEMBER 31,     JUNE 30,
                                                        1997           1996           1997
                                                    ------------   ------------   ------------
                                                    (unaudited)    (unaudited)
Provision at the Canadian federal statutory
  rate............................................         38.0%          38.0%          38.0%
Foreign taxes.....................................         12.2           14.0            3.5
Effect of not utilizing foreign subsidiaries' tax
  losses..........................................          2.0           10.0            9.2
Effect of basis differences not benefited.........         12.1            4.9           27.8
Provincial taxes, net of federal tax abatements...         (2.6)          (1.9)          (2.0)
Utilization of net operating loss.................        (14.0)       --               (10.2)
Other items.......................................         (6.1)          (2.0)           3.7
                                                          -----            ---          -----
                                                           41.6%          63.0%          70.0%
                                                          -----            ---          -----
                                                          -----            ---          -----

    As at December 31, 1997, the Company has $10,697 of cumulative foreign net operating loss carryforwards which may be available to reduce future income tax liabilities in those jurisdictions. The loss carryforwards will expire beginning June 30, 2001.

    These net operating loss carryforwards are subject to review and adjustment by the respective tax authorities and may be limited in certain cases upon a significant ownership change of the corporation, as defined.

    The Company has not recorded the tax benefit relating to certain foreign net operating loss carryforwards and to litigation and related settlement expenses because their future realizability is uncertain.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                                 JUNE 30, 1997

(INFORMATION AS AT AND FOR THE SIX-MONTH PERIOD ENDED DECEMBER 31, 1997 AND FOR
          THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1996 IS UNAUDITED)

           (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

11. COMMITMENTS AND CONTINGENCIES

    (a) LEASE COMMITMENTS

       The Company has both operating and capital lease commitments for certain facilities and equipment which expire, at various dates, through June 2007. The following schedule outlines the future minimum rental payments under these leases at December 31, 1997:

                                                                                      OPERATING
                                                                                       LEASES
                                                                                     -----------
                                                                                     (unaudited)
Period ended December 31,
  1998.............................................................................   $   1,968
  1999.............................................................................       1,553
  2000.............................................................................       1,432
  2001.............................................................................       1,322
  2002 and thereafter..............................................................       6,074
                                                                                     -----------
Total minimum lease payments.......................................................   $  12,349
                                                                                     -----------
                                                                                     -----------

       The above commitments include leases for locations which the Company plans to close under the restructuring plan (see Note 16).

       Rental expenses related to the operating leases were approximately $1,090, $725 and $1,600 for the six-month period ended December 31, 1997, the five-month period ended December 31, 1996 and the eleven-month period ended June 30, 1997, respectively. Included in the minimum lease payment commitment is approximately CDN$12,597 (approximately $8,806 at December 31, 1997) representing future payment due to a related party from which the Company leases office space in Montreal.

    (b) LETTERS OF GUARANTEE

       The Company has provided letters of guarantee in the amount of $3,532 and $329 as of December 31, 1997 and June 30, 1997, respectively.

    (c) CONTINGENT CONSIDERATION

       The Company has agreed to pay the previous shareholders of Brughetti Corporation, a Canadian corporation acquired in 1995, up to an additional $5,500 as contingent purchase price payable in cash or securities of the Company, at the sole option of the Company. The contingent purchase price is payable in three annual installments, beginning October 1996, and is based upon a percentage of the amount by which revenues derived from future sales of products and technologies purchased from Brughetti exceed certain minimum annual revenues. In the event that the revenues, as defined, exceed certain minimum annual revenue levels in fiscal 1996, 1997 and 1998, the contingent consideration payable would be up to $1,500, $2,000 and $2,000 for fiscal 1996, 1997 and 1998, respectively.
       If the minimum annual revenue levels for any fiscal year are not reached, no payments are due for that year, provided, however, that the second and third payments are subject to upward adjustment in the event that the initial revenue thresholds are not met but revenue thresholds related to the subsequent fiscal years are exceeded. In no event, however, will the contingent consideration payable exceed an aggregate of $5,500. The Company did not meet the minimum revenue levels for fiscal 1996 or for the eleven-month period ended June 30, 1997, and no additional payment is currently due.

       Under the restructuring plan, the Company has discontinued the development of the Brughetti products.

12. FINANCIAL INFORMATION BY GEOGRAPHIC AREA

    The Company operates in one industry segment primarily digital image processing solution systems for creating, editing, and compositing special visual effects for film and video, including training and other services incident to these products.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                                 JUNE 30, 1997

(INFORMATION AS AT AND FOR THE SIX-MONTH PERIOD ENDED DECEMBER 31, 1997 AND FOR
          THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1996 IS UNAUDITED)

           (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

12. FINANCIAL INFORMATION BY GEOGRAPHIC AREA (CONTINUED)
    Revenues by geographic destination and as a percentage of total revenues are as follows:

                                                     SIX-MONTH      FIVE-MONTH    ELEVEN-MONTH
                                                    PERIOD ENDED   PERIOD ENDED   PERIOD ENDED
                                                    DECEMBER 31,   DECEMBER 31,     JUNE 30,
                                                        1997           1996           1997
                                                    ------------   ------------   ------------
                                                    (unaudited)    (unaudited)
GEOGRAPHIC AREA BY DESTINATION
  North America...................................  $    35,708    $    18,317    $    43,752
  Europe..........................................       22,511         12,519         36,839
  Pacific Rim.....................................       13,836          6,812         15,396
  Other...........................................        3,618          2,448          5,936
                                                    ------------   ------------   ------------
                                                    $    75,673    $    40,096    $   101,923
                                                    ------------   ------------   ------------
                                                    ------------   ------------   ------------
GEOGRAPHIC AREA BY DESTINATION
  North America...................................           47%            46%          42.9%
  Europe..........................................           30             31           36.1
  Pacific Rim.....................................           18             17           15.2
  Other...........................................            5              6            5.8
                                                    ------------   ------------   ------------
                                                            100%           100%           100%
                                                    ------------   ------------   ------------
                                                    ------------   ------------   ------------

    Revenues, net income and identifiable assets for the Company's Canadian, U.S., U.K., Germany, French and other operations are as follows:

    Intercompany transfers between geographic areas are at prices that approximate arm's length transactions. Expenses incurred in one geographic area that benefit other areas have been allocated based upon services utilized.

                             CANADA      U.S.       U.K.      FRANCE      GERMANY      OTHER    ELIMINATION  CONSOLIDATED
                            ---------  ---------  ---------  ---------  -----------  ---------  -----------  -----------
                                                                    (unaudited)
Six-month period ended
  December 31, 1997 --
  Revenues................  $   4,227  $  34,048  $   9,568  $   7,632   $   6,392   $  13,806   $  --        $  75,673
  Transfers between
    geographic
    locations.............     28,146      9,608        694        356         205       2,230     (41,239)      --
                            ---------  ---------  ---------  ---------  -----------  ---------  -----------  -----------
    Total revenues........  $  32,373  $  43,656  $  10,262  $   7,988   $   6,597   $  16,036   $ (41,239)   $  75,673
                            ---------  ---------  ---------  ---------  -----------  ---------  -----------  -----------
                            ---------  ---------  ---------  ---------  -----------  ---------  -----------  -----------
    Net income (loss).....  $   4,490  $   2,296  $     (89) $     564   $     536   $     579   $    (138)   $   8,238
                            ---------  ---------  ---------  ---------  -----------  ---------  -----------  -----------
                            ---------  ---------  ---------  ---------  -----------  ---------  -----------  -----------
    Identifiable assets...  $ 108,400  $  25,614  $  14,258  $   9,419   $   7,324   $  33,032   $ (82,337)     115,710
                            ---------  ---------  ---------  ---------  -----------  ---------  -----------  -----------
                            ---------  ---------  ---------  ---------  -----------  ---------  -----------  -----------

                             CANADA      U.S.       U.K.      FRANCE      GERMANY      OTHER    ELIMINATION  CONSOLIDATED
                            ---------  ---------  ---------  ---------  -----------  ---------  -----------  -----------
                                                                    (unaudited)
Five-month period ended
  December 31, 1996 --
  Revenues................  $   2,971  $  16,886  $   4,346  $   3,967   $   5,791   $   6,135   $  --        $  40,096
  Transfers between
    geographic
    locations.............     11,254      9,457      1,594        415      --           1,406     (24,126)      --
                            ---------  ---------  ---------  ---------  -----------  ---------  -----------  -----------
    Total revenues........  $  14,225  $  26,343  $   5,940  $   4,382   $   5,791   $   7,541   $ (24,126)   $  40,096
                            ---------  ---------  ---------  ---------  -----------  ---------  -----------  -----------
                            ---------  ---------  ---------  ---------  -----------  ---------  -----------  -----------
    Net income (loss).....  $   2,471  $   2,595  $    (675) $     312   $     795   $     (51)  $  (4,294)   $   1,153
                            ---------  ---------  ---------  ---------  -----------  ---------  -----------  -----------
                            ---------  ---------  ---------  ---------  -----------  ---------  -----------  -----------

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                                 JUNE 30, 1997

(INFORMATION AS AT AND FOR THE SIX-MONTH PERIOD ENDED DECEMBER 31, 1997 AND FOR
          THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1996 IS UNAUDITED)

           (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

12. FINANCIAL INFORMATION BY GEOGRAPHIC AREA (CONTINUED)

                                CANADA      U.S.       U.K.      FRANCE      GERMANY      OTHER    ELIMINATION  CONSOLIDATED
                               ---------  ---------  ---------  ---------  -----------  ---------  -----------  ------------
Eleven-month period ended
  June 30, 1997 --
  Revenues...................  $   5,873  $  42,135  $  16,596  $  10,299   $  12,388   $  14,632   $  --        $  101,923
  Transfers between
    geographic locations.....     28,279     16,531      3,293      1,539      --           5,483     (55,125)       --
                               ---------  ---------  ---------  ---------  -----------  ---------  -----------  ------------
    Total revenues...........  $  34,152  $  58,666  $  19,889  $  11,838   $  12,388   $  20,115   $ (55,125)   $  101,923
                               ---------  ---------  ---------  ---------  -----------  ---------  -----------  ------------
                               ---------  ---------  ---------  ---------  -----------  ---------  -----------  ------------
    Net income (loss)........  $   1,199  $     708  $    (504) $     841   $     274   $     482   $    (228)   $    2,772
                               ---------  ---------  ---------  ---------  -----------  ---------  -----------  ------------
                               ---------  ---------  ---------  ---------  -----------  ---------  -----------  ------------
    Identifiable assets......  $ 148,152  $  48,967  $  21,763  $   8,197   $   6,108   $  34,860   $(162,575)   $  105,472
                               ---------  ---------  ---------  ---------  -----------  ---------  -----------  ------------
                               ---------  ---------  ---------  ---------  -----------  ---------  -----------  ------------

    "Other" includes the revenues, net income (loss) and identifiable assets of the Company's Asian subsidiaries, less significant European subsidiaries and Barbados.

    Export sales from Canada were $2,184, $1,221 and $3,709 for the six-month period ended December 31, 1997, the five-month period ended December 31, 1996 and the eleven-month period ended June 30, 1997, respectively.

13. DEPENDENCE ON KEY SUPPLIER

    The Company is dependent on SGI to manufacture and supply a large proportion of the workstations and certain peripherals used in the Company's systems.

14. ACQUISITIONS

    (a) DENIM SOFTWARE

       On June 12, 1997, the Company, through its wholly-owned subsidiary 3380491 Canada Inc. ("Acquisition Sub"), acquired substantially all of the assets and assumed certain liabilities of Denim Software L.L.C., a Delaware limited liability company ("Denim") pursuant to the terms of an Asset Purchase Agreement dated as of June 12, 1997 among Acquisition Sub, Denim, Sam Khulusi, Frank Khulusi, Westco Denim Investments Group, Ltd., a California limited partnership, and Frank Khulusi Family Limited Partnership, a California limited partnership. The purchased assets consist primarily of Denim software products, including ILLUMINAIRE paint, ILLUMINAIRE Composition and ILLUMINAIRE Studio and related know-how and goodwill.

       The aggregate purchase price for the assets was comprised of (i) approximately $9,126 in cash, (ii) the assumption of certain enumerated liabilities in an amount equal to no more than approximately $2,209 in the aggregate, and (iii) the assumption of certain on-going obligations under certain existing contracts of Denim. At closing, cash consideration, of approximately $9,126 and certain liabilities, of approximately $655, were paid. The cash used by the Company to fund the acquisition was derived primarily from operations. The transaction has been accounted for using the purchase method. Purchased in-process research and development, acquired technology and goodwill amounting to $9,800, $1,500 and $315, respectively have been recorded. The amortization expense is $1,836 and $272 for the six-month period ended December 31, 1997 and for the eleven-month period ended June 30, 1997, respectively.

    (b) D-VISION SYSTEMS

       On July 15, 1997, the Company acquired all of the outstanding shares of capital stock of D-Vision Systems, Inc. ("D-Vision"), an Illinois corporation, pursuant to a Stock Purchase Agreement dated as of July 10, 1997 among the Company, D-Vision, the former stockholders of D-Vision (the "Selling Stockholders") and certain other individuals (the "D-Vision Acquisition"). As a result of the D-Vision Acquisition, the Company acquired the D-Vision OnLINE and PRO software products for non-linear video and digital media editing solutions including related know-how and goodwill. The purchase price was paid in a combination of 555,000 newly issued Discreet Logic common shares and approximately $10,750 in cash. In addition, approximately $4,000 of the cash consideration is being held in escrow until September 30, 1999, subject to (i) earlier release from escrow of up to $1,900 on

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                                 JUNE 30, 1997

(INFORMATION AS AT AND FOR THE SIX-MONTH PERIOD ENDED DECEMBER 31, 1997 AND FOR
          THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1996 IS UNAUDITED)

           (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

14. ACQUISITIONS (CONTINUED)
       September 30, 1998 and (ii) the resolution of any indemnification claims made by the Company pursuant to the Stock Purchase Agreement. The cash used by the Company to fund the acquisition was derived primarily from cash flow from operations. The D-Vision Acquisition was accounted for as a purchase. Purchased in-process research and development, acquired technology and goodwill amounting to $21,000, $3,100 and $916, respectively have been recorded. The amortization expense is $2,917 for the six-month period ended December 31, 1997.

    (c) LIGHTSCAPE TECHNOLOGIES INC.

       On December 2, 1997, Discreet Logic entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with Lantern Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Discreet Logic ("Merger Sub"), and Lightscape Technologies, Inc., a Delaware corporation ("Lightscape"). On December 30, 1997, pursuant to the Merger Agreement, and upon the satisfaction of certain closing conditions, Merger Sub merged (the "Merger") with and into Lightscape with Lightscape as the surviving corporation and a wholly-owned subsidiary of Discreet Logic. As a result of the Merger, Discreet Logic acquired, among other products, the Lightscape TM product, a software application which integrates radiosity and raytracing with physically based lighting, including related know-how and goodwill. The aggregate purchase price for Lightscape includes the assumption of approximately $5,700 of net liabilities (of which approximately $3,400 was paid at the closing), not including costs associated with the transaction, and up to $6,800 in contingent consideration to be paid only if certain revenue objectives are archived by Lightscape in calendar 1998 and 1999. The acquisition has been accounted for as a purchase. Purchased in-process research and development, acquired technology and goodwill in the amounts of $5,800, $990 and $97, respectively, have been recorded.

15. PURCHASE OF LAND AND FACILITIES

    In August 1995, the Company purchased land and an office building in London, England for approximately L1,148 (or approximately $1,885 at December 31,
    1997). Additionally, in December 1995, the Company purchased land and a building in Montreal for CDN$1,730 (or approximately $1,210 at December 31,
    1997). During fiscal 1996, the carrying value of the London and Montreal buildings were written down to their estimated fair market values and these buildings are classified as assets held for resale. In September 1997, the Company sold the Montreal office building for a price not materially different from its carrying value.

16. RESTRUCTURING

    During the fiscal year ended July 31, 1996, the Company recorded a pre-tax restructuring charge of $21,610 to cover the direct costs of restructuring the Company's operations and to bring operating expenses in line with the Company's current revenue level. The Company began implementation of its restructuring plan in the fourth fiscal quarter of 1996 and had substantially completed the implementation of the plan at the end of fiscal 1997.

    The accrued restructuring expense of $3,335 and $4,272 as of December 31, 1997 and June 30, 1997, respectively, cover the remaining lease terminations and related leasehold improvements, asset write downs, severance pay and professional services expenses.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                                 JUNE 30, 1997

(INFORMATION AS AT AND FOR THE SIX-MONTH PERIOD ENDED DECEMBER 31, 1997 AND FOR
          THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1996 IS UNAUDITED)

           (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

17. EARNINGS PER SHARE

    The weighted average common shares outstanding and the net income used to calculate the earnings per share were:

                                                                                                  ELEVEN-MONTH PERIOD
                                             SIX-MONTH PERIOD ENDED   FIVE-MONTH PERIOD ENDED            ENDED
                                               DECEMBER 31, 1997         DECEMBER 31, 1996           JUNE 30, 1997
                                            ------------------------  ------------------------  ------------------------
                                             COMMON                    COMMON                    COMMON
                                             SHARES     NET INCOME     SHARES     NET INCOME     SHARES     NET INCOME
                                            ---------  -------------  ---------  -------------  ---------  -------------
                                                  (unaudited)               (unaudited)
BASIC EARNINGS PER SHARE
Earnings per income statement.............  28,745,695   $   8,238    27,852,370   $   1,153    27,947,807   $   2,772
                                            ---------       ------    ---------       ------    ---------       ------
                                            ---------       ------    ---------       ------    ---------       ------
Earnings per share........................               $    0.29                 $    0.04                 $    0.10
                                                            ------                    ------                    ------
                                                            ------                    ------                    ------
FULLY DILUTED EARNINGS PER SHARE
Earnings per income statement.............  28,745,695   $   8,238    27,852,370   $   1,153    27,947,807   $   2,772
Effect of assumed exercise of employee and
  director stock options using a return of
  3% (after income taxes).................  2,467,562          274      300,197            5    1,167,210           83
                                            ---------       ------    ---------       ------    ---------       ------
Totals for calculating fully diluted
  earnings per share......................  31,213,257   $   8,512    28,152,567   $   1,158    29,115,017   $   2,855
                                            ---------       ------    ---------       ------    ---------       ------
                                            ---------       ------    ---------       ------    ---------       ------
Fully diluted earnings per share..........               $    0.27                 $    0.04                 $    0.10
                                                            ------                    ------                    ------
                                                            ------                    ------                    ------

18. SUBSEQUENT EVENTS

    (a) On March 4, 1998, the Company completed a private placement of 645,000 of its common shares with Intel Corporation for net proceeds to the Company of approximately $13,545.

    (b) On March 9, 1998 the Company agreed, subject to shareholders and regulatory approvals, to merge with MGI Software Corp. (MGI). The merger will be accomplished through a share exchange with each share of MGI to be exchanged for 0.162 shares of Discreet shares. Outstanding options and warrants to purchase MGI common shares will be converted at this exchange ratio into options and warrants to acquire Discreet shares. The number of common shares to be issued by Discreet pursuant to this arrangement is 4,577,981 for a consideration given by Discreet of approximately $107,588. In connection with this transaction, MGI granted Discreet an option exercisable under certain conditions, to purchase shares up to approximately 20% of MGI's outstanding shares. The transaction will be accounted for as a purchase under Canadian generally accepted accounting principles (GAAP) and is expected to be accounted for as a pooling of interests under U.S. GAAP. In the financial statements in Canadian GAAP, the excess of the consideration given over the net tangible assets acquired of $99,136 will be allocated to purchased in-process research and development, acquired technology and goodwill.

                                   SCHEDULE F
                              DISCREET LOGIC INC.
                       CONSOLIDATED FINANCIAL STATEMENTS

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                                      PAGE
                                                                                                                      -----
DISCREET LOGIC INC. AND SUBSIDIARIES
  Report of Arthur Andersen & Cie................................................................................         F-2
  Consolidated Balance Sheets....................................................................................         F-3
  Consolidated Statements of Shareholders' Equity................................................................         F-4
  Consolidated Statements of Operations..........................................................................         F-5
  Consolidated Statements of Cash Flows..........................................................................         F-6
  Notes to Consolidated Financial Statements.....................................................................         F-7

                                AUDITORS' REPORT

To the Shareholders of
Discreet Logic Inc.:

    We have audited the consolidated balance sheets of Discreet Logic Inc. (a Quebec company) and subsidiaries at July 31, 1995 and 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended July 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards in Canada, which are in substantial agreement with those in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Discreet Logic Inc. and subsidiaries as at July 31, 1995 and 1996 and the results of their operations and their cash flows for each of the three years in the period ended July 31, 1996, in accordance with generally accepted accounting principles in the United States of America.

Montreal, Canada                                  (Signed) ARTHUR ANDERSEN & CIE

September 13, 1996                                         Chartered Accountants

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           (AMOUNTS IN U.S. DOLLARS)

                                                                                                      JULY 31,
                                                                                             ---------------------------
                                                                                                 1995          1996
                                                                                             ------------  -------------
                                                         ASSETS
Current Assets:
  Cash and cash equivalents................................................................  $ 40,987,081  $  21,658,051
  Accounts receivable (less reserves for doubtful accounts of $431,000 and $3,649,000,
    respectively)..........................................................................    15,019,113     16,073,788
  Inventory --
    Resale.................................................................................     6,361,375     11,555,525
    Demonstration..........................................................................     3,200,571      4,273,961
  Income taxes receivable..................................................................       --           3,191,291
  Other current assets.....................................................................     1,751,536      3,640,143
                                                                                             ------------  -------------
                                                                                               67,319,676     60,392,759
Property and equipment -- less accumulated depreciation and amortization...................     6,759,284     10,037,064
Deferred income taxes......................................................................     2,218,123      4,721,578
Other assets...............................................................................       561,092      1,139,993
Assets held for resale.....................................................................       --           3,856,348
                                                                                             ------------  -------------
                                                                                             $ 76,858,175  $  80,147,742
                                                                                             ------------  -------------
                                                                                             ------------  -------------
                                          LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable.........................................................................  $ 15,534,679  $   9,350,969
  Accrued expenses.........................................................................     2,389,464     19,599,077
  Deferred revenue.........................................................................     3,808,107      4,769,506
  Customer deposits........................................................................       810,807      2,618,061
  Due to related parties...................................................................       101,313         25,535
  Income taxes payable.....................................................................     2,578,994       --
  Current portion of obligation under capital leases.......................................       249,694       --
                                                                                             ------------  -------------
                                                                                               25,473,058     36,363,148
                                                                                             ------------  -------------
Deferred income taxes......................................................................     1,260,664      1,441,578
                                                                                             ------------  -------------
Commitments and Contingencies (Notes 5, 12 and 17)
Shareholders' Equity:
  Preferred shares -- no par value
    Authorized -- unlimited number of shares
    Issued and outstanding -- none.........................................................       --            --
  Common shares -- no par value
    Authorized -- unlimited number of shares
    Issued and outstanding -- 25,166,860 shares at July 31, 1995 and
      27,699,426 shares at July 31, 1996...................................................    43,232,545     78,922,914
  Retained earnings (deficit)..............................................................     8,257,782    (35,883,399)
  Share subscriptions receivable...........................................................    (1,645,000)      --
  Cumulative translation adjustment........................................................       279,126       (696,499)
                                                                                             ------------  -------------
      Total shareholders' equity...........................................................    50,124,453     42,343,016
                                                                                             ------------  -------------
                                                                                             $ 76,858,175  $  80,147,742
                                                                                             ------------  -------------
                                                                                             ------------  -------------

Approved on behalf of the Board of Directors:

            (Signed) RICHARD J. SZALWINSKI                             (Signed) THOMAS CANTWELL
                       Director                                                Director

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                           (AMOUNTS IN U.S. DOLLARS)

                                                                RETAINED       SHARE      CUMULATIVE       TOTAL
                                         COMMON                 EARNINGS    SUBSCRIPTIONS TRANSLATION  SHAREHOLDERS'
                                         SHARES      AMOUNT     (DEFICIT)    RECEIVABLE   ADJUSTMENT      EQUITY
                                       ----------  ----------  -----------  ------------  -----------  -------------
Balance, July 31, 1993...............  18,520,000  $  547,910  $       826   $  (89,730)   $ (27,691)   $   431,315
  Issuance of common shares..........   3,200,000     148,148      --          (148,148)      --            --
  Collection of share subscriptions
    receivable.......................      --          --          --            89,730       --             89,730
  Redemption of common shares........    (544,000)       (187)     (11,625)      --           --            (11,812)

  Net income.........................      --          --          483,486       --           --            483,486
  Change in cumulative translation
    adjustment.......................      --          --          --            --          (58,806)       (58,806)
                                       ----------  ----------  -----------  ------------  -----------  -------------
Balance, July 31, 1994...............  21,176,000     695,871      472,687     (148,148)     (86,497)       933,913
  Issuance of common shares net of
    issuance costs of $4,893,657 and
    related tax effect of
    $1,713,000.......................   4,250,788  40,906,450      --            --           --         40,906,450
  Issuance of common shares in
    exchange for minority interest
    (Note 2(a))......................      18,000      44,659      --            --           --             44,659
  Exercise of common stock options...   1,172,072   1,652,694      --        (1,645,000)      --              7,694
  Repurchase of common shares........  (1,450,000)    (67,129)     --            67,129       --            --
  Collection of share subscriptions
    receivable.......................      --          --          --            81,019       --             81,019
  Net income.........................      --          --        7,785,095       --           --          7,785,095
  Change in cumulative translation
    adjustment.......................      --          --          --            --          365,623        365,623
                                       ----------  ----------  -----------  ------------  -----------  -------------
Balance, July 31, 1995...............  25,166,860  43,232,545    8,257,782   (1,645,000)     279,126     50,124,453
  Issuance of common shares net of
    issuance costs of $1,988,202 and
    related tax effect of $775,399...     970,920  28,157,527      --            --           --         28,157,527
  Exercise of common stock options...   1,244,918   1,230,734      --            --           --          1,230,734
  Issuance of shares through Employee
    Stock Purchase Plan..............      16,728     302,108      --            --           --            302,108
  Issuance of shares to COSS (Note
    15(b))...........................     300,000   6,000,000      --            --           --          6,000,000
  Collection of share subscriptions
    receivable.......................      --          --          --         1,645,000       --          1,645,000
  Net loss...........................      --          --      (44,141,181)      --           --        (44,141,181)
  Change in cumulative translation
    Adjustment.......................      --          --          --            --         (975,625)      (975,625)
                                       ----------  ----------  -----------  ------------  -----------  -------------
Balance, July 31, 1996...............  27,699,426  $78,922,914 $(35,883,399)  $   --       $(696,499)   $42,343,016
                                       ----------  ----------  -----------  ------------  -----------  -------------
                                       ----------  ----------  -----------  ------------  -----------  -------------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                           (AMOUNTS IN U.S. DOLLARS)

                                                                                       YEARS ENDED JULY 31,
                                                                           --------------------------------------------
                                                                               1994           1995            1996
                                                                           -------------  -------------  --------------
Total revenues...........................................................  $  15,391,636  $  64,548,611  $   83,997,447
Cost of revenues.........................................................      8,288,783     29,608,946      49,333,071
                                                                           -------------  -------------  --------------
    Gross profit.........................................................      7,102,853     34,939,665      34,664,376
                                                                           -------------  -------------  --------------
Operating expenses:
  Research and development, net of tax credits of $450,000, $545,000 and
    $711,000, respectively...............................................        624,760      4,036,926      16,902,432
  Sales and marketing....................................................      2,785,148     12,588,110      26,088,163
  General and administrative.............................................      1,383,362      4,854,261      10,581,670
  Write-off of purchased research and development (Note 15)..............       --             --             8,500,000
  Restructuring expense (Note 17)........................................       --             --            15,000,000
  Litigation and related settlement expenses (Note 5)....................      1,365,513       --             2,506,203
                                                                           -------------  -------------  --------------
    Total operating expenses.............................................      6,158,783     21,479,297      79,578,468
                                                                           -------------  -------------  --------------
    Operating income (loss)..............................................        944,070     13,460,368     (44,914,092)
                                                                           -------------  -------------  --------------
Other income (expense):
  Interest income........................................................         14,948        218,976       2,258,705
  Interest expense.......................................................        (55,226)      (222,103)       (229,579)
  Foreign currency exchange gain (loss)..................................        (45,494)      (167,224)        178,620
                                                                           -------------  -------------  --------------
    Total other income (expense).........................................        (85,772)      (170,351)      2,207,746
                                                                           -------------  -------------  --------------
  Income (loss) before income taxes and minority interest................        858,298     13,290,017     (42,706,346)
Provision for income taxes...............................................        343,159      5,490,197       1,434,835
                                                                           -------------  -------------  --------------
  Net income (loss) before minority interest.............................        515,139      7,799,820     (44,141,181)
Minority interest........................................................         31,653         14,725        --
                                                                           -------------  -------------  --------------
  Net income (loss)......................................................  $     483,486  $   7,785,095  $  (44,141,181)
                                                                           -------------  -------------  --------------
                                                                           -------------  -------------  --------------
Net income (loss) per common and common equivalent share.................  $         .02  $         .31  $        (1.64)
                                                                           -------------  -------------  --------------
                                                                           -------------  -------------  --------------
Weighted average common shares outstanding...............................     23,093,070     24,885,670      26,836,834
                                                                           -------------  -------------  --------------
                                                                           -------------  -------------  --------------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (AMOUNTS IN U.S. DOLLARS)

                                                                                          YEARS ENDED JULY 31,
                                                                                  ------------------------------------
                                                                                     1994        1995         1996
                                                                                  ----------  -----------  -----------
Operating activities:

  Net income (loss).............................................................  $  483,486  $ 7,785,095  $(44,141,181)
  Adjustments to reconcile net income (loss) to cash provided by operating activities --
    Depreciation and amortization...............................................     242,755    1,674,858    6,276,139
    Deferred income taxes.......................................................     102,046      652,512   (2,072,789)
    Loss (gain) on sale of fixed assets.........................................     (25,319)      (7,080)      31,819
    Write off of in process research and development............................      --          --         8,500,000
    Write off of assets for restructuring.......................................      --          --         5,510,237
    Write off of investment in Essential Communications, Inc....................      --          --         2,500,000
    Increase in minority interest...............................................      31,653       14,725      --

    Changes in assets and liabilities --
      Accounts receivable.......................................................  (3,743,276) (10,786,522)  (1,100,199)
      Inventory.................................................................  (1,434,513)  (7,692,451)  (6,088,107)
      Income taxes receivable...................................................    (176,989)     523,924   (2,718,204)
      Other current assets......................................................    (236,400)  (1,326,134)  (1,917,776)
      Accounts payable..........................................................   3,533,367   11,388,728   (6,183,710)
      Accrued expenses..........................................................     884,260    1,367,536   16,865,069
      Deferred revenue..........................................................     279,227    2,595,168      961,399
      Income taxes payable......................................................      --        2,553,153   (2,578,994)
      Customer deposits.........................................................     732,750      (81,883)   1,807,254
      Due to related parties....................................................     261,200     (357,756)     (75,778)
                                                                                  ----------  -----------  -----------
      Net cash provided by (used in) operating activities.......................     934,247    8,303,873  (24,424,821)
                                                                                  ----------  -----------  -----------
Investing activities:
  Purchase of property and equipment............................................    (306,476)  (6,239,422) (15,870,636)
  Proceeds from disposal of property and equipment..............................     137,207       69,800      212,719
  Increase in other assets......................................................      --         (584,794)    (519,841)
  Cash paid for purchase of Essential Communications, Inc.......................      --          --        (2,500,000)
  Cash paid for COSS/IMP acquisition and related costs..........................      --          --        (5,544,848)
                                                                                  ----------  -----------  -----------
    Net cash used in investing activities.......................................    (169,269)  (6,754,416) (24,222,606)
                                                                                  ----------  -----------  -----------
Financing activities:
  Proceeds from the issuance of common shares, net of issuance costs............      --       39,193,450   27,382,128
  Proceeds from the exercise of stock options...................................      --            7,694    1,230,734
  Proceeds from the employee stock purchase plan................................      --          --           302,108
  Payment of capital lease obligations..........................................    (130,146)    (963,500)    (249,699)
  Proceeds from subscriptions receivable........................................      89,730       81,019    1,645,000
  Redemption of common shares...................................................     (11,812)     --           --
                                                                                  ----------  -----------  -----------
    Net cash provided by (used in) financing activities.........................     (52,228)  38,318,663   30,310,271
                                                                                  ----------  -----------  -----------
Foreign exchange effect on cash.................................................     (43,305)     292,516     (991,874)
                                                                                  ----------  -----------  -----------
Increase (decrease) in cash and cash equivalents................................     669,445   40,160,636  (19,329,030)
Cash and cash equivalents, beginning of year....................................     157,000      826,445   40,987,081
                                                                                  ----------  -----------  -----------
Cash and cash equivalents, end of year..........................................  $  826,445  $40,987,081  $21,658,051
                                                                                  ----------  -----------  -----------
                                                                                  ----------  -----------  -----------
Supplemental disclosure of cash flow information:
  Interest paid during the year.................................................  $   32,008  $   203,038  $   229,610
  Income taxes paid during the year.............................................      18,649      974,569    8,823,579
Supplemental disclosure of noncash financing and investing activities:
  Issuance of common shares in exchange for subscriptions receivable............     148,148    1,645,000      --
  Issuance of common shares to COSS.............................................      --          --         6,000,000
  Property and equipment acquired under capital leases..........................     930,411      416,671      --
  Issuance of common shares in exchange for minority interest...................      --           44,659      --
  Reduction of share subscriptions receivable...................................      --           67,129      --
  Deferred tax asset recorded in connection with share issuance costs...........      --        1,713,000      775,399

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (AMOUNTS IN U.S. DOLLARS)

1.  OPERATIONS

    Discreet Logic Inc. ("the Company") was incorporated under Part 1A of the Quebec Companies Act on September 10, 1991. The Company and its subsidiaries develop, assemble, market and support non-linear, on-line, digital systems for creating, editing and compositing imagery and special visual effects for film and video. The Company's systems are utilized by creative professionals, for a variety of applications, including feature films, television programs, commercials, music videos, interactive game production and live broadcasting.

    Discreet Logic sells its systems and other products through its direct sales organization, as well as through distributors and resellers. The Company markets and sells its systems directly in North America and in certain European and Pacific Rim countries. Sales activities in North America are conducted from the Company's Montreal headquarters, sales offices in Los Angeles and New York and field representatives based in Boston, San Francisco, Atlanta and Chicago. In fiscal 1996 the Company opened sales offices in India, Hong Kong and Japan. The Company also markets its systems through sales offices located in the United Kingdom, France, Germany, Singapore and Brazil and through a network of distributors in 34 countries.

    The success of the Company is subject to a number of risks and uncertainties, including, without limitation, the risk of the Company's historical dependence on its flame* and FLINT systems and related maintenance and support for substantially all of the Company's revenue; the Company's ability to successfully develop, introduce and gain customer acceptance of existing and new or enhanced products; the need for the continued development of the market for the Company's systems; the ability of the Company to expand its current market to include additional applications and develop new products for related markets; the presence of competitors with greater financial, technical, manufacturing, marketing and distribution resources; the risk that as the Company enters new markets, the distribution channels, technical requirements and levels and basis of competition may be different from those in the Company's current markets; the risk that competitive pressures or other factors, including the Company's ability to enter into new markets, may result in significant price erosion of the Company's products; the risk of the Company's reliance on SGI for the workstations included in the Company's systems including the impact of the timing of the development and release of SGI products as well as unforeseen difficulties associated with adapting the Company's products to future SGI products; the Company's dependence on key management and technical employees; the Company's reliance principally on unregistered copyrights and trade secrets to protect its intellectual property; the risk that the Company derives a significant portion of its revenues from foreign sales; the risk that the Company will not be able to implement successfully its restructuring plan, will need to take on further restructurings or will not be profitable in the future; the risk that the Company will not be successful in its defense of the two class action lawsuits to which it has been named a defendant; the risk of quarterly fluctuations in the Company's operating results; market price fluctuations due to quarter-to-quarter variations in the Company's operating results, announcements of technological innovations or new products by the Company or its competitors and the historical fluctuations in market prices of technology companies generally; the risk that the Company's direct sales efforts may compete with those of its indirect channels; and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission of the United States.

    The Company believes that with its currrent level of working capital together with funds generated from operations, it has adequate sources of cash to meet its operational and capital expenditure requirements through fiscal 1997.

2.  SIGNIFICANT ACCOUNTING POLICIES

    The accompanying consolidated financial statements reflect the application of the following significant accounting policies, as described below and elsewhere in the notes to Consolidated Financial Statements. These Consolidated Financial Statements are prepared in accordance with generally accepted accounting principles in the United States of America, and are presented in United States dollars ("U.S. dollars").

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

    (a) PRINCIPLES OF CONSOLIDATION AND MINORITY INTEREST

       The consolidated financial statements include the accounts of the Company and its subsidiaries. All subsidiaries are wholly owned as of July 31, 1996. Discreet Logic (UK) Limited was a 75% owned subsidiary until February 28, 1995, at which time, the Company purchased the 25% minority interest in exchange for 18,000 common shares. All significant intercompany accounts and transactions have been eliminated upon consolidation.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (AMOUNTS IN U.S. DOLLARS) (CONTINUED)

2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (b) REVENUE RECOGNITION

       The Company recognizes revenue from software licenses, and the related hardware and peripherals, upon shipment of the products. The Company recognizes revenue from post contract customer support and other related services ratably, as the obligations are fulfilled, or when the related services are performed. Post contract customer support, training, installation, systems integration and rental services, are performed primarily under separately priced arrangements under which the Company has recorded revenues of $1,000,000, $4,770,000 and $11,713,000 for the years ended July 31, 1994, 1995 and 1996, respectively. In cases where the Company has delivered hardware and/or software to customers and has insignificant or noncritical vendor obligations related to these deliveries, the revenue attributable to such obligations has been deferred until such obligations have been fulfilled.

    (c) NET INCOME (LOSS) PER COMMON SHARE

       Net income (loss) per common share is computed by dividing net income
       (loss) by the weighted average number of common and common equivalent shares outstanding during the year, computed in accordance with the treasury stock method. Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the year. Pursuant to the requirements of the Securities and Exchange Commission, common shares issued by the Company during the 12 months immediately preceding the initial public offering (the 12-month period subsequent to June 1, 1994), plus options granted during the same period, have been included in the calculation of weighted average number of common shares using the treasury stock method at the initial public offering price of $10.50 per share.

    (d) RESEARCH AND DEVELOPMENT EXPENSES

       The Company charges to operations research and development costs as incurred and presents such expenses net of income tax credits from the Canadian federal and Quebec provincial governments (see Note 7). Software development costs are considered for capitalization when technological feasibility is established in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED. The Company sells software in a market that is subject to rapid technological change, new product introductions and changing customer needs. Accordingly, the Company has not capitalized software development costs due to its inability to estimate the useful life of software under development.

    (e) TRANSLATION OF FOREIGN CURRENCIES

       The accounts of the Company are translated in accordance with SFAS No. 52, FOREIGN CURRENCY TRANSLATION. The Company's management has elected to present these consolidated financial statements in U.S. dollars. The financial statements of the Company and its subsidiaries are translated from their functional currency, the Canadian dollar, into the reporting currency, the U.S. dollar, utilizing the current rate method. Accordingly, assets and liabilities are translated at exchange rates in effect at the end of the year, and revenues and expenses are translated at the weighted average exchange rate during the year. All cumulative translation gains or losses from the translation into the Company's reporting currency are included as a separate component of shareholders' equity in the consolidated balance sheets.

       The Company remeasures the financial statements of its foreign subsidiaries and other foreign currency transactions into Canadian dollars as follows: monetary assets and liabilities are translated at exchange rates in effect at year-end, and nonmonetary items are translated at historical exchange rates; revenues and expenses are translated at the average rate during the year, except for depreciation and amortization, which are translated at the same rates as the related assets. Exchange gains and losses arising from transactions denominated in foreign currencies are included in current operations. Foreign currency translation gains (losses) from the remeasurement into the Canadian dollar included in other income (expense) in the accompanying consolidated statements of operations were $(21,650) and $4,968 for the years ended July 31, 1994 and 1995, respectively. Beginning August 1, 1995, the Company changed the functional currency of its foreign subsidiaries from the Canadian dollar to their respective local currencies. Accordingly, cumulative translation gain (losses) are included as a separate component of shareholders' equity in the consolidated balance sheets. The impact on the consolidated financial statements of the change of functional currency of the Company's foreign subsidiaries was not significant. Foreign currency transaction gains (losses) included in other income (expense) in the accompanying consolidated statements of operations were, $(23,844), $162,256, and $178,620 for the years ended July 31, 1994, 1995, and 1996, respectively.

    (f) CONCENTRATION OF CREDIT RISK

       During 1996, the Company entered into a Maximum Liability Agreement with a leasing company. The agreement provides that the Company is contingently liable up to a maximum percentage of the remaining principal payments outstanding related to purchase

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (AMOUNTS IN U.S. DOLLARS) (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) of the Company's products by customers financed by the said leasing company. The maximum liability is contingent on certain factors as defined in the agreement. As at July 31, 1996, the maximum contingent liability is $830,000. The Company accrued the entire amount of the contingent liability. The expense was charged to general and administrative expenses.

       The Company has no other significant off-balance sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements. The Company maintains the majority of cash balances with three financial institutions and its accounts receivable credit risk is not concentrated within any geographic area. There were no accounts receivable from a single customer which exceeded 10 percent of total accounts receivable as of July 31, 1996.

    (g) POSTEMPLOYMENT AND POSTRETIREMENT BENEFITS

       The Company does not provide postemployment and postretirement benefits.

    (h) CASH EQUIVALENTS

       Cash equivalents are carried at cost, which approximates market value. Cash equivalents are short-term, highly liquid investments with original maturities of less than three months. Cash equivalents consist of commercial paper and money market mutual funds at July 31, 1995 and 1996. The Company applied SFAS No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES.

    (i) INVENTORY

       Inventory consists of hardware purchased for resale and is valued at the lower of cost (determined on a first-in, first-out basis) or net realizable value. Demonstration inventory consists of hardware inventory used by the Company and potential customers for product demonstrations which will be subsequently sold. In 1996, the Company recorded an inventory reserve of $5,345,000 to reflect estimated net realizable value.

    (j) PROPERTY AND EQUIPMENT

       The Company provides for depreciation and amortization using the straight-line and declining-balance methods over the estimated useful lives of the assets as follows:

                                                                                               JULY 31,
                                                                                        -----------------------
ASSET CLASSIFICATION                                ESTIMATED USEFUL LIFE                  1995         1996
--------------------------------------------------  ----------------------------------  -----------  ----------
Computer equipment and software...................  2-3 Years                            $5,487,403  $14,095,730
Furniture, fixtures and equipment under capital
  leases..........................................  3-5 Years                              459,673       --
Leasehold improvements............................  Shorter of term of lease or useful   1,483,109    2,485,751
                                                    life
Furniture and fixtures............................  5 Years                                905,981    1,677,067
                                                                                        -----------  ----------
                                                                                         8,336,166   18,258,548
Less -- Accumulated depreciation and
  amortization....................................                                      (1,576,882)  (8,221,484)
                                                                                        -----------  ----------
                                                                                         $6,759,284  $10,037,064
                                                                                        -----------  ----------
                                                                                        -----------  ----------

3.  OTHER CURRENT ASSETS

    Other current assets consist of the following:

                                                                                    JULY 31,
                                                                            ------------------------
                                                                               1995         1996
                                                                            -----------  -----------
Prepaid expenses..........................................................   $1,156,520   $2,206,248
Sales tax receivable......................................................     487,210      578,781
Other receivable..........................................................     107,806      855,114
                                                                            -----------  -----------
                                                                             $1,751,536   $3,640,143
                                                                            -----------  -----------
                                                                            -----------  -----------

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                           (AMOUNTS IN U.S. DOLLARS)

4.  ACCRUED EXPENSES

    Accrued expenses consist of the following:

                                                                                   JULY 31,
                                                                            -----------------------
                                                                               1995         1996
                                                                            -----------  ----------
Payroll and payroll related...............................................   $ 853,966   $2,768,461
Professional fees.........................................................     561,055      739,412
Commissions...............................................................     454,175    1,967,175
Sales tax and VAT payable.................................................      --          946,917
Accrued restructuring expenses............................................      --        8,634,484
Maximum Liability accrual.................................................      --          830,000
Accrued litigation fees...................................................      --        2,506,203
Other.....................................................................     520,268    1,206,425
                                                                            -----------  ----------
                                                                             $2,389,464  $19,599,077
                                                                            -----------  ----------
                                                                            -----------  ----------

5.  LITIGATION AND RELATED SETTLEMENT EXPENSES

    (a) SECURITIES LITIGATION

       On May 29, 1996, a lawsuit entitled SANDRA ESNER AND JERRY KRIM, ON BEHALF OF THEMSELVES AND ALL OTHERS SIMILARLY SITUATED, VS. [ ... ] DISCREET LOGIC INC., ET AL., case No. 978584, was filed in the Superior Court of the State of California, City and County of San Francisco. Named as defendants are the Company, certain of the Company's former and existing directors, officers, and affiliates, and certain underwriters and financial analysts. The plaintiffs purport to represent a class of all persons who purchased the Company's common stock between September 13, 1995, and May 1, 1996. The complaint alleges violations of California law through material misrepresentations and omissions, among other things. The Company believes the allegations in the complaint are without merit and intends to defend the lawsuit vigorously.

       On June 13, 1996, a lawsuit entitled BRUCE FRIEDBERG, ON BEHALF OF HIMSELF AND ALL OTHERS SIMILARLY SITUATED, VS. DISCREET LOGIC INC., ET AL., civ. No. 96-11232-EFH, was filed in the United States District Court, District of Massachusetts. Named as defendants are the Company and certain of the Company's former and existing directors and officers. The plaintiff purports to represent a class of all persons who purchased the Company's common stock between November 14, 1995, and February 13, 1996. On October 11, 1996, the plaintiff filed an amended complaint which asserts substantially the same factual allegations as the first complaint and proposes the identical class period. The complaint alleges violations of the United States Federal Securities law through material misrepresentations and omissions. The Company believes the allegations in the amended complaint are without merit and intends to defend the lawsuit vigorously.

       Although the Company denies all material allegations of these complaints and intends to vigorously defend against claims brought against it, the ultimate outcome, including amount of possible loss, if any, of litigation cannot be determined at this time. No provision for any liability that may result from this litigation has been taken. However, the Company has accrued $2,506,000 as estimated legal fees to defend against these lawsuits. There can be no assurance that the ultimate outcome of these matters will not have a material adverse effect on the Company's business and results of operations.

    (b) SOFTIMAGE INC. LITIGATION

       The Company was involved in litigation with SOFTIMAGE, Inc. ("Softimage"), a company that distributed the Company's products in 1993. The litigation between the Company and Softimage was based on a dispute over the ownership of the proprietary rights to a specific software product, flame*, as well as upon the termination by the Company, in 1993, of a distributorship agreement with Softimage. The litigation concerning the termination of the distribution agreement with Softimage was decided by arbitration in August 1994, and in September 1994, the Company and Softimage reached a settlement whereby the Company maintained the exclusive rights to flame*. The Company was required to make certain payments to Softimage under the arbitration and the settlement agreements. These payments, in addition to the related legal and other settlement expenses, are included in litigation and related settlement expenses in the accompanying consolidated statements of operations.

       In July 1992, the Company entered into an assignment agreement with Gary Tregaskis ("Tregaskis"), a shareholder of the Company, for the flame* software. The Company did not record amounts payable to Tregaskis under this agreement due to the litigation with Softimage concerning the ownership of the flame* software. On February 25, 1994, the Company and Tregaskis entered into an employment agreement, which replaced all preceding agreements. In connection with the employment agreement, Tregaskis assigned all rights, title and interest in the flame* software, and the Company agreed to pay Tregaskis a fixed amount plus an amount that was contingent upon the outcome of the litigation with Softimage. The Company ultimately agreed to pay Tregaskis

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                           (AMOUNTS IN U.S. DOLLARS)

5.  LITIGATION AND RELATED SETTLEMENT EXPENSES (CONTINUED)
       $312,500, which is included in litigation and related settlement expenses for the year ended July 31, 1994. At July 31, 1996, a balance of $25,535 ($101,313 at July 31, 1995) was due to Tregaskis and is included in due to related parties.

6.  DEMAND LINE OF CREDIT AND LEASING FACILITIES

    The Company has a revolving demand line of credit with a bank under which it can borrow up to CDN$3,600,00 (approximately $2,619,000 at July 31, 1996). Advances under the line are based on 75-90% of qualified accounts receivable balances and 60% of Canadian federal and provincial research and development grants. The line accrues interest monthly at prime (6.25% at July 31, 1996) plus 1%. Additionally, the Company has a CDN$600,000 (approximately $436,000 at July 31, 1996) demand leasing facility. The line and leasing facilities are secured by essentially all assets of the Company. As additional security, the Company assigned to the bank its insurance on all the Company's assets, its insurance on the lives of its key executives and Canadian federal and provincial research and development tax credits receivable. The Company is required to maintain certain financial ratios, including minimum levels of working capital, debt service coverage and equity to asset ratios. At July 31, 1996, there were no amounts outstanding under the line of credit or the leasing facilities. The Company is in breach of certain covenants and does not plan to obtain a waiver; therefore these credit facilities are not available.

7.  CANADIAN FEDERAL AND PROVINCIAL INCOME TAX CREDITS

    The Company is entitled to research and development incentives in the form of income tax credits from the Canadian federal government ("Federal") and from the Province of Quebec ("Provincial"). Federal income tax credits are received on qualified Canadian research and development expenditures and equipment purchases. Provincial income tax credits are received on qualified research and development salaries in the Province of Quebec. In fiscal 1994, Federal income tax credits were earned at the rate of 35% of the first $2,000,000 of qualified expenditures and 20% on the excess for certain qualified Canadian corporations and at the rate of 20% for all other corporations. In fiscal 1994, Provincial income tax credits were earned at the rate of 40% of qualified salaries for certain Canadian corporations and at the rate of 20% for all other corporations. Income tax credits reduce income taxes currently payable and to the extent these credits exceed income taxes currently payable, these tax credits may be received in cash from the Canadian federal government and the Province of Quebec, subject to various limitations for Federal tax credits. Beginning in fiscal 1995, the Federal and Provincial income tax credits were reduced to 20% of qualified research and development expenditures. Additionally, the Federal credit may be limited to a credit against income taxes payable.

    The Company recorded $450,000, $545,000 and $711,000 of income tax credits as a reduction of research and development expenses for the years ended July 31, 1994, 1995 and 1996, respectively. These income tax credits represent credits earned based on qualifying research and development expenditures. In addition, the Company recorded $310,000, $690,000 and $513,000 of income tax credits as a reduction in the carrying value of property and equipment for the years ended July 31, 1994, 1995 and 1996, respectively. These income tax credits represent credits earned based on qualifying property and equipment purchases.

8.  SHAREHOLDERS' EQUITY

    (a) INITIAL PUBLIC OFFERING

       In July 1995, the Company closed its initial public offering of 4,189,248 Common Shares at $10.50 per share, resulting in proceeds of approximately $40,803,000 net of issuance costs and their related tax effects.

    (b) AMENDED ARTICLES OF INCORPORATION

       On October 16, 1995, the Company effected a 2-to-1 share split of its Common Shares with the additional shares delivered on November 6, 1995 to holders of record on October 16, 1995. All Common Shares have been adjusted retroactively to give effect to the split.

       On May 15, 1995, the Company amended its Articles of Incorporation to effect a 2-to-1 split of its Common Shares, to combine and redesignate the Company's Class B through Class G shares into Common Shares and to create a class of Preferred Shares. All Common Shares have been adjusted retroactively to give effect to the split.

       On July 14, 1994, the Company amended the characteristics of its capital shares, which included converting its Class A shares into Common Shares. On that date, the Company effected a split of its Common Shares on a 40-to-1 basis. All Common Shares have been adjusted retroactively to give effect to the split.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                           (AMOUNTS IN U.S. DOLLARS)

8.  SHAREHOLDERS' EQUITY (CONTINUED)
    (c) SECONDARY OFFERING

       In December 1995, the Company completed a secondary offering of 970,920 Common Shares at $30.25 per share, resulting in proceeds of approximately $28,158,000 net of issuance costs and their related tax effects.

    (d) PREFERRED SHARES

       The Board of Directors is authorized to issue Preferred Shares, in one or more series, and to fix the rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, and the number of shares constituting any series or the designations of such series, without further vote or action by the shareholders.

    (e) SHARE SUBSCRIPTIONS RECEIVABLE

       During 1994, certain shareholders issued non-interest bearing notes to the Company in exchange for Common Shares of the Company. The $148,148 share subscriptions receivable at July 31, 1994 represents 10-year non-interest bearing notes expiring March 9, 2004 from both the then and current Chairman of the Board of Directors and the former president of the Company. These amounts were either reduced through the shares being repurchased (see note 8(f)) or repaid in fiscal 1995. On November 11, 1994, the former President and Chief Executive Officer of the Company issued to the Company a $1,645,000 note in connection with the exercise of nonqualified stock options which is included in share subscriptions receivable at July 31, 1995. During the 1996 fiscal year the note was repaid in full together with interest in the amount of $134,000.

    (f) REPURCHASED SHARES

       On March 27, 1995, the Company entered into an agreement with a former president of the Company whereby he returned 1,450,000 Common Shares of the Company in exchange for a $67,000 reduction in his outstanding share subscription. This transaction was reflected as a reduction in common shares and share subscription receivable in the accompanying consolidated statement of shareholders' equity.

    (g) DIVIDENDS

       The Company has never declared or paid cash dividends and does not anticipate paying any cash dividends on its capital stock in the foreseeable future. In the event cash dividends are declared or paid, the Company anticipates that they would be declared and paid in U.S. dollars.
       Part 1A of the Quebec Companies Act prohibits the Company from paying dividends that would prevent it from discharging its liabilities when due or that would bring the book value of its assets to an amount less than the sum of its liabilities and its issued and paid-up share capital account. At July 31, 1996, the Company could not distribute any dividends.

9.  STOCK OPTION AND STOCK PURCHASE PLANS

    The Company accounts for its stock issuance plans in accordance with Accounting Principles Board Opinion No. 25 "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES". Statement of Financial Accounting Standards No. 123 ("SFAS 123"), ACCOUNTING FOR STOCK-BASED COMPENSATION, became effective for financial statements covering periods beginning after December 15, 1995. This statement establishes financial accounting and reporting standards based on a fair value concept for stock-based employee compensation plans. This statement requires an employer that continues to apply the accounting provisions of APB 25 to disclose pro forma amounts reflecting the difference between compensation costs, including tax effects that would have been recognized in the income statement, if the fair value based method had been used. The Company expects to adopt only the disclosure requirements of the statement.

    (a) RESTRICTED STOCK AND STOCK OPTION PLAN

       On June 14, 1994, the Company's Board of Directors approved the establishment of the 1994 Restricted Stock and Stock Option Plan (the "Discreet Stock Option Plan") for the Company's officers, employees, consultants and directors. Under the Discreet Stock Option Plan, the Compensation Committee of the Board of Directors (the "Compensation Committee") may grant stock options for a maximum of 5,000,000 Common Shares. Under the terms of the Discreet Stock Option Plan, the purchase price, which approximates fair market value, and vesting schedule applicable to each option granted is determined by the Compensation Committee.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                           (AMOUNTS IN U.S. DOLLARS)

9.  STOCK OPTION AND STOCK PURCHASE PLANS (CONTINUED)
    (b) 1995 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

       On March 27, 1995, the Company's Board of Directors adopted, and in April 1995, the shareholders approved, the 1995 Nonemployee Director Stock Option Plan (the "Director Plan"). Under the Director Plan, the Compensation Committee may grant options to purchase up to 200,000 Common Shares to nonemployee directors of the Company. The Director Plan authorizes the grant (a) to each person who becomes a member of the Board of Directors and who is not an employee, officer or direct and indirect owner of 5% or more of the Common Shares of the Company (a "Non-Employee Director"), on the date such person is first elected to the Board of Directors without further action by the Compensation Committee, of an option to purchase 20,000 Common Shares and (b) to each person receiving an option pursuant to clause (a) who is a Non-Employee Director on the fifth anniversary of the date such person was first elected to the Board of Directors, during the term of the Director Plan, of an option to purchase 15,000 Common Shares, provided that such person has continuously served as a Non-Employee Director during such 5-year period. The exercise price will be the fair market value at the date of grant and the options will expire 10 years from the date of grant. All options vest in three equal annual installments. As of July 31, 1996, 60,000 options were granted at fair market value under the Director Plan.

    (c) 1995 EMPLOYEE STOCK PURCHASE PLAN

       On March 27, 1995, the Company's Board of Directors adopted, and in April 1995, the shareholders approved, the 1995 Employee Stock Purchase Plan, whereby the Company has reserved and may issue to employees up to an aggregate of 300,000 Common Shares in semiannual offerings over a ten year period. Common Shares are sold at 85% of fair market value. As of July 31, 1996, 16,728 shares had been issued under the plan.

    (d) NON-QUALIFIED STOCK OPTION OUTSIDE THE PLAN

       On November 4, 1994, the Company granted, outside the Discreet Stock Option Plan, a nonqualified stock option for the purchase of 1,012,308 Common Shares, at a price of $1.63 per share, which approximated fair market value at date of grant, to the former President and Chief Executive Officer of the Company. This option was exercised on November 4, 1994 through the issuance of a $1,645,000 note (see Note 8(e)).

       The following is a summary of all stock option activity:

                                                                              NUMBER OF    PRICE PER
                                                                               OPTIONS       SHARE
                                                                             -----------  -----------
Outstanding, July 31, 1993.................................................      --           --
  Options granted..........................................................   1,245,080   $ .05-$  .70
  Options exercised........................................................      --           --
  Options terminated.......................................................      --           --
                                                                             -----------  -----------
Outstanding, July 31, 1994.................................................   1,245,080   $ .05-$  .70
  Options granted..........................................................   3,389,260   $ .05- 20.69
  Options exercised........................................................  (1,172,072)  $ .05-  1.63
  Options terminated.......................................................     (58,528)  $ .05-  1.63
                                                                             -----------  -----------
Outstanding, July 31, 1995.................................................   3,403,740   $ .05-$20.69
  Options granted..........................................................     973,000   $5.75- 28.50
  Options exercised........................................................  (1,244,918)  $ .05-  6.38
  Options terminated.......................................................    (387,176)  $ .05- 24.50
                                                                             -----------  -----------
Outstanding, July 31, 1996.................................................   2,744,646   $ .05-$28.50
                                                                             -----------  -----------
                                                                             -----------  -----------
Exercisable, July 31, 1996.................................................     513,714   $ .05-$28.50
                                                                             -----------  -----------
                                                                             -----------  -----------

10. RELATED PARTY TRANSACTIONS

    (a) AMOUNTS DUE TO TECHNICAL COMPUTER GRAPHICS, INC. ("TCG")

       TCG is a corporation owned by a director and shareholder of the Company and provides management services and leases certain of its office space to the Company. The Company believes these transactions were on the same basis that could have been negotiated with unrelated parties. Management fees and rent expense paid to TCG were $35,000, $59,000 and $0 for the years ended July 31, 1994, 1995 and 1996, respectively. At July 31, 1995 and 1996, no amounts were due to TCG. During fiscal 1996, the Company had sales of $49,000 to TCG. At July 31, 1996, the full amount of the sale had been collected.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                           (AMOUNTS IN U.S. DOLLARS)

10. RELATED PARTY TRANSACTIONS (CONTINUED)

    (b) BOXER SYSTEMS LIMITED ("BOXER")

       Boxer is a wholly owned subsidiary of a former minority shareholder of Discreet Logic (UK) Limited. The Company paid management fees of $83,000 to Boxer for the year ended July 31, 1994. Additionally, Boxer sold the Company inventory at cost plus a 10% handling fee. The Company paid $48,000 in handling fees in the year ended July 31, 1994. No such fees were incurred in the years ended July 31, 1995 and 1996. At July 31, 1995 and 1996, no amounts were due to Boxer.

    (c) BEHAVIOUR ENTERTAINMENT INC. ("BEHAVIOUR")

       The Company has recorded during fiscal 1996 revenue of $121,000 from Behaviour, which is a company owned by the Company's Chairman and Chief Executive Officer and other directors of the Company. At July 31, 1996, the Company had a trade receivable of $113,000 from Behaviour.

    (d) OTHER RELATED PARTY TRANSACTIONS

       The Company has recorded revenue of $2,304,000 during fiscal 1996, from a company with which the Company's Chairman and Chief Executive Officer is affiliated. At July 31, 1996, the Company had a trade accounts receivable of $836,000 from such company. The balance is to be collected in six monthly installments of $139,000.

       The Company has recorded revenue of $1,138,000 during fiscal 1996, from a company with which a member of the Company's board of directors is affiliated. At July 31, 1996, the full amount of the sale had been collected.

11. INCOME TAXES

    The Company applies the provisions of SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Under the provisions of SFAS No. 109, the Company recognizes a current tax liability or asset for current taxes payable or refundable and a deferred tax liability or asset for the estimated future tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting and their tax basis and carryforwards to the extent they are realizable.

    The components of the deferred tax assets and the deferred tax liabilities are as follows:

                                                                                   JULY 31,
                                                                            -----------------------
                                                                               1995         1996
                                                                            -----------  ----------
Deferred tax assets --
  Foreign tax loss carryforwards..........................................   $  --       $6,850,000
  Restructuring costs.....................................................      --        1,400,000
  Initial and secondary public offering issuance costs....................   1,713,000    1,740,378
  Other temporary differences.............................................     505,123    1,581,200
                                                                            -----------  ----------
                                                                             2,218,123   11,571,578
  Less: Valuation allowance...............................................      --        6,850,000
                                                                            -----------  ----------
                                                                             $2,218,123  $4,721,578
                                                                            -----------  ----------
                                                                            -----------  ----------
Deferred tax liabilities --
  Difference between book and tax basis of capital assets.................   $ 935,715   $1,121,514
  Federal research and development tax credits............................     324,949      320,064
                                                                            -----------  ----------
                                                                             $1,260,664  $1,441,578
                                                                            -----------  ----------
                                                                            -----------  ----------

    The Company provides deferred taxes for research and development tax credits earned in the current year, which are included in taxable income in the subsequent year. In accordance with Canadian tax laws, stock issuance costs are deductible over a five year period.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                           (AMOUNTS IN U.S. DOLLARS)

11. INCOME TAXES (CONTINUED)
    Income (loss) before income taxes and minority interest for the entities incorporated in the following jurisdictions:

                                                                       YEARS ENDED JULY 31,
                                                               ------------------------------------
                                                                  1994         1995        1996
                                                               -----------  ----------  -----------
Canada.......................................................   $ 493,164   $10,755,706 $(2,470,805)
United States................................................     227,406    3,359,166  (12,587,746)
United Kingdom...............................................     137,728     (350,429)  (5,191,695)
European and Other...........................................      --         (474,426) (22,456,100)
                                                               -----------  ----------  -----------
                                                                $ 858,298   $13,290,017 $(42,706,346)
                                                               -----------  ----------  -----------
                                                               -----------  ----------  -----------

    The income tax provision is composed of the following:

                                                                       YEARS ENDED JULY 31,
                                                               -------------------------------------
                                                                  1994         1995         1996
                                                               -----------  -----------  -----------
Current --
  Federal....................................................   $ 209,339    $2,381,427   $2,060,380
  Provincial.................................................       3,808      665,254      375,087
  Foreign....................................................      29,780    1,791,004    1,072,157
                                                               -----------  -----------  -----------
                                                                  242,927    4,837,685    3,507,624
                                                               -----------  -----------  -----------
Deferred --
  Federal....................................................      11,288      647,247   (1,373,684)
  Provincial.................................................      26,996      268,656     (228,379)
  Foreign....................................................      61,948     (263,391)    (470,726)
                                                               -----------  -----------  -----------
                                                                  100,232      652,512   (2,072,789)
                                                               -----------  -----------  -----------
Total provision..............................................   $ 343,159    $5,490,197   $1,434,835
                                                               -----------  -----------  -----------
                                                               -----------  -----------  -----------

    The reconciliation between the Canadian federal statutory income tax rate and the effective tax rate is as follows:

                                                                            YEARS ENDED JULY 31,
                                                               -----------------------------------------------
                                                                    1994             1995            1996
                                                               ---------------  ---------------  -------------
Provision (benefit) at the Canadian federal statutory rate...          38.0%            38.0%          (38.0)%
Foreign taxes................................................          16.7              3.3            17.2
effect of not utilizing foreign subsidiaries' tax losses.....        --                  0.9            16.0
effect of permanent differences..............................        --               --                 3.0
Provincial taxes, net of federal tax abatements..............          (3.0)            (1.0)            0.2
Canadian federal incentives for manufacturers and small
  business...................................................          (2.8)            (2.8)            0.2
Utilization of net operating losses..........................          (6.1)          --              --
Other items..................................................          (2.8)             2.9             4.8
                                                                        ---              ---           -----
Tax provision................................................          40.0%            41.3%            3.4%
                                                                        ---              ---           -----
                                                                        ---              ---           -----

    The Company has $27,460,000 of cumulative foreign net operating loss carryforwards which may be available to reduce future income tax liabilities in those jurisdictions. The loss carryforwards will expire beginning July 31, 2001.

    The Company has recorded a valuation allowance against the tax benefit of these net operating loss carryforwards because the tax benefits do not meet the recognition criteria set forth in SFAS 109 because their future realizability is uncertain.

    These net operating loss carryforwards are subject to review and adjustment by the respective tax authorities and may be limited in certain cases upon a significant ownership change of the corporation, as defined.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                           (AMOUNTS IN U.S. DOLLARS)

12. COMMITMENTS AND CONTINGENCIES

    (a) LEASE COMMITMENTS

       The Company has both operating and capital lease commitments for certain facilities and equipment which expire through February 2003. The following schedule outlines the future minimum rental payments under these leases at July 31, 1996:

                                                                          OPERATING
                                                                           LEASES
                                                                          ---------
Year ended July 31,
  1997..................................................................  $2,055,388
  1998..................................................................  1,647,307
  1999..................................................................    892,230
  2000..................................................................    730,732
  2001 and thereafter...................................................  1,267,205
                                                                          ---------
Total minimum lease payments............................................  $6,592,862
                                                                          ---------
                                                                          ---------

       The above commitments include leases for locations which the Company plans to close under the restructuring plan (see Note 17).

       Rental expenses related to the operating leases were approximately $312,000, $917,000 and $1,348,000, for the years ended July 31, 1994,
       1995 and 1996 respectively.

    (b) LETTERS OF GUARANTEE

       The Company has provided letters of guarantee in the amount of $485,178 as of July 31, 1996.

13. FINANCIAL INFORMATION BY GEOGRAPHIC AREA

    The Company operates in one industry segment primarily digital image processing solution systems for creating, editing, and compositing special visual effects for film and video, including training and other services incident to these products.

    Revenues by geographic destination and as a percentage of total revenues are as follows:

                                                                      YEARS ENDED JULY 31,
                                                               ----------------------------------
GEOGRAPHIC AREA BY DESTINATION                                    1994        1995        1996
-------------------------------------------------------------  ----------  ----------  ----------
North America................................................  $11,343,635 $35,515,336 $36,286,073
Europe.......................................................   2,816,670  20,706,850  35,774,418
Pacific Rim..................................................     969,673   6,414,711   8,717,015
Other........................................................     261,658   1,911,714   3,219,941
                                                               ----------  ----------  ----------
                                                               $15,391,636 $64,548,611 $83,997,447
                                                               ----------  ----------  ----------
                                                               ----------  ----------  ----------

                                                                          YEARS ENDED JULY 31,
                                                               -------------------------------------------
GEOGRAPHIC AREA BY DESTINATION                                     1994           1995           1996
-------------------------------------------------------------  -------------  -------------  -------------
North America................................................         73.7%          55.0%          43.2%
Europe.......................................................         18.3           32.1           42.6
Pacific Rim..................................................          6.3            9.9           10.4
Other........................................................          1.7            3.0            3.8
                                                                     -----          -----          -----
                                                                     100.0%         100.0%         100.0%
                                                                     -----          -----          -----
                                                                     -----          -----          -----

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                           (AMOUNTS IN U.S. DOLLARS)

13. FINANCIAL INFORMATION BY GEOGRAPHIC AREA (CONTINUED)

    Revenues, net income and identifiable assets for the Company's Canadian, U.S., U.K., Germany and European and other operations are as follows:

    Intercompany transfers between geographic areas are at prices that approximate arm's length transactions. Expenses incurred in one geographic area that benefit other areas have been allocated based upon services utilized.

                                                                                       OTHER
                                                                                      EUROPEAN
                                                                                     COUNTRIES
                                CANADIAN        U.S.         U.K.        GERMANY     AND OTHER    ELIMINATIONS   CONSOLIDATED
                              ------------  ------------  -----------  -----------  ------------  -------------  -------------
1994 --
  Revenues..................  $  3,300,131  $ 10,703,296  $ 1,388,209  $   --       $    --       $    --         $15,391,636
  Transfers between
    geographic locations....     2,505,781       --           --           --            --          (2,505,781)      --
                              ------------  ------------  -----------  -----------  ------------  -------------  -------------
    Total revenues..........  $  5,805,912  $ 10,703,296  $ 1,388,209  $   --       $    --       $  (2,505,781)  $15,391,636
                              ------------  ------------  -----------  -----------  ------------  -------------  -------------
                              ------------  ------------  -----------  -----------  ------------  -------------  -------------
    Net income..............  $    241,733  $    170,535  $    71,218  $   --       $    --       $    --         $   483,486
                              ------------  ------------  -----------  -----------  ------------  -------------  -------------
                              ------------  ------------  -----------  -----------  ------------  -------------  -------------
    Identifiable assets.....  $  4,658,111  $  4,436,186  $ 1,288,718  $   --       $    --       $    (952,180)  $ 9,430,835
                              ------------  ------------  -----------  -----------  ------------  -------------  -------------
                              ------------  ------------  -----------  -----------  ------------  -------------  -------------
1995 --
  Revenues..................  $ 12,878,575  $ 31,794,924  $10,089,329  $ 3,109,867  $  6,675,916  $    --         $64,548,611
  Transfers between
    geographic locations....    11,747,606    15,902,851  $   --       $   --       $    --         (27,650,457)      --
                              ------------  ------------  -----------  -----------  ------------  -------------  -------------
    Total revenues..........  $ 24,626,181  $ 47,697,775  $10,089,329  $ 3,109,867  $  6,675,916  $ (27,650,457)  $64,548,611
                              ------------  ------------  -----------  -----------  ------------  -------------  -------------
                              ------------  ------------  -----------  -----------  ------------  -------------  -------------
    Net income (loss).......  $  6,778,399  $  4,167,891  $  (296,320) $   (17,849) $   (629,786) $  (2,217,240)  $ 7,785,095
                              ------------  ------------  -----------  -----------  ------------  -------------  -------------
                              ------------  ------------  -----------  -----------  ------------  -------------  -------------
    Identifiable assets.....  $ 58,693,038  $ 20,818,430  $ 9,205,168  $ 2,756,008  $  4,895,738  $ (19,510,207)  $76,858,175
                              ------------  ------------  -----------  -----------  ------------  -------------  -------------
                              ------------  ------------  -----------  -----------  ------------  -------------  -------------
1996 --
  Revenues..................  $  8,339,345  $ 33,090,335  $17,309,369  $12,307,428  $ 12,950,970  $    --         $83,997,447
  Transfers between
    geographic locations....    20,211,614    29,090,504      --           --          9,007,939    (58,310,057)      --
                              ------------  ------------  -----------  -----------  ------------  -------------  -------------
    Total revenues..........  $ 28,550,959  $ 62,180,839  $17,309,369  $12,307,428  $ 21,958,909  $ (58,310,057)  $83,997,447
                              ------------  ------------  -----------  -----------  ------------  -------------  -------------
                              ------------  ------------  -----------  -----------  ------------  -------------  -------------
    Net income (loss).......  $ (1,398,871) $(11,532,447) $(5,210,577) $  (797,282) $(21,937,763) $  (3,264,240)  $(44,141,181)
                              ------------  ------------  -----------  -----------  ------------  -------------  -------------
                              ------------  ------------  -----------  -----------  ------------  -------------  -------------
    Identifiable assets.....  $103,117,776  $ 48,995,740  $20,411,397  $ 5,937,355  $ 27,620,429  $(125,934,955)  $80,147,742
                              ------------  ------------  -----------  -----------  ------------  -------------  -------------
                              ------------  ------------  -----------  -----------  ------------  -------------  -------------

    Export sales from Canada were $2,695,632, $10,601,744 and $5,788,925 for the years ended July 31, 1994, 1995 and 1996, respectively. The Barbados and Asian operations are included in Other European countries and other.

14. DEPENDENCE ON KEY SUPPLIER

    The Company is dependent on Silicon Graphics, Inc. ("SGI") to manufacture and supply all workstations and certain peripherals used in the Company's systems. The Company derived 45.0%, 38.6% and 34.2% of total revenues in the years ended July 31, 1994, 1995 and 1996, respectively, from sales of SGI workstations and peripherals.

15. ACQUISITIONS

    (a) BRUGHETTI CORPORATION

       On May 26, 1995, the Company acquired substantially all the technology and other assets of Brughetti Corporation ("Brughetti"), a Canadian corporation. The purchase price was CDN$1,000,000 (or approximately $741,000) in cash of which CDN$600,000 (or approximately $441,000) was paid upon closing of the acquisition and CDN$400,000 (or approximately $300,000) was paid in July 1995. In addition, the Company has agreed to pay up to an additional $5,500,000 as contingent purchase price payable in cash or securities of the Company, at the sole option of the Company. The contingent purchase price is payable in three annual installments, beginning October 1996, and is based upon a percentage of the amount by which revenues derived from future sales of products and technologies purchased from Brughetti exceed certain minimum annual revenues. In the event that the revenues,

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                           (AMOUNTS IN U.S. DOLLARS)

15. ACQUISITIONS (CONTINUED)
       as defined, exceed certain minimum annual revenue levels in fiscal 1996, 1997 and 1998, the contingent consideration payable would be up to $1,500,000, $2,000,000 and $2,000,000 for fiscal 1996, 1997 and 1998, respectively. If the minimum annual revenue levels for any fiscal year are not reached, no payments are due for that year, provided, however, that the second and third payments are subject to upward adjustment in the event that the initial revenue thresholds are not met but revenue thresholds related to the subsequent fiscal years are exceeded. In no event, however, will the contingent consideration payable exceed an aggregate of $5,500,000. The Company did not meet the minimum revenue levels for fiscal 1996 and no additional payment is currently due. The acquisition was accounted for as a purchase and accordingly the initial purchase price and acquisition costs were allocated to the assets acquired which consisted of approximately $102,000 of accounts receivable, $105,000 of property and equipment and $534,000 of acquired technology. In addition, in accordance with APB No. 16, additional consideration paid upon the achievement of the performance criteria, if any, will be recorded as additional purchase price at such time, allocated to acquired technology and amortized over the remaining estimated useful life.

       Under the restructuring plan, the Company has discontinued the development of the Brughetti products. Accordingly, the unamortized value of the acquired technology was written off.

    (b) COSS/IMP

       On October 24, 1995, the Company acquired all of the outstanding shares of Computer-und Serviceverwaltungs AG, located in Innsbruck, Austria ("COSS") and certain assets of IMP Innovative Medientechnik-und Planungs-GmbH, located in Geltendorf/ Kaltenberg, Germany ("IMP") related to the research, development, manufacturing, marketing, sale, distribution or procurement of real-time broadcast animation products, including software. The purchase price for the shares of COSS was $3,000,000 in cash plus 300,000 Common Shares of the Company. In addition, the Company agreed to pay an additional $500,000 in cash as contingent purchase price in the event COSS received orders for and licensed a certain number of VAPOUR systems by April 1996, as defined. The purchase price for the IMP assets was $2,000,000 in cash. During fiscal 1996, the Company paid the contingent purchase price, which was accounted for as an additional purchase price and allocated to goodwill.

       The acquisition was accounted for as a purchase and accordingly the purchase price and acquisition costs were allocated to the assets acquired which consisted of approximately $8,500,000 of in process research and development and charged to operations in the first quarter of fiscal 1996, and approximately $3,200,000 was allocated to intangible assets, which include goodwill and acquired technology, and is being amortized on a straight-line basis over their estimated lives of 5 years. These allocations represent the fair values determined by an independent appraisal. The appraisal incorporated proven valuation procedures and techniques in determining the fair value of each intangible asset. The amount allocated to in process research and development relates to projects that had not yet reached technological feasibility and that, until completion of the development, had no alternative use. These projects required substantial high risk development and testing by the Company prior to reaching technological feasibility.

       Under the restructuring plan, the Company has transitioned the technology and the related research and development operations from Innsbruck, Austria to Montreal, Canada. Accordingly, the unamortized balance of goodwill of approximately $1.8 million was charged to restructuring expense.

       The following unaudited pro forma information presents the consolidated results of operations for the year ended July 31, 1995 as if the acquisitions of Brughetti and COSS/IMP had occurred on August 1, 1994 after giving effect to certain adjustments, including depreciation, amortization of acquired assets and in process research and development charges. The pro forma information does not reflect additional cash consideration, if any which may be paid upon the occurrence of certain performance criteria. This pro forma information has been prepared for comparative purposes only and does not purport to be indicative of what would have occurred had the acquisitions been made on August 1, 1994 or of results that may occur in the future.

                                                                                     YEAR ENDED
BRUGHETTI CORPORATION AND COSS/IMP                                                    JULY 31,
UNAUDITED PROFORMA INFORMATION                                                          1995
----------------------------------------------------------------------------------  ------------
Total Revenues....................................................................   $67,651,835
Net Loss..........................................................................   $(1,419,835)
Net Loss per common share.........................................................   $    (0.06)

    (c) ESSENTIAL COMMUNICATIONS CORPORATION

       On April 15, 1996, The Company purchased newly issued Series B convertible, voting, preferred shares of a privately held company, Essential Communications Corporation, representing approximately 20% of the voting shares. The $2,500,000 investment has been

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                           (AMOUNTS IN U.S. DOLLARS)

15. ACQUISITIONS (CONTINUED)
       charged to operations in fiscal 1996 as research and development expense due to the uncertainty regarding the realizability of the investment in the preferred shares. Pro forma presentation has not been included as it is not deemed to be meaningful or material.

16. PURCHASE OF LAND AND FACILITIES

    In August 1995, the Company purchased land and an office building in London, England for approximately L1,148,000 (or approximately $1,788,000). Additionally, in September 1995, the Company entered into a purchase and sale agreement to purchase land and a building in Montreal for CDN$1,730,000 (or approximately $1,250,000). During fiscal 1996, the carrying value of the London and Montreal buildings were written down to their estimated fair market values and these buildings are classified as assets held for resale.

17. RESTRUCTURING

    In the fourth quarter of 1996, the Company recorded a pre-tax restructuring charge of $15 million to cover the direct costs of restructuring the Company's operations and to bring operating expenses in line with the Company's current revenue level. The focus of the Company's restructuring plan is to solidify its senior management team, reduce operating expenses through workforce reductions and office closings, consolidate research and development activities in Montreal, the discontinuance of certain product lines, and restructure its sales force to emphasize indirect sales channels. The Company began implementation of its restructuring plan in the fourth fiscal quarter of 1996 and expects implementation to continue throughout fiscal 1997. The major aspects of the restructuring plan are discussed below. There can be no assurance that management will be successful in implementing the restructuring plan or that the Company will not take on further restructurings or be profitable in the future. Furthermore, the implementation of the restructuring plan may cause diversion of management's time and resources and may result in other unforeseen disruptions and unexpected expenses.

    The restructuring entails the closing and moving of several offices in North America and Europe. It also includes the termination of approximately 110 positions across all departments and around the world. Of the 110 positions to be terminated, 65 were terminated during the fourth quarter of 1996 at a severance cost of $807,000 of which $582,000 had been paid as at July 31, 1996. The remaining termination and related benefits will be substantially completed by the end of the first quarter of fiscal 1997.

    The components of the restructuring charge are as follows:

Asset Write Down.......................................................................  $6,190,000
Lease Terminations and Leasehold Improvements Reserve..................................   4,600,000
Severance..............................................................................   2,800,000
Professional Services and Other........................................................   1,410,000
                                                                                         ----------
                                                                                         $15,000,000
                                                                                         ----------
                                                                                         ----------

    The primary component of the asset write down is an amount of $2.2 million for goodwill and acquired technology. The other components of the write down are primarily fixed assets which have no future use.

18. DIFFERENCES BETWEEN U.S. AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP)

    These consolidated financial statements have been prepared in accordance with U.S. GAAP which conform, in all material respects, with Canadian GAAP except as follows:

    (a) Under Canadian GAAP, the amount allocated to purchased in-process research and development as part of the acquisition of COSS/IMP referred to in note 15(b) would not have been charged to operations in the first quarter of 1996. Rather, the amount would have been capitalized to other assets and it would have been amortized using the straight-line method over its estimated life of 3 years. Following the adoption of the restructuring plan referred to in note 17, the unamortized purchased in-process research and development would have been written off in the fourth quarter of 1996 since, as a result of the plan, the Company decided to indefinitely postpone further development of the in-process research and development acquired.

    The above difference would not have required adjustments to reconcile the balance sheet as at July 31, 1996 to the Canadian GAAP format.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                           (AMOUNTS IN U.S. DOLLARS)

18. DIFFERENCES BETWEEN U.S. AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) (CONTINUED)
    The following is a condensed income statement as of July 31, 1996 reconciled to the Canadian GAAP format including the difference above.

                                                                 PER U.S. GAAP   ADJUSTMENT (A)   PER CANADIAN GAAP
                                                                 --------------  --------------  -------------------
Total revenues.................................................   $ 83,997,447    $    --           $  83,997,447
Cost of revenues...............................................     49,333,071         --              49,333,071
  Gross profit.................................................     34,664,376         --              34,664,376
Operating expenses:
  Research and development.....................................     16,902,432       1,890,000         18,792,432
  Sales and marketing..........................................     26,088,163         --              26,088,163
  General and administrative...................................     10,581,670         --              10,581,670
  Write-off of purchased research and development..............      8,500,000      (8,500,000)          --
  Restructuring expense........................................     15,000,000       6,610,000         21,610,000
  Litigation and related settlement expenses...................      2,506,203         --               2,506,203
                                                                 --------------  --------------  -------------------
    Total operating expenses...................................     79,578,468         --              79,578,468
                                                                 --------------  --------------  -------------------
    Operating loss.............................................    (44,914,092)        --             (44,914,092)
                                                                 --------------  --------------  -------------------
Other income (expense):
  Interest income..............................................      2,258,705         --               2,258,705
  Interest expense.............................................       (229,579)        --                (229,579)
  Foreign currency exchange gain...............................        178,620         --                 178,620
                                                                 --------------  --------------  -------------------
    Total other income (expense)...............................      2,207,746         --               2,207,746
                                                                 --------------  --------------  -------------------
  Loss before income taxes.....................................    (42,706,346)        --             (42,706,346)
Provision for income taxes.....................................      1,434,835         --               1,434,835
                                                                 --------------  --------------  -------------------
  Net loss.....................................................   $(44,141,181)        --           $ (44,141,181)
                                                                 --------------  --------------  -------------------
                                                                 --------------  --------------  -------------------
Net loss per common and common equivalent share................   $      (1.64)        --           $       (1.64)
                                                                 --------------  --------------  -------------------
                                                                 --------------  --------------  -------------------
Weighted average common shares outstanding.....................     26,836,834         --              26,836,834
                                                                 --------------  --------------  -------------------
                                                                 --------------  --------------  -------------------

    For the years ending July 31, 1995 and 1994, there are no material differences between the financial statements prepared in accordance with U.S. GAAP and those prepared in Canadian GAAP.

                                   SCHEDULE G
                      DISCREET LOGIC INC. AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
              INDEX TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                                     PAGE
                                                                                                                   ---------
Report of Arthur Andersen & Cie..................................................................................        G-2
Pro forma Consolidated Balance Sheet.............................................................................        G-3
Pro forma Consolidated Statement of Operations...................................................................        G-4
Notes to the Pro forma Consolidated Balance Sheet and Pro forma Consolidated Statement of Operations.............        G-5

                                   SCHEDULE G
                      DISCREET LOGIC INC. AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                               COMPILATION REPORT

To the Directors of
Discreet Logic Inc.:

    We have reviewed, as to compilation only, the accompanying unaudited pro forma consolidated balance sheet of Discreet Logic Inc. as at June 30, 1997 and the unaudited pro forma consolidated statement of operations for the eleven-month period then ended. These unaudited pro forma consolidated financial statements have been prepared solely for inclusion in this circular. In our opinion, these unaudited pro forma consolidated financial statements have been properly compiled to give effect to the proposed transaction and the assumptions described in the notes thereto.

                                                  (Signed) ARTHUR ANDERSEN & CIE

Montreal, Canada                                             General Partnership

April 8, 1998                                              Chartered Accountants

                      DISCREET LOGIC INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
           (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

                                                          HISTORICAL
                                                    -----------------------
                                                    DISCREET
                                                      LOGIC         MGI         PRO FORMA
                                                    JUNE 30,    JANUARY 31,    ADJUSTMENTS     PRO FORMA
                                                      1997         1998         (NOTE 3)      CONSOLIDATED
                                                    ---------   -----------   -------------   ------------
                                                  ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.......................  $  31,668   $    1,205                    $    32,873
  Notes receivable................................     --            7,428                          7,428
  Accounts receivable.............................     26,893        3,322                         30,215
  Inventory.......................................     13,921          375                         14,296
  Income taxes receivable.........................        448       --                                448
  Other current assets............................      3,889          397                          4,286
                                                    ---------   -----------                   ------------
                                                       76,819       12,727                         89,546
Property and equipment -- less accumulated
  depreciation and amortization...................      7,728        1,022                          8,750
Deferred income taxes.............................      3,489       --                              3,489
Other assets......................................     12,188       --         99,136(a)          111,324
Assets held for resale............................      5,248       --                              5,248
                                                    ---------   -----------                   ------------
                                                    $ 105,472   $   13,749                    $   218,357
                                                    ---------   -----------                   ------------
                                                    ---------   -----------                   ------------

                                   LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable................................  $  23,687   $    2,297                         25,984
  Accrued expenses................................     20,399       --          3,000(b)           23,399
  Deferred revenue................................      8,103       --                              8,103
  Income taxes payable............................      4,734       --                              4,734
  Customer deposits...............................      1,360       --                              1,360
                                                    ---------   -----------                   ------------
                                                       58,283        2,297                         63,580
                                                    ---------   -----------                   ------------
Deferred income taxes.............................        713       --                                713
                                                    ---------   -----------                   ------------
SHAREHOLDERS' EQUITY
Common shares.....................................     80,402       21,997     85,591(a)          187,990
Deficit...........................................    (33,112)     (10,545)    10,545(a)(b)       (33,112)
Cumulative translation adjustment.................       (814)      --                               (814)
                                                    ---------   -----------                   ------------
  Total shareholders' equity......................     46,476       11,452                        154,064
                                                    ---------   -----------                   ------------
                                                    $ 105,472   $   13,749                    $   218,357
                                                    ---------   -----------                   ------------
                                                    ---------   -----------                   ------------

Approved on behalf of the Board of Directors:

         (Signed) RICHARD J. SZALWINSKI                       (Signed) THOMAS CANTWELL
                    Director                                          Director

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS.

                      DISCREET LOGIC INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
           (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

                                                                   HISTORICAL
                                                           ---------------------------
                                                              DISCREET
                                                               LOGIC           MGI
                                                              FOR THE        FOR THE
                                                            ELEVEN-MONTH      YEAR
                                                            PERIOD ENDED      ENDED      PRO FORMA
                                                              JUNE 30,     JANUARY 31,  ADJUSTMENTS    PRO FORMA
                                                                1997          1998       (NOTE 3)    CONSOLIDATED
                                                           --------------  -----------  -----------  -------------
Total revenues...........................................   $    101,923    $   9,170                $     111,093
Cost of revenues.........................................         47,571        1,827                       49,398
                                                           --------------  -----------               -------------
  Gross profit...........................................         54,352        7,343                       61,695
                                                           --------------  -----------               -------------

Operating expenses:
  Research and development, net of tax credits...........          9,980        3,477       29,668(c)        43,125
  Sales and marketing....................................         23,206        8,046                       31,252
  General and administrative.............................          6,396          739                        7,135
  Litigation and settlement expenses.....................          6,500       --                            6,500
                                                           --------------  -----------               -------------
  Total operating expenses...............................         46,082       12,262                       88,012
                                                           --------------  -----------               -------------
  Operating income (loss)................................          8,270       (4,919)                     (26,317)
                                                           --------------  -----------               -------------

OTHER INCOME (EXPENSE)
  Interest income........................................          1,234          144                        1,378
  Interest expense.......................................            (55)      --                              (55)
  Foreign currency exchange loss.........................           (188)      --                             (188)
                                                           --------------  -----------               -------------
    Total other income...................................            991          144                        1,135
                                                           --------------  -----------               -------------
  Income (loss) before provision for income taxes........          9,261       (4,775)                     (25,182)
Provision for income taxes...............................          6,489       --                            6,489
                                                           --------------  -----------               -------------
  Net income (loss)......................................   $      2,772    $  (4,775)               $     (31,671)
                                                           --------------  -----------               -------------
                                                           --------------  -----------               -------------

Earnings (loss) per share................................   $       0.10                             $       (0.99)
                                                           --------------                            -------------
                                                           --------------                            -------------

Weighted average common shares outstanding...............     27,947,807                                31,832,115
                                                           --------------                            -------------
                                                           --------------                            -------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

          NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AND UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

           AS AT AND FOR THE ELEVEN-MONTH PERIOD ENDED JUNE 30, 1997
                                  (UNAUDITED)

           (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

1.  BASIS OF PRESENTATION

    The unaudited pro forma consolidated financial statements of Discreet Logic Inc. ("Discreet") are provided to give effect to the Arrangement which will be accomplished, subject to shareholders and regulatory approvals, through a share exchange with each share of MGI Software Inc. ("MGI") to be exchanged for 0.162 share of Discreet shares. Outstanding options and warrants to purchase MGI common shares will be converted at the same exchange ratio into options and warrants to acquire Discreet shares.

    The pro forma information is based on the historical consolidated financial statements of Discreet and MGI giving effect to the acquisition using the purchase method of accounting in accordance with Canadian GAAP. Discreet intends to account for the acquisition using the pooling of interests method of accounting in its U.S. GAAP consolidated financial statements.

    The unaudited pro forma consolidated balance sheet as at June 30, 1997 and unaudited pro forma consolidated statement of operations for the eleven-month period ended June 30, 1997 have been prepared using the following information:

    (a) audited consolidated financial statements of Discreet for the eleven-month period ended June 30, 1997, which are included in this circular;

    (b) audited financial statements of MGI for the fiscal year ended January 31, 1998 which are included in this circular. MGI financial information has been translated to U.S. dollars using the closing rate of 1.456. No translation gains or losses have been recorded in the financial statements;

    (c) such other supplementary information as was considered necessary to reflect the proposed transaction in these unaudited pro forma consolidated financial statements.

    The unaudited pro forma consolidated financial statements of Discreet should be read in conjunction with the consolidated financial statements, including notes thereto, of Discreet and MGI.

    The unaudited pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position that would have actually resulted had the transaction been effected on the date indicated or the results which may be obtained in the future.

    Certain of the financial statement items of MGI have been reclassified to conform to the presentation format used by Discreet.

2.  PRO FORMA ASSUMPTIONS

    The unaudited pro forma consolidated balance sheet presents the combined financial position of Discreet as at June 30, 1997 and MGI as at January 31, 1998, assuming the acquisition had been completed as of the date of the balance sheet. The pro forma consolidated statement of operations presents the combined results of operations for the eleven-month period ended June 30, 1997 for Discreet and for the fiscal year ended January 31, 1998 for MGI, assuming that the acquisition had been completed at the beginning of the eleven-month period.

    The common shares issued by Discreet pursuant to this agreement is based on the following:

Number of common shares outstanding of MGI, including all options and warrants..........  28,259,144
Conversion ratio per the Arrangement....................................................      0.162
                                                                                          ---------
Number of common shares to be issued by Discreet........................................  4,577,981
                                                                                          ---------
                                                                                          ---------

Market value of Discreet common shares..................................................  $   25.06
                                                                                          ---------

Equivalent market value of MGI shares including all options and warrants................  $ 114,724
Less cash to be received of converted options and warrants..............................      7,136
                                                                                          ---------
Consideration given by Discreet for MGI shares..........................................  $ 107,588
                                                                                          ---------
                                                                                          ---------

    The number of common shares outstanding of MGI, including all options and warrants, as described above, has been established based on MGI management representations in the Arrangement dated March 9, 1998.

    The market value of Discreet common shares represents the closing market value as of March 9, 1998, the date of the Arrangement and of the public announcement.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

          NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
    AND UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)

           AS AT AND FOR THE ELEVEN-MONTH PERIOD ENDED JUNE 30, 1997
                                  (UNAUDITED)

           (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

2.  PRO FORMA ASSUMPTIONS (CONTINUED)
    The cash to be received by Discreet upon exercise of the options and warrants is based on the following:

MGI stock option plan
  3,084,175 MGI common shares at a weighted average exercise price of $1.21 (CDN$1.76)....  $   3,732
Broker Special Warrants
  175,000 warrants at an exercise price of $3.61 (CDN$5.25)...............................        632
Intel warrants
  1,022,757 warrants at an exercise price of $2.71 (CDN$3.95).............................      2,772
                                                                                            ---------
Total cash to be received upon exercise of the options and warrants.......................  $   7,136
                                                                                            ---------
                                                                                            ---------

    The purchase price of the MGI shares has been determined and allocated as follows:

Consideration given by Discreet for the MGI shares........................................  $ 107,588
Transaction costs.........................................................................      3,000
                                                                                            ---------
                                                                                              110,588
Net tangible assets acquired..............................................................     11,452
                                                                                            ---------
Excess of the consideration given over net tangible assets acquired.......................  $  99,136
                                                                                            ---------
                                                                                            ---------
Allocation of the excess:
  Purchased in-process research and development...........................................  $  67,500
  Acquired technology.....................................................................      5,100
  Goodwill................................................................................     26,536
                                                                                            ---------
                                                                                            $  99,136
                                                                                            ---------
                                                                                            ---------

3.  PRO FORMA ADJUSTMENTS

    The pro forma adjustments contained in these unaudited pro forma consolidated financial statements are based on estimates and assumptions by management of Discreet based on available information. The following adjustments have been made to reflect the proposed transaction:

    (a) ALLOCATION OF THE PURCHASE PRICE

       To reflect the share exchange pursuant to the Arrangement as discussed in
       Note 2.

    (b) TRANSACTION COSTS

       The transaction costs estimated at $3,000 such as legal fees, accounting fees, broker fees and printing costs, have been included in the purchase price and included in the accrued expenses in the unaudited pro forma consolidated financial statements.

    (c) PRO FORMA ADJUSTMENT TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

       The amortization of the intangibles has been accounted for in the unaudited pro forma consolidated financial statements based on the purchase price allocation as discussed in Note 2. The intangibles will be amortized using the straight-line method over the following periods:

Purchased in-process research and development..........................................    3 years
Acquired technology....................................................................    5 years
Goodwill...............................................................................    3 years

4.  EARNINGS (LOSS) PER SHARE

    Earnings (loss) per share reflects the issuance of approximately 3,884,308 common shares arising from the Arrangement (excluding the options and the warrants) at the beginning of the eleven-month period combined with the average number of common shares of Discreet outstanding during the period.

                                   SCHEDULE H

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                            ------------------------

                                   FORM 10-Q

(MARK ONE)

  /X/    QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934.

         For the quarterly period ended December 31, 1997

                                        OR

  / /    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934.

         For the transition period from          to

                         COMMISSION FILE NUMBER 0-26100

                             ---------------------

                              DISCREET LOGIC INC.

             (Exact name of registrant as specified in its charter)

                          QUEBEC                                                     98-0150790
               (State or other jurisdiction                                         (IRS Employer
             of incorporation or organization)                                 Identification Number)

                                 10 DUKE STREET
                        MONTREAL, QUEBEC, CANADA H3C 2L7

              (Address of principal executive offices) (Zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (514) 393-1616

    Indicate by check mark whether registrant (1) has filed all reports required to be filed by section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days.   Yes /X/   No / /

    28,880,561 shares of the registrant's Common Shares, without par value, were outstanding as of February 11, 1998.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                                   FORM 10-Q

                    FOR THE QUARTER ENDED DECEMBER 31, 1997

                                    CONTENTS

ITEM NUMBER                                                                                                           PAGE
------------                                                                                                          -----
PART I: FINANCIAL INFORMATION
  Item 1.     Condensed Consolidated Financial Statements
              Balance Sheets.....................................................................................           3
              Statements of Operations...........................................................................           4
              Statements of Cash Flows...........................................................................           5
              Notes to Condensed Consolidated Financial Statements...............................................           6
  Item 2.     Management's Discussion and Analysis of Financial Condition and
              Results of Operations..............................................................................           9
              Certain Factors That May Affect Future Results.....................................................          15

PART II: OTHER INFORMATION
  Item 1.     Legal Proceedings..................................................................................          16
  Item 4.     Submissions of Matters to a Vote of Security Holders...............................................          17
  Item 6.     Exhibits and Reports on Form 8-K...................................................................          18

  Signatures.....................................................................................................          19

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

       (ALL AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT FOR SHARE DATA)

                                                                                                 JUNE 30,   DECEMBER 31,
                                                                                                   1997         1997
                                                                                                ----------  ------------
                                                                                                            (Unaudited)
                                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...................................................................  $   31,668   $   12,649
  Accounts receivable (less reserves for doubtful accounts)...................................      26,893       29,559
  Inventory--
    Resale....................................................................................      10,867        9,725
    Demonstration.............................................................................       3,054        4,073
  Income taxes receivable.....................................................................         448       --
  Other current assets........................................................................       3,889        4,291
                                                                                                ----------  ------------
                                                                                                    76,819       60,297
Property and equipment--less accumulated depreciation and amortization........................       7,728        9,583
Deferred income taxes.........................................................................       3,489        2,467
Other assets..................................................................................       2,660        7,344
Assets held for resale........................................................................       5,248        4,241
                                                                                                ----------  ------------
                                                                                                $   95,944   $   83,932
                                                                                                ----------  ------------
                                                                                                ----------  ------------
                             LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses.......................................................  $   44,086   $   36,824
  Deferred revenue............................................................................       8,103        5,740
  Income taxes payable........................................................................       4,734        5,707
  Customer deposits...........................................................................       1,359          426
                                                                                                ----------  ------------
                                                                                                    58,282       48,697
                                                                                                ----------  ------------
  Deferred income taxes.......................................................................         713        2,268
                                                                                                ----------  ------------
Shareholders' Equity:
  Preferred shares--no par value
    Authorized--unlimited number of shares
    Issued and outstanding--none
  Common shares--no par value
    Authorized--unlimited number of shares
    Issued and outstanding--28,117,415 shares at June 30, 1997 and 28,840,493 at December 31,
      1997....................................................................................      80,402       92,128
  Accumulated deficit.........................................................................     (42,639)     (56,951)
  Cumulative translation adjustment...........................................................        (814)      (2,210)
                                                                                                ----------  ------------
      Total shareholders' equity..............................................................      36,949       32,967
                                                                                                ----------  ------------
                                                                                                $   95,944   $   83,932
                                                                                                ----------  ------------
                                                                                                ----------  ------------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONDENSED CONSOLIDATED
                             FINANCIAL STATEMENTS.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

     (ALL AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT FOR PER SHARE DATA)
                                  (UNAUDITED)

                                                                   TWO          THREE          FIVE          SIX
                                                                  MONTHS        MONTHS        MONTHS        MONTHS
                                                                  ENDED         ENDED         ENDED         ENDED
                                                               DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                                   1996          1997          1996          1997
                                                               ------------  ------------  ------------  ------------
Total revenues...............................................   $   16,833    $   37,268    $   40,096    $   75,673
Cost of revenues.............................................        8,003        13,548        20,290        30,827
                                                               ------------  ------------  ------------  ------------
  Gross profit...............................................        8,830        23,720        19,806        44,846
                                                               ------------  ------------  ------------  ------------
Operating expenses:
  Research and development (net of tax credits)..............        1,575         3,901         4,253         7,413
  Sales and marketing........................................        4,610         8,407        10,627        15,840
  General and administrative.................................        1,189         2,012         2,705         3,896
  Charge for purchased research and development..............       --             5,800        --            26,800
                                                               ------------  ------------  ------------  ------------
    Total operating expenses.................................        7,374        20,120        17,585        53,949
                                                               ------------  ------------  ------------  ------------
    Operating income (loss)..................................        1,456         3,600         2,221        (9,103)
Other income (expense), net..................................        1,819           287           894           663
                                                               ------------  ------------  ------------  ------------
  Income (loss) before income taxes..........................        3,275         3,887         3,115        (8,440)
Provision for income taxes...................................        1,310         3,097         1,962         5,872
                                                               ------------  ------------  ------------  ------------
  Net income (loss)..........................................   $    1,965    $      790    $    1,153    $  (14,312)
                                                               ------------  ------------  ------------  ------------
                                                               ------------  ------------  ------------  ------------
Earnings (Loss) Per Share:
  Basic......................................................   $     0.07    $     0.03    $     0.04    $    (0.50)
                                                               ------------  ------------  ------------  ------------
                                                               ------------  ------------  ------------  ------------
  Diluted....................................................   $     0.07    $     0.03    $     0.04    $    (0.50)
                                                               ------------  ------------  ------------  ------------
                                                               ------------  ------------  ------------  ------------
Weighted average common shares outstanding:
  Basic......................................................       27,931        28,833        27,852        28,746
                                                               ------------  ------------  ------------  ------------
                                                               ------------  ------------  ------------  ------------
  Diluted....................................................       28,444        30,597        28,412        28,746
                                                               ------------  ------------  ------------  ------------
                                                               ------------  ------------  ------------  ------------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONDENSED CONSOLIDATED
                             FINANCIAL STATEMENTS.

                      DISCREET LOGIC INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                   (ALL AMOUNTS IN THOUSANDS OF U.S. DOLLARS)
                                  (UNAUDITED)

                                                                                              FIVE MONTHS    SIX MONTHS
                                                                                                 ENDED          ENDED
                                                                                             DECEMBER 31,   DECEMBER 31,
                                                                                                 1996           1997
                                                                                             -------------  -------------
Cash flows from operating activities:
  Net income (loss)........................................................................    $   1,153      $ (14,312)
  Adjustments to reconcile net loss to cash provided by (used in) operating activities--
    Depreciation and amortization..........................................................        2,597          3,996
    Deferred income taxes..................................................................         (463)         2,577
    Write-off of in-process research and development.......................................       --             26,800
    Write-off of assets for restructuring..................................................       --                109
    Compensation expense related to stock options..........................................       --                300
    Changes in assets and liabilities--
      Settlement of class action litigations...............................................       --            (10,800)
      Accounts receivable..................................................................        2,614         (1,783)
      Inventory............................................................................        9,089            935
      Income taxes receivable..............................................................        2,907            448
      Other current assets.................................................................         (527)          (255)
      Insurance proceeds related to class action litigation................................       --              3,459
      Accounts payable and accrued expenses................................................       (2,415)       (13,347)
      Deferred revenue.....................................................................        3,294         (2,363)
      Income taxes payable.................................................................       --                973
      Customer deposits....................................................................         (934)          (933)
      Due to related parties...............................................................          (25)        --
                                                                                             -------------  -------------
    Net cash provided by (used in) operating activities....................................       17,290         (4,196)
                                                                                             -------------  -------------
Cash flows from investing activities:
  Purchase of property and equipment.......................................................       (3,084)        (4,350)
  Proceeds on disposal of assets held for resale...........................................       --                818
  Cash paid for D-Vision acquisition and related costs.....................................       --            (10,342)
                                                                                             -------------  -------------
    Net cash used in investing activities..................................................       (3,084)       (13,874)
                                                                                             -------------  -------------
Cash flows from financing activities:
  Proceeds from option exercises...........................................................          640            560
  Proceeds from employee stock purchase plan...............................................          200            217
                                                                                             -------------  -------------
    Net cash provided by financing activities..............................................          840            777
                                                                                             -------------  -------------
  Foreign exchange effect on cash..........................................................         (437)        (1,726)
                                                                                             -------------  -------------
  (Decrease) increase in cash and cash equivalents.........................................       14,609        (19,019)
  Cash and cash equivalents, beginning of period...........................................       21,658         31,668
                                                                                             -------------  -------------
  Cash and cash equivalents, end of period.................................................    $  36,267      $  12,649
                                                                                             -------------  -------------
                                                                                             -------------  -------------
Supplemental disclosure of cash flow information:
  Interest paid during the period..........................................................    $      14      $      46
                                                                                             -------------  -------------
  Income taxes paid during the period......................................................    $     622      $   2,293
                                                                                             -------------  -------------
In connection with the acquisition of Lightscape in December 1997, the following non-cash transaction occurred:
  Fair value of assets acquired............................................................    $  --          $   7,615
  Liabilities assumed......................................................................       --             (7,615)
                                                                                             -------------  -------------
Cash paid for acquisition, net of cash acquired............................................    $  --          $  --
                                                                                             -------------  -------------
                                                                                             -------------  -------------
In connection with the acquisition of D-Vision in July 1997, the following non-cash transaction occurred:
  Fair value of assets acquired............................................................    $  --          $  27,210
  Liabilities assumed......................................................................       --             (5,811)
  Cash acquired............................................................................       --               (408)
  Issuance of 555,000 shares of Common Stock...............................................       --            (10,649)
                                                                                             -------------  -------------
Cash paid for acquisition, net of cash acquired............................................    $  --          $ (10,342)
                                                                                             -------------  -------------
                                                                                             -------------  -------------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

(1) BASIS OF PRESENTATION

    The accompanying unaudited condensed consolidated financial statements have been prepared by Discreet Logic Inc. ("Discreet Logic" or the "Company") pursuant to the rules and regulations of the Securities and Exchange Commission regarding interim financial reporting. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the consolidated financial statements and notes thereto for the year ended June 30, 1997. The accompanying condensed consolidated financial statements reflect all adjustments (consisting solely of normal, recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of results for the interim periods presented. The results of operations for the three and six month periods ended December 31, 1997 are not necessarily indicative of the results to be expected for any other interim period or for the full fiscal year.

(2) CHANGE OF FISCAL YEAR

    On January 9, 1997, the Board of Directors of the Company approved the change of the Company's fiscal year end from July 31 to June 30. This change was effective beginning with the Company's second fiscal quarter of 1997. The condensed consolidated financial statements are presented for the three and six month periods ended December 31, 1997 and the two and five month periods ended December 31, 1996. The Company prepares consolidated financial statements, re-measures accounts in foreign currencies to reflect changes in exchange rates, and examines and adjusts certain reserve accounts at the end of each quarter. Therefore, it is not practicable to recast prior quarterly results to reflect the new fiscal period. Consequently, the results for the three and six month periods ended December 31, 1997 are not directly comparable to the results of the two and five month periods ended December 31, 1996.

(3) LITIGATION AND RELATED SETTLEMENT EXPENSES

    On May 29, 1996, a lawsuit entitled SANDRA ESNER AND JERRY KRIM, ON BEHALF
    OF THEMSELVES AND ALL OTHERS SIMILARLY SITUATED, vs. [    ] DISCREET LOGIC
    INC., ET AL., case No. 978584, was filed in the Superior Court of the State of California, City and County of San Francisco. Named as defendants are the Company, certain of the Company's former and existing directors, officers, and affiliates, and certain underwriters and financial analysts. The plaintiffs purport to represent a class of all persons who purchased the Company's common stock between September 13, 1995, and May 1, 1996. The complaint alleges violations of California law through material misrepresentations and omissions, among other things. The Company believes that the allegations in the complaint are without merit and has defended the lawsuit vigorously.

    On June 13, 1996, a lawsuit entitled BRUCE FRIEDBERG, ON BEHALF OF HIMSELF AND ALL OTHERS SIMILARLY SITUATED, vs. DISCREET LOGIC INC., ET AL., Civ. No. 96-11232-EFH, was filed in the United States District Court, District of Massachusetts. Named as defendants are the Company and certain of the Company's former and existing directors and officers. The plaintiff purports to represent a class of all persons who purchased the Company's common stock between November 14, 1995, and February 13, 1996. On October 11, 1996, the plaintiff filed an amended complaint which asserts substantially the same factual allegations as the first complaint and proposes the identical class period. The complaint alleges violations of the United States Federal Securities law through material misrepresentations and omissions. The Company believes that the allegations in the complaint are without merit and has defended the lawsuit vigorously.

    On April 29, 1997, a lawsuit entitled ANTON PAPARELLA, SANDRA ESNER AND GEOFFREY L. SHERWOOD, ON BEHALF OF THEMSELVES AND ALL OTHERS SIMILARLY SITUATED vs. DISCREET LOGIC INC., ET AL., case No. C-97-1570, was filed in the United States District Court, Northern District of California. Named as defendants are the Company and certain of Company's former and existing officers, directors and affiliates, and certain underwriters. The complaint asserts, in all material respects, the same factual allegations and proposes the same class period as the above-described California state court complaint filed in May 1996, except asserts claims under federal securities law instead of state law. The Company believes that the allegations in the California federal complaint are without merit and has defended the lawsuit vigorously.

    On or about November 25, 1997, a settlement of all three shareholder class actions received final court approval. Under the $10,800,000 settlement, the Company contributed approximately $7,400,000 from its own funds, with the remainder provided by insurance.

    In the year ended July 31, 1996, the Company had provided a $2,506,000 litigation reserve for legal costs associated with defending the class action lawsuits. During the eleven month period ended June 30, 1997, the Company recorded a provision of $6,500,000 to accrue the additional estimated settlement costs to be borne by the Company.

(4) RELATED PARTY TRANSACTIONS

    In the three month period ended December 31, 1997, the Company recorded revenues from sales made to Behaviour Entertainment Inc. ("Behaviour"), a company owned by the Company's Chairman and Chief Executive Officer, in the amount of $309,000. The Company also purchased marketing services, in the amount of $250,000, from Behaviour.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                                  (UNAUDITED)

(5) EARNINGS PER SHARE

    In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 128, EARNINGS PER SHARE. The new standard simplifies the computation of earnings per share
    (EPS) and increases comparability to international standards. Under SFAS No. 128, primary EPS is replaced by Basic EPS, which excludes dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The Company is required to disclose both basic and diluted EPS. All prior period EPS data have been restated to conform to SFAS No. 128.

    The following tables present a reconciliation of Basic EPS to Diluted EPS as required by SFAS No. 128:

                                                      TWO MONTHS ENDED      THREE MONTHS ENDED
                                                      DECEMBER 31, 1996      DECEMBER 31, 1997
                                                    ---------------------  ---------------------
                                                    INCOME  SHARES   EPS   INCOME  SHARES   EPS
                                                    ------  ------  -----  ------  ------  -----
    BASIC EPS
    Income available to common shareholders.......  $1,965  27,931  $0.07  $ 790   28,833  $0.03
                                                                    -----                  -----
                                                                    -----                  -----
    EFFECT OF DILUTIVE SECURITIES
    Impact of exercise of stock options under
      treasury stock method.......................   --       513           --     1,764
                                                    ------  ------         ------  ------
    DILUTED EPS
    Income available to common shareholders and
      assumed exercises...........................  $1,965  28,444  $0.07  $ 790   30,597  $0.03
                                                    ------  ------  -----  ------  ------  -----
                                                    ------  ------  -----  ------  ------  -----

    Options to purchase 199 and 474 shares of common stock were outstanding during the two month period ended December 31, 1996, and the three month period ended December 31, 1997, respectively, but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares

                                                      FIVE MONTHS ENDED        SIX MONTHS ENDED
                                                      DECEMBER 31, 1996       DECEMBER 31, 1997
                                                    ---------------------  ------------------------
                                                    INCOME  SHARES   EPS    INCOME   SHARES   EPS
                                                    ------  ------  -----  --------  ------  ------
    BASIC EPS
    Income available to common shareholders.......  $1,153  27,852  $0.04  $(14,312) 28,746  $(0.50)
                                                                                             ------
                                                                                             ------
    EFFECT OF DILUTIVE SECURITIES
    Impact of exercise of stock options under
      treasury stock method.......................   --       560             --      --
                                                    ------  ------         --------  ------
    DILUTED EPS
    Income available to common shareholders and
      assumed exercises...........................  $1,153  28,412  $0.04  $(14,312) 28,746  $(0.50)
                                                                           --------          ------
                                                                           --------          ------

    Options to purchase 297 and 349 shares of common stock were outstanding during the five month period ended December 31, 1996, and the six month period ended December 31, 1997, respectively, but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares

(6) REVENUE RECOGNITION

    In November 1997, the AICPA issued Statement of Position (SOP) 97-2, SOFTWARE REVENUE RECOGNITION. This statement is effective for all transactions entered into in fiscal years beginning after December 15, 1997, however, early adoption is permitted. SOP 97-2 establishes standards for recognizing revenues related to software products and related services. The Company intends to implement SOP 97-2 in its consolidated financial statements for the third quarter of fiscal 1998. The Company does not anticipate that the implementation of this statement will have a material impact on the consolidated financial statements.

(7) ACQUISITION OF LIGHTSCAPE TECHNOLOGIES, INC.

    On December 2, 1997, Discreet Logic entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with Lantern Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Discreet Logic ("Merger Sub"), and Lightscape Technologies, Inc., a Delaware corporation ("Lightscape"). On December 30, 1997, pursuant to the Merger Agreement, and upon the satisfaction of certain closing conditions, Merger Sub merged (the "Merger") with and into Lightscape with Lightscape as the surviving corporation and a wholly-owned subsidiary of Discreet Logic. As a result of the Merger, Discreet Logic acquired, among other products, the Lightscape TM product, a software application which integrates radiosity and raytracing with physically based lighting,

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                                  (UNAUDITED)

(7) ACQUISITION OF LIGHTSCAPE TECHNOLOGIES, INC. (CONTINUED) including related know-how and goodwill. The aggregate purchase price for Lightscape includes the assumption of approximately $5,700,000 of net liabilities (of which approximately $3,400,000 was paid at the closing), not including costs associated with the transaction, and up to $6,800,000 in contingent consideration to be paid only if certain revenue objectives are achieved by Lightscape in calendar 1998 and 1999. The acquisition has been accounted for as a purchase. A substantial portion of the purchase price and transaction costs was allocated to purchased in-process research and development for which Discreet Logic incurred a one-time charge against earnings in the amount of $5,800,000 ($0.19 per share on a diluted basis), based on an independent appraisal, in the quarter ended December 31, 1997 and approximately $1,087,000 was allocated to intangible assets, which include goodwill and acquired technology, and is being amortized on a straight-line basis over their estimated useful lives of three to five years. The terms of the transaction were the result of arms'-length negotiations between the representatives of Discreet Logic and Lightscape.

    The following presents, on an unaudited basis, certain items on the Company's result of operations, for the five month period ended December 31, 1996, and six month period ended December 31, 1997, as though the acquisition and related transactions discussed above had occurred at the beginning of those periods:

                                                                                              FIVE MONTHS    SIX MONTHS
                                                                                                 ENDED          ENDED
                                                                                             DECEMBER 31,   DECEMBER 31,
                                                                                                 1996           1997
                                                                                             -------------  -------------
Net sales..................................................................................    $  40,457      $  76,392
Operating loss.............................................................................    $     (15)     $ (10,569)
Net loss...................................................................................    $  (1,977)     $ (16,448)
EPS........................................................................................    $   (0.07)     $   (0.57)

                      DISCREET LOGIC INC. AND SUBSIDIARIES
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

    Discreet Logic Inc. ("Discreet Logic" or the "Company") develops, assembles, markets and supports non-linear, digital systems and software for creating, editing and compositing imagery and special effects for film, video, and HDTV. The Company's systems and software are utilized by creative professionals for a variety of applications, including feature films, television programs, commercials, music videos, interactive game production and live broadcasting.

RECENT DEVELOPMENTS

    LITIGATION SETTLEMENT

    On May 29, 1996, June 13, 1996 and April 29, 1997 certain of the Company's shareholders filed class action lawsuits alleging violations of federal securities laws and other claims against the Company and certain of its officers and directors, among others. The three lawsuits were filed in the Superior Court of the State of California, the United States District Court, District of Massachusetts and the United States District Court, Northern District of California, respectively. On or about November 25, 1997, a settlement of all three shareholder class actions received final court approval. Under the $10,800,000 settlement, the Company contributed approximately $7,400,000 from its own funds, with the remainder provided by insurance.

    RECENT ACQUISITIONS

    On December 2, 1997, Discreet Logic entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with Lantern Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Discreet Logic ("Merger Sub"), and Lightscape Technologies, Inc., a Delaware corporation ("Lightscape"). On December 30, 1997, pursuant to the Merger Agreement, and upon the satisfaction of certain closing conditions, Merger Sub merged (the "Merger") with and into Lightscape with Lightscape as the surviving corporation and a wholly-owned subsidiary of Discreet Logic. As a result of the Merger, Discreet Logic acquired, among other products, the Lightscape TM product, a software application which integrates radiosity and raytracing with physically based lighting, including related know-how and goodwill. The aggregate purchase price for Lightscape includes the assumption of approximately $5,700,000 of net liabilities (of which approximately $3,400,000 was paid at the closing), not including costs associated with the transaction, and up to $6,800,000 in contingent consideration to be paid only if certain revenue objectives are achieved by Lightscape in calendar 1998 and 1999. The acquisition has been accounted for as a purchase. A substantial portion of the purchase price and transaction costs was allocated to purchased in-process research and development for which Discreet Logic incurred a one-time charge against earnings in the amount of $5,800,000 ($0.19 per share on a diluted basis), based on an independent appraisal, in the quarter ended December 31, 1997 and approximately $1,087,000 was allocated to intangible assets, which include goodwill and acquired technology, and is being amortized on a straight-line basis over their estimated useful lives of three to five years. The terms of the transaction were the result of arms'-length negotiations between the representatives of Discreet Logic and Lightscape.

    On July 15, 1997, the Company acquired all of the outstanding shares of capital stock of D-Vision Systems, Inc. ("D-Vision"), an Illinois corporation, pursuant to a Stock Purchase Agreement dated as of July 10, 1997, among the Company, D-Vision, the former stockholders of D-Vision (the "Selling Stockholders") and certain other individuals (the "D-Vision Acquisition"). As a result of the D-Vision Acquisition, the Company acquired the D-Vision OnLINE (subsequently renamed D-VISION) and PRO software products for non-linear video and digital media editing solutions including related know-how and goodwill. The purchase price was paid in a combination of 555,000 newly issued Discreet Logic common shares and approximately $10,750,000 in cash. In addition, approximately $4,000,000 of the cash consideration is being held in escrow until September 30, 1999, subject to (i) earlier release from escrow of up to $1,900,000 on September 30, 1998 and (ii) the resolution of any indemnification claims made by the Company pursuant to the Stock Purchase Agreement. The cash used by the

Company to fund the acquisition was derived primarily from cash flow from operations. The D-Vision Acquisition was accounted for as a purchase. A substantial portion of the purchase price, net liabilities of D-Vision and transaction costs was allocated to purchased in-process research and development for which the Company incurred a one-time charge against earnings in the amount of $21,000,000 ($0.73 per share), based on an independent appraisal, in the quarter ended September 30, 1997. The terms of the transaction and the consideration received by the D-Vision stockholders were the result of arms-length negotiations between the representatives of the Company and D-Vision. D-Vision develops Microsoft Windows NT-based non-linear, digital editing solutions.

    RESTRUCTURING

    During the fiscal year ended July 31, 1996, excluding a restructuring charge of $15,000,000 and its related tax effects, the Company incurred a net loss of approximately $31,000,000 on revenues of approximately $83,997,000. In response to the financial results and other developments facing the business, the Company developed a restructuring plan during the fourth fiscal quarter of 1996. While the Company began implementation of its restructuring plan in the fourth fiscal quarter of 1996 and had substantially completed the implementation of the plan at the end of fiscal 1997, the Company still has approximately $3,335,000 in restructuring reserves primarily for the estimated cost of terminating leases, resolving outstanding severance issues, and the legal and taxation winding down of several subsidiaries.

    CHANGE OF FISCAL YEAR

    On January 9, 1997, the Board of Directors of the Company approved the change of the Company's fiscal year end from July 31 to June 30. This change was effective beginning with the Company's second fiscal quarter of 1997. The condensed consolidated financial statements are presented for the three and six month period ended December 31, 1997 and the two and five month periods ended December 31, 1996. The Company prepares consolidated financial statements, remeasures accounts in foreign currencies to reflect changes in exchange rates and examines and adjusts certain reserve accounts at the end of each quarter. Therefore, it is not practicable to recast the prior fiscal period's results to reflect the new fiscal period. Consequently, the results for the three and six month periods ended December 31, 1997 are not directly comparable to the results of the two and five month periods ended December 31, 1996.

RESULTS OF OPERATIONS

    The following table sets forth the percentages of total revenues represented by certain line items in the statements of operations:

                                                     TWO MONTHS    THREE MONTHS   FIVE MONTHS     SIX MONTHS
                                                       ENDED          ENDED          ENDED          ENDED
                                                    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                        1996           1997           1996           1997
                                                    ------------   ------------   ------------   ------------
Total revenues....................................       100%           100%           100%           100%
Cost of revenues..................................        48             36             51             41
                                                         ---            ---            ---            ---
  Gross profit....................................        52             64             49             59
                                                         ---            ---            ---            ---
Operating expenses:
  Research and development........................         9             10             10             10
  Sales and marketing.............................        27             23             26             21
  General and administrative......................         7              5              7              5
  Charge for purchased research and development...     --                16          --                35
                                                         ---            ---            ---            ---
    Total operating expenses......................        43             54             43             71
                                                         ---            ---            ---            ---
  Operating income (loss).........................         9             10              6            (12)
Other income (expense), net.......................        11          --                 2              1
                                                         ---            ---            ---            ---
  Income (loss) before income taxes...............        20             10              8            (11)
Provision for income taxes........................         8              8              5              8
                                                         ---            ---            ---            ---
  Net income (loss)...............................        12%             2%             3%           (19)%
                                                         ---            ---            ---            ---
                                                         ---            ---            ---            ---

THREE MONTHS ENDED DECEMBER 31, 1997 AND TWO MONTHS ENDED DECEMBER 31, 1996 AND

SIX MONTHS ENDED DECEMBER 31, 1997 AND FIVE MONTHS ENDED DECEMBER 31, 1996

    As discussed above, it is not practicable to recast prior quarterly results to reflect new fiscal periodic reporting resulting from the Company's previously announced change in fiscal year end. Therefore, the results for the three and six month periods ended December 31, 1997 are not directly comparable to the results of the two and five month periods ended December 31, 1996.

    TOTAL REVENUES. The Company's revenues consist of product revenues (including licensing of its software, sales of the Company's proprietary hardware, and resale of third party hardware) and, to a lesser extent, revenues from maintenance and other services (including consulting and training). For all periods presented, the Company has recognized revenue in accordance with Statement of Position 91-1, entitled "Software Revenue Recognition," issued by the American Institute of Certified Public Accountants. In accordance with this statement, in cases where the Company has delivered hardware and/or software to customers and has insignificant or noncritical vendor obligations related to these deliveries, the revenue attributable to such obligations has been deferred until such obligations have been fulfilled. Beginning with its third quarter of fiscal 1998, the Company intends to implement SOP 97-2 (See Note 6 of Notes to Condensed Consolidated Financial Statements).

    Total revenues were $37,268,000 and $16,833,000 for the three month period ended December 31, 1997, and the two month period ended December 31, 1996, respectively, and $75,673,000 and $40,096,000 for the six month period ended December 31, 1997, and the five month period ended December 31, 1996, respectively. The increase in total revenues in both the three and six month periods ended December 31, 1997, when compared to the two and five month periods ended December 31, 1996, respectively, was primarily due to the additional month in the fiscal 1998 periods, and an increase in worldwide revenues generated by the Company's Special Effects and Editing (including initial commercial shipments of SMOKE, the Company's non-linear digital editing tool introduced in the second quarter of fiscal 1998) product lines. These increases were partially offset by a decrease in revenues, in the six month period ended December 31, 1997, from the Company's Broadcast Production product line, as compared to the five month period ended December 31, 1996.

    Revenues from customers outside of North America were $21,702,000 (58% of total revenues) and $10,255,000 (61% of total revenues) for the three month period ended December 31, 1997, and the two month period ended December 31, 1996, respectively, and $39,965,000 (53% of total revenues) and $21,779,000 (54%
of total revenues) for the six month period ended December 31, 1997, and the five month period ended December 31, 1996, respectively. Revenues from customers outside North America increased in both the three and six months ended December 31, 1997 when compared to the two and five months ended December 31, 1996, respectively, due to the additional month in the fiscal 1998 periods, and the increased penetration of the Company's products in the Asian and European markets. The Company expects that revenues from customers outside of North America will continue to account for a substantial portion of its revenues and should, as a percentage of total revenues, remain approximately the same as current levels.

    COST OF REVENUES. Cost of revenues consists primarily of the cost of hardware sold (mainly workstations manufactured by Silicon Graphics, Inc. ("SGI")), cost of hardware service contracts, cost of integration and hardware assembly, cost of service personnel and the facilities, computing, benefits and other administrative costs allocated to such personnel and the provision for inventory reserves. Cost of revenues was $13,548,000 (36% of total revenues) and $8,003,000 (48% of total revenues) for the three month period ended December 31, 1997, and the two month period ended December 31, 1996, respectively, and $30,827,000 (41% of total revenues) and $20,290,000 (51% of total revenues) for the six month period ended December 31, 1997, and the five month period ended December 31, 1996, respectively. The decrease in cost of revenues, as a percentage of total revenues, in both the three and six months ended December 31, 1997 when compared to the two and five months ended December 31, 1996, respectively, was primarily due to: (1) an increase in sales to the Company's indirect channel partners, whose purchases from Discreet Logic are predominantly software only and software and storage media bundles since these indirect channel partners are themselves hardware resellers; (2) porting certain of the Company's software products to recently available, lower priced workstations, resulting in a lower cost to the Company for the hardware component of system sales; and (3) the increased penetration of the Company's products in the Asian market where customers typically purchase from the Company only software or software and storage media bundles. The decrease in cost of revenues, as a percentage of total revenues, in the six months ended December 31, 1997 when compared to the five months ended December 31, 1996 is also attributable to lower margins realized on systems sold in the three month period ended October 31, 1996 under an aggressive sales program, including product discounts, designed to reduce the inventory on hand at the end of the fourth fiscal quarter of 1996. The Company expects that cost of revenues, as a percentage of total revenues, should increase from its current level. However, cost of revenues remains difficult to predict and is subject to fluctuations due to a number of factors including product and product configuration mix and the proportion of direct and indirect sales.

    RESEARCH AND DEVELOPMENT. Research and development expenses consist primarily of the cost of research and development personnel and the facilities, depreciation on research and development equipment, amortization of acquired technologies, computing, benefits and other administrative costs allocated to such personnel, and consulting fees. Expenditures for research and development, after deducting Canadian federal and provincial tax credits, were $3,901,000 (10% of total revenues) and $1,575,000 (9% of total revenues) for the three month period ended December 31, 1997, and the two month period ended December 31, 1996, respectively, and $7,413,000 (10% of total revenues) and $4,253,000
(10% of total revenues) for the six month period ended December 31, 1997, and the five month period ended December 31, 1996, respectively. The increase in research and development expenses in both the three and six months ended December 31, 1997 when compared to the two and five months ended December 31, 1996, respectively, was primarily due to: (1) the additional month in both of the fiscal 1998 periods; (2) an increase in the number of software engineers (including the engineers joining the Company as a result of the Denim and D-Vision Acquisitions) to develop and enhance the Company's existing products and to develop new products; (3) an increase in depreciation charges on the additional research and development equipment required for the additional personnel; and (4) an increase in the amortization of acquired technologies. Research and development costs are expensed as incurred. Software development costs are considered for capitalization once technical feasibility has been established. The Company has not capitalized any software development costs to date. Certain research and development expenditures are incurred substantially in advance of related revenue and in some cases do not generate revenues. The Company expects that research and development expenses will increase from current levels. Should revenues increase, the Company expects that research and development expenses, as a percentage of total revenues, should remain approximately the same as their current levels.

    SALES AND MARKETING. Sales and marketing expenses consist primarily of salaries, commissions and related benefits, facilities and administrative costs allocated to the Company's sales and marketing personnel, tradeshow expenses, and dealer commissions. Sales and marketing expenses were $8,407,000 (23% of total revenues) and $4,610,000 (27% of total revenues) for the three month period ended December 31, 1997, and the two month period ended December 31, 1996, respectively, and $15,840,000 (21% of total revenues) and $10,627,000 (26%
of total revenues) for the six month period ended December 31, 1997, and the five month period ended December 31, 1996, respectively. The increase in sales and marketing expenses, in both the three and six months ended December 31, 1997 when compared to the two and five months ended December 31, 1996, respectively, is explained by the additional month in the fiscal 1998 periods, the continued expansion of the Company's direct and indirect sales organization, including the operating costs of domestic sales offices and foreign subsidiaries, and an increase in tradeshow activities. The decrease in sales and marketing expenses, as a percentage of total revenues, in both the three and six months ended December 31, 1997 when compared to the two and five months ended December 31, 1996, respectively, is explained in part by the growth of sales to the indirect channel partners which require a reduced level of expenditures than direct sales to end-users. The Company expects that sales and marketing expenses will increase from their current levels. Should revenues increase, the Company expects that sales and marketing expenses, as a percentage of total revenues, should remain approximately the same as their current levels.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses include the costs of finance and accounting, human resources, facilities, corporate information systems, legal and other administrative functions of the Company and reserves for doubtful accounts receivable. General and administrative expenses were $2,012,000 (5% of total revenues) and $1,189,000 (7% of total revenues) for the three month period ended December 31, 1997, and the two month period ended December 31, 1996, respectively, and $3,896,000 (5% of total revenues) and $2,705,000 (7% of total revenues) for the six month period ended December 31, 1997, and the five month period ended December 31, 1996, respectively. The increase in general and administrative expenses in both the three and six months ended December 31, 1997 when compared to the two and five months ended December 31, 1996, respectively, is explained by the additional month in the later periods being compared, and by an increase in personnel. The Company expects that general and administrative expenses will increase from their current levels. Should revenues increase, the Company expects that general and administrative expenses, as a percentage of total revenues, should remain approximately the same as their current levels.

    CHARGE FOR PURCHASED RESEARCH AND DEVELOPMENT. In connection with the Lightscape Acquisition, the Company expensed $5,800,000 (16% of total revenues) of in-process research and development in the three month period ended December 31, 1997. In connection with the D-Vision Acquisition, the Company expensed $21,000,000 of in-process research and development in the three month period ended September 30, 1997.

    OTHER INCOME (EXPENSE). Other Income (Expense) primarily consists of foreign currency gains and losses and interest income and expense. Foreign currency translation gains were $179,000 for the three month period ended December 31, 1997 compared to $1,539,000 for the two month period ended December 31, 1996. Foreign currency translation gains were $308,000 for the six month period ended December 31, 1997 compared to $458,000 for the five month period ended December 31, 1996. These gains and losses are primarily the result of the Company and each subsidiary translating intercompany balances denominated in a currency other than its own functional currency. These balances are remeasured into the functional currency of each company every reporting period. This remeasurement results in either unrealized gains or losses depending on the exchange rate fluctuation between the functional currency of each company and the currency in which the monetary asset or liability is denominated.

    PROVISION FOR INCOME TAXES. The Company's provision for income taxes was $3,097,000 and $1,310,000 for the three month period ended December 31, 1997, and the two month period ended December 31, 1996, respectively, and $5,872,000 and $1,962,000 for the six month period ended December 31, 1997, and the five month period ended December 31, 1996, respectively. The provision for all periods is based upon the Canadian federal statutory rate of 38% and reflects the impact of various tax credits and foreign taxes. The tax provision for the three and six month periods ended December 31, 1997 differed from the statutory rate primarily as a result of the Company recording charges for acquired in-process research and development for which no benefit was recorded due to the uncertainty of realizing any future tax benefit associated with these charges offset by the realization of the benefit for some prior year tax losses for which no benefit was previously recorded. The tax provision for the five month period ended December 31, 1996 differed from the statutory rate primarily as a result of the Company not recording a benefit related to losses where the realization of the benefit was uncertain. The Company has foreign net operating loss carry forwards which may be available to reduce future income tax liabilities.

LIQUIDITY AND CAPITAL RESOURCES

    The Company has funded its operations to date primarily through cash flow from operations, borrowings under its demand line of credit, capital leases, the private and public sales of equity securities, and the receipt of research and development tax credits from the Canadian federal government and the Province of Quebec. As of December 31, 1997, the Company had cash of approximately $12,649,000. In August 1997, the Company amended its revolving demand line of credit with a bank under which the Company may borrow up to CDN$7,000,000 (or approximately $4,885,000 at December 31, 1997). Advances under the line accrue interest monthly at the Canadian prime rate (6.0% at December 31, 1997) plus 0.25%. Additionally, the Company has a CDN$600,000 (approximately $419,000 at December 31, 1997) demand leasing facility, and a CDN$600,000 (approximately $419,000 at December 31, 1997) demand research and development tax credit facility. Advances under these facilities accrue interest monthly at the Canadian prime rate (6.0% at December 31, 1997) plus 1%. The line and facilities are secured by essentially all of the Company's North American assets. As additional security, the Company has assigned to the bank its insurance on these assets. The Company is required to maintain certain financial ratios, including minimum levels of working capital, debt service coverage and equity to assets ratios. As of December 31, 1997, no amounts were outstanding under the demand line of credit, the demand leasing, or the demand research and development tax credit facilities.

    The Company's operating activities used cash of $4,196,000 and provided cash of $17,290,000 for the six month period ended December 31, 1997 and the five month period ended December 31, 1996, respectively. The principal uses of cash for the six months ended December 31, 1997 were the disbursement of funds used to settle the class action litigations and the decrease in accounts payable and accrued expenses resulting from the Company paying many of the liabilities assumed in connection with the D-Vision and Lightscape acquisitions. These uses of cash were offset primarily by cash provided by net income before non-cash charges, including the charges for purchased in-process research and development, and the receipt of insurance proceeds related to the settlement of the class action litigations. Net cash provided by operations in the five month period ended December 31, 1996 was composed primarily of net income before non-cash charges and decreases in accounts receivable and inventory.

    The Company's investing activities used cash of $13,874,000 in the six month period ended December 31, 1997 primarily for the acquisition of D-Vision Systems, Inc. and the purchase of research and development equipment and related software. During the six month period ended December 31, 1997, the Company received proceeds from the sale of its Montreal land and office building which were previously included on the balance sheet as assets held for resale. The proceeds of sale were not materially different from the carrying value of these assets. The Company's investing activities used cash of $3,084,000 in the five month period ended December 31, 1996, primarily for renovations to the office building in London, England and the purchase of computer equipment and software used in the operations of the Company's business, primarily in the research and development area.

    Financing activities provided cash of $777,000 and $840,000 in the six month period ended December 31, 1997 and five month period ended December 31, 1996, respectively, from proceeds from common stock option exercises and the issuance of shares under the Employee Stock Purchase Plan.

    As of December 31, 1997, the Company did not have any material commitments for capital expenditures.

    The Company's ability to meet its future liquidity requirements is dependent upon its ability to operate profitably, or in the absence thereof, to obtain additional financing. The Company underwent a restructuring intended to decrease operating expenses, however, there can be no assurance that the Company will not have to take further restructurings or be profitable in the future. Should the Company need to secure additional financing to meet its future liquidity requirements, there can be no assurance that the Company will be able to secure such financing, or that such financing, if available, will be on terms favorable to the Company. Subject to the factors discussed below in Certain Factors That May Affect Future Results, the Company believes that, with its current levels of working capital together with funds generated from operations, it has adequate sources of cash to meet its operations and capital expenditure requirements through calendar 1998.

CERTAIN FACTORS THAT MAY AFFECT FUTURE RESULTS

    Information provided by the Company from time to time including statements in this Form 10-Q which are not historical facts, are so-called forward-looking statements, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and releases of the Securities and Exchange Commission. In particular, statements contained in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" which are not historical facts (including, but not limited to, statements regarding the Company's anticipated cost of revenues, statements regarding the anticipated adequacy of cash to meet operations, statements concerning anticipated expense levels and such expenses as a percentage of revenues, statements about the anticipated portion of revenues from customers outside North America, and the implementation of the restructuring plan) may constitute forward-looking statements. The Company's actual future results may differ significantly from those stated in any forward-looking statements. Factors that may cause such differences include, but are not limited to, the factors discussed below, other risks discussed in this section and elsewhere in this Form 10-Q, and the other risks discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, as well as, from time to time, in the Company's other filings with the Securities and Exchange Commission.

    The Company's future results are subject to substantial risks and uncertainties. The Company's future financial performance will depend in part on the successful development, introduction and customer acceptance of its existing and new or enhanced products. In addition, in order for the Company to achieve sustained growth, the market for the Company's systems and software must continue to develop and the Company must expand this market to include additional applications within the film and video industries and develop or acquire new products for use in related markets. There can be no assurance that the Company will be successful in marketing its existing or any new or enhanced products. In addition, as the Company enters new markets, distribution channels, technical requirements and levels and bases of competition may be different from those in the Company's current markets and there can be no assurance that the Company will be able to compete favorably. The markets in which the Company competes are characterized by intense competition and many of the Company's current and prospective competitors have significantly greater financial, technical, manufacturing and marketing resources than the Company. These companies may introduce additional products that are competitive with those of the Company, and there can be no assurance that the Company's products would compete effectively with such products. Furthermore, competitive pressures or other factors, including the Company's entry into new markets, may result in significant price erosion that could have a material adverse effect on the Company's business and results of operations. The Company has recently completed the purchase of certain products and technology through acquisitions. There can be no assurance that the products and technologies acquired from these companies will be successful or will achieve market acceptance, or that the Company will not incur disruptions and unexpected expenses in integrating the operations of the acquired businesses with those of the Company.

    The Company's FLAME, FLINT, INFERNO, FIRE, VAPOUR and FROST systems currently include workstations manufactured by SGI. There are significant risks associated with this reliance on SGI and the Company may be impacted by the timing of the development and release of products by SGI, as was the case during fiscal 1996. In addition, there may be unforeseen difficulties associated with adapting the Company's products to future SGI products. The Company derives a significant portion of its total revenues from foreign sales. Foreign sales are subject to significant risks, including unexpected legal, tax and exchange rate changes (including the recent currency volatility in Asia) and other barriers. In addition, foreign customers may have longer payment cycles and the protection of intellectual property in foreign countries may be more difficult to enforce. The Company currently relies principally on unregistered copyrights and trade secrets to protect its intellectual property. Any invalidation of the Company's intellectual property rights or lengthy and expensive defense of those rights could have a material adverse effect on the Company. The Company received a letter from Avid Technology, Inc. ("Avid") stating its belief that certain of the Company's recently acquired D-Vision products practice inventions claimed in a patent on a media editing system. The Company has responded to Avid's letter stating the Company's belief that the Company is not infringing any valid claim of Avid's patent. To the Company's knowledge, Avid has not initiated any suit, action or other proceeding alleging any infringement by the Company of such patent. The Company currently markets its systems through its direct sales organization and through distributors. This marketing strategy may result in distribution channel conflicts as the Company's direct sales efforts may compete with those of its indirect channels. The Company currently relies on SGI as the sole source for video input/output cards used in the Company's systems. The Company's D-VISION (formerly named OnLINE) software requires a videographic card manufactured solely by Truevision, Inc. An interruption in the supply or increase in the price of either one of these components could have a material adverse effect on the Company's business and results of operations. To date, the Company has depended to a significant extent upon a number of key management and technical employees and the Company's ability to manage its operations will require it to continue to recruit and retain senior management personnel and to motivate and effectively manage its employee base. The loss of the services of one or more of these key employees could have a material adverse effect on the Company's business and results of operations. There can be no assurance that these factors will not have a material adverse effect on the Company's future international sales and consequently, on the Company's business and results of operations.

    The market price of the Company's common shares could be subject to significant fluctuations in response to quarter-to-quarter variations in the Company's operating results, announcements of technological innovations or new products by the Company, its competitors or suppliers and other events or factors. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that have particularly affected the market prices of many technology companies and that have often been unrelated or disproportionate to the operational performance of these companies. These fluctuations, as well as general economic and market conditions, may materially and adversely affect the market price of the Company's common shares.

    The Company believes that its operating results could vary significantly from quarter to quarter. A limited number of systems sales may account for a substantial percentage of the Company's quarterly revenue because of the high average sales price of such systems and the timing of purchase orders. Historically, the Company has generally experienced greater revenues during the period following the completion of the annual conference of the National Association of Broadcasters ("NAB"), which is typically held in April. The Company's expense levels are based, in part, on its expectations of future revenues. Therefore, if revenue levels are below expectations, particularly following NAB, the Company's operating results are likely to be adversely affected as was the case for the three month periods ended April 30, 1996 and July 31, 1996. In addition, the timing of revenue is influenced by a number of other factors, including: the timing of individual orders and shipments, other industry trade shows, competition, seasonal customer buying patterns, changes to customer buying patterns in response to platform changes and changes in product development and sales and marketing expenditures. Because the Company's operating expenses are based on anticipated revenue levels and a high percentage of the Company's expenses are relatively fixed in the short term, variations in the timing of recognition of revenue could cause significant fluctuations in operating results from quarter to quarter and may result in unanticipated quarterly earnings shortfalls or losses. There can be no assurance that the Company will be successful in maintaining or improving its profitability or avoiding losses in any future period. The Company believes that quarter-to-quarter comparisons of its financial results are not necessarily meaningful and should not be relied upon as an indication of future performance.

                           PART II: OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

    On May 29, 1996, a lawsuit entitled SANDRA ESNER AND JERRY KRIM, ON BEHALF OF THEMSELVES AND ALL OTHERS SIMILARLY SITUATED, VS. [ . ]DISCREET LOGIC INC., ET AL., case No. 978584, was filed in the Superior Court of the State of California, City and County of San Francisco. Named as defendants are the Company, certain of the Company's former and existing directors, officers, and affiliates, and certain underwriters and financial analysts. The plaintiffs purport to represent a class of all persons who purchased the Company's common stock between

September 13, 1995, and May 1, 1996. The complaint alleges violations of California law through material misrepresentations and omissions, among other things. The Company believes that the allegations in the complaint are without merit and has defended the lawsuit vigorously.

    On June 13, 1996, a lawsuit entitled BRUCE FRIEDBERG, ON BEHALF OF HIMSELF AND ALL OTHERS SIMILARLY SITUATED, VS. DISCREET LOGIC INC., ET AL., Civ. No. 96-11232-EFH, was filed in the United States District Court, District of Massachusetts. Named as defendants are the Company and certain of the Company's former and existing directors and officers. The plaintiff purports to represent a class of all persons who purchased the Company's common stock between November 14, 1995, and February 13, 1996. On October 11, 1996, the plaintiff filed an amended complaint which asserts substantially the same factual allegations as the first complaint and proposes the identical class period. The complaint alleges violations of the United States Federal Securities law through material misrepresentations and omissions. The Company believes that the allegations in the complaint are without merit and has defended the lawsuit vigorously.

    On April 29, 1997, a lawsuit entitled ANTON PAPARELLA, SANDRA ESNER AND GEOFFREY L. SHERWOOD, ON BEHALF OF THEMSELVES AND ALL OTHERS SIMILARLY SITUATED VS. DISCREET LOGIC INC., ET AL., case No. C-97-1570, was filed in the United States District Court, Northern District of California. Named as defendants are the Company and certain of Company's former and existing officers, directors and affiliates, and certain underwriters. The complaint asserts, in all material respects, the same factual allegations and proposes the same class period as the above-described California state court complaint filed in May 1996, except asserts claims under federal securities law instead of state law. The Company believes that the allegations in the California federal complaint are without merit and has defended the lawsuit vigorously.

    On or about November 25, 1997, a settlement of all three shareholder class actions received final court approval. Under the $10,800,000 settlement, the Company contributed approximately $7,400,000 from its own funds, with the remainder provided by insurance.

    In the year ended July 31, 1996, the Company had provided a $2,506,000 litigation reserve for legal costs associated with defending the class action lawsuits. During the eleven month period ended June 30, 1997, the Company recorded a provision of $6,500,000 to accrue the additional estimated settlement costs to be borne by the Company.

ITEMS 2-3. NOT APPLICABLE.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

    At the Annual Meeting of Shareholders held on November 20, 1997 pursuant to the Notice of Annual Meeting of Shareholders dated October 24, 1997.

    1. The proposal to elect the following nominees as directors, to serve for a two-year term or until their successors are elected and qualified, was approved. Vote results as follows:

                                                    CLASS OF               VOTES
NOMINEE                                             DIRECTOR  VOTES FOR   WITHHELD  ABSTAINED
--------------------------------------------------  --------  ----------  --------  ---------
Richard Szalwinski................................       I    24,164,903   18,264         0
Thomas Cantwell...................................       I    24,164,303   18,864         0
Pierre Desjardins.................................       I    24,164,753   18,414         0

    At the Annual Meeting of Shareholders held on January 9, 1997, Messrs. Brian
P. Drummond, Perry M. Simon and Gary G. Tregaskis were elected to Class II of the Company's Board of Directors to hold office until the Annual Meeting of Shareholders for fiscal 1998 and until their successors have been duly elected and qualified.

    2. The proposal to approve an amendment to the Company's 1994 Amended and Restated Restricted Stock and Stock Option Plan to reserve an additional 2,000,000 shares of common stock for issuance thereunder was approved. Vote results as follows: 14,641,810 shares in favor; 7,814,761 shares against, with 8,090 shares abstaining; and 1,718,506 counted as 'non-votes'.

    3. The proposal to appoint Arthur Andersen & Cie as independent accountants for the Company for fiscal 1998 and to authorize the Board of Directors to fix their remuneration was approved. Vote results as follows: 24,169,287 shares in favor; 7,640 shares against, with 6,240 shares abstaining.

    There were no other matters submitted to a vote of the Company's shareholders during the second quarter of the fiscal year covered by this report through the solicitation of proxies or otherwise.

ITEM 5. NOT APPLICABLE.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K.

    (A) EXHIBITS.

EXHIBIT                                                                        DESCRIPTION OF EXHIBIT
-----------------------------------------------------------  -----------------------------------------------------------

Exhibit 10.1...............................................  Employment Agreement, dated August 29, 1997, by and between the Company and Richard Szalwinski.

Exhibit 10.2...............................................  Lease Agreement for 10 Duke Street, Montreal, dated July 4,
                                                             1997, by and between TGR Zone Corporation and Discreet
                                                             Logic Inc.

Exhibit 27.1...............................................  Financial Data Schedule

    (B) REPORTS ON FORM 8-K.

    A Current Report on Form 8-K dated December 30, 1997 was filed on January 14, 1998. The Current Report on Form 8-K was filed pursuant to Item 2 of Form 8-K (Acquisition or Disposition of Assets) announcing the completion of the merger of Lantern Acquisition Corp. ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of Discreet Logic with and into Lightscape Technologies, Inc. ("Lightscape"), a Delaware corporation, with Lightscape the surviving corporation and a wholly-owned subsidiary of Discreet Logic, pursuant to the Agreement and Plan of Merger and Reorganization dated as of December 2, 1997 by and among Discreet Logic, Merger Sub and Lightscape.

                              DISCREET LOGIC INC.
                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                DISCREET LOGIC INC.

                                By:            /s/ FRANCOIS PLAMONDON
                                     ------------------------------------------
                                                 Francois Plamondon
                                          VICE PRESIDENT, CHIEF FINANCIAL
                                          OFFICER, TREASURER AND SECRETARY

February 13, 1998

                                   SCHEDULE I

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM 10-K

(MARK ONE)

  / /    ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934.
         FOR THE FISCAL YEAR ENDED:

                                       OR

  /X/    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934.

[NO FEE REQUIRED]

           FOR THE TRANSITION PERIOD FROM AUGUST 1, 1996 TO JUNE 30, 1997

                        COMMISSION FILE NUMBER: 0-26100
                            ------------------------

                              DISCREET LOGIC INC.

             (Exact name of registrant as specified in its charter)

                          QUEBEC
     (State or other jurisdiction of incorporation or                                98-0150790
                       organization)                                    (I.R.S. Employer Identification No.)

                                 10 DUKE STREET
                        MONTREAL, QUEBEC, CANADA H3C 2L7
               (Address of principal executive offices)(Zip Code)

         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (514) 393-1616

    SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT: NONE

    SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                          COMMON SHARES, WITHOUT PAR VALUE

                                (Title of class)

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

    Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in part III of this Form 10-K or any amendment to this Form 10-K. /X/

    The aggregate market value of the voting stock held by nonaffiliates of the registrant as of September 22, 1997 (based on the closing price as quoted by Nasdaq National Market as of such date) was $423,896,850. As of September 22, 1997, 28,817,128 of the registrant's common shares were outstanding.

                      DOCUMENTS INCORPORATED BY REFERENCE

    Portions of the registrant's definitive Proxy Statement for the Annual Meeting of Stockholders to be held on November 19, 1997 to be filed pursuant to Regulation 14A are incorporated by reference into Part III of this Form 10-K.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

ITEM 1. BUSINESS

OVERVIEW AND RECENT DEVELOPMENTS

    THE COMPANY

    Discreet Logic Inc. ("Discreet Logic" or the "Company") develops, assembles, markets and supports non-linear, digital systems and software for creating, editing and compositing imagery and special effects for film, video, and HDTV. The Company's systems and software are utilized by creative professionals for a variety of applications, including feature films, television programs, commercials, music videos, interactive game production and live broadcasting. Discreet Logic's systems have played key roles in the creation of special visual effects for recent films such as FORREST GUMP, INDEPENDENCE DAY, THE FIFTH ELEMENT, BATMAN & ROBIN, CONTACT and AIR FORCE ONE; television programs and special events such as ABC's "WORLD NEWS TONIGHT WITH PETER JENNINGS" and the 1996 U.S. Presidential elections on ABC and CBS; music videos by artists including U2, REM, Rolling Stones and The Beatles; and commercials for clients such as Nike, Pepsi, AT&T and McDonald's.

    The Company believes that creative professionals in the film and video industries require systems and software that can integrate and simplify their work, enabling them to devote more time to creative activities and less time to technical tasks. Discreet Logic has traditionally offered turnkey systems comprised of the Company's proprietary software utilizing workstations manufactured by Silicon Graphics, Inc. ("SGI"), scaleable disk arrays and other peripherals. Through two recent acquisitions, the Company now offers editing software which runs on the Microsoft Windows NT operating system and special effects software which runs on the Microsoft Windows NT and Apple Macintosh operating systems. The Company's systems and software provide digital solutions for creative professionals to input, create, manipulate, store and output images in an integrated production environment. The Company's systems can be linked to enable users to collaborate and manage data more efficiently. In addition, by utilizing general purpose workstation technology, the Company's systems and software integrate more easily with third party software systems and devices.

    Discreet Logic's systems and software are focused towards three markets: special effects, editing and broadcast production. The Company's systems include its FLAME, FLINT, INFERNO, FIRE, VAPOUR and FROST systems. The Company's FLAME system is used to create, edit and composite special visual effects in an on-line, real-time environment, providing instant feedback to the creative professional. The Company's FLINT system contains virtually the same special visual effects features as FLAME, but because of platform limitations runs in a non-real-time environment. The Company's INFERNO system is an on-line, real-time digital system providing all of the features of FLAME with film tools, increased film resolution and color control for digital film work. The Company's FLAME, FLINT and INFERNO systems run on SGI platforms, are resolution independent and allow users to work on uncompressed images from a variety of media sources in the full range of resolutions necessary for film and video (including HDTV). The Company's FIRE system runs on an SGI platform and is an uncompressed, on-line, non-linear digital video editing system with special effects capabilities. Commercial shipments of FIRE systems, including software and hardware, began in October 1996. In the broadcast production market, the Company offers its VAPOUR system, an SGI-based, integrated graphics system, which is used to create computer generated locales, also known as virtual sets, for news, sports and entertainment programming, and FROST, a set of modeling, animation and rendering tools for the creation and manipulation of 3D environments for broadcast companies. The Company sells its systems and software worldwide through a direct sales force as well as through distributors. The Company's software-only products include its recently acquired ILLUMINAIRE product line and OnLINE product, and when sold through the Company's indirect sales channel, the Company's FLINT software. The Company's ILLUMINAIRE product line consists of Microsoft Windows NT and Apple Macintosh-based paint and compositing software for producing effects, interactive content and graphics design. The Company's OnLINE product is a non-linear video and digital media editing software product that runs on the Microsoft Windows NT operating system.

    Discreet Logic's strategy is to maintain and enhance its position as a leading provider of digital systems by continuing to develop, integrate and support complete systems that include applications, networking and communications software, workstations, disk arrays and other peripherals. In addition, Discreet Logic is pursuing a strategy to develop the business of selling software across Apple Macintosh, Microsoft Windows NT and UNIX operating systems, in addition to its existing fully integrated real-time turnkey systems solutions. The Company seeks to further expand the range of creative professionals served by the Company and, by leveraging its technology base, customer relationships and existing reputation, extend its product line to include other aspects of the content creation process.

RECENT DEVELOPMENTS

    RECENT ACQUISITIONS

    DENIM SOFTWARE, L.L.C. ACQUISITION. On June 12, 1997, the Company, through its wholly-owned subsidiary 3380491 Canada Inc. ("Acquisition Sub"), acquired substantially all of the assets and assumed certain liabilities of Denim Software L.L.C., a Delaware limited liability company ("Denim"), pursuant to the terms of an Asset Purchase Agreement dated as of June 12, 1997, among Acquisition Sub, Denim, Sam Khulusi, Frank Khulusi, Westco Denim Investments Group, Ltd., a California limited partnership, and Frank Khulusi Family Limited Partnership, a California limited partnership (the "Denim Acquisition"). The purchased assets consisted primarily of Denim software products, including ILLUMINAIRE Paint, ILLUMINAIRE Composition and ILLUMINAIRE Studio, and related know-how and goodwill. The aggregate purchase price for the assets was comprised of (i) approximately $9,126,000 in cash, (ii) the assumption of certain enumerated liabilities in an amount equal to no more than approximately $2,209,000 in the aggregate, and (iii) the assumption of certain on-going obligations under certain existing contracts of Denim. At closing, cash consideration, of approximately $9,126,000, and certain liabilities, of approximately $655,000, were paid. The cash used by the Company to fund the acquisition was derived primarily from cash flow from operations. The transaction was accounted for as a purchase. The Company incurred a one-time charge of $9,800,000, or $0.35 per share, for in-process research and development, purchased and expensed in its fourth fiscal quarter ended June 30, 1997, based on an independent appraisal. The terms of the transaction and the consideration received by Denim were the result of arms-length negotiations between the representatives of Discreet Logic and Denim. Denim developed Apple Macintosh and Microsoft Windows NT-based paint and compositing software for producing effects, interactive content and graphics design.

    D-VISION SYSTEMS, INC. ACQUISITION. On July 15, 1997, the Company acquired all of the outstanding shares of capital stock of D-Vision Systems, Inc. ("D-Vision"), an Illinois corporation, pursuant to a Stock Purchase Agreement dated as of July 10, 1997, among the Company, D-Vision, the former stockholders of D-Vision (the "Selling Stockholders") and certain other individuals (the "D-Vision Acquisition"). As a result of the D-Vision Acquisition, the Company acquired the D-Vision OnLINE and PRO software products for non-linear video and digital media editing solutions including related know-how and goodwill. The purchase price was paid in a combination of 555,000 newly issued Discreet Logic common shares and approximately $10,750,000 in cash. In addition, approximately $4,000,000 of the cash consideration is being held in escrow until September 30, 1999, subject to (i) earlier release from escrow of up to $1,900,000 on September 30, 1998 and (ii) the resolution of any indemnification claims made by the Company pursuant to the Stock Purchase Agreement. The cash used by the Company to fund the acquisition was derived primarily from cash flow from operations. The D-Vision Acquisition was accounted for as a purchase. A substantial portion of the purchase price, net liabilities of D-Vision and transaction costs was allocated to purchased in-process research and development for which the Company expects to incur a one-time charge against earnings in the range of $20,000,000 to $21,000,000, or $0.70 to $0.73 per share, in the quarter ending September 30, 1997, based on an independent appraisal. The terms of the transaction and the consideration received by the D-Vision stockholders were the result of arms-length negotiations between the representatives of Discreet Logic and D-Vision. D-Vision develops Microsoft Windows NT-based non-linear editing solutions.

DISCREET LOGIC SYSTEMS

    Discreet Logic offers turnkey systems comprised of the Company's proprietary software utilizing workstations manufactured by SGI, scaleable disk arrays and other peripherals. The Company's systems provide the speed and operational flexibility demanded by the professional film and video industries. The Company's systems can be linked to enable users to collaborate and manage data more efficiently.

    The Company's systems are designed to be intuitive and easy to use. The systems use a consistent interface through which operations are controlled via on-screen menus (which users can organize to fit their preferences) and a pressure-sensitive stylus. The Company's systems include a SPARKS developers kit, which allows customers to integrate their own proprietary software or third party software into the Company's systems' environments. The Company's systems also offer comprehensive image input/output ("I/O") functions, allowing image or object data to be captured and exchanged between workstations in a studio environment in a variety of formats. For sites with multiple systems, work generated on other platforms can be imported and placed directly onto the Company's systems' local disk array for integration into the current production. In addition, Discreet Logic's image files can be transferred among local disk arrays. For example, if a user prepares a production on a FLINT system, the user can transfer video or film data to the FLAME or INFERNO systems or video data to the FIRE system, for finishing with the client. The flexible systems architecture can result in different system configurations and enables clients to differentiate themselves from their competitors by allowing them to customize their systems.

    SPECIAL EFFECTS SYSTEMS

FLAME

    FLAME is an on-line, resolution-independent, non-linear, uncompressed digital system. The system is used by creative professionals to create, edit and composite special visual effects in an on-line, real-time environment. Easily integrated into a suite environment and possessing the power and features necessary to serve as the core of a fully digital suite, FLAME is designed to allow the operator to create desired effects with near instantaneous feedback.

    A complete FLAME system includes the FLAME software, an SGI Onyx2 workstation, a STONE disk array and various I/O devices. The Company expects to commence commercial shipments of FLAME on the SGI Octane workstation during the fourth calendar quarter of 1997, at which time it plans to discontinue offering FLAME software for the SGI Onyx2. As of September 1, 1997, the North American list price for a basic four-processor FLAME system was approximately $480,000 and the software-only list price was $185,000. The Company began full commercial shipments of FLAME in January 1993. As of September 1, 1997, the Company had sold more than 350 FLAME licenses worldwide.

INFERNO

    INFERNO is an on-line, non-linear, resolution-independent, uncompressed digital system providing all the features of FLAME with film tools, and increased image resolution and color control for digital film work. INFERNO provides up to 12 bits color depth per channel along with high image resolution. The system also features tools for grain management, wire and scratch removal and color calibration.

    A complete INFERNO system includes the INFERNO software, an SGI Onyx2 workstation, a STONE disk array and various I/O devices. As of September 1, 1997, the North American list price for a basic four-processor INFERNO system was approximately $705,000 and the software-only list price was $235,000. The Company began full commercial shipments of INFERNO in October 1995. As of September 1, 1997, the Company had sold more than 90 INFERNO licenses worldwide.

FLINT

    FLINT, like FLAME and INFERNO, is a resolution-independent, non-linear, uncompressed digital system used by creative professionals to create, edit and composite special visual effects, but because of platform limitations, runs in a non-real-time environment. The FLINT system incorporates virtually all of FLAME's feature set. The primary difference in the two systems is the speed of interactivity, processing and I/O. The FLINT system also can be used in conjunction with any of the Company's other systems. For example, effects can be created on a FLINT system and made available to the FLAME system for real-time client selection, approval and alteration.

    A complete FLINT system includes the FLINT software, an SGI Indigo2 or O2 workstation, a disk array and various I/O devices. As of September 1, 1997, the North American list price for a basic FLINT system on the

O2 workstation was approximately $65,000 and the software-only list price for the O2 workstation was approximately $22,000. The Company began full commercial shipments of FLINT in December 1993. As of September 1, 1997, the Company had sold more than 575 FLINT licenses worldwide.

FLINT RT

    FLINT RT is a bundled solution that offers FLINT's visual effects technology in conjunction with a real-time video and audio acquisition, storage and playback hardware subsystem, PEBBLES. PEBBLES is an I/O subsystem that provides the SGI Indigo2 or O2 workstation with real-time video I/O and thus relieves the central processing unit of this task.

    A complete FLINT RT system includes the FLINT RT software, an SGI Indigo2 or O2 workstation, and a PEBBLES unit. As of September 1, 1997, the North American list price for a basic FLINT RT system was approximately $100,000 and the software bundle (including PEBBLES) list price was approximately $75,000. The Company began full commercial shipments of FLINT RT in December 1996. As of September 1, 1997, the Company had sold more than 70 FLINT RT licenses worldwide. When FLAME becomes available on the Octane workstation, the Company believes that demand for FLINT RT may decrease.

    EDITING SYSTEMS

FIRE

    FIRE is an uncompressed, on-line, non-linear, digital video editing system with special effects capabilities. FIRE includes a sophisticated toolset and a gestural, picture-based editing interface, which the Company believes specifically address the new and expanding requirements needed for on-line finishing.

    A complete FIRE system includes the FIRE software, an SGI Onyx2 workstation, a STONE disk array and various I/O devices. As of September 1, 1997, the North American list price for a basic four-processor FIRE system was approximately $550,000 and the software-only list price was $185,000. The Company commenced full commercial shipments of FIRE in October 1996 and expects to release an HDTV-compatible FIRE system during the first half of calendar 1998. As of September 1, 1997, the Company had sold more than 75 FIRE licenses worldwide.

SMOKE

    SMOKE, like FIRE, is an uncompressed, on-line, non-linear, digital video editing system with limited special effects capabilities. SMOKE uses the same gestural, picture-based editing interface as FIRE. The primary difference in the two systems is FIRE's greater speed of interactivity and processing as well as greater special effects capabilities than those of SMOKE. However, SMOKE's special effects capabilities are modular; effects modules may be purchased separately by the customer to augment the special effects capabilities of the baseline SMOKE system. The Company expects to commence commercial shipments of SMOKE during the fourth quarter of calendar 1997.

    A complete SMOKE system includes the SMOKE software, an SGI Octane workstation, a STONE disk array and various I/O devices. As of September 1, 1997, the North American list price for a basic SMOKE system was $304,000 and the software-only list price was approximately $175,000.

    BROADCAST PRODUCTION SYSTEMS

    The Company offers VAPOUR, a computer-based, integrated graphics system which is used to create computer generated locales, also known as virtual sets, for news, sports and entertainment programming, and FROST, a computer-based set of modeling, animation and rendering tools for the creation and manipulation of 3D graphics for broadcast. VAPOUR and FROST are designed to operate on the SGI Onyx2 workstation and allow the user to work completely in real-time or through a combination of real-time and post-produced components. As of September 1, 1997, the North American list prices for basic VAPOUR and FROST systems were approximately $323,000 and $459,000, respectively, and the software-only list prices for VAPOUR and FROST were $175,000 and $115,000, respectively.

    STORAGE AND NETWORKING SOLUTIONS

    The Company offers STONE, a disk-based storage system for use with its video and high-performance film applications, which is targeted at the production, post-production and broadcast markets. STONE is designed to allow real-time playback of uncompressed video frames in any order, efficiently store any mix of resolutions and ensure image integrity by remaining operational in the event of disk or power supply failure. The Company commenced full commercial shipments of STONE in April 1995. As of September 1, 1997, the North American list price for a basic STONE disk array offering 36 minutes of storage was approximately $62,000.

    The Company offers WIRE, a high-performance transport system for digital film and video for use with multiple STONE disk arrays. WIRE builds on the Company's disk technology and is designed, if the network provides sufficient bandwidth, to provide real-time CCIR-601 instant access to images located on a disk anywhere within a post-production facility. WIRE can be configured as a centralized or distributed network, or both. The Company began commercial shipments of WIRE in the fourth quarter of fiscal 1997. As of September 1, 1997, the North American list price for WIRE was $10,000.

SYSTEM COMPONENTS

    THE WORKSTATION

    FLAME, INFERNO, FIRE, VAPOUR and FROST run on SGI Onyx2 workstations, typically configured with four or eight processors, SMOKE runs on the SGI Octane workstation and FLINT runs on the SGI Indigo2 Impact and O2 workstations. The Company expects to commence commercial shipments of FLAME on the SGI Octane workstation during the fourth calendar quarter of 1997, at which time it plans to discontinue offering FLAME software for the SGI Onyx2. The SGI hardware platforms are scaleable and upgradeable (within the same machine) to fit the price and performance criteria of the customer. Each system can be connected to other Discreet Logic systems and to numerous third party software, systems and devices.

    DISK ARRAYS

    A disk array is comprised of a number of disks working cooperatively to handle high speed data flows. FLAME, INFERNO, FIRE, SMOKE, VAPOUR and FROST must be used with the Company's STONE disk arrays, which can be configured to deliver up to 12 hours of video or one hour of film. A typical FLINT disk array configuration can record and play up to nine minutes of video or one minute of film.

    I/O

    Third party video tape recorders can be controlled with FLAME, INFERNO, FLINT, FLINT RT, FIRE and SMOKE's stylus and tablet. FLAME, INFERNO, FIRE and SMOKE interface to component digital video devices using the SGI DIVO board. FLAME, INFERNO, FIRE and SMOKE can record and play back component digital video in real time directly to and from its disk array. I/O edits can be implemented sequentially using the EDL capabilities of the FLAME, INFERNO, FIRE and SMOKE systems. Other third party devices, such as film scanners and recorders, can also be used with Discreet Logic systems for HDTV and film transfers.

    FLAME, FLINT, FLINT RT and INFERNO can record and playback two audio tracks synchronized with an image effect. FIRE and SMOKE offer four tracks.

DISCREET LOGIC SOFTWARE

    Through two recent acquisitions, the Company now offers software-only solutions which run on the Windows NT and the Apple Macintosh operating systems. These acquisitions are part of the Company's strategy to expand the range of creative professionals served by the Company and to extend its product line to include other aspects of the content creation process, specifically off-line special effects creation and off-line editing.

    SPECIAL EFFECTS SOFTWARE

ILLUMINAIRE

    ILLUMINAIRE Paint is an Apple Macintosh and Microsoft Windows NT-based paint software and ILLUMINAIRE Composition is an Apple Macintosh and Microsoft Windows NT-based compositing software for effects, interactive content and graphic design creation. ILLUMINAIRE Paint and ILLUMINAIRE Composition are also sold together as ILLUMINAIRE Studio. Both Paint and Composition are resolution-independent, feature a configurable interactive interface, and provide for automatic key-framing of all operations. The Company acquired the ILLUMINAIRE product line as part of the Company's acquisition of substantially all of the assets of Denim on June 12, 1997. As of September 1, 1997, the North American list prices for ILLUMINAIRE Paint, Composition, and Studio were $1,995, $1,995 and $3,495, respectively.

    EDITING SOFTWARE

ONLINE

    OnLINE is a non-linear, compressed editing software solution which runs on the Microsoft Windows NT operating system. OnLINE is offered in two versions:
OnLINE RT for real-time effects and keying, and OnLINE XT for basic editing and compositing. The Company acquired OnLINE as part of the D-Vision Acquisition. As of September 1, 1997, the North American list price for OnLINE was $9,995.

CUSTOMERS

    The Company's systems and related software are sold primarily to film and video production, post-production and broadcast companies. The Company's software-only products are sold in these markets as well as to institutional customers and professional consumers. As of September 1, 1997, the Company had an installed base of more than 350 FLAME, 575 FLINT, 70 FLINT RT, 90 INFERNO and 75 FIRE licenses worldwide.

    No customer accounted for 10% or more of the Company's total revenues in fiscal 1995, 1996 or 1997.

MARKETING AND SALES

    MARKETING STRATEGY. To date, the Company has marketed its systems and software primarily to production and post-production companies in the film and video industries. The Company's principal marketing strategy has been to create awareness of its systems and software through appearances at major international computer graphics and broadcasting tradeshows, such as National Association of Broadcasters ("NAB"), ACM SIGGRAPH (U.S.), International Broadcasters Convention ("IBC") (Europe), INTERBEE (Japan) and Montreaux (Europe). The Company has supported this marketing strategy with direct-mail advertising and advertisements in trade publications. In addition, the Company believes that the high quality of computer images generated using its products results in significant industry awareness. With permission from its customers, the Company creates promotional materials utilizing content created using the Company's products.

    The Company is marketing its newly acquired software-only products primarily through direct mail advertising, advertising in trade publications, seminars and roadshows, as well as at both international and local tradeshows. In addition, the Company provides cooperative advertising funding to a number of its distributors who locally advertise the Company's software-only products. As the Company broadens the markets for its products, the Company intends to expand its marketing efforts accordingly.

    DIRECT SALES AND DISTRIBUTION. Discreet Logic sells its systems and software through its direct sales organization, as well as through distributors and resellers. Sales activities in North America are conducted from the Company's Montreal headquarters, sales offices in Los Angeles, Chicago and New York and field representatives based in Boston, San Francisco, and Atlanta. The Company also markets its systems and software through sales offices located in the United Kingdom, Spain, France, Germany, Japan, Singapore, India, Hong Kong and Brazil. The Company's headquarters and each of its sales offices have sales and demonstration capabilities. As of September 1, 1997, the Company employed 32 direct sales people and 26 demonstration artists worldwide.

    Historically, the Company has used distributors and resellers to sell FLINT in geographic areas generally not served by the Company's direct sales organization. In addition, many of these distributors also market the Company's other systems for which the distributors or resellers will receive a finder's fee if the customer purchases the system from the Company. Substantially all of the Company's distributors now sell the Company's software-only products, ILLUMINAIRE and OnLINE, as well as FLINT. In the United States, the Company maintains a direct sales presence in its primary markets including New York, Chicago and Los Angeles. Elsewhere in the United States, the Company typically sells its systems and software through its distribution network which is managed by the Company's sales representatives. Outside of the United States, the Company maintains a direct sales presence in its primary markets, including London, Paris, Munich, Singapore and Tokyo. In other areas outside of the United States, the Company typically sells its systems and software through its distribution network which is managed by the Company's sales representatives. Generally, customers purchasing the Company's system software and peripherals from the distributors will also purchase the SGI workstation hardware from the distributors. The Company provides software and systems integration training to its distributors. The Company continued its strategy of increasing its distributor relationships throughout fiscal 1997 and greatly increased the number of its distributors through the Denim and D-Vision Acquisitions in the fourth quarter of fiscal 1997 and first quarter of fiscal 1998, respectively. The Company currently has distribution relationships with over 300 distributors and resellers in over 60 countries. This compares with 48 distributors and resellers in 34 countries in fiscal 1996. The Company's strategy of marketing its systems and software directly to customers and indirectly through distributors may result in distribution channel conflicts as the Company's direct sales efforts may compete with those of its indirect channels.

    INTERNATIONAL REVENUES. For fiscal 1995, 1996 and 1997, revenues from customers outside North America accounted for approximately 45%, 57% and 57%, respectively, of the Company's total revenues. The Company expects that revenues from customers outside North America will continue to account for a substantial portion of its revenues.

    RESELLER ARRANGEMENTS. The Company is a master value added reseller ("VAR") of SGI workstations. There are significant risks associated with this reliance on SGI and the Company may be impacted by the timing of the development and release of products by SGI, as was the case during fiscal 1996. In addition, the Company has faced and may in the future face unforeseen difficulties associated with adapting the Company's products to future SGI products. In May 1994, Discreet Logic entered into a Value-Added Reseller Agreement with SGI. The agreement grants to the Company a non-exclusive right to purchase and license certain hardware products from SGI, including the SGI Onyx2, Octane, Indigo2 and O2 workstations for remarketing by the Company in the United States. Although the agreement contains no minimum purchase requirements, the volume of systems purchased from SGI affects the percentage discount received by the Company. The agreement is subject to annual renewal in May of each year and may be terminated by SGI for cause. The agreement with SGI has been extended through October 1997 and the Company has no reason to believe that SGI will not renew such agreement. The Company also acts as a reseller and systems integrator of certain peripheral devices used in the Company's systems, including audio and video I/O cards and electronic tablets. The Company receives discounts for the purchase price of these products.

    BACKLOG. The Company has no significant backlog and does not believe that its backlog at any particular point in time is indicative of future sales levels.

SYSTEMS INTEGRATION, SERVICE AND SUPPORT

    The Company provides its customers with a variety of systems integration, support and training services including on-site and telephone support, and in-house and on-site training in the use of the Company's products. These services are generally provided under separately priced arrangements with the Company's customers. In some markets, these services are provided by the Company's distributors who are compensated for such services directly by the customer. The Company maintains a staff of persons dedicated to training its distributors in the performance of these services. The Company believes that its focus on customer service provides it with important information about the evolving needs of its customers. The Company derived revenues of approximately $4,770,000, $11,713,000 and $13,606,000 from these services in fiscal 1995, 1996 and 1997, respectively.

    The Company supports its customers in North and South America from the Company's Montreal office and through its distributors. Customers in Europe and the Pacific Rim are supported from the offices of the Company's European subsidiaries and by distributors. As of September 1, 1997, the Company employed a total of 77 persons worldwide in its customer support organization.

RESEARCH AND DEVELOPMENT

    The Company's research and product development efforts are focused on the continued enhancement of the FLAME, FLINT, INFERNO, FIRE, VAPOUR and FROST systems, the ILLUMINAIRE and OnLINE software and the development of new products. Discreet Logic employs a modular development approach which it believes allows it to bring innovative technology to market more rapidly than traditional analog or proprietary hardware-based digital solutions and enables it to take advantage of advances in general purpose workstation technology as they become available. The Company intends to continue to enhance and upgrade these products on a regular basis.

    In fiscal 1995, 1996 and 1997, excluding purchased in-process research and development, the Company spent approximately $4,037,000, $16,902,000 and $9,708,000 (net of tax credits), respectively, on research and development, representing 6%, 20% and 10%, respectively, of total revenues. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations." The Company's research and development staff consisted of 92 persons as of September 1, 1997.

    The markets for the Company's systems and software are characterized by evolving industry standards, changing technologies and frequent new product introductions. The Company believes that its future success will depend in part on its ability to enhance its existing systems and software and to develop and introduce new products and features which meet changing customer requirements and emerging industry standards on a timely basis. In addition, as a master VAR of SGI workstations, the Company obtains certain advance access to SGI technology which facilitates its efforts to develop compatible systems and to modify and improve existing products. If the Company were unable to obtain such advance access, it could have an adverse impact on the Company's business and results of operations.

PROPRIETARY RIGHTS

    The Company's success is dependent upon its proprietary technology. Although the Company currently has one patent and has 74 patent applications on its technology, it relies principally on unregistered copyrights and trade secrets to protect its intellectual property. The Company generally seeks to enter into confidentiality agreements with its employees and license agreements with its distributors and to limit access to and distribution of its systems, software, documentation and other proprietary information. Until fiscal 1996, substantially all of the Company's systems were sold without written license agreements. There can be no assurance that the Company will not be involved in litigation with respect thereto or that the outcome of any such litigation might not be more unfavorable to the Company as a result of such omissions. Any such litigation could have a material adverse effect on the Company's business and results of operations. The Company licenses its ILLUMINAIRE and OnLINE products under "shrink-wrap" licenses (i.e., licenses included as part of the product packaging). Shrink-wrap licenses are not negotiated with or signed by individual licensees, and purport to take effect upon the opening of the product package. Certain provisions of such licenses, including provisions protecting against unauthorized use, copying, transfer and disclosure of the licensed program, may be unenforceable under the laws of many jurisdictions. The Company uses both software and hardware keys with respect to its systems and software but otherwise does not copy-protect its systems and software. It may be possible for unauthorized third parties to copy the Company's products or to reverse engineer or obtain and use information that the Company regards as proprietary. There can be no assurance that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technologies. In addition, the laws of certain countries in which the Company's products are or may be distributed do not protect the Company's products and intellectual property rights to the same extent as the laws of Canada or the United States. As the number of software products in the industry increases and the functionality of these products further overlaps, the Company believes that software products generally may increasingly become the subject of claims that such software products infringe the rights of others.

    Significant and protracted litigation may be necessary to protect the Company's intellectual property rights, to determine the scope of the proprietary rights of others or to defend against claims of infringement. The Company is not currently involved in any litigation with respect to intellectual property rights; however, there can be no assurance that third-party claims alleging infringements will not be asserted against the Company in the future. For example, the Company recently received a letter from Avid Technology, Inc. ("Avid") stating its belief that certain of the Company's recently acquired D-Vision products practice inventions claimed in a patent on a media editing system. The Company is currently investigating the assertions of Avid's letter. To the Company's knowledge, Avid has not initiated any suit, action, or other proceeding alleging any infringement by the Company of such patent. If infringement is alleged by Avid, or any other holder of protected intellectual property rights, the Company could be required to discontinue the use of certain software code or processes, to cease the manufacture, use and sale of infringing products, to incur significant litigation costs and expenses, to develop non-infringing technology or to obtain licenses to use the allegedly infringed technology. There can be no assurance that the Company would be able to develop alternative technologies or to obtain such licenses or, if a license were obtainable, that the terms would be commercially reasonable or acceptable to the Company. Moreover, there may be pending or issued patents that extend to the Company's products, which, together with the growing use of patents to protect technology, increase the risk that third parties may assert infringement claims against the Company in the future. There can be no assurance that a court to which any infringement claims are submitted would not find that the Company's products infringe any third party's intellectual property rights. Further, such litigation, regardless of its outcome, could result in substantial costs to and diversion of efforts by the Company. Litigation may also be necessary to enforce the Company's intellectual property rights. Any infringement claim or other litigation against or by the Company could have a material adverse effect on the Company's business and results of operations.

MANUFACTURING AND SUPPLIERS

    The Company has historically relied on third-party vendors to manufacture and supply all of the hardware components used in the Company's systems. Manufacturing at the Company consists of assembly (including disk array assembly), testing and value added systems integration. The Company's manufacturing staff consisted of 11 persons as of September 1, 1997.

    The Company's FLAME, FLINT, FLINT RT, INFERNO, FIRE, VAPOUR and FROST systems currently include workstations manufactured by SGI. There are significant risks associated with this reliance on SGI and the Company may be impacted by the timing of the development and release of products by SGI, as was the case during fiscal 1996. In addition, there may be unforeseen difficulties associated with adapting the Company's products to future SGI products. The Company is an authorized master VAR of workstations manufactured by SGI. The Company's agreement with SGI is subject to annual renewal in May of each year and termination by SGI for cause. The agreement with SGI has been extended through October 1997 and the Company has no reason to believe that SGI will not renew such agreement. In addition, although the Company has no reason to believe that it will be unable to obtain sufficient quantities of SGI workstations on a timely basis or that its status as a master VAR will be changed, there can be no assurance that the Company will continue to be able to procure such workstations in sufficient quantities on a timely basis or that SGI will continue to recognize the Company as a master VAR. The success of the Company also depends, in part, on the continued market acceptance of SGI workstations, in general, and by the professional film and video industries, in particular. Although the Company intends to continue to evaluate new hardware platforms and may adapt its products as technological advances and market demands dictate, and although the Company has now entered the market for content creation software which runs on the Apple Macintosh and Windows NT operating systems, the Company believes that it will continue to derive substantially all of its revenue for the foreseeable future from the sale and maintenance of systems designed to include SGI workstations. As a result, financial, market and other developments adversely affecting SGI or the sales of workstations, the introduction or acquisition by SGI of products which are competitive with those of the Company, or the unanticipated timing or pricing of SGI products that could cause customers to defer the decision to buy or determine not to buy the Company's then available products or systems, could have an adverse effect upon the Company's business and results of operations. As a master VAR, the Company also obtains certain advance access to SGI technology in order to develop compatible systems and to modify and improve existing products. If the Company were unable to obtain such advance access, it could have an adverse impact on the Company's business and results of operations.

    The Company is dependent on SGI as the Company's sole source for video I/O cards used in the Company's systems. The Company also purchases electronic tablets manufactured by Wacom Technology Corporation and believes that, while alternative suppliers are available, there can be no assurance that alternative electronic tablets would be functionally equivalent or be available on a timely basis or on similar terms. The Company generally purchases sole source or other components pursuant to purchase orders placed from time to time in the ordinary course of business and has no written agreements or guaranteed supply arrangements with its sole source suppliers. The Company has experienced quality control problems and supply shortages for sole source components in the past and there can be no assurance that the Company will not experience significant quality control problems or supply shortages for these components in the future. The Company does not maintain an extensive inventory of these components, and an interruption in supply could have a material adverse effect on the Company's business and results of operations. Because of the Company's reliance on these vendors, the Company may also be subject to increases in component costs which could adversely affect the Company's business and results of operations.

    The Company's OnLINE product requires, and can only be used with, a Targa videographic card manufactured by Truevision, Inc., which distributors customarily purchase and resell to end users as part of a turnkey system. The Company believes that while alternative suppliers are available, it would take a significant amount of time to integrate any such replacement cards with the Company's OnLINE product. There can be no assurance that alternative cards would be functionally equivalent or be available to distributors or users on a timely basis or at a similar price. An interruption in the supply or an increase in price of these cards to OnLINE software users could have a material adverse effect on the Company's business and results of operations.

COMPETITION

    The market in which the Company competes is characterized by intense competition. In the real-time segment of the special effects market, the Company's FLAME system competes with Quantel Limited's ("Quantel") Henry. In certain applications in the non-real-time segment of the market, the Company's FLINT system competes with Avid's Illusion. The Company's INFERNO system competes with Quantel's Domino and Eastman Kodak Company's ("Kodak") Cineon. The Company's FIRE system competes with Quantel's Editbox and Sony Corporation's ("Sony") range of proprietary editing equipment. In addition, the Company expects that the products gained from the Denim and D-Vision acquisitions will compete with Adobe Systems Incorporated's ("Adobe") special effects products and Avid's and Media 100 Inc.'s ("Media 100") range of editing products. Many of the Company's current and prospective competitors, including Quantel, Avid, Kodak, Sony, Adobe and Media 100 have significantly greater financial, technical, manufacturing and marketing resources than the Company. Moreover, these companies may introduce additional products that are competitive with those of the Company, and there can be no assurance that the Company's products would compete effectively with such products. In addition, as personal computers become more powerful, software suppliers may be able to introduce products for personal computers that would be competitive with the Company's products in terms of price and performance for professional users.

    The Company believes that its ability to compete depends on elements both within and outside its control, including the success and timing of new product development and introduction by the Company and its competitors, product performance and price, distribution and customer support. There can be no assurance that the Company will be able to compete successfully with respect to these factors. Although the Company believes that it has certain technological and other advantages over its competitors, maintaining such advantages will require continued investment by the Company in research and development, sales and marketing and customer service and support. There can be no assurance that the Company will have sufficient resources to make such investments or that the Company will be able to make the technological advances necessary to maintain such competitive advantages. In addition, as the Company enters new markets, distribution channels, technical requirements and levels and bases of competition may be different than those in the Company's current markets and there can be no assurance that the Company will be able to compete favorably. Furthermore, competitive pressures or other factors, including the Company's entry into new markets, may result in significant price erosion that could have a material adverse effect on the Company's business and results of operations.

EMPLOYEES

    As of September 1, 1997, the Company had 350 full-time employees. Of such employees, 92 were employed in research and development, 81 in sales, 20 in marketing, 77 in customer support, 11 in manufacturing and 69 in administration and finance. The Company believes that its future success will depend in large part upon its ability to attract and retain highly skilled technical, management and sales and marketing personnel. Moreover, because the development and marketing of the Company's systems and software requires knowledge of film and video production and post-production, key technical personnel must be proficient in a number of disciplines. Competition for such technical personnel is intense, and the failure of the Company to hire and retain talented technical personnel or the loss of one or more key employees could have an adverse effect on the Company's business and results of operations. The Company's employees are not represented by a labor union, and the Company considers its employee relations to be good.

ITEM 2. PROPERTIES

    In July 1997, the Company agreed to rent space for its new headquarters in Montreal from TGR Zone Corporation ("TGR Zone"), a company indirectly owned by Discreet Logic's Chairman and Chief Executive Officer. As part of this agreement, TGR Zone will assume the Company's lease commitment at its previous Montreal location. The agreement provides that the Company will lease approximately 55,000 square feet of space at approximately CDN$13.00 (or approximately $9.44 at June 30, 1997) per square foot per annum subject to normal escalation clauses. The proposed lease is set to expire in June 2007. The Company will only sign the proposed lease when the Company is satisfied with the assignment of its previous lease. If this assignment is not negotiated with the previous landlord and TGR Zone in a manner acceptable to the Company, the Company has the right to modify the terms of its agreement with TGR Zone. The proposed lease for the current building and the assignment of the lease for the previous building are expected to be executed in the second fiscal quarter of 1998. As of June 30, 1997, the Company leased sales offices, research and development facilities and/or warehouse space in the United States, Brazil, France, the United Kingdom, Spain, Germany, Singapore, India, Hong Kong and Japan, pursuant to leases which expire from January 1998 through February 2003. The Company's current aggregate annual rental expense for these additional facilities is approximately $1,230,000.

    In August 1995, the Company purchased an approximately 10,000 square foot office building in London, England for use as a sales facility for approximately L1,148,000 (or approximately $1,788,000 at June 30, 1997). Subsequently, in December 1995, the Company purchased an approximately 50,000 square foot office building in Montreal, Quebec for CDN$1,730,000 (or approximately $1,250,000 at June 30, 1997). The carrying values of the Montreal building and the London building were written down to their estimated fair market values and the buildings were classified as assets held for sale. In September 1997, the Company entered into an agreement to sell the Montreal office building for a price not materially different from its carrying value.

ITEM 3. LEGAL PROCEEDINGS

    On May 29, 1996, a lawsuit entitled SANDRA ESNER AND JERRY KRIM, ON BEHALF OF THEMSELVES AND ALL OTHERS SIMILARLY SITUATED, VS. [ . . . ] DISCREET LOGIC INC., ET AL., Case No. 978584, was filed in the Superior Court of the State of California, City and County of San Francisco. Named as defendants are the Company, certain of the Company's former and existing directors, officers, and affiliates, and certain underwriters and financial analysts. The plaintiffs purport to represent a class of all persons who purchased the Company's common stock between September 13, 1995, and May 1, 1996. The complaint alleges violations of California law through material misrepresentations and omissions, among other things. The Company believes the allegations in the complaint are without merit and has defended the lawsuit vigorously.

    On June 13, 1996, a lawsuit entitled BRUCE FRIEDBERG, ON BEHALF OF HIMSELF AND ALL OTHERS SIMILARLY SITUATED, VS. DISCREET LOGIC INC., ET AL., Civ. No. 96-11232-EFH, was filed in the United States District Court, District of Massachusetts. Named as defendants are the Company and certain of the Company's former and existing directors and officers. The plaintiff purports to represent a class of all persons who purchased the Company's common stock between November 14, 1995, and February 13, 1996. On October 11, 1996, the plaintiff filed an amended complaint which asserts substantially the same factual allegations as the first complaint and proposes the identical class period. The complaint alleges violations of United States Federal Securities law through material misrepresentations and omissions. The Company believes the allegations in the complaint are without merit and has defended the lawsuit vigorously.

    On April 29, 1997, a lawsuit entitled ANTON PAPARELLA, SANDRA ESNER AND GEOFFREY L. SHERWOOD, ON BEHALF OF THEMSELVES AND ALL OTHERS SIMILARLY SITUATED VS. DISCREET LOGIC INC., ET AL., case No. C-97-1570, was filed in the United States District Court, Northern District of California. Named as defendants are the Company and certain of the Company's former and existing officers, directors and affiliates, and certain underwriters. The complaint asserts, in all material respects, the same factual allegations and proposes the same class period as the above-described California state court complaint filed in May 1996, except asserts claims under federal securities law instead of state law. The Company believes the allegations in the California federal complaint are without merit and has defended the lawsuit vigorously.

    On August 12, 1997, the Company announced that it had reached an agreement-in-principle to settle all three of the shareholder class action litigations. The proposed $10.8 million settlement will require Discreet Logic to contribute approximately $7.4 million from its own funds, with the remainder provided by insurance. The settlement is subject to the signing of a definitive settlement agreement and to final court approval of the proposed settlement. There can be no assurance that the settlement will be consummated and that the Company will not have to continue its defense of the lawsuits. Should the proposed settlement not be consummated or finally approved for any reason, the Company intends to defend the lawsuits vigorously.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    No matters were submitted during the fourth quarter of the fiscal year ended June 30, 1997 to a vote of security holders of the Company, through the solicitation of proxies or otherwise.

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

    The Company's Common Shares are traded on the Nasdaq National Market under the symbol "DSLGF." Public trading of the common shares commenced on June 30, 1995. Prior to that time, there was no public market for the Company's Common Shares. The following table sets forth the high and low sales prices for the Common Shares as reported by Nasdaq for the periods indicated:

                                                     HIGH      LOW
                                                    -------  -------
Fiscal 1996:
    First quarter.................................  $29      $19
    Second quarter................................  $32 1/4  $17 3/4
    Third quarter.................................  $28 1/4  $ 9 3/4
    Fourth quarter................................  $10 1/4  $ 3 7/8

Fiscal 1997:
    First quarter.................................  $8  5/8  $ 3 1/2
    Second quarter................................  $9  1/8  $ 5 3/4
    Third quarter.................................  $9  1/2  $ 5 3/4
    Fourth quarter................................  $18 1/8  $ 5 5/8

Fiscal 1998:
    First quarter (through September 22, 1997)....  $28 7/8  $16

    On September 22, 1997, the last reported sale price of the common shares on the Nasdaq National Market was $25 per share. As of September 22, 1997, there were approximately 160 holders of record of the common shares and the Company believes that as of such date there were approximately 3,100 beneficial owners of the common shares, based upon information provided by the Company's transfer agent.

    The Company has never declared or paid cash dividends and does not anticipate paying any cash dividends on its capital stock in the foreseeable future. In the event cash dividends are declared or paid, the Company anticipates that they would be declared and paid in U.S. dollars. Part 1A of the Quebec Companies Act prohibits the Company from paying dividends that would prevent it from discharging its liabilities when due or that would bring the book value of its assets to an amount less than the sum of its liabilities and its issued and paid-up share capital account. At June 30, 1997, the Company could not distribute any dividends.

ITEM 6. SELECTED CONSOLIDATED FINANCIAL DATA

    The selected consolidated financial data should be read in conjunction with, and are qualified in their entirety by, the Company's consolidated financial statements, related notes and other financial information included herein. On January 9, 1997, the Board of Directors of the Company approved the change of the Company's fiscal year end from July 31 to June 30. This change was effective beginning with the Company's second fiscal quarter of 1997. The selected consolidated financial data for fiscal 1997 are presented for the eleven month period ended June 30, 1997. The results for the eleven month period ended June 30, 1997 are not directly comparable with those for the twelve month period ended July 31, 1996, and the current eleven month period's results are not necessarily indicative of the results that could be expected for a full twelve month period.

                                                                                        ELEVEN
                                                                                        MONTHS
                                                      YEAR ENDED JULY 31                 ENDED
                                          ------------------------------------------   JUNE 30,
                                            1993       1994       1995       1996        1997
                                          --------   --------   --------   ---------   ---------
                                                  (in thousands, except per share data)
STATEMENT OF OPERATIONS DATA:
  Total revenues........................  $  2,609   $ 15,392   $ 64,549   $  83,997   $ 101,924
  Cost of revenues......................       674      8,289     29,609      49,333      47,571
                                          --------   --------   --------   ---------   ---------
      Gross profit......................     1,935      7,103     34,940      34,664      54,353
                                          --------   --------   --------   ---------   ---------
  Operating expenses:
    Research and development(1)(2)......       281        625      4,037      16,902       9,708
    Sales and marketing.................     1,059      2,785     12,588      26,088      23,206
    General and administrative(3).......       500      1,383      4,855      10,582       6,396
     Write-off of purchased research and
     development(4).....................        --         --         --       8,500       9,800
    Restructuring expense(5)............        --         --         --      15,000          --
    Litigation and related settlement
      expense(6)(7).....................       152      1,366         --       2,506       6,500
                                          --------   --------   --------   ---------   ---------
      Total operating expenses..........     1,992      6,159     21,480      79,578      55,610
                                          --------   --------   --------   ---------   ---------
      Operating income (loss)...........       (57)       944     13,460     (44,914)     (1,257)
Total other income (expense)............       (44)       (86)      (170)      2,208         990
                                          --------   --------   --------   ---------   ---------
Income (loss) before income taxes and
  minority interest.....................      (101)       858     13,290     (42,706)       (267)
Provision for income taxes..............        12        343      5,490       1,435       6,489
                                          --------   --------   --------   ---------   ---------
Net income (loss) before minority
  interest..............................      (113)       515      7,800     (44,141)  $  (6,756)
                                          --------   --------   --------   ---------   ---------
Minority interest.......................        --         32         15          --          --
                                          --------   --------   --------   ---------   ---------
      Net income (loss).................  $   (113)  $    483   $  7,785   $ (44,141)  $  (6,756)
                                          --------   --------   --------   ---------   ---------
Net income (loss) per common share......  $   (.01)  $    .02   $    .31   $   (1.64)  $   (0.24)
                                          --------   --------   --------   ---------   ---------
Weighted average common shares
  outstanding...........................    20,954     23,094     24,886      26,837      27,948
                                          --------   --------   --------   ---------   ---------

                                                                                           JULY 31,
                                                                                -------------------------------  JUNE 30,
                                                                                  1994       1995       1996       1997
                                                                                ---------  ---------  ---------  ---------
                                                                                              (in thousands)
BALANCE SHEET DATA:
  Cash and cash equivalents...................................................  $     826  $  40,987  $  21,658  $  31,668
  Working capital (deficit)...................................................       (382)    41,847     24,030     18,537
  Total assets................................................................      9,431     76,858     80,148     95,944
  Total shareholders' equity..................................................        934     50,124     42,343     36,949

------------

(1) Research and development expenses are net of Canadian federal and provincial tax credits of $314,000, $450,000, $545,000, $711,000, and $696,000 for the
    years ended July 31, 1993, 1994, 1995, 1996, and the eleven months ended June 30, 1997 respectively. See Note 7 of Notes to the Company's consolidated financial statements.

(2) In the third fiscal quarter of 1996, the Company charged to operations $2,500,000 as research and development expense related to its investment in Series B convertible, voting, preferred shares of Essential Communications due to the uncertainty regarding the realizability of the investment in the preferred shares.

(3) In Fiscal 1996, the Company provided approximately $3,300,000 in reserves for potentially doubtful accounts receivable, and provided $830,000 to reflect certain recourse provisions in and other risks associated with certain third party financing arrangements. See Note 2(g) of Notes to the Company's consolidated financial statements. In addition, in the third quarter of fiscal 1996, the Company reduced the carrying value of a building purchased in Montreal by CDN$500,000 (approximately $365,000) to reflect the amount expected to be realized upon its sale.

(4) As part of the Company's acquisition of all of the outstanding shares of Computer-und Serviceverwaltungs AG ("COSS") and certain assets of IMP Innovative Medientechnik-und Planungs-GmbH ("IMP") in October 1995, the Company charged to operations $8,500,000 of in-process research and development. As part of the Company's acquisition of substantially all of the assets of Denim Software L.L.C., the Company charged to operations $9,800,000 of in-process research and development.

(5) In the fourth quarter of fiscal 1996, the Company recorded a pre-tax restructuring charge of $15,000,000. See Note 17 of Notes to the Company's consolidated financial statements.

(6) The results of operations for fiscal 1993 and 1994 include charges of $152,000 and $1,366,000, respectively, for litigation and related settlement expenses in connection with the Company's litigation and arbitration with Softimage.

(7) The results of operations for fiscal 1996 includes a charge of $2,506,000 to operations for legal costs associated with defending the class action lawsuits. In fiscal 1997, an additional charge of $6,500,000 was recorded to accrue the anticipated costs of settling all three lawsuits under the agreement-in-principle. See Note 5 of Notes to Company's consolidated financial statements.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion should be read in conjunction with the consolidated financial statements and Notes thereto included elsewhere herein.

    The success of the Company is subject to a number of risks and uncertainties, including, without limitation, the Company's ability to successfully develop, introduce and gain customer acceptance of existing and new or enhanced products; the need for the continued development of the market for the Company's systems; the ability of the Company to expand its current market to include additional applications and develop new products for related markets; the risk that as the Company enters new markets, the distribution channels, technical requirements and levels and basis of competition may be different from those in the Company's current markets; the presence of competitors with greater financial, technical, manufacturing, marketing and distribution resources; the risk that the products and technologies acquired by the Company through acquisitions will not be successful, achieve market acceptance or be successfully integrated with the Company's existing products and business; the risk of quarterly fluctuations in the Company's operating results; the risk of the Company's reliance on SGI for the workstations included in the Company's systems including the impact of the timing of the development and release of SGI products as well as unforeseen difficulties associated with adapting the Company's products to future SGI products; the risk that the Company derives a significant portion of its revenues from foreign sales; the Company's reliance principally on unregistered copyrights and trade secrets to protect its intellectual property; the risk that the Company's direct sales efforts may compete with those of its indirect channels; the risk of the Company's reliance on SGI as the sole source for video input/output cards used in the Company's systems and the risk resulting from the requirement of the Company's OnLINE software for a videographic card manufactured solely by Truevision, Inc.; the Company's dependence on key management and technical employees; market price fluctuations due to quarter-to-quarter variations in the Company's operating results, announcements of technological innovations or new products by the Company or its competitors and the historical fluctuations in market prices of technology companies generally; the risk that the litigation settlement agreement-in-principle will not be consummated and that the Company will not be successful in its continued defense of the three class action lawsuits; and other risks detailed from time to time in the Company's filings with the Commission, including this Form 10-K.

    Information provided by the Company from time to time including statements in this Form 10-K which are not historical facts, are so-called forward-looking statements, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and releases of the Securities and Exchange Commission. In particular, statements contained in the "Management's Discussion and Analysis of Financial

Condition and Results of Operations" which are not historical facts (including, but not limited to, statements regarding the Company's anticipated cost of revenues, statements regarding the adequacy of cash to meet operations, statements concerning anticipated expense levels and such expenses as a percentage of revenues, statements about the portion of revenues from customers outside North America, and the implementation of the restructuring plan), "Business -- Overview and Recent Developments," "-- Other Products and Products Under Development," "-- Marketing and Sales," "-- Proprietary Rights,"
"-- Manufacturers and Suppliers,"
"-- Competition," "-- Employees" and "Legal Proceedings" which are not historical facts may constitute forward-looking statements. The Company's actual future results may differ significantly from those stated in any forward-looking statements. Factors that may cause such differences include, but are not limited to, the factors discussed immediately above and below under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations--Certain Factors That May Affect Future Results," and elsewhere in this Form 10-K, as well as from time to time in the Company's other filings with Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1996.

OVERVIEW

    GENERAL

    The Company's revenues consist of product revenues (including licensing of its software, sales of the Company's proprietary hardware, and resale of third party hardware) and revenues from maintenance and other services (including consulting and training). For all periods presented, the Company has recognized revenue in accordance with Statement of Position 91-1, entitled "Software Revenue Recognition," issued by the American Institute of Certified Public Accountants. In accordance with this statement, in cases where the Company has delivered hardware and/or software to customers and has insignificant or noncritical vendor obligations related to these deliveries, the revenue attributable to such obligations has been deferred until such obligations have been fulfilled.

    LITIGATION SETTLEMENT AGREEMENT-IN-PRINCIPLE

    On May 29, 1996, June 13, 1996 and April 29, 1997 certain of the Company's shareholders filed class action lawsuits alleging violations of federal securities laws and other claims against the Company and certain of its officers and directors, among others. The three lawsuits were filed in the Superior Court of the State of California, the United States District Court, District of Massachusetts and the United States District Court, Northern District of California, respectively. On August 12, 1997 the Company announced that it had reached an agreement-in-principle to settle all three of the shareholder class action litigations. The proposed $10.8 million settlement will require Discreet Logic to contribute approximately $7.4 million from its own funds, with the remainder provided by insurance. The settlement is subject to the signing of a definitive settlement agreement and to final court approval of the proposed settlement. There can be no assurance that the settlement will be consummated and that the Company will not have to continue its defense of the lawsuits. Should the proposed settlement not be consummated or finally approved for any reason, the Company intends to defend the lawsuits vigorously.

    RECENT ACQUISITIONS

    On June 12, 1997, the Company, through its wholly-owned subsidiary 3380491 Canada Inc. ("Acquisition Sub"), acquired substantially all of the assets and assumed certain liabilities of Denim pursuant to the terms of an Asset Purchase Agreement dated as of June 12, 1997, among Acquisition Sub, Denim, Sam Khulusi, Frank Khulusi, Westco Denim Investments Group, Ltd., a California limited partnership, and Frank Khulusi Family Limited Partnership, a California limited partnership. The purchased assets consisted primarily of Denim software products, including ILLUMINAIRE Paint, ILLUMINAIRE Composition and ILLUMINAIRE Studio and related know-how and goodwill. The aggregate purchase price for the assets was comprised of (i) approximately $9,126,000 in cash, (ii) the assumption of certain enumerated liabilities in an amount equal to no more than approximately $2,209,000 in the aggregate, and (iii) the assumption of certain on-going obligations under certain existing contracts of Denim. At closing, cash consideration, of approximately $9,126,000, and certain liabilities, of approximately $655,000 were paid. The cash used by the Company to fund the acquisition was derived primarily from cash flow from operations. The transaction was accounted for as a purchase. The Company incurred a one-time charge of $9,800,000, or $0.35 per share for in-process research and development, purchased and expensed in its fourth fiscal quarter ended June 30, 1997 based on an independent appraisal. The terms of the transaction and the consideration received by Denim were the result of arms-length negotiations between the representatives of Discreet Logic and Denim. Denim developed Apple Macintosh and Microsoft Windows NT-based paint and compositing software for producing effects, interactive content and graphics design.

    On July 15, 1997, the Company acquired all of the outstanding shares of capital stock of D-Vision pursuant to a Stock Purchase Agreement dated as of July 10, 1997, among the Company, D-Vision, the former stockholders of D-Vision the Selling Stockholders and certain other individuals. As a result of the D-Vision Acquisition, the Company acquired the D-Vision OnLINE and PRO software products for non-linear video and digital media editing solutions including related know-how and goodwill. The purchase price was paid in a combination of 555,000 newly issued Discreet Logic common shares and approximately $10,750,000 in cash. In addition, approximately $4,000,000 of the cash consideration is being held in escrow until September 30, 1999, subject to (i) earlier release from escrow of up to $1,900,000 on September 30, 1998 and (ii) the resolution of any indemnification claims made by the Company pursuant to the Stock Purchase Agreement. The D-Vision Acquisition was accounted for as a purchase. The cash used by the Company to fund the acquisition was derived primarily from cash flow from operations. A substantial portion of the purchase price, net liabilities of D-Vision and transaction costs was allocated to purchased in-process research and development for which the Company expects to incur a one-time charge against earnings in the range of $20,000,000 to $21,000,000 ($0.70 to $0.73 per share), in the quarter ending September 30, 1997, based on an independent appraisal. The terms of the transaction and the consideration received by the D-Vision stockholders were the result of arms-length negotiations between the representatives of Discreet Logic and D-Vision. D-Vision develops Microsoft Windows NT-based non-linear, digital editing solutions.

    RESTRUCTURING

    During the fiscal year ended July 31, 1996, excluding a restructuring charge of $15,000,000 and its related tax effects, the Company incurred a net loss of approximately $31,000,000 on revenues of approximately $83,997,000. During the second half of fiscal 1996, the Company identified a number of difficulties and developments facing its business, including, (1) softening of market demand in its core high end visual effects market segment, (2) delays by the Company in introducing new products aimed at new market segments, (3) inventory build-up in anticipation of continued high sales in its core market segment and high growth in its new market segments, (4) expense and headcount build-up in anticipation of continued high sales in its core market segment and high growth in new market segments, (5) the disruption caused by platform changes by the Company's key supplier, and (6) greater use of third party financing by customers. In addition, during the second half of fiscal 1996, several of the Company's senior executives resigned to pursue other opportunities.

    In response to the financial results and other developments facing the business, the Company developed a restructuring plan during the fourth fiscal quarter of 1996. The focus of the Company's restructuring plan was to solidify its senior management team; reduce operating expenses through a 28% reduction of its workforce and the closure of its Cambridge, Massachusetts, Connecticut, London and Innsbruck offices; consolidate software research and development activities in Montreal; discontinue the AIR, PURE, SLICE and DIPLOMAT product lines; and restructure its sales force to emphasize indirect sales channels. While the Company began implementation of its restructuring plan in the fourth fiscal quarter of 1996 and had substantially completed the implementation of the plan at the end of fiscal 1997, the Company still has approximately $4,272,000 in restructuring reserves primarily for the estimated cost of terminating leases, resolving outstanding severance issues, and the legal and taxation winding down of several subsidiaries.

    CHANGE IN FISCAL YEAR

    On January 9, 1997, the Board of Directors of the Company approved the change of the Company's fiscal year end from July 31 to June 30. This change was effective beginning with the Company's second fiscal quarter of 1997. The consolidated financial statements are presented for the eleven month period ended June 30, 1997 and the twelve month periods ended July 31, 1996 and 1995. The Company prepares consolidated financial statements, remeasures accounts in foreign currencies to reflect changes in exchange rates and examines and adjusts certain reserve accounts at the end of each quarter. Therefore, it is not practicable to recast the prior fiscal year's results to reflect the current eleven month fiscal period. Consequently, the results for the eleven month period ended June 30, 1997 are not directly comparable with those for the twelve month periods ending July 31, 1996 and 1995 and the current eleven month period's results are not necessarily indicative of results for a full fiscal year.

RESULTS OF OPERATIONS

    The following table sets forth the percentages of total revenues represented by certain line items in the statement of operations:

                                                                             ELEVEN
                                                           YEAR              MONTHS
                                                      ENDED JULY 31,         ENDED
                                                    -------------------     JUNE 30,
                                                      1995       1996         1997
                                                    --------   --------   ------------
Total revenues....................................      100%       100%         100%
Cost of revenues..................................       46         59           47
                                                        ---        ---          ---
  Gross profit....................................       54         41           53
                                                        ---        ---          ---
Operating expenses:
  Research and development........................        6         20           10
  Sales and marketing.............................       19         31           23
  General and administrative......................        8         13            6
  Write-off of purchased research and
    development...................................       --         10           10
  Restructuring expense...........................       --         18           --
  Litigation and related settlement expense.......       --          3            6
                                                        ---        ---          ---
    Total operating expenses......................       33         95           55
                                                        ---        ---          ---
    Operating income (loss).......................       21        (54)          (2)
Other income (expense)............................        0          3            1
                                                        ---        ---          ---
Income (loss) before income taxes and minority
  interest........................................       21        (51)          (1)
Provision for income taxes........................        9          2            6
                                                        ---        ---          ---
Net income (loss) before minority interest........       12        (53)          (7)
Minority interest.................................        0         --           --
                                                        ---        ---          ---
  Net income (loss)...............................       12%       (53)%         (7)%
                                                        ---        ---          ---

    FISCAL YEARS ENDED JUNE 30, 1997 AND JULY 31, 1996

    TOTAL REVENUES. Total revenues were $101,924,000 for the eleven month period ended June 30, 1997 and $83,997,000 for the year ended July 31, 1996. Despite the fact that fiscal 1997 was an eleven month period, total revenues increased in fiscal 1997 over total revenues for fiscal 1996 due to new product offerings during the year, namely FIRE and FLINT RT, as well as wider acceptance of the Company's premier resolution-independent effects system, INFERNO, and a growing installed base. Revenues from FLAME systems, including software and hardware, were $26,159,000 (26% of total revenues) and $44,745,000 (53% of total revenues) for the eleven month period ended June 30, 1997 and the twelve month period ended July 31, 1996, respectively. The decline in FLAME revenues, both in amount and as a percentage of total revenues, was primarily a result of an aggressive program in the three months ended October 31, 1996 which included significant discounting designed to reduce inventory on hand at the end of fiscal 1996, and the wider acceptance of the Company's premier resolution-independent effects system, INFERNO, which began to ship commercially in October 1995. Revenues from INFERNO systems, including software and hardware, were $16,161,000 (16% of total revenues) and $8,887,000 (11% of total revenues) for the eleven month period ended June 30, 1997 and the twelve month period ended July 31, 1996, respectively. The decline in FLAME revenues was also offset by an increase in FLINT revenues due to the initial commercial shipment of FLINT RT. Revenues from FLINT (including FLINT RT) systems, including software and hardware, were $17,263,000 (17% of total revenues) and $14,068,000 (17% of total revenues) for the eleven month period ended June 30, 1997 and the twelve month period ended July 31, 1996, respectively. Revenues from FIRE systems, including software and hardware, were $26,482,000 (26% of total revenues) during the eleven month period ended June 30, 1997, the first period it was commercially available. Revenues from VAPOUR and FROST systems, including software and hardware, were $2,253,000 (2% of total revenues) and $4,784,000 (6% of total revenues) for the eleven month period ended June 30, 1997 and the twelve month period ended July 31, 1996, respectively. Due to the high average sales price, the timing of purchase orders and the lengthy sales cycle of VAPOUR and FROST systems, a limited number of sales of these systems could account for a significant amount of revenues. The decline in VAPOUR and FROST revenues is attributable to the fact that the 1996 revenues include the sale of several large systems.

    Software-only revenues were $7,495,000 (7% of total revenues) and $4,564,000 (5% of total revenues) for the eleven month period ended June 30, 1997 and the twelve month period ended July 31, 1996, respectively. Hardware-only revenues, consisting primarily of the sale of disk arrays and other peripherals, were $6,639,000 (7% of total revenues) and $4,938,000 (6% of total revenues) for the eleven month period ended June 30, 1997 and the twelve month period ended July 31, 1996, respectively. System revenues, which include software and hardware, were $74,183,000 (73% of total revenues) and $63,183,000 (75% of total revenues) for the eleven month period ended June 30, 1997 and the twelve month period ended July 31, 1996, respectively. The fluctuations in software-only, hardware-only and system revenues are primarily due to the high average sales price of the Company's products, such that a limited number of sales can account for a substantial portion of total revenues. The increase in software-only revenues as a percentage of total revenues resulted from more revenues in fiscal 1997 being derived from the Company's indirect sales channel which primarily purchases only software from the Company.

    Maintenance revenues were $9,728,000 (10% of total revenues) and $6,483,000 (8% of total revenues) for the eleven month period ended June 30, 1997 and the twelve month period ended July 31, 1996, respectively. Maintenance revenues increased due to the increased installed base of the Company's FLAME, INFERNO and FLINT systems as well as the development of an installed base for the Company's FIRE systems. Other revenues were $3,878,000 (4% of total revenues) and $4,829,000 (6% of total revenues) for the eleven month period ended June 30, 1997 and the twelve month period ended July 31, 1996, respectively. Other revenues for all periods consisted primarily of rentals, systems integration, and training services provided to customers. Other revenues decreased in the eleven month period ended June 30, 1997 as compared to the twelve month period ended July 31, 1996, due to the decrease in rentals of the Company's FLAME systems.

    Revenues from customers outside of North America were $58,171,000 (57% of total revenues) and $47,711,000 (57% of total revenues) for the eleven month period ended June 30, 1997 and the twelve month period ended July 31, 1996, respectively. The Company is continuing to develop its direct and indirect distribution channels in North America, Asia and Europe. The Company expects that revenues from customers outside of North America will continue to account for a substantial portion of its revenues and, as a percentage of total revenues, remain approximately the same.

    COST OF REVENUES. Cost of revenues consists primarily of the cost of hardware sold (mainly workstations manufactured by Silicon Graphics Inc. ("SGI")), cost of hardware service contracts, cost of integration and hardware assembly, cost of service personnel and the facilities, computing, benefits and other administrative costs allocated to such personnel and the provision for inventory reserves. Cost of revenues was $47,571,000 (47% of total revenues) and $49,333,000 (59% of total revenues) for the eleven month period ended June 30, 1997 and the twelve month period ended July 31, 1996, respectively. The decrease in cost of revenues as a percentage of total revenues was a result of the following factors: (1) the Company's growing penetration into the Asian market where customers typically purchase only software or software and storage media bundles, (2) the SGI workstation component of cost of revenues declined as the Company's installed base purchased additional software and storage media to add on to existing workstations, and (3) provisions to write inventories down to their net realizable values were lower for the eleven month period ended June 30, 1997 as compared to the twelve month period ended July 31, 1996. The Company believes that cost of revenues, as a percentage of total revenues, will remain approximately the same.

    RESEARCH AND DEVELOPMENT. Research and development expenses consist primarily of the cost of research and development personnel and the facilities, depreciation on research and development equipment, amortization of acquired technologies, computing, benefits and other administrative costs allocated to such personnel. Expenditures for research and development, after deducting Canadian federal and provincial tax credits, were $9,708,000 (10% of total revenues) and $16,902,000 (20% of total revenues) for the eleven month period ended June 30, 1997 and the twelve month period ended July 31, 1996, respectively. The decrease in research and development expenses, after deducting tax credits, was a result of the following factors: (1) the provision, in the amount of $2,500,000, recorded during the quarter ended April 30, 1996, to reflect the uncertainty regarding the realizability of the Company's investment in the preferred shares of Essential Communications Corporation and (2) the implementation of the Company's restructuring plan which included the reduction of personnel, closure of certain research and development offices, and consolidation of software research and development in its Montreal headquarters during the fourth fiscal quarter of 1996 and the eleven month period ended June 30, 1997. See Note 15 and 17 to Notes to the Company's consolidated financial statements. These decreases were partially offset by general salary increases. Research and development costs are expensed as incurred. Software development costs are considered for capitalization once technical feasibility has been established. The Company has not capitalized any software development costs to date. See Note 2(e) of Notes to the Company's consolidated financial statements. Certain research and development expenditures are incurred substantially in advance of related revenue and in some cases do not generate revenues. The Company expects that research and development expenses will increase from their current levels. However, should revenues increase, the Company believes that research and development expenses should remain approximately the same as a percentage of total revenues.

    The Company is entitled to research and development incentives in the form of income tax credits from the Canadian federal government and from the Province of Quebec. These income tax credits are earned based upon qualified Canadian research and development salaries and other qualified research and development expenditures. The Company also earns income tax credits from the Canadian federal government based upon qualified research and development equipment purchases and has recorded such credits as a reduction of the carrying value of the equipment when such credits are realized. See Note 7 of Notes to the Company's consolidated financial statements.

    SALES AND MARKETING. Sales and marketing expenses consist primarily of salaries, commissions and related benefits, facilities and administrative costs allocated to the Company's sales and marketing personnel, tradeshow expenses and dealer commissions. Sales and marketing expenses were $23,206,000 (23% of total revenues) and $26,088,000 (31% of total revenues) for the eleven month period ended June 30, 1997 and the twelve month period ended July 31, 1996, respectively. The decrease in sales and marketing expenses resulted primarily from the implementation of the Company's restructuring plan, which included a reduction of personnel and the closure of the Florida sales office and the relocation of the New York demonstration center during the fourth fiscal quarter of 1996. These decreases were partially offset by the continued expansion of the Company's direct and indirect sales organization, including the operating costs of domestic sales offices and foreign subsidiaries. The Company expects that sales and marketing expenses will increase from their current levels. However, should revenues increase, the Company believes that sales and marketing expenses, as a percentage of total revenues, should decrease.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses include the costs of finance, accounting, human resources, facilities, corporate information systems, legal and other administrative functions of the Company and reserves for doubtful accounts receivable. General and administrative expenses were $6,396,000 (6% of total revenues) and $10,582,000 (13% of total revenues) for the eleven month period ended June 30, 1997 and the twelve month period ended July 31, 1996, respectively. The decrease in general and administrative expenses resulted primarily from the implementation of the Company's restructuring plan which included a reduction of administrative personnel as well as the closure of administrative offices in Cambridge, Massachusetts. Additionally, in fiscal 1996, the Company provided approximately $3,300,000 in reserves for potentially uncollectible accounts receivable and provided $830,000 to reflect certain recourse provisions associated with third party financing arrangements, and reduced the carrying value of a building purchased in Montreal by CDN$500,000 (approximately $365,000) to reflect the value expected to be realized upon sale. The Company expects that general and administrative expenses should increase from their current levels. However, should revenues increase the Company expects that general and administrative expenses, as a percentage of total revenues, should remain approximately the same.

    CHARGE FOR PURCHASED RESEARCH AND DEVELOPMENT. In connection with the acquisition of substantially all of the assets of Denim Software L.L.C., the Company expensed $9,800,000 (10% of total revenues) of in-process research and development during the eleven month period ended June 30, 1997. During fiscal 1996, in connection with the COSS/IMP acquisition, the Company expensed $8,500,000 (10% of total revenues) of in-process research and development. See
Note 15 of Notes to the Company's consolidated financial statements.

    RESTRUCTURING EXPENSE. In the fourth quarter of fiscal 1996, the Company recorded a restructuring expense of $15,000,000 (18% of total fiscal 1996 revenues). The focus of the Company's restructuring plan was to solidify its senior management team, reduce operating expenses through workforce reductions and office closings, consolidate software research and development activities in Montreal, discontinue certain product lines, and restructure its sales force to emphasize indirect sales channels. While the Company began implementation of its restructuring plan in the fourth fiscal quarter of 1996 and had substantially completed the implementation of the plan at the end of fiscal 1997, the Company still has $4,272,000 in restructuring reserves primarily for the estimated cost of terminating leases, resolving outstanding severance issues, and the legal and taxation winding down of several subsidiaries. See Note 17 to Notes of the Company's consolidated financial statements.

    LITIGATION AND SETTLEMENT. In August of 1997, the Company announced an agreement-in-principle to settle all three of the class action shareholder lawsuits outstanding against it for $10,800,000. In the fiscal year ended July 31, 1996, the Company had provided a $2,506,000 (3% of total revenues) litigation reserve for legal costs associated with defending the class action lawsuits. During the eleven month period ended June 30, 1997, the Company recorded a provision of $6,500,000 (6% of total revenues) to accrue the additional estimated settlement costs to be borne by the Company, should the agreement-in-principle be consummated. See Note 5 of Notes to the Company's consolidated financial statements.

    OTHER INCOME (EXPENSE). Other Income (Expense) consists primarily of foreign currency gains and losses and interest income and expense. Foreign currency translation losses were $188,000 during the eleven month period ended June 30, 1997 compared to gains of $179,000 during the year ended July 31, 1996. These gains and losses are primarily the result of the Company and each subsidiary translating intercompany balances denominated in a currency other than its own functional currency. These balances are remeasured into the functional currency of each company every reporting period. This remeasurement results in either unrealized gains or losses depending on the exchange rate fluctuation between the functional currency of each company and the currency in which the monetary asset or liability is denominated.

    PROVISION FOR INCOME TAXES. The Company's provision for income taxes was approximately $6,489,000 and $1,435,000 for the eleven month period ended June 30, 1997 and the twelve month period ended July 31, 1996, respectively. The provision for all periods was based on the Canadian federal statutory rate of 38% and reflects the impact of various tax credits and foreign taxes. The tax provision for these periods resulted from taxable earnings in jurisdictions where the Company did not have available tax loss carryforwards partially offset by the realization of the benefit for some prior year tax losses for which no benefit was previously recorded. In both fiscal years, the Company recorded charges for acquired in-process research and development for which no benefit was recorded due to the uncertainty of realizing any future tax benefit associated with these charges. In addition, in fiscal 1997, the Company recorded a provision for estimated litigation settlement costs for which no tax benefit was recorded because of the uncertainty of realizing any tax benefit associated with this charge. See Note 11 of Notes to the Company's consolidated financial statements. As of June 30, 1997, the Company had available approximately $15,150,000 of cumulative foreign net operating loss carryforwards which may be available to reduce future income tax liabilities.

    FISCAL YEARS ENDED JULY 31, 1996 AND JULY 31, 1995

    TOTAL REVENUES. Total revenues were $83,997,000 in fiscal 1996, an increase of 30% from $64,549,000 in fiscal 1995. Despite this increase, total revenues in fiscal 1996 were significantly below management's expectations, resulting in an operating loss of $44,914,000 in fiscal 1996 compared to operating income of $13,460,000 in fiscal 1995. The revenue shortfall was due primarily to softening of demand in the high end visual effects market segment, delays by the Company in introducing new products aimed at new market segments, as well as the announcement by SGI of a new Onyx workstation approximately two weeks prior to January 31, 1996 which caused the Company to offer substantial discounts and other favorable terms regarding its then current inventory of SGI workstations. Revenues in fiscal 1996 were also affected by a decline of 14% in sales of FLAME systems, from $52,147,000 in fiscal 1995 to $44,745,000 in fiscal 1996. The decline in FLAME sales was offset by a 93% increase in sales of FLINT systems, including software and hardware, from $7,303,000 in fiscal 1995 to $14,068,000 in fiscal 1996. This continued growth in FLINT sales is primarily a result of the release of the Indigo2 Impact by SGI, the Company's related release of the upgraded FLINT software, and continued market penetration. Although FLINT sales increased during fiscal 1996, FLINT revenues were less than management's expectations, primarily due to the unavailability of SGI Indigo2 Impact texture memory to the Company's distributors which caused customers to delay purchasing FLINT. In addition, revenues increased in fiscal 1996 as a result of sales of INFERNO, VAPOUR, and FROST systems and software, which were not sold in fiscal 1995. Full commercial shipments of INFERNO systems began in October 1995 (including the recognition in October 1995 of approximately $800,000 of previously deferred revenue of INFERNO software). The VAPOUR and FROST technology was purchased in the October 1995 acquisition of COSS/IMP. Hardware revenues, consisting primarily of the resale of SGI workstations and assembly and sale of disk arrays and other peripherals, constituted 55% and 62% of total revenues fiscal 1996 and 1995, respectively, of which 34% and 39% of total revenues, respectively, were attributable to SGI hardware. This decrease was primarily due to a higher percentage of revenues during fiscal 1996 derived from software-only sales, the recognition of the previously deferred INFERNO software revenue as noted above, and the increase in support and other revenues as a percentage of total revenues in fiscal 1996 as discussed below.

    Maintenance revenues were $6,483,000 (8% of total revenues) in fiscal 1996, an increase of 178% from $2,330,000 (4% of total revenue) in fiscal 1995. Maintenance revenues increased due to the increased installed base of the Company's FLAME and FLINT systems in fiscal 1996. Other revenues were $4,829,000 (6% of total revenues) in fiscal 1996, an increase of 98% from $2,440,000 (4% of total revenue) for the same period in fiscal 1995. Other revenues for all periods consisted primarily of rentals, systems integration, and training services provided to customers. This increase was attributable to increased sales and rentals of the Company's systems in fiscal 1996.

    Revenues from customers outside of North America were $47,711,000 in fiscal 1996, an increase of 64% from $29,033,000 in fiscal 1995, and accounted for approximately 57% of total revenues in fiscal 1996, compared with approximately 45% in fiscal 1995. During fiscal 1995 and fiscal 1996, the Company expanded its direct sales force and distribution channels in Europe and the Pacific Rim at a greater rate than in North America which resulted in revenues from customers outside of North America increasing at a higher rate than revenues from customers inside North America.

    COST OF REVENUES. Cost of revenues was $49,333,000 in fiscal 1996, as compared to $29,609,000 in fiscal 1995, an increase of 67%. Cost of revenues was 59% and 46% of total revenues for fiscal 1996 and 1995, respectively. The increase as a percentage of total revenues was due to fixed costs in cost of revenues being a larger percentage of revenues in fiscal 1996 due to the Company's increased support, integration and manufacturing activities in anticipation of higher revenues as well as increased discounting of the selling price of the Company's products in fiscal 1996 due to competitive pressures. In addition, the Company recorded $5,345,000 in inventory reserves to reflect estimates of net realizable value and realized lower margins on SGI workstations in fiscal 1996, primarily as a result of platform changes by SGI. Without the inventory reserves, cost of revenues in fiscal 1996 would have been 52% of total revenues.

    RESEARCH AND DEVELOPMENT. Expenditures for research and development, after deducting Canadian federal and provincial tax credits, were $16,902,000 in fiscal 1996, an increase of 319% from $4,037,000 in fiscal 1995. Research and development expenses, after deducting tax credits, were 20% and 6% of total revenues for fiscal 1996 and 1995, respectively. Canadian federal and provincial tax credits were $711,000 and $545,000 for fiscal 1996 and 1995, respectively. The increases in expenditures for both periods were due primarily to the hiring of additional software engineers to develop and enhance the Company's existing products and to develop new products, as well as an increase in depreciation due to additional purchases of development equipment required for the additional personnel. In connection with the investment in Essential Communications Corporation, the

Company charged $2,500,000 of research and development expense in its third fiscal quarter of 1996 due to the uncertainty regarding the realizability of the investment in the preferred shares. Without the write-off, research and development expenses in fiscal 1996 would have been 17% of total revenues. See
Note 15 to Notes to the Company's consolidated financial statements.

    SALES AND MARKETING. Sales and marketing expenses were $26,088,000 in fiscal 1996, an increase of 107% from $12,588,000 in fiscal 1995. Sales and marketing expenses as a percentage of total revenues were 31% and 19% for fiscal 1996 and 1995, respectively. These increases resulted primarily from the continued expansion of the Company's direct sales organization, including the opening of domestic sales offices and foreign subsidiaries, the payment of sales commissions on increasing sales volumes and increased presence at major tradeshows.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses were $10,582,000 in fiscal 1996, an increase of 118% from $4,855,000 in fiscal 1995.
General and administrative expenses as a percentage of total revenues were 13% and 8% for fiscal 1996 and 1995, respectively. These increases resulted from hiring several senior executive officers, as well as additional finance, accounting and administrative personnel. The increase also reflected general salary increases, increased occupancy expenses as the Company hired additional staff and increased professional fees and insurance premiums associated with the growth of the Company's infrastructure. In addition, the Company provided approximately $3,300,000 in reserves for potentially doubtful accounts receivable in fiscal 1996, and provided $830,000 to reflect certain recourse provisions in and other risks associated with certain third party financing arrangements implemented in the third and fourth fiscal 1996 quarters. Also, in its third quarter of fiscal 1996, the Company reduced the carrying value of a building purchased in Montreal by CDN$500,000 (approximately $365,000) to reflect the amount expected to be realized upon sale.

    CHARGE FOR PURCHASED RESEARCH AND DEVELOPMENT. In connection with the COSS/IMP acquisition, the Company expensed $8,500,000 of in-process research and development. This write-off represented approximately 10% of total revenues for fiscal 1996. See Note 15 of Notes to the Company's consolidated financial statements.

    RESTRUCTURING EXPENSE. In the fourth quarter of fiscal 1996, the Company recorded a restructuring expense of $15,000,000, representing approximately 18% of total revenues for the fiscal 1996. The focus of the Company's restructuring plan is to solidify its senior management team, reduce operating expenses through workforce reductions and office closings, consolidate research and development activities in Montreal, the discontinuance of certain product lines, and restructure its sales force to emphasize indirect sales channels. The Company began implementation of its restructuring plan in the fourth fiscal quarter of 1996. See Note 17 to Notes of the Company's consolidated financial statements.

    LITIGATION. In the three months ended July 31, 1996, the Company provided a $2,506,000 litigation reserve for legal costs associated with defending the class action lawsuits. See Note 5 of Notes to the Company's consolidated financial statements.

    OTHER INCOME (EXPENSE). Other Income (Expense) primarily consists of foreign currency gains and losses and interest income.

    PROVISION FOR INCOME TAXES. The Company's provision for income taxes for fiscal 1996 was $1,435,000 compared to $5,490,000 for fiscal 1995. The provision/benefit for all periods was based on the Canadian federal statutory rate of 38% and reflects the impact of various tax credits, the effect of not utilizing foreign subsidiaries' tax losses and the effect of the foreign taxes. As of July 31, 1996, the Company had $27,460,000 of foreign net cumulative operating loss carryforwards which may be available to reduce further income tax liabilities in those jurisdictions. The tax benefits of those tax carryforwards have not been recognized due to the uncertainty of realizing the future tax benefit. See Note 11 of Notes to the Company's consolidated financial statements.

QUARTERLY RESULTS OF OPERATIONS

    The following tables set forth certain quarterly financial data for each of the eight most recent quarters in the period ended June 30, 1997, together with such data as a percentage of total revenues. The quarterly information presented is unaudited. In the opinion of management, the unaudited quarterly information has been prepared on the same basis as the annual audited consolidated financial statements and includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the information for the periods presented. Operating results for any quarter are not necessarily indicative of results for any future period.

                                                        QUARTER ENDED                             TWO MONTHS      QUARTER ENDED
                                --------------------------------------------------------------      ENDED      --------------------
                                OCTOBER 31,   JANUARY 31,   APRIL 30,   JULY 31,   OCTOBER 31,   DECEMBER 31,  MARCH 31,  JUNE 30,
                                   1995          1996         1996        1996        1996           1996        1997       1997
                                -----------   -----------   ---------   --------   -----------   ------------  ---------  ---------
                                                                          (in thousands)
Total revenues................  $   25,044    $   25,225    $ 14,677    $ 19,052   $   23,263    $   16,833    $ 27,044   $ 34,784
Cost of revenues..............      10,564        13,752      12,008      13,009       12,287         8,003      11,255     16,026
                                -----------   -----------   ---------   --------   -----------   ------------  ---------  ---------
Gross profit..................      14,480        11,473       2,669       6,043       10,976         8,830      15,789     18,758
                                -----------   -----------   ---------   --------   -----------   ------------  ---------  ---------
Operating expenses:
Research and development......       2,371         3,522       6,567       4,442        2,678         1,575       2,746      2,709
Sales and marketing...........       5,433         6,153       7,224       7,278        6,017         4,610       6,534      6,045
General and administrative....       1,542         2,022       4,016       3,002        1,516         1,189       1,842      1,849
Write-off of purchased
  research and development....       8,500            --          --                       --            --       9,800
                                                                            ----
Restructuring expense.........          --            --          --      15,000           --            --          --         --
Litigation and Related
  Settlement Expenses.........          --            --          --       2,506                         --       6,500
                                                                                         ----
                                -----------   -----------   ---------   --------                 ------------  ---------  ---------
                                                                                   -----------
Total operating expenses......      17,846        11,697      17,807     (32,228)      10,211         7,374      11,122     26,903
                                -----------   -----------   ---------   --------   -----------   ------------  ---------  ---------
Operating income (loss).......      (3,366)         (224)    (15,138)    (26,185)         765         1,456       4,667     (8,145)
Total other income
  (expense)...................         275         1,495      (1,334)      1,771         (925)        1,819          46         51
                                -----------   -----------   ---------   --------   -----------   ------------  ---------  ---------
Income (loss) before income
  taxes.......................      (3,091)        1,271     (16,472)    (24,414)        (160)        3,275       4,713     (8,094)
Provision (benefit) for income
  taxes.......................       2,117           496      (1,363)        186          652         1,310       1,674      2,853
                                -----------   -----------   ---------   --------   -----------   ------------  ---------  ---------
Net income (loss).............  $   (5,208)   $      775    $(15,109)   $(24,600)  $     (812)   $    1,965    $  3,039   $(10,947)
                                -----------   -----------   ---------   --------   -----------   ------------  ---------  ---------
                                -----------   -----------   ---------   --------   -----------   ------------  ---------  ---------

                                                        QUARTER ENDED                             TWO MONTHS      QUARTER ENDED
                                --------------------------------------------------------------      ENDED      --------------------
                                OCTOBER 31,   JANUARY 31,   APRIL 30,   JULY 31,   OCTOBER 31,   DECEMBER 31,  MARCH 31,  JUNE 30,
                                   1995          1996         1996        1996        1996           1996        1997       1997
                                -----------   -----------   ---------   --------   -----------   ------------  ---------  ---------
Total revenues................         100%          100%        100%       100%          100%        100%         100%        100%
Cost of revenues..............          42            55          82         68            53          48           42          46
                                       ---           ---         ---        ---           ---         ---          ---         ---
    Gross profit..............          58            45          18         32            47          52           58          54
                                       ---           ---         ---        ---           ---         ---          ---         ---
Operating expenses:
  Research and development....           9            14          45         23            12           9           10           8
  Sales and marketing.........          22            24          49         38            26          27           24          17
  General and
    administrative............           6             8          27         16             6           7            7           5
  Write-off of purchased
    research and
    development...............          34            --          --         --            --          --           --          28
                                       ---           ---         ---        ---           ---         ---          ---         ---
  Restructuring expense.......          --            --          --         79            --          --           --          --
  Litigation and Related
    Settlement Expenses.......          --            --          --         13            --          --           --          19
                                       ---           ---         ---        ---           ---         ---          ---         ---
    Total operating
      expenses................          71            46         121        169            44          43           41          77
                                       ---           ---         ---        ---           ---         ---          ---         ---
    Operating income (loss)...         (13)           (1)       (103)      (137)            3           9           17         (23)
Total other income
  (expense)...................           1             6          (9)         9            (4)         11           --          --
                                       ---           ---         ---        ---           ---         ---          ---         ---
Income (loss) before income
  taxes.......................         (12)            5        (112)      (128)           (1)         20           17          23
Provision (benefit) for income
  taxes.......................           9             2          (9)         1             3           8            6           8
                                       ---           ---         ---        ---           ---         ---          ---         ---
    Net income (loss).........         (21)%           3%       (103)%     (129)%          (4)%        12%          11%        (31)%
                                       ---           ---         ---        ---           ---         ---          ---         ---
                                       ---           ---         ---        ---           ---         ---          ---         ---

    The Company's revenues and operating results are subject to quarterly and other fluctuations. A limited number of systems sales may account for a substantial percentage of the Company's quarterly revenue due to of the high average sales price of such systems and the timing of purchase orders. Historically, the Company has generally experienced greater revenues during the period following the completion of NAB, which is typically held in April. The Company's expense levels are based, in part, on its expectations of future revenues. Therefore, if revenue levels are below expectations, particularly following NAB, the Company's operating results are likely to be adversely affected, as was the case for the three month periods ended April 30, 1996 and July 31, 1996. In addition, the timing of revenue is influenced by a number of other factors, including: the timing of individual orders and shipments, other industry trade shows, competition, seasonal customer buying patterns, changes in customer buying patterns in response to platform changes and changes in product development and sales and marketing expenditures. Because the Company's operating expenses are based on anticipated revenue levels and a high percentage of the Company's expenses are relatively fixed in the short term, variations in the timing of recognition of revenue could cause significant fluctuations in operating results from quarter to quarter and may result in unanticipated quarterly earnings shortfalls or losses. There can be no assurance that the Company will be successful in maintaining or improving its profitability or avoiding losses in any future period. The Company believes that quarter-to-quarter comparisons of its financial results are not necessarily meaningful and should not be relied upon as an indication of future performance.

LIQUIDITY AND CAPITAL RESOURCES

    The Company has funded its operations to date primarily through cash flow from operations (including deferred revenue and customer deposits), borrowings under its demand line of credit, capital leases, the private and public sales of equity securities, and the receipt of research and development tax credits from the Canadian federal government and the Province of Quebec. As of June 30, 1997, the Company had cash of approximately $31,668,000. Subsequent to year end, the Company amended its revolving demand line of credit with a bank under which the Company may borrow up to CDN$7,000,000 (approximately $5,085,000 at June 30,
1997). Advances under the line accrue interest monthly at the Canadian prime rate (4.75% at June 30, 1997) plus 0.25%. Additionally, the Company has a CDN$600,000 (approximately $436,000 at June 30, 1997) demand leasing facility, and a CDN$600,000 (approximately $436,000 at June 30, 1997) demand research and development tax credit facility. Advances under these facilities accrue interest monthly at the Canadian prime rate (4.75% at June 30, 1997) plus 1%. The line and facilities are secured by essentially all of the Company's North American assets. As additional security, the Company assigned to the bank its insurance on these assets. The Company is required to maintain certain financial ratios, including minimum levels of working capital, debt service coverage and equity to assets ratios. As of June 30, 1997, there were no amounts outstanding under the line of credit or the demand leasing and demand research and development tax credit facilities.

    The Company's operating activities, including research and development tax credits, provided cash of $26,012,000, used cash of $24,425,000, and provided cash of $8,304,000 in the eleven month period ended June 30, 1997, and the fiscal years ended July 31, 1996 and 1995, respectively. The principal sources of cash in the eleven month period ended June 30, 1997 were cash generated from operations, the decreases in inventory and in income taxes receivable, and the increases in accounts payable and accruals, deferred revenues and income taxes payable, offset by an increase in accounts receivable, when compared to the fiscal year ended July 31, 1996. Accounts receivable increased during fiscal 1997 as a result of the Company experiencing a greater level of sales and the timing of those sales being closer to the end of the fourth fiscal quarter as compared to the fourth fiscal quarter of 1996. Inventory decreased during fiscal 1997, as a result of an aggressive sales program during the three month period ended October 31, 1996, including system discounting, designed to reduce the inventory on hand at the end of fiscal 1996 as well as close monitoring of inventory throughout the eleven month period ended June 30, 1997. Accounts payable increased due to the increased level of hardware purchases required at the end of the fourth quarter of fiscal 1997 to meet the quarter's revenue demands. Accrued liabilities increased due to the provision recorded to accrue the estimated additional costs of settling the three class action lawsuits brought against the Company, should the agreement-in-principle to settle be consummated. This increase was partially offset by a decrease in the accrued restructuring expenses.

    The Company's investing activities used cash of $17,867,000, $24,223,000, and $6,754,000 in the eleven month period ended June 30, 1997, and the fiscal years ended July 31, 1996, and 1995, respectively. The principal uses of cash in fiscal 1997 were the acquisition of Denim Software L.L.C. (approximately $9,126,000) and the purchase of computer equipment and software, general office equipment, leasehold improvements and furniture and fixtures used in the operation of the Company's business. In fiscal 1996, the principal uses of cash were the acquisition of COSS/IMP (approximately $5,545,000), the purchase of the preferred shares of Essential Communications Corporation ($2,500,000), the purchase of land and an office building in London, England for L1,148,000 (or approximately $1,788,000), the purchase of land and an office building in Montreal, Quebec for CDN$1,730,000 (or approximately $1,250,000) and the purchase of computer equipment and software, general office equipment, leasehold improvements, and furniture and fixtures used in the operation of the Company's business. The principal uses of cash in fiscal 1995 were the purchase of computer equipment and software, general office equipment, leasehold improvements, and furniture and fixtures used in the operation of the Company's business.

    Financing activities provided cash of $1,479,000, $30,310,000 and $38,319,000 during the eleven months ended June 30, 1997, and the fiscal years ended July 31, 1996 and 1995, respectively. In the fiscal year ended June 30, 1997, cash was provided from common stock option exercises and the issuance of shares under the Employee Stock Purchase Plan. In fiscal 1996, cash was provided primarily from proceeds from the issuance of approximately 971,000 common shares in a secondary public offering which was completed in December 1995, proceeds from the repayment of subscriptions receivable, and proceeds from common stock option exercises less payment of capital lease obligations. In fiscal 1995, cash provided by financing activities was primarily from the receipt of the net proceeds of the Company's initial public offering.

    The Company incurred $6,265,000, $15,871,000 and $6,239,000 of capital expenditures during the eleven month period ended June 30, 1997, and the fiscal years ended July 31, 1996 and 1995, respectively, consisting primarily of computer equipment, software and general office equipment and leasehold improvements. In the fiscal year ended July 31, 1996, the Company purchased an office building and related land in London, England. The Company incurred L1,034,000 (or approximately $1,663,000), and L715,000 (or approximately $1,114,000) in capital expenditures during the fiscal years ended June 30, 1997 and July 31, 1996, respectively, for the refitting of the London property. In fiscal 1996, the Company also purchased an office building in Montreal, Quebec. The carrying values of the Montreal building and the London building were written down to their estimated fair market values and the buildings were classified as assets held for sale. In September 1997, the Company entered into an agreement to sell the Montreal office building for a price not materially different from its carrying value.

    As of June 30, 1997, the Company did not have any material commitments for capital expenditures. However, in July 1997, the Company entered into an agreement to acquire all of the outstanding common stock of D-Vision. This agreement resulted in a cash disbursement of approximately $10,750,000 in July 1997. In August 1997, the Company entered into an agreement-in-principle to settle the three outstanding class action lawsuits against it. This agreement-in-principle, should it be consummated, would require the Company to disburse approximately $7,400,000 from its own funds.

    The Company's ability to meet its future liquidity requirements is dependent upon its ability to operate profitably, or in the absence thereof, to obtain additional financings. The Company underwent a restructuring intended to decrease operating expenses, however there can be no assurance that the Company will not have to take further restructurings or be profitable in the future. Should the Company need to secure additional financing to meet its future liquidity requirements, there can be no assurance that the Company will be able to secure such financing, or that such financing, if available, will be on terms favorable to the Company. Subject to the factors discussed below in Certain Factors That May Affect Future Results, the Company believes that, with its current levels of working capital together with funds generated from operations, it has adequate sources of cash to meet its operations and capital expenditure requirements through fiscal 1998.

CERTAIN FACTORS THAT MAY AFFECT FUTURE RESULTS

    Information provided by the Company from time to time including statements in this Form 10-K which are not historical facts, are so-called forward-looking statements, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and releases of the Securities and Exchange Commission. In particular, statements contained in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" which are not historical facts (including, but not limited to, statements regarding the Company's anticipated cost of revenues, statements regarding the adequacy of cash to meet operations, statements concerning anticipated expense levels and such expenses as a percentage of revenues, statements about the portion of revenues from customers outside North America, and the implementation of the restructuring plan), "Business--Overview and Recent Developments," "--Other Products and Products Under Development," "--Marketing and Sales," "--Proprietary Rights," "--Manufacturers and Suppliers," "-- Competition," "--Employees" and "Legal Proceedings" which are not historical facts may constitute forward-looking statements. The Company's actual future results may differ significantly from those stated in any forward-looking statements. Factors that may cause such differences include, but are not limited to, the factors discussed below, and the other risks discussed in this section and elsewhere in this Form 10-K, as well as from time to time in the Company's other filings with Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1996.

    The Company's future results are subject to substantial risks and uncertainties. The Company's future financial performance will depend in part on the successful development, introduction and customer acceptance of its existing and new or enhanced products. In addition, in order for the Company to achieve sustained growth, the market for the Company's systems and software must continue to develop and the Company must expand this market to include additional applications within the film and video industries and develop new products for use in related markets. There can be no assurance that the Company will be successful in marketing its existing or any new or enhanced products. In addition, as the Company enters new markets, distribution channels, technical requirements and levels and basis of competition may be different from those in the Company's current markets and there can be no assurance that the Company will be able to compete favorably. The market in which the Company competes is characterized by intense competition and many of the Company's current and prospective competitors have significantly greater financial, technical, manufacturing and marketing resources than the Company. These companies may introduce additional products that are competitive with those of the Company, and there can be no assurance that the Company's products would compete effectively with such products. Furthermore, competitive pressures or other factors, including the Company's entry into new markets, may result in significant price erosion that could have a material adverse effect on the Company's business and results of operations. The Company has recently completed the purchase of certain products and technology through two acquisitions. There can be no assurance that the products and technologies acquired from these companies will be successful or will achieve market acceptance, or that the Company will not incur disruptions and unexpected expenses in integrating the operations of the two acquired businesses with those of the Company.

    The Company's FLAME, FLINT, INFERNO, FIRE, VAPOUR and FROST systems currently include workstations manufactured by SGI. There are significant risks associated with this reliance on SGI and the Company may be impacted by the timing of the development and release of products by SGI, as was the case during fiscal 1996. In addition there may be unforeseen difficulties associated with adapting the Company's products to future SGI products. The Company derives a significant portion of its total revenues from foreign sales. Foreign sales are subject to significant risks, including unexpected legal, tax and exchange rate changes and other barriers. In addition, foreign customers may have longer payment cycles and the protection of intellectual property in foreign countries may be more difficult to enforce. The Company relies principally on unregistered copyrights and trade secrets to protect its intellectual property. Any invalidation of the Company's intellectual property rights or lengthy and expensive defense of those rights could have a material adverse effect on the Company. The Company currently markets its systems through its direct sales organization and through distributors. This marketing strategy may result in distribution channel conflicts as Company's direct sales efforts may compete with those of its indirect channels. The Company relies on SGI as the sole source for video input/ output cards used in the Company's systems. The Company's OnLINE software requires a videographic card manufactured solely by Truevision. An interruption in the supply or increase in the price of either one of these components could have a material adverse effect on the Company's business and results of operations. To date, the Company has depended to a significant extent upon a number of key management and technical employees and the Company's ability to manage its operations will require it to continue to recruit and retain senior management personnel and to motivate and effectively manage its employee base. The loss of the services of one or more of these key employees could have a material adverse effect on the Company's business and results of operations. There can be no assurance that these factors will not have a material adverse effect on the Company's future international sales and consequently, on the Company's business and results of operations.

    On May 29, 1996, June 13, 1996 and April 29, 1997 certain of the Company's shareholders filed class action lawsuits alleging violations of federal securities laws and other claims against the Company and certain of its officers and directors. The three lawsuits were filed in the Superior Court of the State of California, the United States District Court, District of Massachusetts and the United States District Court, Northern District of California, respectively. On August 12, 1997 the Company announced that it had reached an agreement-in-principle to settle all of the shareholder class action lawsuits. The proposed $10.8 million settlement will require Discreet Logic to contribute approximately $7.4 million from its own funds, with the remainder provided by insurance. The settlement is subject to the signing of a definitive settlement agreement and to final court approval of the proposed settlement. There can be no assurance that the settlement will be consummated and that the Company will not have to continue its defense of the lawsuits. Should the proposed settlement not be consummated or finally approved for any reason, the Company intends to defend the lawsuits vigorously.

    The market price of the Company's common shares could be subject to significant fluctuations in response to quarter-to-quarter variations in the Company's operating results, announcements of technological innovations or new products by the Company, its competitors or suppliers and other events or factors. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that have particularly affected the market prices of many technology companies and that have often been unrelated or disproportionate to the operational performance of these companies. These fluctuations, as well as general economic and market conditions, may materially and adversely affect the market price of the Company's common shares.

ITEM 8. FINANCIAL STATEMENTS AND SCHEDULES

    The Company's Financial Statements and Schedules, together with the auditors' reports thereon, appear at pages F-1 through F-26 and S-1 through S-2, respectively, of this Form 10-K.

ITEM 9. DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    Not applicable.

                                    PART III

ITEM 10. DIRECTORS AND OFFICERS OF THE REGISTRANT

    Information concerning the directors of the Registrant is hereby incorporated by reference from the information contained under the heading "Election of Directors" in the Registrant's definitive proxy statement of the Registrant's 1997 Annual Meeting of Stockholders which will be filed with the Commission within 120 days after the close of the fiscal year (the "Definitive Proxy Statement").

    Certain information concerning directors and executive officers of the Registrant is hereby incorporated by reference to the information contained under the heading "Occupations of Directors and Executive Officers" in the Registrant's Definitive Proxy Statement.

ITEM 11. EXECUTIVE COMPENSATION

    Information concerning executive compensation is hereby incorporated by reference to the information contained under the heading "Compensation and Other Information Concerning Directors and Officers" in the Definitive Proxy Statement.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Information concerning security ownership of certain beneficial owners and management is hereby incorporated by reference to the information contained under the heading "Management and Principal Holders of Voting Securities" in the Definitive Proxy Statement.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Information concerning certain relationships and related transactions is hereby incorporated by reference to the information contained under the heading "Certain Relationships and Related Transactions" in the Definitive Proxy Statement.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENTS AND SCHEDULES AND REPORTS ON FORM 8-K

    (A)(1) INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

    The following Consolidated Financial Statements of the Registrant are filed as part of this report:

                                                                                                                      PAGE
                                                                                                                      -----
DISCREET LOGIC INC. AND SUBSIDIARIES
  Report of Arthur Andersen & Cie................................................................................         F-2
  Consolidated Balance Sheets....................................................................................         F-3
  Consolidated Statements of Operations..........................................................................         F-4
  Consolidated Statements of Shareholders' Equity................................................................         F-5
  Consolidated Statements of Cash Flows..........................................................................         F-6
  Notes to Consolidated Financial Statements.....................................................................         F-7

    (A)(2) INDEX TO FINANCIAL STATEMENT SCHEDULES

    The following Financial Statement Schedules of the Registrant are filed as part of this report:

  Report of Arthur Andersen & Cie..........................................................  S-1
  Schedule II--Valuation and Qualifying Accounts...........................................  S-2

    Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the accompanying Consolidated Financial Statements or notes thereto.

    (A)(3) INDEX TO EXHIBITS

    See attached Index to Exhibits on pages X-1 through X-3 of this Form 10-K.

    (B) REPORTS ON FORM 8-K

    A Current Report on Form 8-K dated June 12, 1997 was filed on June 27, 1997. The Current Report on Form 8-K was filed pursuant to Item 2 of Form 8-K announcing the completion by Discreet Logic, through its wholly owned subsidiary 3380491 Canada Inc. ("Acquisition Sub"), of the acquisition of substantially all of the assets and the assumption of certain liabilities of Denim Software L.L.C. pursuant to the terms of an Asset Purchase Agreement dated as of June 12, 1997 among Acquisition Sub, Denim Software L.L.C., Sam Khulusi, Frank Khulusi, Westco Denim Investments Group, Ltd. and Frank Khulusi Family limited partnership.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                DISCREET LOGIC INC.

                                By:          /s/ RICHARD J. SZALWINSKI
                                     ------------------------------------------
                                               Richard J. Szalwinski
DATE: SEPTEMBER 29, 1997               PRESIDENT AND CHIEF EXECUTIVE OFFICER

                        POWER OF ATTORNEY AND SIGNATURES

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard J. Szalwinski and Francois Plamondon, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Report on Form 10-K and to file same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THIS REPORT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES AND ON THE DATES INDICATED.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                President, Chief Executive
  /s/ RICHARD J. SZALWINSKI       Officer, Chairman of the
------------------------------    Board of Directors        September 29, 1997
    Richard J. Szalwinski         (Principal Executive
                                  Officer)
                                Senior Vice President,
    /s/ FRANCOIS PLAMONDON        Chief Financial Officer,
------------------------------    Treasurer and Secretary   September 29, 1997
      Francois Plamondon          (Principal Financial and
                                  Accounting Officer)
     /s/ THOMAS CANTWELL
------------------------------  Director and Authorized     September 29, 1997
       Thomas Cantwell            U.S. Representative
    /s/ GARY G. TREGASKIS
------------------------------  Director                    September 29, 1997
      Gary G. Tregaskis
    /s/ BRIAN P. DRUMMOND
------------------------------  Director                    September 29, 1997
      Brian P. Drummond
      /s/ PERRY M. SIMON
------------------------------  Director                    September 29, 1997
        Perry M. Simon
    /s/ PIERRE DESJARDINS
------------------------------  Director                    September 29, 1997
      Pierre Desjardins

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                                -----
    DISCREET LOGIC INC. AND SUBSIDIARIES

    Report of Arthur Andersen & Cie........................         F-2

    Consolidated Balance Sheets............................         F-3

    Consolidated Statements of Operations..................         F-4

    Consolidated Statements of Shareholders' Equity........         F-5

    Consolidated Statements of Cash Flows..................         F-6

    Notes to Consolidated Financial Statements.............         F-7

                  REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS

To Discreet Logic Inc.:

We have audited the accompanying consolidated balance sheets of Discreet Logic Inc. (a Quebec corporation) and subsidiaries at July 31, 1996 and June 30, 1997 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended July 31, 1996 and the eleven month period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards in Canada, which are in substantial agreement with those in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Discreet Logic Inc. and subsidiaries as at July 31, 1996 and June 30, 1997 and the results of their operations and their cash flows for each of the two years in the period ended July 31, 1996, and the eleven month period ended June 30, 1997, in accordance with generally accepted accounting principles in the United States of America.

                                          ARTHUR ANDERSEN & CIE
                                          Chartered Accountants

Montreal, Canada
August 12, 1997

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           (AMOUNTS IN U.S. DOLLARS)

                                                                                             JULY 31,       JUNE 30,
                                                                                               1996           1997
                                                                                           -------------  -------------
                                         ASSETS
Current Assets:
  Cash and cash equivalents..............................................................  $  21,658,051  $  31,668,128
  Accounts receivable (less reserves for uncollectible accounts of $3,649,000 and
    $3,487,000, respectively)............................................................     16,073,788     26,893,405
Inventory--
    Resale...............................................................................     11,555,525     10,867,176
    Demonstration........................................................................      4,273,961      3,053,752
  Income taxes receivable................................................................      3,191,291        448,059
  Other current assets...................................................................      3,640,143      3,888,689
                                                                                           -------------  -------------
                                                                                              60,392,759     76,819,209
Property and equipment--less accumulated depreciation and amortization...................     10,037,064      7,728,248
Deferred income taxes....................................................................      4,721,578      3,489,537
Other assets.............................................................................      1,139,993      2,659,964
Assets held for resale...................................................................      3,856,348      5,247,741
                                                                                           -------------  -------------
                                                                                           $  80,147,742  $  95,944,699
                                                                                           -------------  -------------
                          LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable.......................................................................  $   9,350,969  $  23,687,070
  Accrued expenses.......................................................................     19,599,077     20,398,720
  Deferred revenue.......................................................................      4,769,506      8,103,294
  Customer deposits......................................................................      2,618,061      1,359,619
  Due to related parties.................................................................         25,535             --
  Income taxes payable...................................................................             --      4,734,484
                                                                                           -------------  -------------
                                                                                              36,363,148     58,283,187
                                                                                           -------------  -------------
Deferred income taxes....................................................................      1,441,578        713,236
                                                                                           -------------  -------------
Commitments and Contingencies (Notes 5, 12, and 15)
Shareholders' Equity:
  Preferred shares--no par value
    Authorized--unlimited number of shares
    Issued and outstanding--none
  Common shares--no par value
    Authorized--unlimited number of shares
  Issued and outstanding--27,699,426 shares at July 31, 1996 and 28,117,415shares at June
    30, 1997.............................................................................     78,922,914     80,401,669
Retained deficit.........................................................................    (35,883,399)   (42,639,374)
Cumulative translation adjustment........................................................       (696,499)      (814,019)
                                                                                           -------------  -------------
      Total shareholders' equity.........................................................     42,343,016     36,948,276
                                                                                           -------------  -------------
                                                                                           $  80,147,742  $  95,944,699
                                                                                           -------------  -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                           (AMOUNTS IN U.S. DOLLARS)

                                                                              YEARS ENDED JULY 31,       ELEVEN MONTHS
                                                                          -----------------------------      ENDED
                                                                              1995            1996       JUNE 30, 1997
                                                                          -------------  --------------  --------------
Total revenues..........................................................  $  64,548,611  $   83,997,447  $  101,923,931
Cost of revenues........................................................     29,608,946      49,333,071      47,571,342
                                                                          -------------  --------------  --------------
        Gross profit....................................................     34,939,665      34,664,376      54,352,589
                                                                          -------------  --------------  --------------
Operating expenses:
    Research and development, net of tax credits of $545,000, $711,000
      and $696,000, respectively........................................      4,036,926      16,902,432       9,707,890
    Sales and marketing.................................................     12,588,110      26,088,163      23,206,070
    General and administrative..........................................      4,854,261      10,581,670       6,396,024
    Write-off of purchased research and development (Note 15)...........             --       8,500,000       9,800,000
    Restructuring expense (Note 17).....................................             --      15,000,000              --
    Litigation and related settlement expenses (Note 5).................             --       2,506,203       6,500,000
                                                                          -------------  --------------  --------------
        Total operating expenses........................................     21,479,297      79,578,468      55,609,984
                                                                          -------------  --------------  --------------
        Operating income (loss).........................................     13,460,368     (44,914,092)     (1,257,395)
                                                                          -------------  --------------  --------------
        Other income (expense):
    Interest income.....................................................        218,976       2,258,705       1,233,924
    Interest expense....................................................       (222,103)       (229,579)        (55,318)
    Foreign currency exchange gain (loss)...............................       (167,224)        178,620        (187,843)
                                                                          -------------  --------------  --------------
        Total other income (expense)....................................       (170,351)      2,207,746         990,763
                                                                          -------------  --------------  --------------
    Income (loss) before income taxes and minority interest.............     13,290,017     (42,706,346)       (266,632)
    Provision for income taxes..........................................      5,490,197       1,434,835       6,489,343
                                                                          -------------  --------------  --------------
    Net income (loss) before minority interest..........................      7,799,820     (44,141,181)     (6,755,975)
    Minority interest...................................................         14,725              --              --
                                                                          -------------  --------------  --------------
    Net income (loss)...................................................  $   7,785,095  $  (44,141,181) $   (6,755,975)
                                                                          -------------  --------------  --------------
    Net income (loss) per common and common equivalent share............  $        0.31  $        (1.64) $        (0.24)
                                                                          -------------  --------------  --------------
    Weighted average common shares outstanding..........................     24,885,670      26,836,834      27,947,807
                                                                          -------------  --------------  --------------

  The accompanying notes are an integral part of these consolidated financial statements.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

(amounts in U.S. Dollars)

                                                                        RETAINED         SHARE      CUMULATIVE       TOTAL
                                           COMMON                       EARNINGS     SUBSCRIPTIONS  TRANSLATION  SHAREHOLDERS'
                                           SHARES        AMOUNT        (DEFICIT)      RECEIVABLE    ADJUSTMENT       EQUITY
                                        ------------  -------------  --------------  -------------  -----------  --------------
Balance, July 31, 1994................    21,176,000  $     695,871  $      472,687  $    (148,148) $   (86,497) $      933,913
  Issuance of common shares net of
    issuance costs of $4,893,657 and
    related tax effect of
    $1,713,000........................     4,250,788     40,906,450              --             --           --      40,906,450
  Issuance of common shares in
    exchange for minority interest
    (Note 2(b)).......................        18,000         44,659              --             --           --          44,659
  Exercise of common stock options....     1,172,072      1,652,694              --     (1,645,000)          --           7,694
  Repurchase of common shares.........    (1,450,000)       (67,129)             --         67,129           --              --
  Collection of share subscriptions
    receivable........................            --             --              --         81,019           --          81,019
  Net income..........................            --             --       7,785,095             --           --       7,785,095
  Change in cumulative translation
    adjustment........................            --             --              --             --      365,623         365,623
                                        ------------  -------------  --------------  -------------  -----------  --------------
Balance, July 31, 1995................    25,166,860     43,232,545       8,257,782     (1,645,000)     279,126      50,124,453
  Issuance of common shares net of
    issuance costs of $1,988,202 and
    related tax effect of $775,399....       970,920     28,157,527              --             --           --      28,157,527
  Exercise of common stock options....     1,244,918      1,230,734              --             --           --       1,230,734
  Issuance of shares through Employee
    Stock Purchase Plan...............        16,728        302,108              --             --           --         302,108
  Issuance of shares to COSS (Note
    15(b))............................       300,000      6,000,000              --             --           --       6,000,000
  Collection of share subscriptions
    receivable........................            --             --              --      1,645,000           --       1,645,000
  Net loss............................            --             --     (44,141,181)            --           --     (44,141,181)
  Change in cumulative translation
    adjustment........................            --             --              --             --     (975,625)       (975,625)
                                        ------------  -------------  --------------  -------------  -----------  --------------
Balance, July 31, 1996................    27,699,426     78,922,914     (35,883,399)            --     (696,499)     42,343,016
  Exercise of common stock options....       321,577      1,128,256              --             --           --       1,128,256
  Issuance of shares through Employee
    Stock Purchase Plan...............        96,412        350,499              --             --           --         350,499
  Net loss............................            --             --      (6,755,975)            --           --      (6,755,975)
  Change in cumulative translation
    adjustment........................            --             --              --             --     (117,520)       (117,520)
                                        ------------  -------------  --------------  -------------  -----------  --------------
Balance, June 30, 1997................    28,117,415  $  80,401,669  $  (42,639,374) $          --  $  (814,019) $   36,948,276
                                        ------------  -------------  --------------  -------------  -----------  --------------

  The accompanying notes are an integral part of these consolidated financial statements.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (AMOUNTS IN U.S. DOLLARS)

                                                                                                             ELEVEN
                                                                                                             MONTHS
                                                                                   YEARS ENDED JULY 31,       ENDED
                                                                                 ------------------------   JUNE 30,
                                                                                    1995         1996         1997
                                                                                 -----------  -----------  -----------
Cash flows from operating activities:
  Net income (loss)............................................................  $ 7,785,095  $(44,141,181) $(6,755,975)
  Adjustments to reconcile net income (loss) to cash provided by operating activities--
    Depreciation and amortization..............................................    1,674,858    6,276,139    5,882,575
    Deferred income taxes......................................................      652,512   (2,072,789)     503,699
    Increase in minority interest..............................................       14,725           --           --
    Loss (gain) on sale of fixed assets........................................       (7,080)      31,819           --
    Write-off of purchased research & development..............................           --    8,500,000    9,800,000
    Write-off of assets for restructuring......................................           --    5,510,237           --
    Write-off of investment in Essential Communications Corporation............           --    2,500,000           --
    Changes in assets and liabilities--
      Accounts receivable......................................................  (10,786,522)  (1,100,199) (10,819,617)
      Inventory................................................................   (7,692,451)  (6,088,107)   2,986,146
      Income taxes receivable..................................................      523,924   (2,718,204)   2,743,232
      Other current assets.....................................................   (1,326,134)  (1,917,776)    (248,546)
      Accounts payable.........................................................   11,388,728   (6,183,710)  14,336,101
      Accrued expenses.........................................................    1,367,536   16,865,069      799,643
      Deferred revenue.........................................................    2,595,168      961,399    3,333,788
      Income taxes payable.....................................................    2,553,153   (2,578,994)   4,734,484
      Customer deposits........................................................      (81,883)   1,807,254   (1,258,442)
      Due to related parties...................................................     (357,756)     (75,778)     (25,535)
                                                                                 -----------  -----------  -----------
    Net cash provided by (used in) operating activities........................    8,303,873  (24,424,821)  26,011,553
                                                                                 -----------  -----------  -----------
Cash flows from investing activities:
  Purchase of property and equipment...........................................   (6,239,422) (15,870,636)  (6,265,405)
  Proceeds from disposal of property and equipment.............................       69,800      212,719        4,885
  Increase in other assets.....................................................     (584,794)    (519,841)  (2,480,908)
  Cash paid for Denim acquisition and related costs............................           --           --   (9,125,611)
  Cash paid for COSS/IMP acquisition and related costs.........................           --   (5,544,848)          --
  Cash paid for investment in Essential Communications Corporation.............           --   (2,500,000)          --
                                                                                 -----------  -----------  -----------
    Net cash used in investing activities......................................   (6,754,416) (24,222,606) (17,867,039)
                                                                                 -----------  -----------  -----------
Cash flows from financing activities:
  Proceeds from issuance of common shares, net of issuance costs...............   39,193,450   27,382,128           --
  Proceeds from the exercise of stock options..................................        7,694    1,230,734    1,128,256
  Proceeds from the employee stock purchase plan...............................           --      302,108      350,499
  Payment of capital lease obligations.........................................     (963,500)    (249,699)          --
  Proceeds from subscriptions receivable.......................................       81,019    1,645,000           --
                                                                                 -----------  -----------  -----------
    Net cash provided by financing activities..................................   38,318,663   30,310,271    1,478,755
                                                                                 -----------  -----------  -----------
Foreign exchange effect on cash................................................      292,516     (991,874)     386,808
                                                                                 -----------  -----------  -----------
Increase (decrease) in cash and cash equivalents...............................   40,160,636  (19,329,030)  10,010,077
Cash and cash equivalents, beginning of year...................................      826,445   40,987,081   21,658,051
                                                                                 -----------  -----------  -----------
Cash and cash equivalents, end of year.........................................  $40,987,081  $21,658,051  $31,668,128
                                                                                 -----------  -----------  -----------
                                                                                 -----------  -----------  -----------
Supplemental disclosure of cash flow information:
  Interest paid during the year................................................  $   203,038  $   229,610  $    16,579
  Income taxes paid during the year............................................      974,569    8,823,579    1,141,487
Supplemental disclosure of non-cash financing and investing activities:
  Issuance of common shares in exchange for subscriptions receivable...........    1,645,000           --           --
  Issuance of common shares to COSS............................................           --    6,000,000           --
  Property and equipment acquired under capital leases.........................      416,671           --           --
  Issuance of common shares in exchange for minority interest..................       44,659           --           --
  Reduction of share subscriptions receivable..................................       67,129           --           --
  Deferred tax asset recorded in connection with share issuance costs..........    1,713,000      775,399           --

  The accompanying notes are an integral part of these consolidated financial statements.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           (AMOUNTS IN U.S. DOLLARS)

(1) OPERATIONS

    Discreet Logic Inc. ("the Company") was incorporated under Part 1A of the Quebec Companies Act on September 10, 1991. The Company and its subsidiaries develop, assemble, market and support non-linear, digital systems and software for creating, editing and compositing imagery and special effects for film, video and HDTV. The Company's systems and software are utilized by creative professionals, for a variety of applications, including feature films, television programs, commercials, music videos, interactive game production and live broadcasting.

    The Company sells its systems and other products through its direct sales organization, as well as through distributors and resellers. The Company markets and sells its systems directly in North America and in certain European and Pacific Rim countries. Sales activities in North America are conducted from the Company's Montreal headquarters, sales offices in Los Angeles, New York and Chicago and field representatives based in Boston, San Francisco and Atlanta. In fiscal 1996, the Company opened sales offices in India, Hong Kong and Japan. The Company also markets its systems through sales offices located in the United Kingdom, France, Germany, Singapore and Brazil and through a network of distributors in over 60 countries.

    The success of the Company is subject to a number of risks and uncertainties, including, without limitation, the Company's ability to successfully develop, introduce and gain customer acceptance of existing and new or enhanced products; the need for the continued development of the market for the Company's systems; the ability of the Company to expand its current market to include additional applications and develop new products for related markets; the risk that as the Company enters new markets, the distribution channels, technical requirements and levels and basis of competition may be different from those in the Company's current markets; the presence of competitors with greater financial, technical, manufacturing, marketing and distribution resources; the risk that the products and technologies acquired by the Company through acquisitions will not be successful, achieve market acceptance or be successfully integrated with the Company's existing products and business; the risk of quarterly fluctuations in the Company's operating results; the risk of the Company's reliance on SGI for the workstations included in the Company's systems including the impact of the timing of the development and release of SGI products as well as unforeseen difficulties associated with adapting the Company's products to future SGI products; the risk that the Company derives a significant portion of its revenues from foreign sales; the Company's reliance principally on unregistered copyrights and trade secrets to protect its intellectual property; the risk that the Company's direct sales efforts' may compete with those of its indirect channels; the risk of the Company's reliance on SGI as the sole source for video input/ output cards used in the Company's systems and the risk resulting from the requirement of the Company's OnLINE software for a videographic card manufactured solely by Truevision, Inc.; the Company's dependence on key management and technical employees; market price fluctuations due to quarter-to-quarter variations in the Company's operating results, announcements of technological innovations or new products by the Company or its competitors and the historical fluctuations in market prices of technology companies generally; the risk that the litigation settlement agreement-in-principle will not be consummated and that the Company will not be successful in its continued defense of the three class action lawsuits; and other risks detailed from time to time in the Company's filings with the Commission, including this Form 10-K.

    The Company believes that with its current level of working capital together with funds generated from operations, it has adequate sources of cash to meet its operational and capital expenditure requirements through fiscal 1998.

(2) SIGNIFICANT ACCOUNTING POLICIES

    The accompanying consolidated financial statements reflect the application of the following significant accounting policies, as described below and elsewhere in the notes to consolidated financial statements. These consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America, and are presented in United States dollars ("U.S. Dollars").

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from these estimates.

    (A) CHANGE OF FISCAL YEAR

    On January 9, 1997, the Board of Directors of the Company approved the change of the Company's fiscal year end from July 31 to June 30. This change was effective beginning with the Company's second fiscal quarter of 1997. The consolidated financial statements are presented for the eleven month period ended June 30, 1997 and the twelve month periods ended July 31, 1996 and 1995. The Company prepares consolidated financial statements, remeasures accounts in foreign currencies to reflect changes in exchange rates, and examines and adjusts certain reserve accounts at the end of each quarter. Therefore, it is not practicable to recast the prior fiscal year's results to reflect the current eleven month fiscal period. Consequently, the results for the eleven month period ended June 30,

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                           (AMOUNTS IN U.S. DOLLARS)

(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    1997 are not directly comparable with those for the twelve month period ended July 31, 1996, and the current eleven month period's results are not necessarily indicative of the results that could be expected for a full twelve month period.

    (B) PRINCIPLES OF CONSOLIDATION AND MINORITY INTEREST

    The consolidated financial statements include the accounts of the Company and its subsidiaries. All subsidiaries are wholly owned as of June 30, 1997. Discreet Logic (UK) Limited was a 75% owned subsidiary until February 28, 1995, at which time, the Company purchased the 25% minority interest in exchange for 18,000 common shares. All significant intercompany accounts and transactions have been eliminated upon consolidation.

    (C) REVENUE RECOGNITION

    The Company recognizes revenue from software licenses, and the related hardware and peripherals, upon shipment of the products. The Company recognizes revenue from post contract customer support and other related services ratably, as the obligations are fulfilled, or when the related services are performed. Post contract customer support, training, installation, systems integration and rental services, are performed primarily under separately priced arrangements under which the Company has recorded revenues of $4,770,000, and $11,713,000, for the years ended July 31, 1995 and 1996, respectively, and $13,606,000 for the eleven month period ended June 30, 1997. In cases where the Company has delivered hardware and/or software to customers and has insignificant or noncritical vendor obligations related to these deliveries, the revenue attributable to such obligations has been deferred until such obligations have been fulfilled.

    (D) NET INCOME (LOSS) PER COMMON SHARE

    Net income per common share is computed by dividing net income by the weighted average number of common and common equivalent shares outstanding during the year, computed in accordance with the treasury stock method. Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the year. Pursuant to the requirements of the Securities and Exchange Commission, common shares issued by the Company during the 12 months immediately preceding the initial public offering (the twelve-month period subsequent to June 1, 1994), plus options granted during the same period, have been included in the calculation of weighted average number of common shares using the treasury stock method at the initial public offering price of $10.50 per share.

    In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 128, EARNINGS PER SHARE. The new standard simplifies the computation of earnings per share
    (EPS) and increases comparability to international standards. Under SFAS No. 128, primary EPS is replaced by "Basic" EPS, which excludes dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. "Diluted" EPS, which is computed similarly to fully diluted EPS, reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The Company will be required to disclose both basic and diluted EPS.

    The Company is required to adopt the new standard in its year-end 1998 consolidated financial statements. All prior-period EPS information (including interim EPS) is required to be restated at that time. Early adoption is not permitted. Pro forma EPS, under SFAS No. 128, have not been presented as they do not differ materially from the EPS presented in the consolidated statements of operations.

    (E) RESEARCH AND DEVELOPMENT EXPENSES

    The Company charges to operations research and development costs as incurred and presents such expenses net of income tax credits from the Canadian federal and Quebec provincial governments (see Note 7). Software development costs are considered for capitalization when technological feasibility is established in accordance with Statement of Financial Accounting Standards
    (SFAS) No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED. The Company sells software in a market that is subject to rapid technological change, new product introductions and changing customer needs. Accordingly, the Company has not capitalized software development costs due to its inability to estimate the useful life of software under development.

    (F) TRANSLATION OF FOREIGN CURRENCIES

    The accounts of the Company are translated in accordance with SFAS No. 52, FOREIGN CURRENCY TRANSLATION. The Company's management has elected to present these consolidated financial statements in U.S. dollars. The financial statements of the Company and its subsidiaries are translated from their functional currency into the reporting currency, the U.S. dollar, utilizing the current rate method. Accordingly, assets and liabilities are translated at exchange rates in effect at the end of the year, and revenues and expenses are translated at the weighted average exchange rate during the year. All cumulative translation gains or losses from the translation into the Company's reporting currency are included as a separate component of shareholders' equity in the consolidated balance sheets.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                           (AMOUNTS IN U.S. DOLLARS)

(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Prior to August 1995, the Company remeasured the financial statements of its foreign subsidiaries and other foreign currency transactions into Canadian dollars as follows: monetary assets and liabilities are translated at exchange rates in effect at year-end, and nonmonetary items are translated at historical exchange rates; revenues and expenses are translated at the average rate during the year, except for depreciation and amortization, which are translated at the same rates as the related assets. Exchange gains and losses arising from transactions denominated in foreign currencies are included in current operations. Foreign currency translation gains (losses) from the remeasurement into the Canadian dollar included in other income (expense) in the accompanying consolidated statements of operations were $4,968 for the year ended July 31, 1995.

    Beginning August 1, 1995, the Company changed the functional currency of its foreign subsidiaries from the Canadian dollar to their respective local currencies. Accordingly, cumulative translation gain (losses) are included as a separate component of shareholders' equity in the consolidated balance sheets. The impact on the consolidated financial statements of the change of functional currency of the Company's foreign subsidiaries was not significant. Foreign currency transaction gains (losses) included in other income (expense) in the accompanying consolidated statements of operations were $162,256, $178,620, and $(187,843) for the years ended July 31, 1995, and 1996, and the eleven month period ended June 30, 1997, respectively.

    (G) CONCENTRATION OF CREDIT RISK

    During fiscal 1997, the Company amended and restated its Maximum Liability Agreement with a leasing company. The agreement provides that the Company is contingently liable up to a maximum percentage of the remaining principal payments outstanding related to the purchase of the Company's products by customers financed by said leasing company. The maximum liability is contingent on certain factors as defined in the agreement. As at June 30, 1997, the Company has accrued $619,000 the maximum amount of the contingent liability as a charge to general and administrative expenses.

    The Company has no other significant off-balance sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign currency hedging arrangements. The Company maintains the majority of cash balances with three financial institutions and its accounts receivable credit risk is not concentrated within any geographic area. There were no accounts receivable from a single customer which exceeded 10 percent of total accounts receivable as of June 30, 1997.

    (H) POSTEMPLOYMENT AND POSTRETIREMENT BENEFITS

    The Company does not provide postemployment and postretirement benefits.

    (I) CASH EQUIVALENTS

    Cash equivalents are carried at cost, which approximates market value. Cash equivalents are short-term, highly liquid investments with original maturities of less than three months. Cash equivalents consist of commercial paper and money market mutual funds at July 31, 1996 and June 30, 1997. The Company applied SFAS No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES.

    (J) INVENTORY

    Inventory consists of hardware purchased for resale and is valued at the lower of cost (determined on a first-in, first-out basis) or net realizable value. Demonstration inventory consists of hardware inventory used by the Company and potential customers for product demonstrations which will be subsequently sold.

    (K) PROPERTY AND EQUIPMENT

    The Company provides for depreciation and amortization using the straight-line and declining-balance methods over the estimated useful lives of the assets as follows:

                                                               ESTIMATED                     JULY 31,    JUNE 30,
ASSET CLASSIFICATION                                          USEFUL LIFE                      1996        1997
--------------------------------------------  --------------------------------------------  ----------  ----------
Computer equipment, video equipment and
  software..................................                   2-5 Years                    $14,095,730 $14,375,443
Leasehold improvements......................    Shorter of term of lease or useful life      2,485,751   1,222,478
Furniture and fixtures......................                    5 Years                      1,677,067   1,797,891
                                                                                            ----------  ----------
                                                                                            18,258,548  17,395,812
Less--Accumulated depreciation and
  amortization..............................                                                (8,221,484) (9,667,564)
                                                                                            ----------  ----------
                                                                                            $10,037,064 $7,728,248
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                           (AMOUNTS IN U.S. DOLLARS)

(3) OTHER CURRENT ASSETS

    Other current assets consist of the following:

                                                                                              JULY 31,   JUNE 30,
                                                                                                1996       1997
                                                                                              ---------  ---------
Prepaid expenses............................................................................  $2,206,248 $2,919,782
Sales tax receivable........................................................................    578,781    787,515
Other receivables...........................................................................    855,114    181,392
                                                                                              ---------  ---------
                                                                                              $3,640,143 $3,888,689
                                                                                              ---------  ---------
                                                                                              ---------  ---------

(4) ACCRUED EXPENSES

    Accrued expenses consist of the following:

                                                                                             JULY 31,    JUNE 30,
                                                                                               1996        1997
                                                                                            ----------  ----------
Payroll and payroll related...............................................................  $2,768,461  $2,838,873
Professional fees.........................................................................     739,412     733,680
Commissions...............................................................................   1,967,175   2,187,178
Sales tax and VAT payable.................................................................     946,917     679,052
Accrued restructuring expenses............................................................   8,634,484   4,272,438
Maximum liability accrual.................................................................     830,000     619,000
Accrued litigation and settlement expenses................................................   2,506,203   8,186,969
Other.....................................................................................   1,206,425     881,530
                                                                                            ----------  ----------
                                                                                            $19,599,077 $20,398,720
                                                                                            ----------  ----------
                                                                                            ----------  ----------

(5) LITIGATION AND RELATED SETTLEMENT EXPENSES

    (A) SECURITIES LITIGATION

    On May 29, 1996, a lawsuit entitled SANDRA ESNER AND JERRY KRIM, ON BEHALF OF THEMSELVES AND ALL OTHERS SIMILARLY SITUATED, VS. [. . .] DISCREET LOGIC INC., ET AL., case No. 978584, was filed in the Superior Court of the State of California, City and County of San Francisco. Named as defendants are the Company, certain of the Company's former and existing directors, officers, and affiliates, and certain underwriters and financial analysts. The plaintiffs purport to represent a class of all persons who purchased the Company's common stock between September 13, 1995, and May 1, 1996. The complaint alleges violations of California law through material misrepresentations and omissions, among other things. The Company believes that the allegations in the complaint are without merit and has defended the lawsuit vigorously.

    On June 13, 1996, a lawsuit entitled BRUCE FRIEDBERG, ON BEHALF OF HIMSELF AND ALL OTHERS SIMILARLY SITUATED, VS. DISCREET LOGIC INC., ET AL., Civ. No. 96-11232-EFH, was filed in the United States District Court, District of Massachusetts. Named as defendants are the Company and certain of the Company's former and existing directors and officers. The plaintiff purports to represent a class of all persons who purchased the Company's common stock between November 14, 1995, and February 13, 1996. On October 11, 1996, the plaintiff filed an amended complaint which asserts substantially the same factual allegations as the first complaint and proposes the identical class period. The complaint alleges violations of the United States Federal Securities law through material misrepresentations and omissions. The Company believes that the allegations in the complaint are without merit and has defended the lawsuit vigorously.

    On April 29, 1997, a lawsuit entitled ANTON PAPARELLA, SANDRA ESNER AND GEOFFREY L. SHERWOOD, ON BEHALF OF THEMSELVES AND ALL OTHERS SIMILARLY SITUATED VS. DISCREET LOGIC INC., ET AL., case No. C-97-1570, was filed in the United States District Court, Northern District of California. Named as defendants are the Company and certain of Company's former and existing officers, directors and affiliates, and certain underwriters. The complaint asserts, in all material respects, the same factual allegations and proposes the same class period as the above-described California state court complaint filed in May 1996, except asserts claims under federal securities law instead of state law. The Company believes that the allegations in the California federal complaint are without merit and has defended the lawsuit vigorously.

    On August 12, 1997 the Company announced that it had reached an agreement-in-principle to settle all three of the shareholder class action litigations. The proposed $10,800,000 settlement would require the Company to contribute approximately $7,400,000 from its own funds, with the remainder provided by insurance. The settlement is subject to the signing of a definitive settlement agreement and

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                           (AMOUNTS IN U.S. DOLLARS)

(5) LITIGATION AND RELATED SETTLEMENT EXPENSES (CONTINUED) to final court approval of the proposed settlement. There can be no assurance that the settlement will be consummated and that the Company will not have to continue its defense of the lawsuits. Should the proposed settlement not be consummated or finally approved for any reason, the Company intends to defend the lawsuits vigorously.

    In the year ended July 31, 1996, the Company had provided a $2,506,000 litigation reserve for legal costs associated with defending the class action lawsuits. During the eleven month period ended June 30, 1997, the Company recorded a provision of $6,500,000 to accrue the additional estimated settlement costs to be borne by the Company, should the agreement-in-principle be consummated. At June 30, 1997, accrued expenses included a reserve of $8,186,969 for these estimated settlement costs.

(6) DEMAND LINE OF CREDIT, LEASING AND TAX CREDIT FACILITIES

    Subsequent to year end, the Company amended its revolving demand line of credit and leasing facility with its bank. The new agreement provides for a revolving demand line of credit under which it can borrow up to CDN$7,000,000 (approximately $5,085,000 at June 30, 1997). Advances under the line accrue interest monthly at the Canadian prime rate (4.75% at June 30, 1997) plus 0.25%. Additionally, the agreement provides for a CDN$600,000 (approximately $436,000 at June 30, 1997) demand leasing facility, and a CDN$600,000 (approximately $436,000 at June 30, 1997) demand research and development tax credit facility. Advances under these facilities accrue monthly at the Canadian prime rate (4.75% at June 30, 1997) plus 1%. The line and facilities are secured by essentially all of the Company's North American assets. As additional security, the Company assigned to the bank its insurance on these assets, and Canadian federal and provincial research and development tax credits receivable. The Company is required to maintain certain financial ratios, including minimum levels of working capital, debt service coverage and equity to asset ratios.

(7) CANADIAN FEDERAL AND PROVINCIAL INCOME TAX CREDITS

    The Company is entitled to research and development incentives in the form of income tax credits from the Canadian federal government ("Federal") and from the Province of Quebec ("Provincial"). Federal income tax credits are received on qualified Canadian research and development expenditures and equipment purchases. Provincial income tax credits are received on qualified research and development salaries in the Province of Quebec. The Federal and Provincial income tax credits are earned at 20% of qualified research and development expenditures. Additionally, the Federal credit may be limited to a credit against income taxes payable.

    The Company recorded $545,000, $711,000 and $696,000 of income tax credits as a reduction of research and development expenses for the years ended July 31, 1995 and 1996, and the eleven month period ended June 30, 1997, respectively. These income tax credits represent credits earned based on qualifying research and development expenditures. In addition, the Company recorded, $690,000, $513,000 and $196,000 of income tax credits as a reduction in the carrying value of property and equipment for the years ended July 31, 1995 and 1996 and the eleven month period ended June 30, 1997, respectively. These income tax credits represent credits earned based on qualifying property and equipment purchases.

(8) SHAREHOLDERS' EQUITY

    (A) INITIAL PUBLIC OFFERING

    In July 1995, the Company closed its initial public offering of 4,189,248 common shares at $10.50 per share, resulting in proceeds of approximately $40,803,000 net of issuance costs and their related tax effects.

    (B) AMENDED ARTICLES OF INCORPORATION

    On October 16, 1995, the Company effected a 2-to-1 share split of its common shares with the additional shares delivered on November 6, 1995 to holders of record on October 16, 1995. All common shares have been adjusted retroactively to give effect to the split.

    On May 15, 1995, the Company amended its Articles of Incorporation to effect a 2-to-1 split of its common shares, to combine and redesignate the Company's Class B through Class G shares into common shares and to create a class of preferred shares. All common shares have been adjusted retroactively to give effect to the split.

    On July 14, 1994, the Company amended the characteristics of its capital shares, which included converting its Class A shares into common shares. On that date, the Company effected a split of its common shares on a 40-to-1 basis. All common shares have been adjusted retroactively to give effect to the split.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                           (AMOUNTS IN U.S. DOLLARS)

(8) SHAREHOLDERS' EQUITY (CONTINUED)
    (C) SECONDARY OFFERING

    In December 1995, the Company completed a secondary offering of 970,920 common shares at $30.25 per share, resulting in proceeds of approximately $28,158,000 net of issuance costs and their related tax effects.

    (D) PREFERRED SHARES

    The Board of Directors is authorized to issue preferred shares, in one or more series, and to fix the rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, and the number of shares constituting any series or the designations of such series, without further vote or action by the shareholders.

    (E) SHARE SUBSCRIPTIONS RECEIVABLE

    In fiscal 1995, a share subscriptions receivable, in the amount of $148,148, from the then and current Chairman of the Board of Directors and the former president of the Company was reduced through the shares being repurchased (see note 8(f)) or repaid. On November 11, 1994, the former President and Chief Executive Officer of the Company issued to the Company a $1,645,000 note in connection with the exercise of nonqualified stock options which is included in share subscriptions receivable at July 31, 1995. During the 1996 fiscal year, the note was repaid in full together with interest in the amount of $134,000.

    (F) REPURCHASED SHARES

    On March 27, 1995, the Company entered into an agreement with a former President of the Company whereby he returned 1,450,000 common shares of the Company in exchange for a $67,000 reduction in his outstanding share subscription. This transaction was reflected as a reduction in common shares and share subscription receivable in the accompanying consolidated statements of shareholders' equity.

    (G) DIVIDENDS

    The Company has never declared or paid cash dividends and does not anticipate paying any cash dividends on its capital stock in the foreseeable future. In the event cash dividends are declared or paid, the Company anticipates that they would be declared and paid in U.S. dollars. Part 1A of the Quebec Companies Act prohibits the Company from paying dividends that would prevent it from discharging its liabilities when due or that would bring the book value of its assets to an amount less than the sum of its liabilities and its issued and paid-up share capital account. At June 30, 1997, the Company could not distribute any dividends.

    (H) CAPITAL STRUCTURE

    In February 1997, the FASB also issued SFAS No. 129, Disclosure of Information About Capital Structure. This statement is effective for financial statements for periods ended after December 15, 1997. SFAS No. 129 establishes standards for disclosing information about an entity's capital structure. The Company does not anticipate that the implementation of this statement will have a material impact on the consolidated financial statements.

(9) STOCK OPTION AND STOCK PURCHASE PLANS

    The Company applies the Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, in accounting for its stock-based compensation plans. During the year, the Company has adopted only the disclosure requirements of Statement of Financial Accounting Standards No. 123 (SFAS 123), ACCOUNTING FOR STOCK-BASED COMPENSATION. SFAS No. 123 establishes financial accounting and reporting standards based on a fair value concept for stock-based employee compensation plans. This statement requires an employer that continues to apply the accounting provisions of APB 25 to disclose pro forma amounts reflecting the difference between compensation costs, including tax effects, that would have been recognized in the income statement, if the fair value based method had been used.

    The table below presents pro forma net income (loss) and EPS, had compensation cost for the Company's stock-based employee compensation plans been determined using the provisions of SFAS No. 123. Pro forma information has not been presented for fiscal

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                           (AMOUNTS IN U.S. DOLLARS)

(9) STOCK OPTION AND STOCK PURCHASE PLANS (CONTINUED)
    1995 because the fair value based method of accounting has not been applied to options granted prior to August 1, 1995 and there were no offerings under the 1995 Employee Stock Purchase Plan prior to August 1, 1995.

                                                                                              1996         1997
                                                                                           -----------  ----------
Net income (loss)..........................................................   As Reported  $(44,141,181) $(6,755,975)
                                                                                Pro forma  $(46,118,158) $(8,414,957)
Net income (loss) per share................................................   As Reported  $     (1.64) $    (0.24)
                                                                                Pro forma  $     (1.72) $    (0.30)

    Because the fair value based method of accounting has not been applied to options granted prior to August 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

    (A) RESTRICTED STOCK AND STOCK OPTION PLAN

    On June 14, 1994, the Company's Board of Directors approved the establishment of the 1994 Restricted Stock and Stock Option Plan (the "1994 Plan") for the Company's officers, employees, consultants and directors. Under the 1994 Plan, the Compensation Committee of the Board of Directors (the "Compensation Committee") may grant stock options for a maximum of 5,000,000 common shares. Under the terms of the 1994 Plan, the purchase price, which approximates fair market value, and vesting schedule applicable to each option grant is determined by the Compensation Committee.

    On August 12, 1996, the Company's Board of Directors authorized the repricing of 106,600 stock options previously granted under the 1994 Plan. The repricing provided for the exercise price of the 106,600 options to be reduced to $6.375 per share, representing the fair value per common shares on the date of repricing. Prior to the repricing, such options had exercise prices ranging from $19.25 to $28.50 per share. In exchange for the repriced options, the 159,900 stock options remaining from these grants were forfeited.

    (B) 1995 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

    On March 27, 1995, the Company's Board of Directors adopted, and in April 1995, the shareholders approved, the 1995 Nonemployee Director Stock Option Plan (the "Director Plan"). Under the Director Plan, the Compensation Committee may grant options to purchase up to 200,000 common shares to nonemployee directors of the Company. The Director Plan authorizes the grant
    (a) to each person who becomes a member of the Board of Directors and who is not an employee, officer or direct and indirect owner of 5% or more of the common shares of the Company (a "Non-Employee Director"), on the date such person is first elected to the Board of Directors without further action by the Compensation Committee, of an option to purchase 20,000 common shares and (b) to each person receiving an option pursuant to clause (a) who is a Non-Employee Director on the fifth anniversary of the date such person was first elected to the Board of Directors, during the term of the Director Plan, of an option to purchase 15,000 common shares, provided that such person has continuously served as a Non-Employee Director during such 5-year period. The exercise price will be the fair market value at the date of grant and the options will expire 10 years from the date of grant. All options vest in three equal annual installments, with the first vesting on the date of grant. As of June 30, 1997, 60,000 options were granted and outstanding at fair market value under the Director Plan.

    (C) 1995 EMPLOYEE STOCK PURCHASE PLAN

    On March 27, 1995, the Company's Board of Directors adopted, and in April 1995, the shareholders approved, the 1995 Employee Stock Purchase Plan, whereby the Company has reserved and may issue to employees up to an aggregate of 300,000 common shares in semiannual offerings over a ten year period. Common shares are sold at 85% of fair market value. As of June 30, 1997, 113,140 shares had been issued under the plan.

    (D) NON-QUALIFIED STOCK OPTION OUTSIDE THE PLAN

    On November 4, 1994, the Company granted, outside the 1994 Plan, a nonqualified stock option for the purchase of 1,012,308 common shares, at a price of $1.63 per share, which approximated fair market value at date of grant, to the former President and Chief Executive Officer of the Company. This option was exercised on November 4, 1994 through the issuance of a $1,645,000 note (see Note 8(e)).

    (E) 1997 SPECIAL LIMITED NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

    On February 10, 1997, the Company's Board of Directors adopted the 1997 Special Limited Non-Employee Director Stock Option Plan (the "1997 Plan"). Under the 1997 Plan, options to purchase 10,000 of the Company's common shares were granted to each of two of the Company's non-employee directors at the Fair Market Value (as defined in the 1997 Plan) of the shares on the date of the grant, February 10, 1997. The total number of common shares originally available for grant under the 1997 Plan was 20,000. The options

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                           (AMOUNTS IN U.S. DOLLARS)

(9) STOCK OPTION AND STOCK PURCHASE PLANS (CONTINUED) granted pursuant to the 1997 Plan expire 10 years from the date of grant and vest in three equal annual installments. As of June 30, 1997, 20,000 options were granted and outstanding under the 1997 Plan.

    (F) STOCK OPTION ACTIVITY

    The following is a summary of all stock option activity:

                                                           1995                    1996                    1997
                                                  ----------------------  ----------------------  ----------------------
                                                              WEIGHTED                WEIGHTED                WEIGHTED
                                                               AVERAGE                 AVERAGE                 AVERAGE
                                                              EXERCISE                EXERCISE                EXERCISE
                                                   SHARES       PRICE      SHARES       PRICE      SHARES       PRICE
                                                  ---------  -----------  ---------  -----------  ---------  -----------
Beginning Outstanding...........................  1,245,080   $    0.09   3,403,740   $    2.97   2,744,646   $    7.77
Options Granted.................................  3,389,260        3.33     973,000       16.53   1,689,638        5.41
Options Exercised...............................  (1,172,072)       1.15  (1,244,918)       1.27   (321,577)       3.51
Options Canceled................................    (58,528)       1.01    (387,176)      10.67   (1,606,794)       9.63
                                                  ---------               ---------               ---------
Ending Outstanding..............................  3,403,740        2.97   2,744,646        7.77   2,505,913        5.64
                                                  ---------               ---------               ---------
Exercisable.....................................    763,576   $    0.73     513,714   $    6.01     389,832   $    4.71
                                                  ---------               ---------               ---------
Weighted Average Fair Value of Options Granted
  During the Year...............................                     --               $   10.43               $    3.19

    The following table provides further detail on the options granted during fiscal 1996 and 1997 in relation to their respective fair values as calculated above:

                                                                              1996                        1997
                                                                   --------------------------  --------------------------
                                                                                 WEIGHTED                    WEIGHTED
                                                                                  AVERAGE                     AVERAGE
                                                                    SHARES    EXERCISE PRICE    SHARES    EXERCISE PRICE
                                                                   ---------  ---------------  ---------  ---------------
Exercise price equal to fair value...............................    531,562     $   13.17     1,487,238     $    5.23
Exercise price greater than fair value...........................     45,000         23.72       147,400          6.48
Exercise price less than fair value..............................    396,438         20.22        55,000          7.38
                                                                   ---------        ------     ---------         -----
                                                                     973,000     $   16.53     1,689,638     $    5.41
                                                                   ---------        ------     ---------         -----

    The following table summarizes the options outstanding and exercisable as at June 30, 1997:

                                                               WEIGHTED
                                                                AVERAGE         WEIGHTED                      WEIGHTED
                                                 OPTIONS      CONTRACTUAL        AVERAGE        NUMBER         AVERAGE
RANGE OF EXERCISE PRICES                       OUTSTANDING       LIFE        EXERCISE PRICE   EXERCISABLE  EXERCISE PRICE
---------------------------------------------  -----------  ---------------  ---------------  -----------  ---------------
$0.05-$2.88..................................     322,402           7.26        $    1.29        240,878      $    1.05
$4.50-$4.50..................................     748,800           9.12        $    4.50             --      $      --
$4.69-$5.50..................................     304,000           9.06        $    5.49            666      $    4.63
$6.03-$6.38..................................     897,911           9.26        $    6.15         91,312      $    6.38
$7.00-$25.00.................................     232,800           8.66        $   13.59         56,976      $   17.53
                                               -----------                                    -----------
$0.05-$25.00.................................   2,505,913           8.88        $    5.64        389,832      $    4.71

    The fair value of each graded vesting option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in both 1996 and 1997; risk free interest rates between 5.6% and 6.3%; expected dividend yields of 0%; expected term after vest date of approximately .52 years; and expected volatility of 100%.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                           (AMOUNTS IN U.S. DOLLARS)

(10) RELATED PARTY TRANSACTIONS

    (A) BEHAVIOUR ENTERTAINMENT INC. ("BEHAVIOUR")

    The Company recorded revenue of $121,000 from Behaviour, a company owned by the Company's Chairman and Chief Executive Officer, during the fiscal year ended July 31, 1996. The Company had trade receivables of $113,000 from Behaviour at July 31, 1996.

    (B) OTHER RELATED PARTY TRANSACTIONS

    The Company recorded revenue of $2,304,000 during fiscal 1996, from a company with which the Company's Chairman and Chief Executive Officer is affiliated. At July 31, 1996, the Company had a trade accounts receivable of $836,000 from such company. The balance was collected in six monthly installments of $139,000.

    The Company has recorded revenue of $1,138,000 during fiscal 1996, from a company with which a member of the Company's board of directors is affiliated. At July 31, 1996, the full amount of the sale had been collected.

    In July 1997 the Company agreed to rent space for its new headquarters in Montreal from TGR Zone Corporation ("TGR Zone"), a company indirectly owned by Discreet Logic's Chairman and Chief Executive Officer. As part of this agreement, TGR Zone will assume the Company's lease commitment at its previous Montreal location. The agreement provides that the Company will lease approximately 55,000 square feet of space at approximately CDN$13.00 (or approximately $9.44 at June 30, 1997) per square foot per annum subject to normal escalation clauses. The proposed lease is set to expire in June 2007. The Company will only sign the proposed lease when the Company is satisfied with the assignment of its previous lease. If this assignment is not negotiated with the previous landlord and TGR Zone in a manner acceptable to the Company, the Company has the right to modify the terms of its agreement with TGR Zone. The proposed lease for the current building and the assignment of the lease for the previous building are expected to be executed in the second fiscal quarter of 1998. The commitments related to this proposed lease are disclosed in Note 12.

(11) INCOME TAXES

    The Company applies the provisions of SFAS No. 109, Accounting for Income Taxes. Under the provisions of SFAS No. 109, the Company recognizes a current tax liability or asset for current taxes payable or refundable and a deferred tax liability or asset for the estimated future tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting and their tax basis and carryforwards to the extent they are realizable.

    The components of the deferred tax assets and the deferred tax liabilities are as follows:

                                                                                              JULY 31,   JUNE 30,
                                                                                                1996       1997
                                                                                              ---------  ---------
Deferred tax assets --
  Foreign tax loss carryforwards............................................................  $6,850,000 $5,150,000
  Litigation and related settlement expenses................................................         --  1,650,000
  Restructuring expenses....................................................................  1,400,000  1,400,000
  Initial and secondary public offering issuance costs......................................  1,740,378  1,254,730
  Other temporary differences...............................................................  1,581,200    834,807
                                                                                              ---------  ---------
                                                                                              11,571,578 10,289,537
  Less: Valuation allowance.................................................................  6,850,000  6,800,000
                                                                                              ---------  ---------
                                                                                              $4,721,578 $3,489,537
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Deferred tax liabilities--
  Difference between book and tax basis of property and equipment...........................  $1,121,514 $ 544,745
  Federal research and development tax credits..............................................    320,064    168,491
                                                                                              ---------  ---------
                                                                                              $1,441,578 $ 713,236
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    The Company provides deferred taxes for research and development tax credits earned in the current year, which are included in taxable income in the subsequent year. In accordance with Canadian tax laws, stock issuance costs are deductible over a five year period.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                           (AMOUNTS IN U.S. DOLLARS)

(11) INCOME TAXES (CONTINUED)
    Income (loss) before income taxes and minority interest for the entities incorporated in the following jurisdictions:

                                                                                 YEARS ENDED
                                                                                  JULY 31,          ELEVEN MONTHS
                                                                           -----------------------  ENDED JUNE 30,
                                                                              1995        1996           1997
                                                                           ----------  -----------  --------------
Canada...................................................................  $10,755,706 $(2,470,805)   $6,110,923
United States............................................................   3,359,166  (12,587,746)    1,486,294
United Kingdom...........................................................    (350,429)  (5,191,695)     (320,982)
European and Other.......................................................    (474,426) (22,456,100)   (7,542,867)
                                                                           ----------  -----------  --------------
                                                                           $13,290,017 $(42,706,346)   $ (266,632)
                                                                           ----------  -----------  --------------
                                                                           ----------  -----------  --------------

    The income tax provision is composed of the following:

                                                                                  YEARS ENDED
                                                                                   JULY 31,         ELEVEN MONTHS
                                                                             ---------------------  ENDED JUNE 30,
                                                                               1995        1996          1997
                                                                             ---------  ----------  --------------
Current --
  Federal..................................................................  $2,381,427 $2,060,380   $  3,641,996
  Provincial...............................................................    665,254     375,087        930,323
  Foreign..................................................................  1,791,004   1,072,157      1,979,000
                                                                             ---------  ----------  --------------
                                                                             4,837,685   3,507,624      6,551,319
                                                                             ---------  ----------  --------------
Deferred --
  Federal..................................................................    647,247  (1,373,684)       229,580
  Provincial...............................................................    268,656    (228,379)       190,996
  Foreign..................................................................   (263,391)   (470,726)      (482,552)
                                                                             ---------  ----------  --------------
                                                                               652,512  (2,072,789)       (61,976)
                                                                             ---------  ----------  --------------
    Total provision........................................................  $5,490,197 $1,434,835   $  6,489,343
                                                                             ---------  ----------  --------------
                                                                             ---------  ----------  --------------

    The reconciliation between the Canadian federal statutory income tax rate and the effective tax rate is as follows:

                                                                                             YEARS ENDED
                                                                                               JULY 31,          ELEVEN MONTHS
                                                                                        ----------------------  ENDED JUNE 30,
                                                                                           1995        1996          1997
                                                                                           -----     ---------  ---------------
Provision (benefit) at the Canadian federal statutory rate............................        38.0%      (38.0)%        (38.0)%
Foreign taxes.........................................................................         3.3        17.2         122.1
Effect of not utilizing foreign subsidiaries' tax losses..............................         0.9        16.0         320.2
Effect of basis differences not benefited.............................................          --         3.0       2,323.1
Provincial taxes, net of federal tax abatements.......................................        (1.0)        0.2          72.3
Canadian federal incentives for manufacturers and small business......................        (2.8)        0.2           0.0
Utilization of net operating loss carrybacks..........................................          --          --        (361.2)
Other items...........................................................................         2.9         4.8          (4.7)
                                                                                               ---   ---------       -------
  Tax provision.......................................................................        41.3%        3.4%      2,433.8%
                                                                                               ---   ---------       -------
                                                                                               ---   ---------       -------

    The Company has $15,150,000 of cumulative foreign net operating loss carryforwards which may be available to reduce future income tax liabilities in those jurisdictions. The loss carryforwards will expire beginning June 30, 2001.

    The Company has recorded a valuation allowance against certain deferred tax assets including the tax benefit of certain foreign net operating loss carryforwards as the tax benefits do not meet the recognition criteria set forth in SFAS 109 due to the uncertainty of realizability.

    These net operating loss carryforwards are subject to review and adjustment by the respective tax authorities and may be limited in certain cases upon a significant ownership change of the corporation, as defined.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                           (AMOUNTS IN U.S. DOLLARS)

(12) COMMITMENTS AND CONTINGENCIES

    (A) LEASE COMMITMENTS

    The Company has both operating and capital lease commitments for certain facilities and equipment which expire, at various dates, through June 2007. The following schedule outlines the future minimum rental payments under these leases at June 30, 1997:

                                                                                                         OPERATING
YEAR ENDED JUNE 30,                                                                                        LEASES
-------------------------------------------------------------------------------------------------------  ----------
  1998.................................................................................................  $2,077,806
  1999.................................................................................................   1,499,624
  2000.................................................................................................   1,323,663
  2001.................................................................................................   1,279,458
  2002 and thereafter..................................................................................   6,083,483
                                                                                                         ----------
  Total minimum lease payments.........................................................................  $12,264,034
                                                                                                         ----------

    The above commitments include leases for locations which the Company plans to close under the restructuring plan (see Note 17).

    Rental expenses related to the operating leases were approximately $917,000, $1,348,000 and $1,600,000 for the years ended July 31, 1995 and 1996 and the eleven month period ended June 30, 1997 respectively. Included in the minimum lease payment commitment is approximately CDN $12,950,824 (approximately $9,407,478 at June 30, 1997) representing future payment due to a related party from which the Company leases office space in Montreal.

    (B) LETTERS OF GUARANTEE

    The Company has provided letters of guarantee in the amount of $485,178 and $328,753 as of July 31, 1996 and June 30, 1997, respectively.

(13) FINANCIAL INFORMATION BY GEOGRAPHIC AREA

    The Company operates in one industry segment primarily digital image processing solution systems for creating, editing and compositing special visual effects for film and video, including training and other services incidental to these products.

    Revenues by geographic destination and as a percentage of total revenues are as follows:

                                                                             YEARS ENDED JULY 31,   ELEVEN MONTHS
GEOGRAPHIC AREA                                                             ----------------------  ENDED JUNE 30,
  BY DESTINATION                                                               1995        1996          1997
--------------------------------------------------------------------------  ----------  ----------  --------------
North America.............................................................  $35,515,336 $36,286,073  $ 43,752,904
Europe....................................................................  20,706,850  35,774,418     36,839,458
Pacific Rim...............................................................   6,414,711   8,717,015     15,396,131
Other.....................................................................   1,911,714   3,219,941      5,935,438
                                                                            ----------  ----------  --------------
                                                                            $64,548,611 $83,997,447  $101,923,931
                                                                            ----------  ----------  --------------
                                                                            ----------  ----------  --------------

                                                                                           YEARS ENDED
                                                                                             JULY 31,          ELEVEN MONTHS
GEOGRAPHIC AREA                                                                        --------------------   ENDED JUNE 30,
  BY DESTINATION                                                                         1995       1996           1997
-------------------------------------------------------------------------------------  ---------  ---------  -----------------
North America........................................................................       55.0%      43.2%          42.9%
Europe...............................................................................       32.1       42.6           36.1
Pacific Rim..........................................................................        9.9       10.4           15.2
Other................................................................................        3.0        3.8            5.8
                                                                                       ---------  ---------          -----
                                                                                           100.0%     100.0%         100.0%
                                                                                       ---------  ---------          -----
                                                                                       ---------  ---------          -----

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                           (AMOUNTS IN U.S. DOLLARS)

(13) FINANCIAL INFORMATION BY GEOGRAPHIC AREA (CONTINUED)
    Revenues, net income and identifiable assets for the Company's Canadian, U.S., U.K., German, French and other operations are as follows:

    Intercompany transfers between geographic areas are at prices that approximate arm's length transactions. Expenses incurred in one geographic area that benefit other areas have been allocated based upon services utilized.

                       CANADA        U.S.         U.K.       FRANCE     GERMANY       OTHER     ELIMINATIONS  CONSOLIDATED
                     -----------  -----------  ----------  ----------  ----------  -----------  ------------  ------------
1995 --
  Revenues.........  $12,878,575  $31,794,924  $10,089,329 $6,675,916  $3,109,867  $   --       $    --        $64,548,611
  Transfers between
    geographic
    locations......   11,747,606   15,902,851      --          --          --          --        (27,650,457)      --
                     -----------  -----------  ----------  ----------  ----------  -----------  ------------  ------------
    Total
      revenues.....  $24,626,181  $47,697,775  $10,089,329 $6,675,916  $3,109,867  $   --       $(27,650,457)  $64,548,611
                     -----------  -----------  ----------  ----------  ----------  -----------  ------------  ------------
                     -----------  -----------  ----------  ----------  ----------  -----------  ------------  ------------
  Net income
    (loss).........  $ 6,778,399  $ 4,167,891  $ (296,320) $ (629,786) $  (17,849) $        --  $ (2,217,240)  $7,785,095
                     -----------  -----------  ----------  ----------  ----------  -----------  ------------  ------------
                     -----------  -----------  ----------  ----------  ----------  -----------  ------------  ------------
  Identifiable
    assets.........  $58,693,038  $20,818,430  $9,205,168  $2,687,565  $2,756,008  $ 2,208,173  $(19,510,207)  $76,858,175
                     -----------  -----------  ----------  ----------  ----------  -----------  ------------  ------------
                     -----------  -----------  ----------  ----------  ----------  -----------  ------------  ------------
1996 --
  Revenues.........  $ 8,339,345  $33,090,335  $17,309,369 $7,696,297  $12,307,428 $ 5,254,673  $         97   $83,997,447
  Transfers between
    geographic
    locations......   20,211,614   29,090,504      --          --          --        9,007,939   (58,310,057)      --
                     -----------  -----------  ----------  ----------  ----------  -----------  ------------  ------------
  Total revenues...  $28,550,959  $62,180,839  $17,309,369 $7,696,297  $12,307,428 $14,262,612  $(58,310,057)  $83,997,447
                     -----------  -----------  ----------  ----------  ----------  -----------  ------------  ------------
                     -----------  -----------  ----------  ----------  ----------  -----------  ------------  ------------
  Net income
    (loss).........  $(1,398,871) $(11,532,447) $(5,210,577) $(2,409,595) $ (797,282) $(19,528,169) $ (3,264,240) ($44,141,181)
                     -----------  -----------  ----------  ----------  ----------  -----------  ------------  ------------
                     -----------  -----------  ----------  ----------  ----------  -----------  ------------  ------------
  Identifiable
    assets.........  $103,117,776 $48,995,740  $20,411,397 $6,583,316  $5,937,355  $21,037,113  $(125,934,955)  $80,147,742
                     -----------  -----------  ----------  ----------  ----------  -----------  ------------  ------------
                     -----------  -----------  ----------  ----------  ----------  -----------  ------------  ------------
1997 --
  Revenues.........  $ 5,872,359  $42,135,249  $16,596,218 $10,298,958 $12,388,084 $14,633,063  $    --       1$01,923,931
Transfers between
  geographic
  locations........   28,279,123   16,531,229   3,293,329   1,539,298      --        5,483,484   (55,126,463)      --
                     -----------  -----------  ----------  ----------  ----------  -----------  ------------  ------------
  Total revenues...  $34,151,482  $58,666,478  $19,889,547 $11,838,256 $12,388,084 $20,116,547  $(55,126,463) 1$01,923,931
                     -----------  -----------  ----------  ----------  ----------  -----------  ------------  ------------
                     -----------  -----------  ----------  ----------  ----------  -----------  ------------  ------------
  Net income
    (loss).........  $ 1,199,545  $   707,540  $ (504,001) $  841,043  $  274,412  $(9,046,246) $   (228,268)  $(6,755,975)
                     -----------  -----------  ----------  ----------  ----------  -----------  ------------  ------------
                     -----------  -----------  ----------  ----------  ----------  -----------  ------------  ------------
Identifiable
  assets...........  $148,151,830 $48,967,084  $21,762,860 $8,196,759  $6,107,907  $25,332,305  $(162,574,046)  $95,944,699
                     -----------  -----------  ----------  ----------  ----------  -----------  ------------  ------------
                     -----------  -----------  ----------  ----------  ----------  -----------  ------------  ------------

    "Other" includes the revenues, net income(loss) and identifiable assets of the Company's Asian and less significant European subsidiaries.

    Export sales from Canada were $10,601,744, $5,788,925, and $3,708,757 for the fiscal years ended July 31, 1995 and 1996, and the eleven month period ended June 30, 1997, respectively.

(14) DEPENDENCE ON KEY SUPPLIER

    The Company is dependent on Silicon Graphics, Inc. ("SGI") to manufacture and supply a large proportion of the workstations and certain peripherals used in the Company's systems.

(15) ACQUISITIONS

    (A) BRUGHETTI CORPORATION

    On May 26, 1995, the Company acquired substantially all the technology and other assets of Brughetti Corporation ("Brughetti"), a Canadian corporation. The purchase price was CDN$1,000,000 (or approximately $741,000) in cash of which CDN$600,000 (or approximately $441,000) was paid upon closing of the acquisition and CDN$400,000 (or approximately $300,000) was paid in July 1995. In addition, the Company has agreed to pay up to an additional $5,500,000 as a contingent purchase price payable in cash or securities

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                           (AMOUNTS IN U.S. DOLLARS)

(15) ACQUISITIONS (CONTINUED)
    of the Company, at the sole option of the Company. The contingent purchase price is payable in three annual installments, beginning October 1996, and is based upon a percentage of the amount by which revenues derived from future sales of products and technologies purchased from Brughetti exceed certain minimum annual revenues. In the event that the revenues, as defined, exceed certain minimum annual revenue levels in fiscal 1996, 1997 and 1998, the contingent consideration payable would be up to $1,500,000, $2,000,000 and $2,000,000 for fiscal 1996, 1997 and 1998, respectively. If the minimum annual revenue levels for any fiscal year are not reached, no payments are due for that year, provided, however, that the second and third payments are subject to upward adjustment in the event that the initial revenue thresholds are not met but revenue thresholds related to the subsequent fiscal years are exceeded. In no event, however, will the contingent consideration payable exceed an aggregate of $5,500,000. The Company did not meet the minimum revenue levels for fiscal 1996 or the eleven month period ended June 30, 1997 and no additional payment is currently due. The acquisition was accounted for as a purchase and accordingly the initial purchase price and acquisition costs were allocated to the assets acquired which consisted of approximately $102,000 of accounts receivable, $105,000 of property and equipment and $534,000 of acquired technology. In addition, in accordance with APB No. 16, additional consideration paid upon the achievement of the performance criteria, if any, will be recorded as an additional purchase price at such time, allocated to acquired technology and amortized over the remaining estimated useful life.

    Under the restructuring plan, the Company has discontinued the development of the Brughetti products. Accordingly, the unamortized value of the acquired technology was written off.

    (B) COSS/IMP

    On October 24, 1995, the Company acquired all of the outstanding shares of Computer-und Serviceverwaltungs AG, located in Innsbruck, Austria ("COSS") and certain assets of IMP Innovative Medientechnik-und Planungs-GmbH, located in Geltendorf/ Kaltenberg, Germany ("IMP") related to the research, development, manufacturing, marketing, sale, distribution or procurement of real-time broadcast animation products, including software. The purchase price for the shares of COSS was $3,000,000 in cash plus 300,000 common shares of the Company. In addition, the Company agreed to pay an additional $500,000 in cash as a contingent purchase price in the event COSS received orders for and licensed a certain number of VAPOUR systems by April 1996, as defined. The purchase price for the IMP assets was $2,000,000 in cash.

    During fiscal 1996, the Company paid the contingent purchase price, which was accounted for as an additional purchase price and allocated to goodwill. The acquisition was accounted for as a purchase and accordingly the purchase price and acquisition costs were allocated to the assets acquired which consisted of approximately $8,500,000 of in process research and development and charged to operations in the first quarter of fiscal 1996, and approximately $3,200,000 was allocated to intangible assets, which include goodwill and acquired technology, and is being amortized on a straight-line basis over their estimated lives of 5 years. These allocations represent the fair values determined by an independent appraisal. The appraisal incorporated proven valuation procedures and techniques in determining the fair value of each intangible asset. The amount allocated to in process research and development relates to projects that had not yet reached technological feasibility and that, until completion of the development, had no alternative use. These projects required substantial high risk development and testing by the Company prior to reaching technological feasibility.

    Under the restructuring plan, the Company has transitioned the technology and the related research and development operations from Innsbruck, Austria to Montreal, Canada. Accordingly, the unamortized balance of goodwill of approximately $1.8 million was charged to restructuring expense.

    (C) ESSENTIAL COMMUNICATIONS CORPORATION

    On April 15, 1996, the Company purchased newly issued Series B convertible, voting, preferred shares of a privately held company, Essential Communications Corporation, representing approximately 20% of the voting shares. The $2,500,000 investment has been charged to operations in fiscal 1996 as research and development expense due to the uncertainty regarding the realizability of the investment in the preferred shares. Pro forma presentation has not been included as it is not deemed to be meaningful or material.

    (D) DENIM SOFTWARE

    On June 12, 1997, the Company, through its wholly-owned subsidiary 3380491 Canada Inc. ("Acquisition Sub"), acquired substantially all of the assets and assumed certain liabilities of Denim Software L.L.C., a Delaware limited liability company ("Denim"), pursuant to the terms of an Asset Purchase Agreement dated as of June 12, 1997 among Acquisition Sub, Denim, Sam Khulusi, Frank Khulusi, Westco Denim Investments Group, Ltd., a California limited partnership, and Frank Khulusi Family Limited Partnership, a California limited partnership. The purchased assets consist primarily of Denim software products, including ILLUMINAIRE Paint, ILLUMINAIRE Composition and ILLUMINAIRE Studio and related know-how and goodwill.

    The aggregate purchase price for the assets was comprised of (i) approximately $9,126,000 in cash, (ii) the assumption of certain enumerated liabilities in an amount equal to no more than approximately $2,209,000 in the aggregate, and (iii) the assumption of

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                           (AMOUNTS IN U.S. DOLLARS)

(15) ACQUISITIONS (CONTINUED)
    certain on-going obligations under certain existing contracts of Denim. At closing, cash consideration, of approximately $9,126,000 and certain liabilities, of approximately $655,000, were paid. The cash used by the Company to fund the acquisition was derived primarily from operations. The transaction has been accounted for using the purchase method. The Company incurred a one-time charge of $9,800,000 based on an independent appraisal, or $0.35 per share, for in-process research and development, purchased and expensed in the eleven month period ended June 30, 1997. Goodwill, in the amount of $315,000, has been recorded and is included in other assets in the consolidated balance sheet.

    (E) D-VISION SYSTEMS

    On July 15, 1997, the Company acquired all of the outstanding shares of capital stock of D-Vision Systems, Inc. ("D-Vision"), an Illinois corporation, pursuant to a Stock Purchase Agreement dated as of July 10, 1997 among the Company, D-Vision, the former stockholders of D-Vision (the "Selling Stockholders") and certain other individuals (the "D-Vision Acquisition"). As a result of the D-Vision Acquisition, the Company acquired the D-Vision OnLINE and PRO software products for non-linear video and digital media editing solutions including related know-how and goodwill. The purchase price was paid in a combination of 555,000 newly issued Discreet Logic common shares and approximately $10,750,000 in cash. In addition, approximately $4,000,000 of the cash consideration is being held in escrow until September 30, 1999, subject to (i) earlier release from escrow of up to $1,900,000 on September 30, 1998 and (ii) the resolution of any indemnification claims made by the Company pursuant to the Stock Purchase Agreement. The cash used by the Company to fund the acquisition was derived primarily from cash flow from operations. The D-Vision Acquisition was accounted for as a purchase. A substantial portion of the purchase price, net liabilities of D-Vision and transaction costs was allocated to purchased in-process research and development for which the Company expects to incur a one-time charge against earnings in the range of $20,000,000 to $21,000,000, or $0.70 to $0.73 per share, in the quarter ending September 30, 1997 based on an independent appraisal.

    The following presents, on an unaudited basis, certain items of the Company's result of operations, for the eleven month period ended June 30, 1997, as though the acquisition and related transactions discussed above had occurred on August 1, 1996:

Net sales.........................................................  $106,326,000
Operating loss....................................................  $ 8,590,000
Net loss..........................................................  $13,619,000

(16) PURCHASE OF LAND AND FACILITIES

    In August 1995, the Company purchased land and an office building in London, England for approximately L1,148,000 (or approximately $1,788,000 at June 30, 1997). Additionally, in December 1995, the Company purchased land and a building in Montreal for CDN$1,730,000 (or approximately $1,250,000 at June 30, 1997). During fiscal 1996, the carrying value of the London and Montreal buildings were written down to their estimated fair market values and these buildings are classified as assets held for resale. In September 1997, the Company entered into an agreement to sell the Montreal office building for a price not materially different from its carrying value.

(17) RESTRUCTURING

    During the fiscal year ended July 31, 1996, the Company recorded a pre-tax restructuring charge of $15 million to cover the direct costs of restructuring the Company's operations and to bring operating expenses in line with the Company's current revenue level. The focus of the Company's restructuring plan was to solidify its senior management team, reduce operating expenses through workforce reductions and office closings, consolidate research and development activities in Montreal, discontinue certain product lines, and restructure its sales force to emphasize indirect sales channels. The Company began implementation of its restructuring plan in the fourth fiscal quarter of 1996 and had substantially completed the implementation of the plan at the end of fiscal 1997. The major aspects of the restructuring plan and remaining amounts in accrued liabilities are discussed below. There can be no assurance that management will be successful in implementing the restructuring plan or that the Company will not take on further restructurings or be profitable in the future. Furthermore, the implementation of the restructuring plan may cause diversion of management's time and resources and may result in other unforeseen disruptions and unexpected expenses.

    The restructuring entailed the closing and moving of several offices in North America and Europe. It also included the termination of approximately 110 positions across all departments and around the world.

                      DISCREET LOGIC INC. AND SUBSIDIARIES

                           (AMOUNTS IN U.S. DOLLARS)

(17) RESTRUCTURING (CONTINUED)
    The components of the restructuring charge are as follows:

Asset write down.......................................................................................  $6,190,000
Lease terminations and leasehold improvements reserve..................................................   4,600,000
Severance..............................................................................................   2,800,000
Professional services and other........................................................................   1,410,000
                                                                                                         ----------
                                                                                                         $15,000,000
                                                                                                         ----------
                                                                                                         ----------

    The primary component of the asset write down is an amount of $2.2 million for goodwill and acquired technology. The other components of the write down are primarily fixed assets which have no future use.

    The following reflects the remaining accrued restructuring expense as of July 31, 1996 and June 30, 1997, by major component:

                                                                                      JULY 31,
                                                                                        1996      JUNE 30, 1997
                                                                                    ------------  -------------
Asset Write Down..................................................................   $1,769,000    $   500,000
Lease Terminations and Leasehold Improvements Reserve.............................    3,528,000      2,663,000
Severance.........................................................................    2,218,000        450,000
Professional Services and Other...................................................    1,119,000        659,000
                                                                                    ------------  -------------
                                                                                     $8,634,000    $ 4,272,000
                                                                                    ------------  -------------
                                                                                    ------------  -------------

(18) CHANGE IN YEAR END COMPARATIVE RESULTS

    Selected unaudited estimated results for the eleven month period ended June 30, 1996 were approximately as follows:

Revenues..............................................................................................  $73,000,000
Gross profit..........................................................................................  31,176,000
Provision for income taxes............................................................................   1,435,000
Net loss..............................................................................................  (43,310,000)

                  REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS
                                  ON SCHEDULE

To Discreet Logic Inc.:

    We have audited in accordance with generally accepted auditing standards in Canada, which are in substantial agreement with those in the United States of America, the consolidated financial statements of Discreet Logic Inc. and subsidiaries as of July 31, 1996 and June 30, 1997 and the two years in the period ended July 31, 1996 and the eleven month period ended June 30, 1997 included in this 10-K. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in Item 16 is the responsibility of the Company's management and is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

Montreal, Canada
August 12, 1997

                                          ARTHUR ANDERSEN & CIE
                                          Chartered Accountants

                                                                     SCHEDULE II

                      DISCREET LOGIC INC. AND SUBSIDIARIES
                       VALUATION AND QUALIFYING ACCOUNTS

                                                                        BALANCE AT  CHARGED TO               BALANCE AT
                                                                        BEGINNING   COSTS AND                  END OF
DESCRIPTION                                                             OF PERIOD    EXPENSES   WRITE-OFFS     PERIOD
----------------------------------------------------------------------  ----------  ----------  -----------  ----------
ALLOWANCE FOR DOUBTFUL ACCOUNTS
  July 31, 1995.......................................................      70,000     361,000          --      431,000
  July 31, 1996.......................................................     431,000   3,307,000      89,000    3,649,000
  June 30, 1997.......................................................   3,649,000          --     162,000    3,487,000

                                   SCHEDULE J
             SECTION 185 OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

185. (1) RIGHTS OF DISSENTING SHAREHOLDERS. -- Subject to subsection (3) and to section 186 and 248, if a corporation resolves to,

       (a) amend its articles under section 168 to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation;

       (b) amend its articles under section 168 to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;

       (c) amalgamate with another corporation under section 175 and 176;

       (d) be continued under the laws of another jurisdiction under section 181; or

       (e) sell, lease or exchange all or substantially all its property under subsection 184(3), a holder of shares of any class or series entitled to vote on the resolution may dissent.

    (2) IDEM. -- If a corporation resolves to amend its articles in a manner referred to in subsection 170(1), a holder of shares of any class or series entitled to vote on the amendment under section 168 or 170 may dissent, except in respect of an amendment referred to in,

       (a) clause 170(1)(a), (b) or (e) where the articles provide that the holders of shares of such class or series are not entitled to dissent; or

       (b) subsection 170(5) or (6).

    (3) EXCEPTION. -- A shareholder of a corporation incorporated before the 29th day of July, 1983 is not entitled to dissent under this section in respect of an amendment of the articles of the corporation to the extent that the amendment,

       (a) amends the express terms of any provision of the articles of the corporation to conform to the terms of the provision as deemed to be amended by section 277; or

       (b) deleted for the articles of the corporation all of the objects of the corporation set out in its articles, provided that the deletion is made by the 29th day of July, 1986.

    (4) SHAREHOLDER'S RIGHT TO BE PAID FAIR VALUE. -- In addition to any other right the shareholder may have, but subject to subsection (30), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted.

    (5) NO PARTIAL DISSENT. -- A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the dissenting shareholder on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

    (6) OBJECTION. -- A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting or of the shareholder's right to dissent.

    (7) IDEM. -- The execution or exercise of a proxy does not constitute a written objection for purposes of subsection (6).

    (8) NOTICE OF ADOPTION OF RESOLUTION. -- The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (6) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn the objection.

    (9) IDEM. -- A notice sent under subsection (8) shall set out the rights of the dissenting shareholder and the procedures to be followed to exercise those rights.

    (10) DEMAND FOR PAYMENT OF FAIR VALUE. -- A dissenting shareholder entitled to receive notice under subsection (8) shall, within twenty days after receiving such notice, or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing,

       (a) the shareholder's name and address;

       (b) the number and class of shares in respect of which the shareholder dissents; and

       (c) a demand for payment of the fair value of such shares.

    (11) CERTIFICATES TO BE SENT IN. -- Not later than the thirtieth day after the sending of a notice under subsection (10), a dissenting shareholder shall send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

    (12) IDEM. -- A dissenting shareholder who fails to comply with subsections
       (6), (10) and (11) has no right to make a claim under this section.

    (13) ENDORSEMENT ON CERTIFICATE. -- A corporation or its transfer agent shall endorse on any share certificate received under subsection (11) a notice that the holder is a dissenting shareholder under this section and shall return forthwith the share certificates to the dissenting shareholder.

    (14) RIGHTS OF DISSENTING SHAREHOLDER. -- On sending a notice under subsection (10), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares as determined under this section except where,

       (a) the dissenting shareholder withdraws notice before the corporation makes an offer under subsection (15);

       (b) the corporation fails to make an offer in accordance with subsection
           (15) and the dissenting shareholder withdraws notice; or

       (c) the directors revoke a resolution to amend the articles under subsection 168(3), terminate an amalgamation agreement under subsection 176(5) or an application for continuance under subsection 181(5), or abandon a sale, lease or exchange under subsection 184(8), in which case the dissenting shareholder's rights are reinstated as of the date the dissenting shareholder sent the notice referred to in subsection (10), and the dissenting shareholder is entitled, upon presentation and surrender to the corporation or its transfer agent of any certificate representing the shares that has been endorsed in accordance with subsection (13), to be issued a new certificate representing the same number of shares as the certificate so presented, without payment of any fee.

    (15) OFFER TO PAY. -- A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (10), send to each dissenting shareholder who has sent such notice,

       (a) a written offer to pay for the dissenting shareholder's shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

       (b) if subsection (3) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

    (16) IDEM. -- Every offer made under subsection (15) for shares of the same class or series shall be on the same terms.

    (17) IDEM. -- Subject to subsection (30), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (15) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

    (18) APPLICATION TO COURT TO FIX FAIR VALUE. -- Where a corporation fails to make an offer under subsection (15) or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as the court may allow, apply to the court to fix a fair value for the shares of any dissenting shareholder.

    (19) IDEM. -- If a corporation fails to apply to the court under subsection
       (18), a dissenting shareholder may apply to the court for the same purpose within a further period of twenty days or within such further period as the court may allow.

    (20) IDEM. -- A dissenting shareholder is not required to give security for costs in an application made under subsection (18) or (19).

    (21) COSTS. -- If a corporation fails to comply with subsection (15), then the costs of a shareholder application under subsection (19) are to be borne by the corporation unless the court otherwise orders.

    (22) NOTICE TO SHAREHOLDERS. -- Before making application to the court under subsection (18) or not later than seven days after receiving notice of an application to the court under subsection (19), as the case may be, a corporation shall give notice to each dissenting shareholder who at the date upon which the notice is given,

       (a) has sent to the corporation the notice referred to in subsection
           (10); and

       (b) has not accepted an offer made by the corporation under subsection
           (15), if such an offer was made, of the date, place and consequences of the application and of the dissenting shareholder's right to appear and be heard in person or by counsel, and a similar notice shall be given to each dissenting shareholder who, after the date of such first mentioned notice and before termination of the proceedings commenced by the application, satisfied the condition set out in clauses (a) and (b) within three days after the dissenting shareholder satisfies such conditions.

    (23) PARTIES JOINED. -- All dissenting shareholders who satisfy the conditions set out in clauses (22)(a) and (b) shall be deemed to be joined as parties to an application under subsection (18) or (19) on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and shall be bound by the decision rendered by the court in the proceedings commenced by the application.

    (24) IDEM. -- Upon an application to the court under subsection (18) or
       (19), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall fix a fair value for the shares of all dissenting shareholders.

    (25) APPRAISERS. -- The court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

    (26) FINAL ORDER. -- The final order of the court in the proceedings commenced by an application under subsection (18) or (19) shall be rendered against the corporation and in favour of each dissenting shareholder who, whether before or after the date of the order, complies with the conditions set out in clauses (22)(a) and (b).

    (27) INTEREST. -- The court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

    (28) WHERE CORPORATION UNABLE TO PAY. -- Where subsection (30) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (26), notify each dissenting shareholder that is unable lawfully to pay dissenting shareholders for their shares.

    (29) IDEM. -- Where subsection (30) applies, a dissenting shareholder, by written notice sent to the corporation within thirty days after receiving a notice under subsection (29), may,

       (a) withdraw a notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder's full rights are reinstated; or

       (b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

    (30) IDEM. -- A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that,

       (a) the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or

       (b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

    (31) COURT ORDER. -- Upon application by a corporation that proposes to take any of the action referred to in subsection (1) or (2), the court may, if a satisfied that the proposed action is not in all the circumstances one that should give rise to rights arising under subsection (4), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance upon such terms and conditions as the court thinks fit and, if the corporation is an offering corporation, notice of any such application and a copy of any order made by the court upon such application shall be served upon the Commission.

    (32) COMMISSION MAY APPEAR. -- The Commission may appoint counsel to assist the court upon the hearing of an application under subsection (31), if the corporation is an offering corporation.

                                   SCHEDULE K

                                                     Court File No. 98-CL-002503

                        ONTARIO COURT (GENERAL DIVISION)
                                COMMERCIAL LIST

THE HONOURABLE               THURSDAY, THE 9TH
MR. JUSTICE LEDERMAN         DAY OF APRIL, 1998

           IN THE MATTER OF the BUSINESS CORPORATIONS ACT (Ontario), R.S.O. 1990, c. B. 16, s. 182, as amended

           AND IN THE MATTER OF a plan of arrangement of MGI SOFTWARE
           CORP.

                                     ORDER

    THIS MOTION, made by the Applicant MGI Software Corp. ("MGI") for advice and directions of the Court in connection with an arrangement under section 182 of the BUSINESS CORPORATIONS ACT (Ontario), R.S.O. 1990, c. B. 16, as amended (the "OBCA"), was heard this day at Toronto, Ontario.

    ON READING the Affidavit of Oren Asher, sworn April 8, 1998, (the "Affidavit") and the exhibits thereto, and on hearing the submissions of counsel for MGI,

1. THIS COURT ORDERS that MGI call, hold and conduct a special meeting (the "Special Meeting") of the holders of its common shares (the "Common Shares") to, among other things, consider and, if deemed advisable, to pass, with or without variation, a special resolution (the "Arrangement Resolution") to approve an arrangement (the "Arrangement") substantially in the form set forth in the Plan of Arrangement attached as Exhibit 1 to Schedule "B" of
    Exhibit 3 to the Affidavit.

2. THIS COURT ORDERS that the Special Meeting shall be called, held and conducted in accordance with the OBCA, and the articles and by-laws of MGI, subject to what may be provided hereafter and subject to any further order of this Honourable Court.

3. THIS COURT ORDERS that MGI is authorized to make such amendments, revisions or supplements to the Plan of Arrangement as it may determine, and the Plan of Arrangement as so amended, revised or supplemented shall be the Plan of Arrangement submitted to the Special Meeting and the subject of the Arrangement Resolution.

4. THIS COURT ORDERS that MGI, if it deems it advisable, is specifically authorized to adjourn or postpone the Special Meeting on one or more occasions, without the necessity of first convening the Special Meeting or first obtaining any vote of Shareholders respecting the adjournment or postponement.

5. THIS COURT ORDERS that (i) the Notice of Application herein, (ii) the Notice of the Meeting and (iii) a Management Information Circular of MGI in substantially the same form as contained in Exhibit 3 to the Affidavit with such amendments thereto as counsel for MGI may advise are necessary or desirable, provided that such amendments are not inconsistent with the terms of this Order, shall be distributed to the holders of Common Shares by mailing the same by prepaid ordinary mail to such persons in accordance with the OBCA at least twenty-one (21) days prior to the date of the Special Meeting, excluding the date of the mailing and the date of the Special Meeting, and such mailing shall constitute good and sufficient service of notice of the Application, the Special Meeting and hearing in respect of the Application.

6. THIS COURT ORDERS that the accidental omission to give notice of the Special Meeting, or the non-receipt of such notice, shall not invalidate any resolution passed or proceedings taken at the Special Meeting.

7. THIS COURT ORDERS that MGI is authorized to use the form of Proxy, in substantially the same form as Exhibit 6 to the Affidavit, subject to MGI's ability to insert dates and other relevant information in the final form of Proxy. MGI is authorized, at its expense, to solicit Proxies, directly and through its officers, directors and employees, and through such agents or representatives as it may retain for that purpose, and by mail or such other forms of personal or electronic communication as it may determine.

8. THIS COURT ORDERS that votes shall be taken at the Special Meeting on the basis of one (1) vote per common share of MGI. Subject to further Order of this court, the vote required to pass the Arrangement Resolution shall be the affirmative vote of not less than two-thirds of the votes cast (for this purpose any spoiled votes, illegible votes, defective votes and abstentions shall be deemed not to be votes cast) by the holders of Common Shares present in person or represented by proxy at the meeting.

9. THIS COURT ORDERS that the only persons entitled to notice of or to attend the Special Meeting shall be the holders of Common Shares as at the record date for the Special Meeting, MGI's directors and auditors, and representatives of Discreet and that the only persons entitled to be represented and to vote at the Special Meeting shall be the holders of record of Common Shares as at the record date for the Special Meeting subject to the provisions of the OBCA with respect to persons who become registered holders of shares after that date.

10. THIS COURT ORDERS that all holders of Common Shares shall be entitled to exercise rights of dissent and appraisal, in accordance with and in compliance with Section 185 of the OBCA, as amended, and the Plan of Arrangement and to seek fair value for their Common Shares, provided they provide MGI with written objection to the Arrangement at or before the Special Meeting and otherwise comply with section 185 of the OBCA, as amended, and the Plan of Arrangement.

11. THIS COURT ORDERS that upon approval by the holders of Common Shares of the Arrangement in the manner set forth in this Order, MGI may apply to this Honourable Court for approval of the Arrangement and that service of the Notice of Application herein, in accordance with paragraph 5 of this Order, shall constitute good and sufficient service of such Notice of Application pursuant to this Order and no other form of service need be made and no other material need be served on such persons in respect of these proceedings, and such service shall be effective on the fifth day after the Notice of Application is mailed.

12. THIS COURT ORDERS that the only persons entitled to notice of any further proceedings herein, including any hearing to sanction and approve the Plan, and to appear and to be heard thereon, shall be only: (a) the Applicant; (b) solicitors for Discreet and the Discreet Subsidiary and (c) persons who have filed an appearance herein in accordance with the RULES OF CIVIL PROCEDURE.

13. THIS COURT ORDERS that, to the extent of any inconsistency or discrepancy with respect to the matters determined in this Order, between this Order and the terms of any instrument creating or governing or collateral to the common shares of the Company or to which the common shares of the Company are collateral, or to the articles and/or by-laws of the Company, this Order shall govern.

14. THIS COURT ORDERS that any notice of appearance served in response to the Notice of Application shall be served on counsel for MGI at the following address: Osler, Hoskin & Harcourt, P.O. Box 50, 1 First Canadian Place, Toronto, Ontario, M5X 1B8, Attention: Laura K. Fric.

                                                           (Signed) Lederman, J.

                                      K-2